                                                               EXECUTION VERSION


                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
            MASTER SERVICER AND SERVICED COMPANION LOAN PAYING AGENT,

                             LENNAR PARTNERS, INC.,
   SPECIAL SERVICER WITH RESPECT TO ALL MORTGAGE LOANS OTHER THAN THE AFR/BANK
                        OF AMERICA PORTFOLIO WHOLE LOAN,

                           MIDLAND LOAN SERVICES, INC.
            AS SPECIAL SERVICER OF THE AFR/BANK OF AMERICA PORTFOLIO
                                   WHOLE LOAN,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       AND

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT



                         POOLING AND SERVICING AGREEMENT



                          DATED AS OF DECEMBER 1, 2003

                    ========================================


               $1,333,648,872 (EXCLUDING CLASS S-AFR CERTIFICATES)
                      $100,000,000 CLASS S-AFR CERTIFICATES
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C3

                                TABLE OF CONTENTS



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ARTICLE I             DEFINITIONS................................................................................8

         Section 1.01          Defined Terms.....................................................................8

         Section 1.02          Certain Calculations............................................................108

ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES..........................109

         Section 2.01          Establishment of Trust; Conveyance of Mortgage Loans............................109

         Section 2.02          Acceptance by Trustee...........................................................113

         Section 2.03          Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for
                               Defects in Mortgage Files and Breaches of Representations and
                               Warranties......................................................................117

         Section 2.04          Issuance of Class R-I Certificates; Creation of REMIC I Regular
                               Interests.......................................................................121

         Section 2.05          Conveyance of REMIC I Regular Interests; Acceptance of REMIC II
                               by the Trustee..................................................................121

         Section 2.06          Issuance of Class R-II Certificates; Creation of REMIC II Regular
                               Interest........................................................................122

         Section 2.07          Conveyance of REMIC II Regular Interests; Acceptance of REMIC
                               III by Trustee..................................................................122

         Section 2.08          Issuance of REMIC III Certificates..............................................122

ARTICLE III           ADMINISTRATION AND SERVICING OF THE TRUST FUND...........................................123

         Section 3.01          Servicing and Administration of the Mortgage Loans..............................123

         Section 3.02          Collection of Mortgage Loan and Serviced Companion Loan Payments................127

         Section 3.03          Collection of Taxes, Assessments and Similar Items;
                               Servicing Accounts and Reserve Accounts.........................................128

         Section 3.04          Certificate Account, Distribution Account, Class S-AFR
                               Sub-Account Interest Reserve Account and Serviced Whole Loan
                               Custodial Accounts..............................................................130

         Section 3.05          Permitted Withdrawals From the Certificate Account, the Distribution Account,
                               the Class S-AFR Sub-Account, the Interest Reserve Account, the Excess
                               Liquidation Proceeds Reserve Account and Serviced Whole Loan
                               Custodial Accounts; Establishment of Serviced Companion
                               Loan Distribution Accounts......................................................137

         Section 3.06          Investment of Funds in the Certificate Account, the Distribution Account,
                               the Excess Liquidation Proceeds Reserve Account, the Interest
                               Reserve Account, the REO Account and the Serviced Whole Loan
                               Custodial Accounts..............................................................149
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         Section 3.07          Maintenance of Insurance Policies; Errors and Omissions
                               and Fidelity Coverage...........................................................150

         Section 3.08          Enforcement of Due-On-Sale Clauses; Assumption Agreements;
                               Subordinate Financing; Defeasance...............................................154

         Section 3.09          Realization Upon Defaulted Mortgage Loans.......................................158

         Section 3.10          Trustee to Cooperate; Release of Mortgage Files.................................161

         Section 3.11          Servicing Compensation; Nonrecoverable Servicing Advances.......................162

         Section 3.12          Inspections; Collection of Financial Statements.................................168

         Section 3.13          Annual Statement as to Compliance...............................................169

         Section 3.14          Reports by Independent Public Accountants.......................................169

         Section 3.15          Access to Certain Information...................................................170

         Section 3.16          Title to REO Property; REO Account..............................................170

         Section 3.17          Management of REO Property; Independent Contractors.............................172

         Section 3.18          Sale of Defaulted Mortgage Loans................................................174

         Section 3.19          Sale of REO Property............................................................180

         Section 3.20          Additional Obligations of the Master Servicer and the Special
                               Servicer........................................................................181

         Section 3.21          Modifications, Waivers, Amendments and Consents.................................185

         Section 3.22          Transfer of Servicing Between Master Servicer and Special
                               Servicer; Record Keeping........................................................189

         Section 3.23          Sub-Servicing Agreements........................................................190

         Section 3.24          Designation of Special Servicer by the Majority Certificateholder of
                               the Controlling Class...........................................................192

         Section 3.25          Lock-Box Accounts and Servicing Accounts........................................197

         Section 3.26          Representations and Warranties of the Master Servicer and
                               the Special Servicer............................................................197

         Section 3.27          Third-Party Beneficiaries.......................................................201

         Section 3.28          Certain Matters Relating to the Mall at Millenia Whole Loan, the Wells Fargo
                               Tower Whole Loan and the Geneva Commons Whole Loan..............................202

         Section 3.29          AFR/Bank of America Portfolio Control Rights....................................203

         Section 3.30          AFR/Bank of America Portfolio B Note Intercreditor Matters......................207

         Section 3.31          Serviced Companion Loan Intercreditor Matters...................................210

         Section 3.32          Matters relating to the 609 Fifth Avenue Companion Loans........................213
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         Section 3.33          Removal of Special Servicer by Directing Certificateholder......................214

ARTICLE IV            PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS.......................................215

         Section 4.01          Distributions...................................................................215

         Section 4.02          Statements to Certificateholders; Certain Reports by the
                               Master Servicer and the Special Servicer........................................233

         Section 4.03          Delinquency Advances............................................................243

         Section 4.04          Allocation of Realized Losses and Additional Trust Fund Expenses................251

         Section 4.05          Statements to Serviced Companion Loan Holders...................................253

ARTICLE V             THE CERTIFICATES.........................................................................254

         Section 5.01          The Certificates................................................................254

         Section 5.02          Registration of Transfer and Exchange of Certificates...........................255

         Section 5.03          Book-Entry Certificates.........................................................260

         Section 5.04          Mutilated, Destroyed, Lost or Stolen Certificates...............................261

         Section 5.05          Persons Deemed Owners...........................................................262

ARTICLE VI            THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER..............................262

         Section 6.01          Liability of the Depositor, the Master Servicer and the
                               Special Servicer................................................................262

         Section 6.02          Merger, Consolidation or Conversion of the Depositor, the Master
                               Servicer and the Special Servicer; Assignment of Rights
                               and Delegation of Duties by the Master Servicer and the
                               Special Servicer................................................................262

         Section 6.03          Limitation on Liability of the Depositor, the Master
                               Servicer, the Special Servicer and Others.......................................263

         Section 6.04          Depositor, Master Servicer and Special
                               Servicer Not to Resign..........................................................264

         Section 6.05          Rights of the Depositor in Respect of the Master Servicer
                               and the Special Servicer........................................................265

         Section 6.06          Removal Without Cause and Appointment of Successor Special
                               Servicer for AFR/Bank of America Portfolio
                               Whole Loan......................................................................265

ARTICLE VII           DEFAULT..................................................................................267

         Section 7.01          Events of Default...............................................................267

         Section 7.02          Trustee to Act; Appointment of Successor........................................270
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         Section 7.03          Notification to Certificateholders..............................................271

         Section 7.04          Waiver of Events of Default.....................................................272

ARTICLE VIII          CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE SERVICED COMPANION LOAN PAYING AGENT....272

         Section 8.01          Duties of the Trustee and The Fiscal Agent......................................272

         Section 8.02          Certain Matters Affecting the Trustee
                               and the Fiscal Agent............................................................273

         Section 8.03          Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of
                               Certificates or Mortgage Loans..................................................275

         Section 8.04          Trustee and Fiscal Agent May Own Certificates...................................275

         Section 8.05          Fees and Expenses of Trustee; Indemnification of Trustee and the Fiscal
                               Agent...........................................................................275

         Section 8.06          Eligibility Requirements for Trustee and Fiscal Agent...........................276

         Section 8.07          Resignation and Removal of the Trustee and the Fiscal Agent.....................277

         Section 8.08          Successor Trustee and Fiscal Agent..............................................278

         Section 8.09          Merger or Consolidation of Trustee and Fiscal Agent.............................278

         Section 8.10          Appointment of Co-Trustee or Separate Trustee...................................278

         Section 8.11          Appointment of Custodians.......................................................280

         Section 8.12          Access to Certain Information...................................................280

         Section 8.13          Representations and Warranties of the Trustee...................................282

         Section 8.14          Filings with the Securities and Exchange Commission.............................283

         Section 8.15          Fiscal Agent Termination Event..................................................285

         Section 8.16          Procedure Upon Termination Event................................................286

         Section 8.17          Serviced Companion Loan Paying Agent............................................286

         Section 8.18          Serviced Companion Loan Holder Register.........................................287

ARTICLE IX            TERMINATION..............................................................................288

         Section 9.01          Termination Upon Repurchase or Liquidation of All Mortgage Loans................288

         Section 9.02          Additional Termination Requirements.............................................292

ARTICLE X             ADDITIONAL REMIC PROVISIONS..............................................................293

         Section 10.01         REMIC Administration............................................................293

         Section 10.02         Depositor, Master Servicer, Special Servicer, Fiscal Agent
                               and Trustee to Cooperate........................................................296

         Section 10.03         Grantor Trust Administration....................................................296
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ARTICLE XI            MISCELLANEOUS PROVISIONS.................................................................298

         Section 11.01         Amendment.......................................................................298

         Section 11.02         Recordation of Agreement; Counterparts..........................................300

         Section 11.03         Limitation on Rights of Certificateholders......................................301

         Section 11.04         GOVERNING LAW...................................................................302

         Section 11.05         Notices.........................................................................302

         Section 11.06         Severability of Provisions......................................................303

         Section 11.07         Grant of a Security Interest....................................................303

         Section 11.08         No Partnership..................................................................303

         Section 11.09         Successors and Assigns; Beneficiaries...........................................304

         Section 11.10         Article and Section Headings....................................................304

         Section 11.11         Notices to the Rating Agencies..................................................304
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






                                    EXHIBITS

Exhibit A-1         Form of Class A-1 Certificate                       A-1-1
Exhibit A-2         Form of Class A-2 Certificate                       A-2-1
Exhibit A-3         Form of Class A-3 Certificate                       A-3-1
Exhibit A-4         Form of Class A-4 Certificate                       A-4-1
Exhibit A-5         Form of Class B Certificate                         A-5-1
Exhibit A-6         Form of Class C Certificate                         A-6-1
Exhibit A-7         Form of Class D Certificate                         A-7-1
Exhibit A-8         Form of Class E Certificate                         A-8-1
Exhibit A-9         Form of Class X-1 Certificate                       A-9-1
Exhibit A-10        Form of Class X-2 Certificate                       A-10-1
Exhibit A-11        Form of Class A-1A Certificate                      A-11-1
Exhibit A-12        Form of Class F Certificate                         A-12-1
Exhibit A-13        Form of Class G Certificate                         A-13-1
Exhibit A-14        Form of Class H Certificate                         A-14-1
Exhibit A-15        Form of Class J Certificate                         A-15-1
Exhibit A-16        Form of Class K Certificate                         A-16-1
Exhibit A-17        Form of Class L Certificate                         A-17-1
Exhibit A-18        Form of Class M Certificate                         A-18-1
Exhibit A-19        Form of Class N Certificate                         A-19-1
Exhibit A-20        Form of Class O Certificate                         A-20-1
Exhibit A-21        Form of Class P Certificate                         A-21-1
Exhibit A-22        Form of Class S-AFR-1 Certificate                   A-22-1
Exhibit A-23        Form of Class S-AFR-2 Certificate                   A-23-1
Exhibit A-24        Form of Class S-AFR-3 Certificate                   A-24-1
Exhibit A-25        Form of Class S-AFR-4 Certificate                   A-25-1
Exhibit A-26        Form of Class R-I Certificate                       A-26-1
Exhibit A-27        Form of Class R-II Certificate                      A-27-1
Exhibit A-28        Form of Class R-III Certificate                     A-28-1
Exhibit B-1         Form of Transferor Certificate                      B-1-1
Exhibit B-2         Form of Transferee Certificate                      B-2-1
Exhibit C-1         Form of Transfer Affidavit and Agreement            C-1-1
Exhibit C-2         Form of Transferor Certificate                      C-2-1
Exhibit D           Form of Request for Release                         D-1
Exhibit E           Form of UCC-1 Financing Statement                   E-1
Exhibit F           Methodology to Normalize Net Operating
                       Income and Debt Service Coverage                 F-1
Exhibit G           Form of Distribution Date Statement                 G-1
Exhibit H-1         Form of Investor Certification                      H-1-1
Exhibit H-2         Form of Confidentiality Agreement                   H-2-1
Exhibit I           Form of Notice and Certification
                       regarding Defeasance of
                       Mortgage Loans                                   I-1
Exhibit J           Form of Insurance Summary Report                    J-1
Exhibit K           [RESERVED]                                          K-1
Exhibit L-1         Closing Mortgage File Review
                       Certification                                    L-1
Exhibit L-2         Post-Closing Mortgage File Review
                       Certification                                    L-2

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


Exhibit M-1         Form 10-K Certification                             M-1-1
Exhibit M-2         Back-up Certificate for
                       Form 10-K Certification from Trustee             M-2-1
Exhibit M-3         Back-up Certificate for Form 10-K
                       Certification from Master
                       Servicer/Special Servicer                        M-3-1

                                    SCHEDULES

Schedule I          Mortgage Loan Schedule                           Sch. I-1
Schedule II         Environmental Policy Mortgage Loans              Sch. II-1
Schedule III        Strip Calculation Schedule                       Sch. III-1
Schedule IV         Broker Strip Schedule                            Sch. IV-1
Schedule V          Specified Earnout Reserve Loans                  Sch. V-1
Schedule VI         Additional Servicing Fee Schedule                Sch. VI-1

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of December 1, 2003, among GMAC COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer and Serviced Companion Loan Paying Agent, LENNAR PARTNERS, INC., as Special Servicer with respect to all Mortgage Loans other than the AFR/Bank of America Portfolio Whole Loan, MIDLAND LOAN SERVICES, INC., as Special Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date Principal Balances of the Mortgage Loans, other than the AFR/Bank of America Portfolio B Note, is approximately $1,333,648,872, and the aggregate principal balance of the AFR/Bank of America Portfolio B Note is $100,000,000.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of interest payments thereon that constitute Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding REMIC I Regular Interest. The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule attached hereto as Schedule I. The REMIC I Remittance Rate (as defined herein) and the initial Uncertificated Principal Balance of each such REMIC I Regular Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the Cut-off Date Principal Balance, respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC II Regular Interests will be certificated.

                          REMIC II                      Initial Uncertificated
Designation               Remittance Rate               Principal Balance
LA-1-1                      Variable (*)                    $9,781,000
LA-1-2A                     Variable (*)                   $24,360,000
LA-1-2B                     Variable (*)                   $27,845,000
LA-1-2C                     Variable (*)                   $27,732,000
LA-1-2D                     Variable (*)                   $14,171,000
LA-1-2-M                    Variable (*)                   $75,451,000
LA-2-A                      Variable (*)                   $12,836,000
LA-2-B                      Variable (*)                   $26,951,000
LA-2-C                      Variable (*)                   $25,821,000
LA-2-D                      Variable (*)                   $39,167,000
LA-2-E                      Variable (*)                    $9,590,000
LA-3-A                      Variable (*)                   $67,084,000
LA-3-B                      Variable (*)                   $23,036,000
LA-3-C                      Variable (*)                   $22,088,000
LA-3-D                      Variable (*)                   $88,414,000
LA-3-E                      Variable (*)                   $47,278,000
LA-4-A                      Variable (*)                   $59,647,000
LA-4-B                      Variable (*)                  $348,454,000
LA1-1                       Variable (*)                    $1,656,000
LA1-2-A                     Variable (*)                    $4,759,000
LA1-2-B                     Variable (*)                    $5,292,000
LA1-2-C                     Variable (*)                    $5,280,000
LA1-2-D                     Variable (*)                    $5,056,000
LA1-2-E                     Variable (*)                    $5,044,000
LA1-2-F                     Variable (*)                    $4,828,000
LA1-2-G                     Variable (*)                   $19,176,000
LA1-2-H                     Variable (*)                   $54,990,000
LA1-2-I                     Variable (*)                    $2,892,000
LA1-2-J                     Variable (*)                    $2,764,000
LA1-2-K                     Variable (*)                    $2,732,000
LA1-2-L                     Variable (*)                   $36,085,000
LB                          Variable (*)                   $41,676,000
LC                          Variable (*)                   $16,671,000
LD                          Variable (*)                   $30,007,000
LE                          Variable (*)                   $21,672,000
LF-A                        Variable (*)                    $7,438,000
LF-B                        Variable (*)                    $7,821,000
LF-C                        Variable (*)                    $6,863,000
LF-D                        Variable (*)                    $1,217,000

                          REMIC II                      Initial Uncertificated
Designation               Remittance Rate               Principal Balance
LG-A                        Variable (*)                    $4,176,000
LG-B                        Variable (*)                    $8,462,000
LG-C                        Variable (*)                      $698,000
LH-A                        Variable (*)                      $363,000
LH-B                        Variable (*)                   $10,632,000
LH-C                        Variable (*)                    $5,676,000
LJ-A                        Variable (*)                    $2,664,000
LJ-B                        Variable (*)                   $10,672,000
LK-A                        Variable (*)                    $8,336,000
LL-A                        Variable (*)                    $6,220,000
LL-B                        Variable (*)                      $448,000
LM                          Variable (*)                   $10,002,000
LN                          Variable (*)                    $5,001,000
LO                          Variable (*)                    $5,002,000
LP                          Variable (*)                   $21,671,872
LS-AFR1                        Fixed                       $10,000,000
LS-AFR2                        Fixed                       $22,000,000
LS-AFR3                        Fixed                       $22,000,000
LS-AFR4                        Fixed                       $46,000,000

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                           Certificate              Initial Class
    Designation            Pass-Through Rate        Principal Balance
    -----------------------------------------------------------------
    Class A-1              3.400%(1)               $103,889,000
    Class A-2              4.223%(1)               $114,365,000
    Class A-3              4.646%(1)               $247,900,000

----------------
1.  The Pass-Through Rate is a fixed rate.

                           Certificate              Initial Class
    Designation            Pass-Through Rate        Principal Balance
    -----------------------------------------------------------------
    Class A-4                 5.023%(1)              $408,101,000
    Class B                   5.118%(2)               $41,676,000
    Class C                   5.167%(2)               $16,671,000
    Class D                   5.223%(2)               $30,007,000
    Class E                   5.307%(2)               $21,672,000
    Class X-1                   N/A(3)                     N/A(4)
    Class X-2                   N/A(3)                     N/A(5)
    Class A-1A                4.525%(1)              $226,005,000
    Class F                   5.533%(2)               $23,339,000
    Class G                   5.517%(2)               $13,336,000
    Class H                   5.732%(6)               $16,671,000
    Class J                   5.336%(7)               $13,336,000
    Class K                   5.336%(7)                $8,336,000
    Class L                   5.336%(7)                $6,668,000
    Class M                   5.336%(7)               $10,002,000
    Class N                   5.336%(7)                $5,001,000
    Class O                   5.336%(7)                $5,002,000
    Class P                   5.336%(7)               $21,671,872
    Class S-AFR1                    (8)               $10,000,000
    Class S-AFR2                    (8)               $22,000,000
    Class S-AFR3                    (8)               $22,000,000

----------------------
1.   Initial Pass-Through Rate. The Pass-Through Rate is a fixed rate.
2. Initial Pass-Through Rate. The Pass-Through Rate is the lesser of the fixed rate and the Weighted Average Net Mortgage Rate.
3. The Pass-Through Rate for each of the Class X-1 and Class X-2 Certificates is as described herein.
4. The Class X-1 Certificates will have an original X-1 Notional Amount of $1,333,648,872. The Class X-1 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of certificate principal.
5. The Class X-2 Certificates will have an original Class X-2 Notional Amount of $1,280,535,000. The Class X-2 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal.
6. Initial Pass-Through Rate. The Pass-Through Rate is equal to the Weighted Average Net Mortgage Rate.
7. The Pass Through Rate is equal to the lesser of (a) 5.336% and (b) the Weighted Average Net Mortgage Rate.
8. The Pass-Through Rate is equal to the Net Mortgage Rate for the AFR/Bank of America Portfolio B Note.

                           Certificate              Initial Class
    Designation            Pass-Through Rate        Principal Balance
    -----------------------------------------------------------------
    Class S-AFR4                    (8)               $46,000,000

         Each Class X Component that corresponds to both the Class X-1 Certificates and the Class X-2 Certificates is comprised of two uncertificated REMIC III Regular Interests, each of which is hereby designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the related Component Class X-1 Strip Rate or Component Class X-2 Strip Rate, as applicable, and the Uncertificated Principal Balance of the related REMIC II Regular Interest (as specified in the chart under the definition of "REMIC II Regular Interest") outstanding from time to time.

         As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III. The Class P Certificates evidence also undivided beneficial interests in the Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor Trust.

         The AFR/Bank of America Portfolio B Note is represented in certificated form by the Class S-AFR Certificates. The Class S-AFR Certificates are sub-divided into four (4) portions, in the original principal amounts of $10,000,000 for the Class S-AFR1 Certificates, $22,000,000 for the Class S-AFR2 Certificates, $22,000,000 for the Class S-AFR3 Certificates and $46,000,000 for the Class S-AFR4 Certificates, respectively (collectively, the "Class S-AFR Certificates").

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 1 on the Mortgage Loan Schedule (collectively, the "AFR/Bank of America Portfolio Mortgage Loan"), also secures three (3) separate pari passu mortgage loans to the same Mortgagor (the "AFR/Bank of America Portfolio Companion Loans") and one additional mortgage note (the "AFR/Bank of America Portfolio B Note") which is subordinate to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Companion Loans. The AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note are collectively referred to herein as the "AFR/Bank of America Portfolio Whole Loan" and will be serviced pursuant to this Agreement, the AFR/Bank of America Portfolio Intercreditor Agreement and the AFR/Bank of America Portfolio Agreement Among Noteholders.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 2 on the Mortgage Loan Schedule (the "Water Tower Place Mortgage Loan"), also secures four (4) separate pari passu mortgage loans to the same Mortgagor (collectively, the "Water Tower Place Companion Loans"). The Water Tower Place Mortgage Loan and the Water Tower Place Companion Loans are collectively referred to herein as the "Water Tower Place Whole Loan" and will be serviced pursuant to this Agreement and the Water Tower Place Intercreditor Agreement.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 3 on the Mortgage Loan Schedule (the "Mall at Millenia Mortgage Loan"), also secures three (3) separate pari passu mortgage loans to the same Mortgagor (the "Mall at Millenia Companion Loans") and one additional mortgage note (the "Mall at Millenia B Note") which is subordinate to the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loans. Two (2) of the Mall at Millenia Companion Loans and the Mall at Millenia B Note are owned by the trust fund established pursuant to a Pooling and Servicing Agreement (the "2003-IQ4 Pooling and Servicing Agreement"), dated as of June 1, 2003, among Morgan Stanley Capital I Inc., as depositor (such depositor, the "2003-IQ4 Depositor"), GMAC Commercial Mortgage Corporation, as initial master servicer (such master servicer or any successor thereto, the "2003-IQ4 Master Servicer"), Midland Loan Services, Inc., as initial special servicer (such special servicer or any successor thereto, the "2003-IQ4 Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as the initial trustee, paying agent and certificate registrar (such trustee, paying agent and certificate registrar or any successor thereto, the "2003-IQ4 Trustee"). The other Mall at Millenia Companion Loan is currently held by Morgan Stanley Mortgage Capital Inc. The Mall at Millenia Mortgage Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note are collectively referred to herein as the "Mall at Millenia Whole Loan" and will be serviced pursuant to the 2003-IQ4 Pooling and Servicing Agreement, the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 4 on the Mortgage Loan Schedule (the "Wells Fargo Tower Mortgage Loan"), also secures six (6) separate pari passu mortgage loans to the same Mortgagor (collectively, the "Wells Fargo Tower Companion Loans", and, together with the Wells Fargo Tower Mortgage Loan, the "Wells Fargo Tower Whole Loan"). Two (2) of the Wells Fargo Tower Companion Loans will be initially owned by Morgan Stanley Capital Inc. The other four (4) Wells Fargo Tower Companion Loans will be initially owned by Greenwich Capital Financial Products, Inc., and it is anticipated that two (2) of these other Wells Fargo Tower Companion Loans will be deposited into the trust fund to be established pursuant to a Pooling and Servicing Agreement (the "Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement"), anticipated to close in December 2003, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as the anticipated initial master servicer (such master servicer or any successor thereto, the "Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer"), Lennar Partners, Inc., as the anticipated initial special servicer (such special servicer or any successor thereto, the "Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer"), LaSalle Bank National Association, as the anticipated initial trustee (such trustee or any successor thereto, the "Greenwich Commercial Mortgage Trust 2003-C2 Trustee") and ABN AMRO Bank N.V., as the anticipated initial fiscal agent (such fiscal agent or any successor thereto, the "Greenwich Commercial Mortgage Trust 2003-C2 Fiscal Agent").

         Prior to the Greenwich Commercial Mortgage Trust 2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 securitization, the Wells Fargo Tower Mortgage Loan and the Wells Fargo Tower Companion Loans will be serviced and administered pursuant to an interim servicing agreement (the "Wells Fargo Tower Whole Loan Interim Servicing Agreement") by and among Greenwich Capital Financial Products, Inc., Morgan Stanley Mortgage Capital Inc., Wachovia Bank, National Association and Lennar Partners, Inc. and the Wells Fargo Tower Co-Lender Agreement. After the Greenwich Commercial Mortgage Trust

2003-C2 Commercial Mortgage Pass-Through Certificates, Series 2003-C2 securitization, the Wells Fargo Tower Mortgage Loan and the Wells Fargo Tower Companion Loans will be serviced and administered pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the Wells Fargo Tower Co-Lender Agreement. References herein to the Greenwich Mortgage Trust 2003-C2 Master Servicer shall include, as applicable, Wachovia Bank, National Association, as servicer of the Wells Fargo Tower Whole Loan pursuant to the Wells Fargo Tower Whole Loan Interim Servicing Agreement.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 6 on the Mortgage Loan Schedule (the "609 Fifth Avenue Mortgage Loan"), also secures two (2) separate pari passu mortgage loans to the same Mortgagor (the "609 Fifth Avenue Companion Loans"). The 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loans are collectively referred to herein as the "609 Fifth Avenue Whole Loan" and will be serviced pursuant to this Agreement and the 609 Fifth Avenue Intercreditor Agreement.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 7 on the Mortgage Loan Schedule (the "5 Houston Center Mortgage Loan Mortgage Loan"), also secures one (1) separate pari passu mortgage loan to the same Mortgagor (the "5 Houston Center Companion Loan"). The 5 Houston Center Mortgage Loan and the 5 Houston Center Companion Loan are collectively referred to herein as the "5 Houston Center Whole Loan" and will be serviced pursuant to this Agreement and the 5 Houston Center Intercreditor Agreement.

         The Mortgaged Property that secures the Mortgage Loan identified as loan number 14 on the Mortgage Loan Schedule (the "Geneva Commons Mortgage Loan"), also secures one separate pari passu mortgage loan to the same Mortgagor (the "Geneva Commons Companion Loan") that is owned by the trust fund established pursuant to a Pooling and Servicing Agreement (the "GMACCM 2003-C2 Pooling and Servicing Agreement"), dated as of August 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as initial master servicer (such master servicer or any successor thereto, the "GMACCM 2003-C2 Master Servicer"), GMAC Commercial Mortgage Corporation, as initial special servicer (such initial special servicer or any successor thereto, the "GMACCM 2003-C2 Special Servicer"), and Wells Fargo Bank Minnesota, National Association, as the initial trustee (such trustee or any successor thereto, the "GMACCM 2003-C2 Trustee"). The Geneva Commons Mortgage Loan and the Geneva Commons Companion Loan are collectively referred to herein as the "Geneva Commons Whole Loan" and will be serviced pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement and the Geneva Commons Intercreditor Agreement.

         As and to the extent provided herein, the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan and the 5 Houston Center Whole Loan (collectively, the "Serviced Whole Loans") will be serviced and administered in accordance with this Agreement. Accordingly, the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan (collectively the "Serviced Companion Loans") will be serviced and administered in accordance with this Agreement. Amounts attributable to Serviced Companion Loans will not be an asset of the Trust Fund,

REMIC I, REMIC II or REMIC III and will be beneficially owned by the applicable companion lender.

         Capitalized terms used in this Preliminary Statement are defined in
Article I hereof.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and Serviced Companion Loan Paying Agent and the Fiscal Agent agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms.

         Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "2003-IQ4 Depositor": As defined in the Preliminary Statement.

         "2003-IQ4 Pooling and Servicing Agreement": As defined in the Preliminary Statement.

         "2003-IQ4 Master Servicer": As defined in the Preliminary Statement.

         "2003-IQ4 Special Servicer": As defined in the Preliminary Statement. The 2003-IQ4 Special Servicer is sub-servicing the Mall at Millenia Whole Loan.

         "2003-IQ4 Trustee": As defined in the Preliminary Statement.

         "2003-IQ6 Master Servicer": The master servicer for the 2003-IQ6 transaction, as will be designated in the 2003-IQ6 Pooling and Servicing Agreement, and is anticipated to be Wells Fargo Bank Minnesota, N.A., as general master servicer and NCB, FSB as NCB master servicer.

         "2003-IQ6 Pooling and Servicing Agreement": The pooling and servicing agreement anticipated to close in December 2003, relating to the issuance of Commercial Mortgage Pass-Through Certificates, Series 2003-IQ6, by the related trust on behalf of the related depositor, Morgan Stanley Capital I Inc. It is anticipated that the parties to the 2003-IQ6 Pooling and Servicing Agreement will be Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, ARCap Servicing, Inc., as special servicer, NCB, FSB as NCB master servicer, National Consumer Cooperative Bank, as co-op special servicer, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent, and Wells Fargo Bank Minnesota, N.A., as paying agent and certificate registrar. It is anticipated that the 609 Fifth Avenue Companion Loans will be securitized in the securitization relating to the 2003-IQ6 Pooling and Servicing Agreement.

         "2003-IQ6 Special Servicer": The special servicer for the 2003-IQ6 transaction, as will be designated in the 2003-IQ6 Pooling and Servicing Agreement, and is anticipated as being ARCap Servicing, Inc.

         "2003-IQ6 Trustee": The trustee for the 2003-IQ6 transaction, as will be designated in the 2003-IQ6 Pooling and Servicing Agreement, and is anticipated as being LaSalle Bank National Association.

         "5 Houston Center Intercreditor Agreement": with respect to the 5 Houston Center Mortgage Loan and the 5 Houston Center Companion Loan, that certain A Notes Intercreditor Agreement, dated as of December 1, 2003, by and among Goldman Sachs Mortgage Company, as the A1 Noteholder and Goldman Sachs Mortgage Company, as the A2 Noteholder, as amended from time to time.

         "5 Houston Center Companion Loan Holder": Any holder of a 5 Houston Center Companion Loan.

         "5 Houston Center Companion Loan": As defined in the Preliminary Statement.

         "5 Houston Center Mortgage Loan": As defined in the Preliminary Statement.

         "5 Houston Center Whole Loan": As defined in the Preliminary Statement.

         "609 Fifth Avenue Companion Loans": As defined in the Preliminary Statement.

         "609 Fifth Avenue Companion Loan Holder": Any holder of a 609 Fifth Avenue Companion Loan.

         "609 Fifth Avenue Intercreditor Agreement": With respect to the 609 Fifth Avenue Mortgage Loan and the 609 Fifth Avenue Companion Loans, that certain co-lender agreement, dated as of December 18, 2003, by and among the holder of the 609 Fifth Avenue Mortgage Loan and the holder of the 609 Fifth Avenue Companion Loans, as amended from time to time in accordance with its terms.

         "609 Fifth Avenue Mezzanine Intercreditor Agreement": With respect to the 609 Fifth Avenue Whole Loan and the related mezzanine debt, that certain mezzanine intercreditor agreement by and among the holder of the 609 Fifth Avenue Whole Loan and the 609 Fifth Avenue Mezzanine Lender, as amended from time to time in accordance with its terms.

         "609 Fifth Avenue Mezzanine Lender": SLG 609 Funding LLC, or its successor in interest under the 609 Fifth Avenue Mezzanine Intercreditor Agreement.

         "609 Fifth Avenue Mortgage Loan": As defined in the Preliminary Statement.

         "609 Fifth Avenue Whole Loan": As defined in the Preliminary Statement.

         "Accrued Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest

(calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class X-1 and Class X-2 Certificates for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X-1 Pass-Through Rate or the Class X-2 Pass Through Rate, as applicable, for such Distribution Date, accrued on the Class X-1 Notional Amount or the Class X-2 Notional Amount, as applicable, outstanding immediately prior to such Distribution Date.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Additional Information": As defined in Section 4.02(a).

         "Additional Servicing Fee": With respect to each Additional Servicing Fee Mortgage Loan, the fee provided for in the Designated Sub-Servicer Agreement (which may be comprised of a designated sub-servicing fee and an additional sub-servicing fee) that accrues at the rate per annum set forth on the Additional Servicing Fee Schedule.

         "Additional Servicing Fee Mortgage Loans": The Mortgage Loans secured by, and any successor REO Loans relating to, those Mortgaged Properties identified on the Additional Servicing Fee Schedule.

         "Additional Servicing Fee Schedule": Schedule VI hereto.

         "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan, if any, as to which the related Mortgage Note provides, as of the Closing Date, for periodic adjustments to the Mortgage Rate thereon based on changes in the related Index.

         "Advance": Any Delinquency Advance or Servicing Advance.

         "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, all in accordance with Section 3.11(f) or Section 4.03(d), as applicable.

         "Advance Interest Reconciliation Report": A report prepared by the Master Servicer, detailing and reconciling on a loan by loan basis, all Delinquency Advances, all Servicing Advances, all additional trust fund expenses, all interest on Advances and all default charges, penalty charges, late fees and default interest collected.

         "Adverse Grantor Trust Event": As defined in Section 10.03(e).

         "Adverse REMIC Event": As defined in Section 10.01(f).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AFR/Bank of America Portfolio A Notes Intercreditor Agreement": with respect to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Companion Loans, that certain intercreditor agreement by and among the initial holder of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Companion Loans.

         "AFR/Bank of America Portfolio Agreement Among Noteholders": with respect to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note, that certain agreement among note holders, dated as of December 18, 2003, by and among the initial holders of the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note, as amended from time to time in accordance with its terms.

         "AFR/Bank of America Portfolio B Note": As defined in the Preliminary Statement.

         "AFR/Bank of America Portfolio B Note Holder": The Trust, as holder of the Mortgage Note for the AFR/Bank of America Portfolio B Note.

         "AFR/ Bank of America Portfolio B Note Available Distribution Amount":
With respect to any Distribution Date, an amount equal to the sum of all payments and other collections on or with respect to the AFR/Bank of America Portfolio B Note and any related portion of the related REO Properties, including (without duplication):

         (a) the aggregate amount relating to the Trust Fund in respect of such Mortgage Loan on deposit in the Class S-AFR Sub-Account (exclusive of any investment income contained therein) as of the close of business on the related Delinquency Advance Date, exclusive of (without duplication):

         (i) all Monthly Payments paid by the related Mortgagor that are due on a Due Date following the end of the related Collection Period;

         (ii) all Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for such Mortgage Loan during the related Collection Period), Liquidation Proceeds, Insurance Proceeds and the other unscheduled recoveries received after the end of the related Collection Period;

         (iii) all amounts payable or reimbursable to any Person pursuant to clauses (iii) and (iv) of Section 3.05(b) in respect of such Mortgage Loan;

         (iv) all Prepayment Premiums received in respect of such Mortgage Loan; and

         (v) all amounts deposited in respect of such Mortgage Loan in the Class S-AFR Sub-Account, in error;

         (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from an REO Account in respect of such Mortgage Loan to the Serviced Whole Loan Custodial Account for such Distribution Date pursuant to Section 3.16(c); and

         (c) the aggregate amount of any Delinquency Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 of this Agreement (net of the related Trustee Fee with respect to such Mortgage Loan).

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.04 or for purposes of calculating the AFR/Bank of America Portfolio B Note Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         "AFR/Bank of America Portfolio B Note Holder Cure Advance": As defined in Section 3.30(b)(ii).

         "AFR/Bank of America Portfolio B Note Holder Cure Event": As defined in
Section 3.30(b)(iii).

         "AFR/Bank of America Portfolio B Note Holder Cure Right": As defined in
Section 3.30(b)(ii).

         "AFR/Bank of America Portfolio B Note Holder Purchase Right": With respect to the AFR/Bank of America Portfolio Whole Loan, any right of the AFR/Bank of America Portfolio B Note Holder to purchase the AFR/Bank of America Portfolio Pari Passu Loans as provided in Section 3.30(a) hereof and the AFR/Bank of America Agreement Among Noteholders.

         "AFR/Bank of America Portfolio B Note Holder Purchase Right Period":
With respect to the AFR/Bank of America Portfolio Whole Loan, during the continuance of a Servicing Transfer Event with respect to the AFR/Bank of America Portfolio Whole Loan.

         "AFR/Bank of America Portfolio B Note Principal Distribution Amount":
With respect to any Distribution Date, an amount equal to the sum of (a) the AFR/Bank of America Portfolio B Note Principal Shortfall for such Distribution Date, (b) the AFR/Bank of America Portfolio B Note Scheduled Principal Distribution Amount for such Distribution Date and (c) the AFR/Bank of America Portfolio B Note Unscheduled Principal Distribution Amount for such Distribution Date.

         "AFR/Bank of America Portfolio B Note Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related AFR/Bank of America Portfolio B Note Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4 Certificates for such preceding Distribution Date pursuant to Section 4.01(d) on such preceding Distribution Date. The AFR/Bank of America Portfolio B Note Principal Shortfall for the initial Distribution Date will be zero.

         "AFR/Bank of America Portfolio B Note Remittance Amount": With respect to any Business Day preceding a Distribution Date and the portion of the Serviced Whole Loan Remittance Amount for the AFR/Bank of America Portfolio Whole Loan an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the AFR/Bank of America Portfolio B Note and any collections on any REO Property in respect of the AFR/Bank of America Portfolio Whole Loan allocable to the AFR/Bank of America Portfolio B Note that
(A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Serviced Whole Loan Custodial Account as of 3:00 p.m. (New York City time) on such date, including any such payments and other collections transferred to the applicable Serviced Whole Loan Custodial Account from the related REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents Monthly Payments that are due on a Due Date following the end of the related Collection Period and/or any amount payable or reimbursable to any Person from the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.05(e).

         "AFR/Bank of America Portfolio B Note Scheduled Principal Distribution Amount": With respect to any Distribution Date and in respect of and the AFR/Bank of America Portfolio B Note, the aggregate of the principal portions of
(a) any Monthly Payment (excluding a Balloon Payment) due in respect of the AFR/Bank of America Portfolio B Note during or, if and to the extent not previously received or advanced pursuant to Section 4.03 of this Agreement in respect of a preceding Distribution Date, prior to, the related Collection Period, and any Assumed Monthly Payment for the related Collection Period, in each case to the extent either (i) paid by the related Mortgagor as of the Business Day preceding the related Delinquency Advance (and not previously distributed to Certificateholders) or (ii) advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 of this Agreement in respect of such Distribution Date, and (b) any Balloon Payment in respect of the AFR/Bank of America Portfolio B Note to the extent received during the related Collection Period, and to the extent not included in clause
(a) above plus any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the AFR/Bank of America Portfolio B Note pursuant to Section 3.05(e) hereof which are subsequently recovered on the AFR/Bank of America Portfolio B Note with respect to the Distribution Date related to the period in which such recovery occurs; less the amount of any reimbursements of Nonrecoverable Advances from principal collections on the AFR/Bank of America Portfolio B Note pursuant to Section 3.05(e) hereof with respect to such Distribution Date.

         "AFR/Bank of America Portfolio B Note Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

         (a) all Principal Prepayments received on the AFR/Bank of America Portfolio B Note during the related Collection Period; and

         (b) the principal portions of all Liquidation Proceeds, Insurance Proceeds, and, if applicable, REO Revenues received with respect to the AFR/Bank of America Portfolio B Note and any REO Loans during the related Collection Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 of this Agreement in respect of a preceding Distribution Date.

         "AFR/Bank of America Portfolio Borrower Affiliate": Any holder of the AFR/Bank of America Portfolio B Note or Certificateholder of a Class of Class S-AFR Certificates that is an Affiliate of the related Mortgagor (including any holder of an AFR/Bank of America Portfolio B Note or an Affiliate of such a holder that has made a mezzanine loan to an Affiliate of the related Mortgagor and has foreclosed on the equity interests in such Mortgagor).

         "AFR/Bank of America Portfolio Change of Control Event": An AFR/Bank of America Portfolio Change of Control Event shall exist if (a)(1) the initial principal balance of the AFR/Bank of America Portfolio B Note minus (2) the sum of (x) any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the AFR/Bank of America Portfolio B Note after the Cut-Off Date, (y) any Appraisal Reduction Amounts for the AFR/Bank of America Portfolio B Note and (z) any realized losses with respect to the related AFR/Bank of America Portfolio B Note, is less than (b) 25% of (1) the initial principal balance of the AFR/Bank of America Portfolio B Note minus (2) any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the AFR/Bank of America Portfolio B Note after the Cut-Off Date. For purposes of determining whether an AFR/Bank of America Portfolio Change of Control Event exists for the AFR/Bank of America Portfolio Whole Loan, Appraisal Reduction Amounts for the AFR/Bank of America Portfolio Whole Loan shall be allocated first to the AFR/Bank of America Portfolio B Note (up to the full principal balance thereof), and then to the AFR/Bank of America Portfolio A Notes on a pro rata basis (provided in each case any such Appraisal Reduction Amount shall not be allocated to the AFR/Bank of America Portfolio B Note to the extent (but only to the extent) that the principal balance of the AFR/Bank of America Portfolio B Note, net of such Appraisal Reduction Amounts, would be less than zero).

         "AFR/Bank of America Portfolio Companion Loan Holder": Any holder of an AFR/Bank of America Portfolio Companion Loan.

         "AFR/Bank of America Portfolio Companion Loan Majority
Certificateholder": With respect to each AFR/Bank of America Portfolio Companion Loan, as of any date of determination (i) if such mortgage loan has not been securitized, the holder thereof and (ii) if such mortgage loan has been securitized, the party with rights analogous to those of the Majority Certificateholder of the Controlling Class herein pursuant to any pooling and servicing agreement entered into with respect to a securitization of any AFR/Bank of America Portfolio Companion Loan.

         "AFR/Bank of America Portfolio Companion Loan Trust Fund": Any trust fund into which an AFR/Bank of America Portfolio Companion Loan is deposited upon the securitization of such AFR/Bank of America Portfolio Companion Loan.

         "AFR/Bank of America Portfolio Companion Loan Service Providers": With respect to each AFR/Bank of America Portfolio Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

         "AFR/Bank of America Portfolio Event of Default": An "Event of Default" as defined under the AFR/Bank of America Portfolio Whole Loan documents.

         "AFR/Bank of America Portfolio Intercreditor Agreement": Collectively, the AFR/Bank of America Portfolio Agreement Among Noteholders and the AFR/Bank of America Portfolio A Notes Intercreditor Agreement.

         "AFR/Bank of America Portfolio Mortgage Loan": As defined in the Preliminary Statement.

         "AFR/Bank of America Portfolio Pari Passu Loans": Collectively, the AFR/Bank of America Portfolio Mortgage Loan and AFR/Bank of America Portfolio Companion Loans.

         "AFR/Bank of America Portfolio Whole Loan": As defined in the Preliminary Statement.

         "AFR/Bank of America Portfolio Whole Loan Special Servicer": Midland Loan Services, Inc., or any successor special servicer appointed as provided herein.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Amended and Restated Mall at Millenia Side Letter Agreement": As defined in Section 3.28(v).

         "Anticipated Repayment Date": With respect to the ARD Loan, the date upon which the ARD Loan starts to accrue interest at its Revised Rate.

         "Applicable State Law": For purposes of Article X, (a) the laws of the State and City of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with respective Stated Principal Balances as of the date of such appraisal of greater than $2,000,000; or (ii) in accordance with Section 3.20(d) a limited appraisal and a summary report of the "market value" of the Mortgaged Property conducted by the Special Servicer in the case of Required Appraisal Loans with respective Stated Principal Balances as of the date of such appraisal of $2,000,000 or less prior to and as of the date of such desktop estimation.

         "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master Servicer or the Special Servicer, as the case may be, pursuant to this Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance (including, with respect to any Serviced Whole Loan, the Stated Principal Balances of the applicable Mortgage Loan and related Serviced Companion Loan(s)) of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date occurring on or prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) (x) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, minus any downward adjustment from time to time (as notified to the Master Servicer by the Special Servicer) which the Special Servicer deems prudent based upon its review of such Appraisal and any information the Special Servicer deems appropriate relating to the valuation of the related Mortgaged Property or REO Property and (y) all escrows and reserves in respect of such Required Appraisal Loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such Required Appraisal Loan), net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the foregoing, if an Appraisal is not obtained within 120 days following the earliest of the dates described in
Section 3.20(d) (which, in the case of Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance (including, with respect to any Serviced Whole Loan, the Stated Principal Balances of the applicable Mortgage Loan and the related Serviced Companion Loan(s) of the related Required Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and the related Serviced Companion Loan); provided, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence. With respect to the Mall at Millenia Mortgage Loan, the term "Appraisal Reduction Amount" has the meaning set forth in, and will be calculated in accordance with, the 2003-IQ4 Pooling and Servicing Agreement (taking into account any unreimbursed Advances and Advance Interest under this Agreement or the 2003-IQ4 Pooling and Servicing Agreement). With respect to the Wells Fargo Tower

Mortgage Loan, at such time when the Wells Fargo Tower Whole Loan Interim Servicing Agreement is replaced and/or superseded by the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, the term "Appraisal Reduction Amount" shall have the meaning set forth in, and shall be calculated in accordance with, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement (taking into account any unreimbursed Advances and Advance Interest under this Agreement or the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement) and before such time, in accordance with the Wells Fargo Tower Whole Loan Interim Servicing Agreement. With respect to the Geneva Commons Mortgage Loan, the term "Appraisal Reduction Amount" has the meaning set forth in, and will be calculated in accordance with, the GMACCM 2003-C2 Pooling and Servicing Agreement (taking into account any unreimbursed Advances and Advance Interest under this Agreement or the GMACCM 2003-C2 Pooling and Servicing Agreement). Appraisal Reduction Amounts for the AFR/Bank of America Portfolio Whole Loan shall be allocated first to the related AFR/Bank of America Portfolio B Note (up to the full principal balance thereof), and then to the AFR/Bank of America Portfolio Mortgage Loan and AFR/Bank of America Portfolio Companion Loans on a pro rata basis; provided, in each case, any such Appraisal Reduction Amount shall not be allocated to the extent (but only to the extent) that the AFR/Bank of America Portfolio B Note principal balance, net of such Appraisal Reduction Amounts, would be less than zero.

         "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

         "Archon": Archon Financial, L.P. and its successors and assigns.

         "ARD Loan": Any Mortgage Loan that is designated as such in the Mortgage Loan Schedule.

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs (or in the case of a Late Due Date Mortgage Loan, on or before the end of the Collection Period immediately preceding the Collection Period in which such Stated Maturity Date occurs)) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Late Due Date Mortgage Loan, for any subsequent Due Date therefor which follows in the same month a Determination Date as of which such Mortgage Loan remains outstanding and part of the Trust
Fund), if no Monthly Payment (other than the related Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due Date equal to the

Monthly Payment (exclusive of any Excess Interest) that would have been due in respect of such Balloon Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which (or, in the case of a Late Due Date Mortgage Loan, for any Due Date therefor which follows in the same month a Determination Date as of which) the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

         "Available Distribution Amount": With respect to any Distribution Date, an amount (exclusive of amounts included in the AFR/Bank of America Portfolio B Note Available Distribution Amount) equal to (a) the sum of (i) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances (other than the AFR/Bank of America Portfolio B Note) made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.03, (iii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to Section 3.20, (iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor in connection with a purchase of all the Mortgage Loans and any REO Properties pursuant to Section 9.01, (v) with respect to the Distribution Date occurring in March of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee in January and/or February of such calendar year in accordance with Section 3.04(e) and (vi) with respect to any Late Due Date Mortgage Loan (other than the Mall at Millenia Mortgage Loan), the Monthly Payment (other than any Balloon Payment) due in the same calendar month as such Distribution Date and received on or before its Due Date and (vii) with respect to the Mall at Millenia Mortgage Loan, the Monthly Payment due in the same calendar month as such Distribution Date and received on or before its Due Date (including the Balloon Payment due in the same calendar month as such Distribution Date and received on or before 5 p.m. on the Master Servicer Remittance Date in such month), net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments (except those referred to in clause (a)(vi) above) paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii), inclusive, of
Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii), inclusive, of
Section 3.05(b), (iv) Prepayment Premiums and any Excess Interest and (v) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(e). Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available

Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         "B Notes": Collectively, the Mall at Millenia B Note and the AFR/Bank of America Portfolio B Note, each as defined in the Preliminary Statement.

         "Balloon Mortgage Loan": Any Mortgage Loan or any Serviced Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Balloon Mortgage Loan.

         "Balloon Payment Interest Excess": With respect to any Balloon Mortgage Loan (other than a Late Due Date Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

         "Balloon Payment Interest Shortfall": With respect to any Balloon Mortgage Loan (other than a Late Due Date Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related Balloon Payment was made during the Collection Period in which such Stated Maturity Date occurs, the amount of interest that would have accrued on such Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity Date to but not including the date that (but for the occurrence of such Stated Maturity Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor. With respect to any Late Due Date Mortgage Loan that is a Balloon Mortgage Loan as to which the related Balloon Payment is paid during the Collection Period in which the related Stated Maturity Date occurs, the amount of interest that would have accrued on such Late Due Date Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity Date to the date that (but for the occurrence of such Stated Maturity Date) would have been the Due Date in the next calendar month, to the extent not paid by the related Mortgagor.

         "Bloomberg": As defined in Section 4.02(a).

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Borrower Recoveries": With respect to any Mortgage Loan or Serviced Whole Loan, amounts other than Monthly Payments, Balloon Payments or Late Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer or the Trustee.

         "Breach": As defined in Section 2.03(a).

         "Broker Strip Amount": With respect to each Broker Strip Loan, the portion of the Servicing Fee equal to, with respect to the Mortgage Loans identified on the Broker Strip Schedule, the rate per annum identified on the Broker Strip Schedule, of the Stated Principal Balance of the related Mortgage Loan, calculated for the same number of days and on the same basis as the Servicing Fee Rate. The Mortgage Rate set forth for each Broker Strip Loan on the Mortgage Loan Schedule is net of such Broker Strip Amount.

         "Broker Strip Loans": The Mortgage Loans identified on the Broker Strip Schedule.

         "Broker Strip Schedule": Schedule IV hereto.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

         "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to each Mortgage Loan Seller's interest in the Mortgage Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash Collateral Account shall be an Eligible Account.

         "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the originator of such Mortgage Loan and the related Mortgagor, pursuant to which the related Cash Collateral Account, if any, may have been established.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 2003-C3, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

         "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates, and for the Master Servicer, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

         "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or the Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the Initial Class Notional Amount, as the case may be.

         "Certificate Notional Amount": With respect to any Class X-1 or Class X-2 Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X-1 or Class X-2 Certificates, as applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificate": Any one of the Class A-1, Class A-1A, Class A-2, Class A-3 or Class A-4 Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class LA-1-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1-1 outstanding from time to time.

         "Class LA-1-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1-2-A outstanding from time to time.

         "Class LA-1-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1-2-B outstanding from time to time.

         "Class LA-1-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1-2-C outstanding from time to time.

         "Class LA-1-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-D

Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-1-2-D outstanding from time to time.

         "Class LA-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-A outstanding from time to time.

         "Class LA-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-B outstanding from time to time.

         "Class LA-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-C outstanding from time to time.

         "Class LA-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-D Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-D outstanding from time to time.

         "Class LA-2-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-E Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-2-E outstanding from time to time.

         "Class LA-3-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-A outstanding from time to time.

         "Class LA-3-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-B outstanding from time to time.

         "Class LA-3-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-C outstanding from time to time.

         "Class LA-3-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-D Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-D outstanding from time to time.

         "Class LA-3-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-E Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-3-E outstanding from time to time.

         "Class LA-4-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-4-A outstanding from time to time.

         "Class LA-4-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA-4-B outstanding from time to time.

         "Class LA1-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-1 Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-1 outstanding from time to time.

         "Class LA1-2A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-A outstanding from time to time.

         "Class LA1-2B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-B outstanding from time to time.

         "Class LA1-2C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-C outstanding from time to time.

         "Class LA1-2D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-D Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-D outstanding from time to time.

         "Class LA1-2E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-E Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-E outstanding from time to time.

         "Class LA1-2F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-F Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-F outstanding from time to time.

         "Class LA1-2G Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-G Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-G outstanding from time to time.

         "Class LA1-2H Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-H Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-H outstanding from time to time.

         "Class LA1-2I Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-I Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-I outstanding from time to time.

         "Class LA1-2J Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-J Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-J outstanding from time to time.

         "Class LA1-2K Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-K Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-K outstanding from time to time.

         "Class LA1-2L Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-L Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-L outstanding from time to time.

         "Class LA1-2M Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA1-2-M Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LA1-2-M outstanding from time to time.

         "Class LB Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LB outstanding from time to time.

         "Class LC Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LC outstanding from time to time.

         "Class LD Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LD outstanding from time to time.

         "Class LE Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LE outstanding from time to time.

         "Class LF-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH-A outstanding from time to time.

         "Class LF-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH-B outstanding from time to time.

         "Class LF-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LF-C outstanding from time to time.

         "Class LF-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-D Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LF-D outstanding from time to time.

         "Class LG-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG-A outstanding from time to time.

         "Class LG-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG-B outstanding from time to time.

         "Class LG-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LG-C outstanding from time to time.

         "Class LH-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH-A outstanding from time to time.

         "Class LH-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH-B outstanding from time to time.

         "Class LH-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-C Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LH-C outstanding from time to time.

         "Class LJ-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LJ-A outstanding from time to time.

         "Class LJ-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LJ-B outstanding from time to time.

         "Class LK-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LK-A outstanding from time to time.

         "Class LL-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LL-A outstanding from time to time.

         "Class LL-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-B Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LL-B outstanding from time to time.

         "Class LM Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LM outstanding from time to time.

         "Class LN Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LN outstanding from time to time.

         "Class LO Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO Component Rate and the

Uncertificated Principal Balance of REMIC II Regular Interest LO outstanding from time to time.

         "Class LP Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP Component Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LP outstanding from time to time.

         "Class LA-1-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

         "Class LA-1-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-A Component Class X-1 Strip Rate for such Distribution Date and the Class LA-1-2-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-1-2-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-1-2-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-1-2-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2004 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-1-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-B Component Class X-1 Strip Rate for such Distribution Date and the Class LA-1-2-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-1-2-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-1-2-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-1-2-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-1-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-C Component Class X-1 Strip Rate for such Distribution Date and the Class LA-1-2-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-1-2-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-1-2-C Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-1-2-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-1-2-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-D Component Class X-1 Strip Rate for such Distribution Date and the Class LA-1-2-D Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-1-2-D Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-1-2-D Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-1-2-D Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-A Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-2-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-B Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-2-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-C Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-C Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-2-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-2-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-D Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-D Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-D Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-D Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-2-D Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-2-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-E Component Class X-1 Strip Rate for such Distribution Date and the Class LA-2-E Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-2-E Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-2-E Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-2-E Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-3-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-A Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-3-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-3-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-3-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-B Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-3-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-3-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-3-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-C Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-3-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-C Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-3-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-3-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-D Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-D Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-3-D Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-D Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-3-D Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-3-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-E Component Class X-1 Strip Rate for such Distribution Date and the Class LA-3-E Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-3-E Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-3-E Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-3-E Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-4-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-A Component Class X-1 Strip Rate for such Distribution Date and the Class LA-4-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-4-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-4-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-4-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA-4-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-B Component Class X-1 Strip Rate for such Distribution Date and the Class LA-4-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA-4-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA-4-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA-4-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-1 Component Rate": With respect to any Distribution Date the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1A Pass-Through Rate.

         "Class LA1-2A Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-A Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2004 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2B Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-B Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2C Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-C Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-C Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2D Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-D Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-D Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2D Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-D Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2D Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2E Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-E Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-E Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2E Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-E Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2E Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2F Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-F Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-F Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2F Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-F Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2F Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2G Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-G Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-G Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2G Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-G Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2G Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2H Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-H Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-H Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2H Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-H Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2H Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2I Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-I Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-I Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2I Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-I Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2I Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2J Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-J Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-J Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2J Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-J Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2J Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2K Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-K Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-K Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2K Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-K Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2K Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2L Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-L Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-L Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2L Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-L Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2L Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LA1-2M Component Rate": With respect to any Distribution Date, the sum of the Class LA1-2-M Component Class X-1 Strip Rate for such Distribution Date and the Class LA1-2-M Component Class X-2 Strip Rate for such Distribution Date.

         "Class LA1-2M Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LA1-2-M Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for such Distribution Date.

         "Class LA1-2M Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LB Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LB Component Class X-1 Strip Rate for such Distribution Date and the Class LB Component Class X-2 Strip Rate for such Distribution Date.

         "Class LB Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB Component Class X-2 Strip Rate and the Class B Pass-Through Rate for such Distribution Date.

         "Class LB Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class B Pass-Through Rate for such Distribution Date.

         "Class LC Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LC Component Class X-1 Strip Rate for such Distribution Date and the Class LC Component Class X-2 Strip Rate for such Distribution Date.

         "Class LC Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC Component Class X-2 Strip Rate and the Class C Pass-Through Rate for such Distribution Date.

         "Class LC Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class C Pass-Through Rate for such Distribution Date.

         "Class LD Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD Component Class X-1 Strip Rate for such Distribution Date and the Class LD Component Class X-2 Strip Rate for such Distribution Date.

         "Class LD Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD Component Class X-2 Strip Rate and the Class D Pass-Through Rate for such Distribution Date.

         "Class LD Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class D Pass-Through Rate for such Distribution Date.

         "Class LE Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LE Component Class X-1 Strip Rate for such Distribution Date and the Class LE Component Class X-2 Strip Rate for such Distribution Date.

         "Class LE Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE Component Class X-2 Strip Rate and the Class E Pass-Through Rate for such Distribution Date.

         "Class LE Component Class X-2 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class E Pass-Through Rate for such Distribution Date.

         "Class LF-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-A Component Class X-1 Strip Rate for such Distribution Date and the Class LF-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LF-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-A Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

         "Class LF-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LF-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-B Component Class X-1 Strip Rate for such Distribution Date and the Class LF-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LF-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-B Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

         "Class LF-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LF-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-C Component Class X-1 Strip Rate for such Distribution Date and the Class LF-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LF-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-C Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

         "Class LF-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LF-D Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-D Component Class X-1 Strip Rate for such Distribution Date and the Class LF-D Component Class X-2 Strip Rate for such Distribution Date.

         "Class LF-D Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-D Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such Distribution Date.

         "Class LF-D Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class F Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LG-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-A Component Class X-1 Strip Rate for such Distribution Date and the Class LG-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LG-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-A Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

         "Class LG-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LG-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-B Component Class X-1 Strip Rate for such Distribution Date and the Class LG-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LG-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-B Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

         "Class LG-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LG-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-C Component Class X-1 Strip Rate for such Distribution Date and the Class LG-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LG-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-C Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such Distribution Date.

         "Class LG-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class G Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LH-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-A Component Class X-1 Strip Rate for such Distribution Date and the Class LH-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LH-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-A Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such Distribution Date.

         "Class LH-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class H Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LH-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-B Component Class X-1 Strip Rate for such Distribution Date and the Class LH-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LH-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-B Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such Distribution Date.

         "Class LH-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class H Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LH-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-C Component Class X-1 Strip Rate for such Distribution Date and the Class LH-C Component Class X-2 Strip Rate for such Distribution Date.

         "Class LH-C Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-C Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such Distribution Date.

         "Class LH-C Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class H Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LJ-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ-A Component Class X-1 Strip Rate for such Distribution Date and the Class LJ-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LJ-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-A Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such Distribution Date.

         "Class LJ-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class J Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LJ-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ-B Component Class X-1 Strip Rate for such Distribution Date and the Class LJ-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LJ-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-B Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such Distribution Date.

         "Class LJ-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class J Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LK-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK-A Component Class X-1 Strip Rate for such Distribution Date and the Class LK-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LK-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-A Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such Distribution Date.

         "Class LK-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class K Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LL-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LL-A Component Class X-1 Strip Rate for such Distribution Date and the Class LL-A Component Class X-2 Strip Rate for such Distribution Date.

         "Class LL-A Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-A Component Class X-2 Strip Rate and the Class L Pass-Through Rate for such Distribution Date.

         "Class LL-A Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the June 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class L Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LL-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LL-B Component Class X-1 Strip Rate for such Distribution Date and the Class LL-B Component Class X-2 Strip Rate for such Distribution Date.

         "Class LL-B Component Class X-1 Strip Rate": With respect to any Distribution Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-B Component Class X-2 Strip Rate and the Class L Pass-Through Rate for such Distribution Date.

         "Class LL-B Component Class X-2 Strip Rate": With respect to (a) any Distribution Date through and including the December 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the Class L Pass-Through Rate for such Distribution Date and (b) any Distribution Date thereafter, zero.

         "Class LM Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate for such Distribution Date.

         "Class LN Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate for such Distribution Date.

         "Class LO Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class O Pass-Through Rate for such Distribution Date.

         "Class LP Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class P Pass-Through Rate for such Distribution Date.

         "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2 Notional Amount, as applicable.

         "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal amount of any Class of Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

         "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

         "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         "Class R-II Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-II Certificates on such date after all REMIC II Regular Interests have been paid in full.

         "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

         "Class R-III Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-III Certificates on such date after all REMIC III for purposes of the REMIC Provisions Regular Certificates have been paid in full.

         "Class S-AFR Certificate": Any Class S-AFR1, Class S-AFR2, Class S-AFR3 or Class S-AFR4 Certificates.

         "Class S-AFR Controlling Class": As of any date of determination, the most subordinate Class of Class S-AFR Certificates then outstanding that has a then aggregate Certificate Principal Balance at least equal to 25% of the initial Certificate Principal Balance of such Class of Certificates; provided that in either case a majority of interest in such Class are not owned by AFR/Bank of America Portfolio Borrower Affiliates. For purposes of determining the identity of the Class S-AFR Controlling Class, the Class Principal Balance of each Class will be reduced by the amount of any Appraisal Reductions allocated to that Class. As of Closing Date, the Class S-AFR Controlling Class is the Class S-AFR4 Certificates.

         "Class S-AFR Controlling Class Certificateholders": Each Holder of a Certificate of the applicable Class S-AFR Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder.

         "Class S-AFR Controlling Class Directing Holder": The holder of the majority interest in the Class S-AFR Controlling Class of the Class S-AFR Certificates.

         "Class S-AFR Distributable Certificate Interest": With respect to any Class of Class S-AFR Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Class S-AFN Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Class S-AFR Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the Class S-AFR Certificates, pro rata, in accordance with the respective amount of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

         "Class S-AFR Distribution Date Statement": As defined in Section
4.02(a).

         "Class S-AFR Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, is any, by which (a) the aggregate of all Class S-AFR Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the AFR/Bank of America Portfolio B Note during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Class A-AFR Sub Account for such Distribution Date pursuant to Section 3.20(f) in connection with such Class S-AFR Prepayment Interest Shortfalls.

         "Class S-AFR Prepayment Interest Shortfall": If the AFR/Bank of America Portfolio B Note is subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was received prior to the Due Date for the AFR/Bank of America Portfolio B Note in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to the AFR/Bank of America Portfolio B Note to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

         "Class S-AFR Sequential Pay Event": Means (i) any event of default with respect to an obligation of the related borrower to pay money due under the AFR/Bank of America Portfolio Whole Loan, (ii) any other event of default as to which the AFR/Bank of America Portfolio Whole Loan is actually accelerated or becomes a Specially Serviced Mortgage Loan, or (iii) any bankruptcy or insolvency event that constitutes an event of default under the loan documents; provided that with respect to any Distribution Date, unless the Master Servicer receives notice of such event at least ten (10) business days prior to such Distribution Date, a Class S-AFR Sequential Pay Event will not be deemed to have occurred until the Distribution Date immediately following such Distribution Date; provided further that the preceding proviso will not apply in the case of distribution of net liquidation proceeds. Distributions will continue to be made sequentially after a cure of any event of default resulting in a Class S-AFR Sequential Pay Event.

         "Class S-AFR Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall be an asset of the Trust Fund and REMIC I. Holders of the Class S-AFR Certificates will receive distributions only from the Class S-AFR Sub-Account, and will not receive distributions from the general Distribution Account.

         "Class S-AFR1 Certificates": Any one of the Certificates with a "Class S-AFR1" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class S-AFR2 Certificates": Any one of the Certificates with a "Class S-AFR2" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class S-AFR3 Certificates": Any one of the Certificates with a "Class S-AFR3" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class S-AFR4 Certificates": Any one of the Certificates with a "Class S-AFR4" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class X Certificate": Any of the Class X-1 or the Class X-2 Certificates.

         "Class X-1 Certificate": Any one of the Certificates with a "Class X-1" designation on the face thereof, substantially in the form of Exhibit A-9, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X-2 Certificate": Any one of the Certificates with a "Class X-2" designation on the face thereof, substantially in the form of Exhibit A-10, evidencing "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X Component": Any of the fifty-four (54) components constituting "regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as Class LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C,
LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E,
LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE,
LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A, LL-B, LM, LN, LO and LP Components.

         "Class X-1 Component": As to the Class X-1 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

         "Class X-1 Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
LA-4-B, LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H,
LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A, LL-B, LM, LN, LO and LP.

         "Class X-1 Pass-Through Rate": With respect to the Class X-1 Certificates,

         (i) for the initial Distribution Date 0.985% per annum; and

         (ii) for any Distribution Date thereafter, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of (I) the products of (x) the Uncertificated Principal Balance of each REMIC II Regular Interest LA-1-1, LA1-1, LM, LN, LO and LP immediately prior to such Distribution Date and
(y) the related Component Rate for such Distribution Date and (II) the products of (x) the Uncertificated Principal Balance of each REMIC II Regular Interest LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E,
LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2A, LA1-2B, LA1-2C,
LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M,
LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B prior to such Distribution Date and (y) the related Component Class X-1 Strip Rate by (b) the Class X-1 Notional Amount.

         "Class X-2 Component": As to the Class X-2 Certificates, any one of the Class X Components applicable to such Class set forth under the definition of "REMIC II Regular Interests".

         "Class X-2 Notional Amount": means, the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which:

                  (A) as of any date of determination on or before the December 2004 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A,
         LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2A, LA1-2B, LA1-2C,
         LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L,
         LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B;

                  (B) as of any date of determination after the December 2004 Distribution Date and on or before the June 2005 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
         LA-4-B, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I,
         LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B;

                  (C) as of any date of determination after the June 2005 Distribution Date and on or before the December 2005 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B,
         LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K,
         LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B;

                  (D) as of any date of determination after the December 2005 Distribution Date and on or before the June 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2D, LA1-2E,
         LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC,
         LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B;

                  (E) as of any date of determination after the June 2006 Distribution Date and on or before the December 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2E, LA1-2F, LA1-2G,
         LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A,
         LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A and LL-B;

                  (F) as of any date of determination after the December 2006 Distribution Date and on or before the June 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2F, LA1-2G, LA1-2H,
         LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C and LJ-B;

                  (G) as of any date of determination after the June 2007 Distribution Date and on or before the December 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K,
         LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-B and LH-C;

                  (H) as of any date of determination after the December 2007 Distribution Date and on or before the June 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC,
         LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C and LH-C;

                  (I) as of any date of determination after the June 2008 Distribution Date and on or before the December 2008 Distribution Date, is equal to the then aggregate

         Uncertificated Principal Balances of REMIC II Regular Interests, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2I, LA1-2J,
         LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-B and LG-C;

                  (J) as of any date of determination after the December 2008 Distribution Date and on or before the June 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D and LG-C;

                  (K) as of any date of determination after the June 2009 Distribution Date and on or before the December 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-B, LF-C and LF-D;

                  (L) as of any date of determination after the December 2009 Distribution Date and on or before the June 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-3-E, LA-4-A, LA-4-B, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-C and LF-D;

                  (M) as of any date of determination after the June 2010 Distribution Date and on or before the December 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests, LA-4-B, LA1-2M, LB, LC, LD, LE and LF-D;

                  (N) with respect to any Distribution Date occurring after the Distribution Date in December 2010, zero.

         "Class X-2 Pass-Through Rate": With respect to the Class X-2 Certificates,

         (i) for the initial Distribution Date, 0.985% per annum;

         (ii) for any Distribution Date after the initial Distribution Date and on or prior to the December 2010 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of the products of
(I) the Uncertificated Principal Balance of each REMIC Regular II Interest LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E,
LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2A, LA1-2B, LA1-2C,
LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M,
LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B immediately prior to such Distribution Date and
(II) the related Component Class X-2 Strip Rate for such Distribution Date by
(b) the Class X-2 Notional Amount; and

         (iii) for any Distribution Date occurring after the December 2010 Distribution Date, 0% per annum.

         "Closing Date": December 18, 2003.

         "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Majority Certificateholder of the Controlling Class.

         "CMSA Bond Level File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Financial File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Historical Loan Modification and Corrected Mortgage Loan Report":
The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Level Reserve/Letter of Credit Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/Letter of Credit Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Periodic Update File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Loan Setup File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA NOI Adjustment Worksheet": The worksheet(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial NOI Adjustment Worksheet," "Multifamily NOI Adjustment Worksheet," "Lodging NOI Adjustment Worksheet" and/or "Healthcare NOI Adjustment Worksheet," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Operating Statement Analysis Report": The report(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial Operating Statement Analysis Report," "Multifamily Operating Statement Analysis Report," "Lodging Operating Statement Analysis Report" and/or "Healthcare Operating Statement Analysis Report," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Property File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA(R) Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA REO Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally, or with respect to (i) the Wells Fargo Tower Mortgage Loan, the equivalent status report prepared by Wachovia Bank, National Association in accordance with the Wells Fargo Tower Whole Loan Interim Servicing Agreement or the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, as applicable, (ii) the Mall at Millenia Mortgage Loan, the equivalent status report prepared by the 2003-IQ4 Master Servicer and (iii) the Geneva Commons Mortgage Loan, the equivalent status report prepared by the GMACCM 2003-C2 Master Servicer.

         "CMSA Servicer Watch List": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Special Servicer Loan File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

         "CMSA Website": The website of the CMSA located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Period": With respect to any Distribution Date and any Mortgage Loan or Serviced Whole Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date for such Mortgage Loan or Serviced Whole Loan) and ending on and including the related Determination Date.

         "Collection Report": The monthly report to be prepared by the Master Servicer and delivered to the Trustee and the Depositor pursuant to Section 4.02(b).

         "Commerzbank": Commerzbank AG, New York Branch, a company formed under the laws of the Federal Republic of Germany and licensed to engage in the banking business under Article V of the Banking Law of the State of New York, and its successors in interest.

         "Commission": The Securities and Exchange Commission.

         "Companion Loan Holder": Any holder of an AFR/Bank of America Portfolio Companion Loan, a Water Tower Place Companion Loan, a Mall at Millenia Companion Loan, a Wells Fargo Tower Companion Loan, a 609 Fifth Avenue Companion Loan, the 5 Houston Center Companion Loan or the Geneva Commons Companion Loan.

         "Compensating Interest Payments": Any payment required to be made by the Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls or Section 3.20(e) to cover Balloon Payment Interest Shortfalls.

         "Component Class X-1 Strip Rate": As to each of the Class LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E,
LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-1, LA1-2A, LA1-2B,
LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L,
LA1-2M, LB, LC, LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A, LL-B, LM, LN, LO and LP Components, the Class LA-1-1 Component Class X-1 Strip Rate, the Class LA-1-2-A Component Class X-1 Strip Rate, the Class LA-1-2-B Component Class X-1 Strip Rate, the Class LA-1-2-C Component Class X-1 Strip Rate, the Class LA-1-2-D Component Class X-1 Strip Rate, the LA-2-A Component Class X-1 Strip Rate, the Class LA-2-B Component Class X-1 Strip Rate, the Class LA-2-C Component Class X-1 Strip Rate, the Class LA-2-D Component Class X-1 Strip Rate, the Class LA-2-E Component Class X-1 Strip Rate, the Class LA-3-A Component Class X-1 Strip Rate, the Class LA-3-B Component Class X-1 Strip Rate, the Class LA-3-C Component Class X-1 Strip Rate, the Class LA-3-D Component Class X-1 Strip Rate, the Class LA-3-E Component Class X-1 Strip Rate, the Class LA-4-A Component Class X-1 Strip Rate, the LA-4-B Component Class X-1 Strip Rate, the LA1-1 Component Class X-1 Strip Rate, the Class LA1-2A Component Class X-1 Strip Rate, the Class LA1-2B Component Class X-1 Strip Rate, the Class LA1-2C Component Class X-1 Strip Rate, the Class LA-1-2D Component Class X-1 Strip Rate, the Class LA1-2E Component Class X-1 Strip Rate, the Class LA1-2F Component Class X-1 Strip Rate, the Class LA1-2G Component Class X-1 Strip Rate, the Class LA1-2H Component Class X-1 Strip Rate, the Class LA1-2I Component Class X-1 Strip Rate, the Class LA1-2J Component Class X-1 Strip Rate, the Class LA1-2K Component Class X-1 Strip Rate, the Class LA1-2L Component Class X-1 Strip Rate, the Class LA1-2M Component Class X-1 Strip Rate, the Class LB Component Class X-1 Strip Rate, the Class LC Component Class X-1 Strip Rate, the Class LD Component Class X-1 Strip Rate, the Class LE Component Class X-1 Strip Rate, the Class LF-A Component Class X-1 Strip Rate, the Class LF-B Component Class X-1 Strip Rate, the Class LF-C Component Class X-1 Strip Rate, the Class LF-D Component Class X-1 Strip Rate, the Class LG-A Component Class X-1 Strip Rate, the Class LG-B Component Class X-1 Strip Rate, the Class LG-C Component Class X-1 Strip Rate, the Class LH-A Component Class X-1 Strip Rate, the Class LH-B Component Class X-1 Strip Rate, the Class LH-C Component Class X-1 Strip Rate, the Class LJ-A Component Class X-1 Strip Rate, the Class LJ-B Component Class X-1 Strip Rate, the Class LK-A Component Class X-1 Strip Rate, the Class LL-A Component Class X-1 Strip

Rate, the Class LL-B Component Class X-1 Strip Rate, the Class LM Component Class X-1 Strip Rate, the Class LN Component Class X-1 Strip Rate, the Class LO Component Class X-1 Strip Rate, the Class LP Component Class X-1 Strip Rate, as applicable.

         "Component Class X-2 Strip Rate": As to each of the Class LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A,
LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LA1-2A, LA1-2B, LA1-2C, LA1-2D,
LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC,
LD, LE, LF-A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A and LL-B Components, the Class LA-1-2-A Component Class X-1 Strip Rate, the Class LA-1-2-B Component Class X-1 Strip Rate, the Class LA-1-2-C Component Class X-1 Strip Rate, the Class LA-1-2-D Component Class X-1 Strip Rate, the LA-2-A Component Class X-1 Strip Rate, the Class LA-2-B Component Class X-1 Strip Rate, the Class LA-2-C Component Class X-1 Strip Rate, the Class LA-2-D Component Class X-1 Strip Rate, the Class LA-2-E Component Class X-1 Strip Rate, the Class LA-3-A Component Class X-1 Strip Rate, the Class LA-3-B Component Class X-1 Strip Rate, the Class LA-3-C Component Class X-1 Strip Rate, the Class LA-3-D Component Class X-1 Strip Rate, the Class LA-3-E Component Class X-1 Strip Rate, the Class LA-4-A Component Class X-1 Strip Rate, the LA-4-B Component Class X-1 Strip Rate, the Class LA1-2A Component Class X-1 Strip Rate, the Class LA1-2B Component Class X-1 Strip Rate, the Class LA1-2C Component Class X-1 Strip Rate, the Class LA-1-2D Component Class X-1 Strip Rate, the Class LA1-2E Component Class X-1 Strip Rate, the Class LA1-2F Component Class X-1 Strip Rate, the Class LA1-2G Component Class X-1 Strip Rate, the Class LA1-2H Component Class X-1 Strip Rate, the Class LA1-2I Component Class X-1 Strip Rate, the Class LA1-2J Component Class X-1 Strip Rate, the Class LA1-2K Component Class X-1 Strip Rate, the Class LA1-2L Component Class X-1 Strip Rate, the Class LA1-2M Component Class X-1 Strip Rate, the Class LB Component Class X-1 Strip Rate, the Class LC Component Class X-1 Strip Rate, the Class LD Component Class X-1 Strip Rate, the Class LE Component Class X-1 Strip Rate, the Class LF-A Component Class X-1 Strip Rate, the Class LF-B Component Class X-1 Strip Rate, the Class LF-C Component Class X-1 Strip Rate, the Class LF-D Component Class X-1 Strip Rate, the Class LG-A Component Class X-1 Strip Rate, the Class LG-B Component Class X-1 Strip Rate, the Class LG-C Component Class X-1 Strip Rate, the Class LH-A Component Class X-1 Strip Rate, the Class LH-B Component Class X-1 Strip Rate, the Class LH-C Component Class X-1 Strip Rate, the Class LJ-A Component Class X-1 Strip Rate, the Class LJ-B Component Class X-1 Strip Rate, the Class LK-A Component Class X-1 Strip Rate, the Class LL-A Component Class X-1 Strip Rate, the Class LL-B Component Class X-1 Strip Rate, as applicable.

         "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

         "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates (other than the Class S-AFR Certificates) with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Principal Balance Certificates outstanding has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling

Class" shall be the outstanding Class of Principal Balance Certificates with the lowest Payment Priority). Initially, the Controlling Class will consist of the Class P Certificates.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services Group
- GMAC Commercial Mortgage Securities, Inc. Series 2003-C3.

         "Corrected Mortgage Loan": Any Mortgage Loan (including each Cross-Collateralized Mortgage Loan relating to such Mortgage Loan, but excluding the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Whole Loan, as the case may be, that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or Serviced Whole Loan or a related Mortgaged Property becoming an REO Property).

         "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

         "Credit Lease": With respect to a Credit Lease Loan, if any, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

         "Credit Lease Loan": Any Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

         "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

         "Cure Deposit": As defined in Section 3.30(b)(v).

         "Current Principal Distribution Amount": With respect to any Distribution Date and the Mortgage Loans (exclusive of the AFR/Bank of America Portfolio B Note), an amount equal to the aggregate of the following (without duplication):

              (i) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date; plus

              (ii) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; plus

              (iii) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

              (iv) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds) and Insurance Proceeds received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

              (v) that portion of all Liquidation Proceeds (exclusive of any Excess Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered; plus

              (vi) any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan with respect to the Distribution Date related to the period in which such recovery occurs; less

              (vii) the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Loans pursuant to Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, allocated first, to either the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, for the Loan Group in which the Mortgage Loan with respect to which the Nonrecoverable Advance was made, and then to the other Loan Group.

         "Current Ratings Report": With respect to any Credit Lease Loan, a report or reports, dated as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of Standard & Poor's for the Tenant and any Guarantor as of that date, (ii) the publicly available corporate credit rating of Standard & Poor's for such Tenant or Guarantor included in the Current Ratings Report for the immediately preceding Determination Date (except for the first Determination
Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by Standard & Poor's.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of any of them. The Trustee shall act as the initial Custodian.

         "Cut-off Date": With respect to any Mortgage Loan or Serviced Companion Loan, the Due Date for such Mortgage Loan or Serviced Companion Loan in December 2003.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan or Serviced Companion Loan, the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) or any Serviced Whole Loan, for any specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit F.

         "Default Interest": With respect to any Mortgage Loan (or related REO
Loan) or any Serviced Companion Loan, any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) and any related Serviced Companion Loan, accrued at the related Mortgage Rate.

         "Defaulted Mortgage Loan": A Mortgage Loan or Serviced Companion Loan that is delinquent in an amount equal to at least two Monthly Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

         "Defaulting Party": As defined in Section 7.01(b).

         "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC Provisions.

         "Defeasance Loan": Any Mortgage Loan that is designated as such on the Mortgage Loan Schedule and any related Serviced Companion Loan.

         "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of Defeasance Collateral.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

         "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03. With respect to the Wells Fargo Tower Mortgage Loan, the Master Servicer will only be required to make a Delinquency Advance, as set forth in
Section 4.03, to the extent that the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer fails to make a Delinquency Advance (in accordance with the terms of the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement) and such Delinquency Advance is not determined to be a Nonrecoverable Delinquency Advance.

         "Delinquency Advance Date": The Business Day preceding each Distribution Date.

         "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Designated Sub-Servicer": Any Sub-Servicer set forth on the Additional Servicing Fee Schedule and any successor thereto under the related Designated Sub-Servicer Agreement.

         "Designated Sub-Servicer Agreement": With respect to any Additional Servicing Fee Mortgage Loan, the agreement among the Master Servicer, the applicable Designated Sub-Servicer and Archon and in the case of certain sub-servicing agreements, GSMC, pursuant to which the Designated Sub-Servicer agrees to service the Additional Servicing Fee Mortgage Loans.

         "Determination Date": With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs, or if such first day is not a Business Day, the Business Day immediately following.

         "Directing Certificateholder": With respect to any Serviced Companion Loan, either the holder thereof or if such Serviced Companion Loan has been securitized, the controlling class of certificateholders of any securitization trust into which a Serviced Companion Loan is deposited, as such term is defined in the applicable Serviced Companion Loan Securitization Agreement.


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


         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such REO Property.

         "Discount Rate": With respect to each Mortgage Loan and each Serviced Companion Loan, if applicable, as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD Loan, or the Maturity Date, in the case of each other Mortgage Loan or Serviced Companion Loan, of such Mortgage Loan or Serviced Companion Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the Maturity Date or Anticipated Repayment Date, as applicable, of the applicable Mortgage Loan or Serviced Companion Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such Maturity Date or Anticipated Repayment Date, as the case may be.

         "Discount Rate Fraction": With respect to the distribution of any Prepayment Premium received with respect to any Mortgage Loan (other than the AFR/Bank of America Portfolio Whole Loan) to the Holders of any Class of Principal Balance Certificates on any Distribution Date, a fraction (not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate.

         "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates (other than the Class S-AFR Certificates), for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the REMIC III Regular Certificates (other than the Class S-AFR Certificates), pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of Certificates for such Distribution Date.

         "Distribution Account": The segregated account(s) or subaccount(s) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered



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


holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass Through Certificates, Series 2003-C3." Any such account or subaccount shall be an Eligible Account.

         "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in January 2004.

         "Distribution Date Statement": As defined in Section 4.02(a).

         "Document Defect": As defined in Section 2.02(e).

         "Due Date": With respect to (i) any Mortgage Loan or Serviced Companion Loan on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan or Serviced Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan or Serviced Companion Loan had been scheduled to be first due.

         "Eligible Account": An account or subaccount that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) "A-1" by Standard & Poor's, (y) "P-2" by Moody's, and (z) to the extent Fitch is rating a securitization transaction into which a Serviced Companion Loan is deposited, "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least (x) "AA-" by Standard & Poor's, (y) "Aa3" by Moody's, and (z) to the extent that Fitch is rating a securitization transaction into which a Serviced Companion Loan is deposited, "AA-" by Fitch, if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Section 9.10(b) of Title 12 of the Code of Federal Regulations or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates or, in the case of an account that relates solely to a Serviced Companion Loan, any Serviced Companion Loan Securities by such Rating Agency or
(iv) an account or accounts maintained by PNC Bank, National Association ("PNC") so long as PNC (1) shall have a long-term deposit rating of at least "A1" and a short-term deposit rating of at least "P-1" from Moody's, a long-term deposit rating of at least "A" and a short-term deposit rating of at least "A-1" from S&P, and a long-term deposit rating of at least "A+" and a short-term deposit rating of at least "F1" from Fitch.

         "Emergency Advance": Any Servicing Advance that must be made within five Business Days by the Master Servicer (at the direction of the Special Servicer) in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.


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


         "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

         "Environmental Policy": The Secured Creditor Impaired Property Policies (Portfolio) issued by American International Group, Inc. with respect to the Mortgaged Properties listed on Schedule II.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

         "Event of Default": One or more of the events described in Section 7.01(a).

         "Excess Interest": With respect to each ARD Loan, if any, interest accrued on such Mortgage Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the Trust Fund which is a Grantor Trust Asset not held in REMIC I, REMIC II or REMIC III.

         "Excess Liquidation Proceeds": With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation Expenses, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

         "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3--Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

         "Excess Rate": With respect to each ARD Loan, if any, after the related Anticipated Repayment Date, the excess of (A) the applicable Revised Rate over
(B) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Extraordinary Prepayment Interest Shortfall": With respect to any Late Due Date Mortgage Loan that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was applied to such Late Due Date Mortgage Loan prior to such Mortgage Loan's Due Date in the next succeeding Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment from the date as of which such Principal Prepayment was received to but not including the Due Date of such



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Mortgage Loan in the next succeeding Collection Period, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected) and to the extent that any portion thereof does not represent a Balloon Payment Interest Shortfall.

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

         "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, pursuant to Section 3.18 or pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

         "Fiscal Agent": ABN AMRO Bank N.V., a banking organization organized under the laws of the Netherlands, its successor in interest, or any successor fiscal agent appointed as provided herein.

         "Fiscal Agent Termination Event": As defined in Section 8.15.


         "Fitch": Fitch, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Fitch Approved Master Servicer": As defined in Section 4.03(b).

         "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the Mortgagor's or the mortgagee's option under the terms of the related Mortgage Loan documents).

         "FNMA": Federal National Mortgage Association or any successor thereto.

         "Form 10-K Certification": A certification described in Section 8.14 hereof, substantially in the form of Exhibit M-1 attached hereto.

         "GACC": German American Capital Corporation and its successors and assigns.


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


         "Geneva Commons Companion Loan": As defined in the Preliminary
Statement.

         "Geneva Commons Companion Loan Holder": the GMACCM 2003-C2 Trustee on behalf of the Certificateholders under the GMACCM 2003-C2 Pooling and Servicing Agreement, or any subsequent holder of the Geneva Commons Companion Loan.

         "Geneva Commons Intercreditor Agreement": With respect to the Geneva Commons Whole Loan, that certain A Notes Intercreditor Agreement, dated as of August 1, 2003, among GSMC, as the A1 Noteholder and GSMC, as the A2 Noteholder, as amended from time to time in accordance with its terms.

         "Geneva Commons Mortgage Loan": As defined in the Preliminary
Statement.

         "Geneva Commons Whole Loan": As defined in the Preliminary Statement.

         "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

         "GMACCM 2003-C2 Master Servicer": As defined in the Preliminary Statement.

         "GMACCM 2003-C2 Pooling and Servicing Agreement": As defined in the Preliminary Statement.

         "GMACCM 2003-C2 Special Servicer": As defined in the Preliminary Statement.

         "GMACCM 2003-C2 Trustee": As defined in the Preliminary Statement.

         "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which include the Grantor Trust Assets.

         "Grantor Trust Assets":  Any Excess Interest.

         "Grantor Trust Provisions": Subpart E of Subchapter J and Section 7701 of the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Greenwich Commercial Mortgage Trust 2003-C2 Fiscal Agent": As defined in the Preliminary Statement.

         "Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer": As defined in the Preliminary Statement.

         "Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement": As defined in the Preliminary Statement.

         "Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer": As defined in the Preliminary Statement.

         "Greenwich Commercial Mortgage Trust 2003-C2 Trustee": As defined in the Preliminary Statement.


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


         "Gross Margin": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), if any, the fixed number of percentage points set forth in the Mortgage Loan Schedule that is added to the applicable value of the related Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

         "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

         "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

         "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

         "GSMC": Goldman Sachs Mortgage Company and its successors and assigns.

         "Guarantor": The guarantor under any Guaranty with respect to any Credit Lease.

         "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Majority Certificateholder of the Controlling Class, the Class S-AFR Controlling Class Directing Holder, any holder of a B Note (other than the Trust), any Companion Loan Holder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Majority Certificateholder of the Controlling Class, the Class S-AFR Controlling Class Directing Holder, any holder of a B Note (other than the Trust), any Companion Loan Holder or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, any Mortgage Loan Seller, the Special Servicer, the Trustee, the Fiscal Agent, the Majority Certificateholder of the Controlling Class, the Class S-AFR Controlling Class Directing Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Majority Certificateholder of the Controlling Class, the Class S-AFR Controlling



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


Class Directing Holder, any holder of a B Note (other than the Trust), any Companion Loan Holder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Trust Fund or any Serviced Companion Loan Holder, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person; provided, that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), for each Interest Rate Adjustment Date, the base index used to determine the new Mortgage Rate in effect thereon as specified in the related Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage Loan (or successor REO Loan) ceases to be available, the Master Servicer shall, subject to Section 3.20(a) and the terms of the related Mortgage Note, select a comparable alternative index.

         "Initial Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement.

         "Initial Class Notional Amount": The Initial Class X-1 Notional Amount or the Initial Class X-2 Notional Amount, as applicable.

         "Initial Class X-1 Notional Amount": With respect to the Class X-1 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,333,648,872.

         "Initial Class X-2 Notional Amount": With respect to the Class X-2 Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,280,535,000.

         "Initial Resolution Period": As defined in Section 2.03(a).

         "Insurance Policy": With respect to any Mortgage Loan or any Serviced Whole Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained



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


from time to time in respect of such Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard (including any amounts paid by the Master Servicer or Special Servicer pursuant to Section 3.07) and applicable law.

         "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Rate Adjustment Date": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), if any, any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage Note. The first Interest Rate Adjustment Date subsequent to the Cut-off Date for any Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Interest Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

         "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3--Interest Reserve Account." Any such account or subaccount shall be an Eligible Account.

         "Interest Reserve Loans": Any Mortgage Loan bearing interest computed on an actual/360 basis.

         "Interested Person": The Depositor, the Master Servicer, the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

         "Investment Account": Each of the Certificate Account, the Distribution Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, the Special Reserve Account, each Serviced Whole Loan Custodial Account and any REO Account.

         "Investor Certification": A certification in the form of Exhibit H-1 hereto.

         "Late Collections": With respect to any Mortgage Loan or Serviced Whole Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period (or, in the case of a Late Due Date Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. With respect to any Distribution Date and any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of



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


principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under such predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a Due Date in a previous Collection Period (or, in the case of a Late Due Date Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

         "Late Due Date Mortgage Loan": The Mortgage Loans (or successor REO
Loan), identified as loan numbers 1, 3 and 4 on the Mortgage Loan Schedule with a Due Date which occurs after the Determination Date in the same calendar month as such Due Date.

         "Lennar": Lennar Partners, Inc.

         "Liquidation Event": With respect to any Mortgage Loan or Serviced Companion Loan, any of the following events: (i) such Mortgage Loan or Serviced Companion Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Serviced Companion Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan or Serviced Companion Loan is purchased pursuant to Section 3.18 or 3.30(a); or (v) such Mortgage Loan is purchased pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor pursuant to Section 9.01.

         "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 or final payoff of a Corrected Mortgage Loan (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions, conveyance taxes, any Liquidation Fee or Workout Fee associated with a final payoff of a Corrected Mortgage Loan and any other unreimbursed Additional Trust Fund Expense associated with such Mortgage Loan).

         "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased pursuant to Section 3.18 or by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor pursuant to Section 9.01 or by the Class S-AFR Controlling Class Directing Holder pursuant to Section 3.30(a) unless otherwise required by the AFR/Bank of America Portfolio Agreement Among Noteholders), the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

         "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.00%.

         "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or



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


condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Mortgagor;
(iv) the purchase of a Mortgage Loan or Serviced Companion Loan pursuant to
Section 3.18 or 3.30(a); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (vi) the payment of any Substitution Shortfall Amount by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; or (vii) the purchase of a Mortgage Loan or REO Property pursuant to
Section 9.01.

         "Loan Group": Either Loan Group 1 or Loan Group 2.

         "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 1 is $1,107,643,558.

         "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

         "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

         "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 2 is $226,005,315.

         "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

         "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan or Serviced Whole Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Serviced Whole Loan, as the case may be, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

         "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or Serviced Whole Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.


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


         "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced Whole Loan serviced hereunder, the lock-box agreement, if any, between the originator of such Mortgage Loan or Serviced Whole Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

         "Loss Reimbursement Amount": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a) with respect to such REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to) such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for the current Distribution Date.

         "MAI":  Member of Appraisal Institute.

         "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes.

         "Mall at Millenia A Notes Intercreditor Agreement": With respect to the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loans, that certain intercreditor agreement dated as of June 5, 2003 by and among the initial holder of the Mall at Millenia Mortgage Loan and the Mall at Millenia Companion Loans.

         "Mall at Millenia Agreement Among Note Holders": With respect to the Mall at Millenia Mortgage Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note, that certain agreement among note holders, dated as of June 5, 2003, by and between the initial holder of the Mall at Millenia Mortgage Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B Note, as amended from time to time in accordance with its terms.

         "Mall at Millenia B Note": As defined in the Preliminary Statement.

         "Mall at Millenia Companion Loans": As defined in the Preliminary Statement.

         "Mall at Millenia Mortgage Loan": As defined in the Preliminary Statement.

         "Mall at Millenia S&P-Related Side Letter": As defined in Section 3.28(vi).

         "Mall at Millenia Whole Loan": As defined in the Preliminary Statement.


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


         "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

         "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

         "Master Servicing Fee": With respect to any Distribution Date and each Mortgage Loan or Serviced Companion Loan and REO Loan serviced hereunder, that portion of the Servicing Fee that has accrued at the Master Servicing Fee Rate.

         "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan serviced hereunder, 0.02% per annum except, with respect to the Wells Fargo Tower Mortgage Loan, 0.00% per annum, the 609 Fifth Avenue Mortgage Loan, 0.008% per annum, and each of the Water Tower Place Mortgage Loan, the 5 Houston Center Mortgage Loan, the Geneva Commons Mortgage Loan and the REDI Industrial Building, 0.01% per annum.

         "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder.

         "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided, however, that the absence of, or a material and adverse irregularity on the face of, any of the following documents shall be presumed to be a Material Document Defect: the original Mortgage Note (or a lost note affidavit and indemnity), an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original or copy of any related letters of credit (except with respect to the National Boulevard Mortgage Loan) or a copy of any related Ground Lease from the Mortgage File.

         "Maturity Date": With respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan or Serviced Companion Loan by reason of default thereunder,
(ii) any grace period permitted by the related Mortgage Note, (iii) any modification, waiver or amendment of such Mortgage Loan or Serviced Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.21 or (iv) in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

         "Midland": Midland Loan Services, Inc.

         "Modified Mortgage Loan": Any Mortgage Loan or Serviced Companion Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:


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


                  (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan);

                  (B) except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

                  (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Payment": With respect to any Mortgage Loan or Serviced Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Serviced Companion Loan, including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note(s) (as such may be modified at any time following the Closing
Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

         "Moody's": Moody's Investors Service, Inc., or its successor-in-interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Moody's Approved Master Servicer": As defined in Section 4.03(b).

         "Mortgage": With respect to any Mortgage Loan or Serviced Whole Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Mortgage Loan or Serviced Companion Loan, subject to Section 2.01(b), collectively the following documents:

                  (1) (A) in the case of each Mortgage Loan, the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3, without recourse" and (B) in the case of each Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

                  (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon

                  (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or if none by the originator, either in blank or in favor of the Trustee (in such capacity) and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the Serviced Companion Loan Holders;

                  (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

                  (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage, referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the Serviced Companion Loan Holders;

                  (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Companion Loan, as the case may be, to the most recent assignee of record thereof prior to the Trustee, if any;

                  (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the Serviced Companion Loan Holders;

                  (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Companion Loan, as the case may be, has been assumed;

                  (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the



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


         issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;


                  (10) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or the Serviced Companion Loan, as the case may be, to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

                  (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or the Serviced Companion Loan, as the case may be, (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the applicable Mortgage Loan Seller (or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the applicable Mortgage Loan Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

                  (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                  (13) the related Ground Lease or a copy thereof, if any;


                  (14) if the Mortgage Loan or Serviced Companion Loan is a Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan or Serviced Companion Loan, as the case may be, an original of the bond lease insurance policy, if any, obtained with respect to such Mortgage Loan or Serviced Companion Loan and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan or Serviced Companion Loan;

                  (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

                  (16) the original or a copy of any intercreditor agreement or side letter with respect to the Mortgage Loan or Serviced Companion Loan;


                  (17) the original or a copy of any Environmental Policy;


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


                  (18) the original or a copy (if the original is held by the Master Servicer) of any letter of credit and any related transfer documents;

                  (19) for a hospitality property, copies of franchise agreements, if any, and franchisor comfort letters, if any; and

                  (20) a checklist of documents included in the Mortgage File,

provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         Notwithstanding the foregoing, with respect to the Wells Fargo Tower Mortgage Loan, "Mortgage File" shall mean the original Mortgage Note in the amount of $65,000,000 pertaining to the Wells Fargo Tower Mortgage Loan, the Wells Fargo Tower Co-Lender Agreement and copies of each other document contained in the Mortgage File held by the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, with respect to the Mall at Millenia Mortgage Loan, "Mortgage File" shall mean the original Mortgage Note in the amount of $67,500,000 pertaining to the Mall at Millenia Mortgage Loan, the Mall at Millenia Intercreditor Agreement, the Mall at Millenia Agreement Among Noteholders and copies of each other document contained in the Mortgage File held by the 2003-IQ4 Trustee, with respect to the Geneva Commons Mortgage Loan, "Mortgage File" shall mean the original Mortgage Note in the amount of $28,000,000 pertaining to the Geneva Commons Mortgage Loan, the Geneva Commons Intercreditor Agreement and copies of each other document contained in the Mortgage File held by the GMACCM 2003-C2 Trustee and with respect to the AFR/Bank of America Portfolio B Note, "Mortgage File" shall mean the original Mortgage Note in the amount of $100,000,000 pertaining to the AFR/Bank of America Portfolio B Note and copies of each other document contained in the Mortgage File with respect to the AFR/Bank of America Portfolio Mortgage Loan.

         "Mortgage Loan": Each of the mortgage loans or mortgage loan interests held by REMIC I, transferred and assigned to the Trustee pursuant to Section
2.01 and from time to time held in the Trust Fund (including, without limitation, all Replacement Mortgage Loans, REO Loans and Specially Serviced Mortgage Loans). As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File. As used herein, unless specifically provided otherwise, the term "Mortgage Loan" includes the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio B Note, the Water Tower Place Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the 609 Fifth Avenue Mortgage Loan, the 5 Houston Center Mortgage Loan and the Geneva Commons Mortgage Loan (which are part of the Trust Fund) but excludes the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the Mall at Millenia Companion Loans, the Mall at Millenia B Note, the Wells Fargo Tower Companion Loans, the 609 Fifth Avenue Companion Loans, the 5 Houston Center Companion Loan and the Geneva Commons Companion Loan (which are not part of the Trust Fund).


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


         "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I, which list sets forth the following information with respect to each Mortgage Loan:

                  (i) the loan number and name of the Mortgaged Property;

                  (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iii) the (A) Mortgage Rate in effect as of the Cut-off Date and (B) whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Loan;

                  (iv) the original principal balance;

                  (v) the Cut-off Date Principal Balance;

                  (vi) the (A) remaining term to stated maturity, (B) with respect to any ARD Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

                  (vii) the Due Date;

                  (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                  (ix) in the case of any Adjustable Rate Mortgage Loan, the (A) Index, (B) Gross Margin, (C) first Interest Rate Adjustment Date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate;

                  (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, a Defeasance Loan, a Broker Strip Loan or an Additional Servicing Fee Mortgage Loan;

                  (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

                  (xii) the Servicing Fee Rate; and

                  (xiii) whether such Mortgage Loan (A) is covered by an Environmental Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground Lease and (D) has a letter of credit as part of the related Mortgage File.


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


Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": Each of GMACCM, GACC, GSMC, Commerzbank and
MSMC.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

         "Mortgage Pool": Collectively, all of the Mortgage Loans (including any REO Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans). As used herein, unless specifically provided otherwise, the term "Mortgage Pool" includes the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio B Note, the Water Tower Place Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the 609 Fifth Avenue Mortgage Loan, the 5 Houston Center Mortgage Loan and the Geneva Commons Mortgage Loan but excludes the AFR/Bank of America Portfolio Companion Loans, the Water Tower Companion Loans, the Mall at Millenia Companion Loans, the Mall at Millenia B Note, the Wells Fargo Tower Companion Loans, the 609 Fifth Avenue Companion Loans, the 5 Houston Center Companion Loan and the Geneva Commons Companion Loan.

         "Mortgage Rate": With respect to: (i) any Mortgage Loan or Serviced Companion Loan on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or Serviced Companion Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law;
(ii) any Mortgage Loan or Serviced Companion Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan or Serviced Companion Loan had remained outstanding.

         "Mortgaged Property": Individually and collectively, as the context may require, the real property interest (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan and, if applicable, any related Serviced Companion Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "MSMC": Morgan Stanley Mortgage Capital Inc. and its successors and assigns.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related



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


Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to
Section 3.20(f) in connection with such Prepayment Interest Shortfalls.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 2.02(f) and Section 3.06.

         "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 2.02(f) and Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and also as of a date no earlier than 60 days prior to the insolvency, and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

         "Net Mortgage Rate": With respect to any Mortgage Loan, any Serviced Companion Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee Rate, but, for purposes of calculating the REMIC I Remittance Rate, the REMIC II Remittance Rate and Weighted Average Net Mortgage Rate, determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or (ii) the increase in the interest rate attributable to the Revised Rate to any ARD Loan and, with respect to any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate of such Mortgage Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate); provided, however, that with respect to the Interest Reserve Loans, (i) the Net Mortgage Rate for the one-month period preceding the Due Dates in (a) January of each calendar year that is not a leap year and (b) February of each calendar year, will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld Amounts.

         "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with the CMSA NOI Adjustment Worksheet using the methodologies set forth in Exhibit F.


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


         "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan, including the AFR/Bank of America Portfolio B Note, or REO Loan which, in the judgment of the Master Servicer, the Trustee or the Fiscal Agent as applicable, will not be ultimately recoverable (together with Advance Interest thereon) from Late Collections on or in respect of such Mortgage Loan or REO Loan which shall be evidenced by an Officer's Certificate as provided by Section 4.03(c). Subject to
Section 4.03(c), with respect to any Serviced Companion Loan, any advance of principal and/or interest made, or proposed to be made, on such Serviced Companion Loan which, in the judgment of the applicable Serviced Companion Loan Master Servicer or Serviced Companion Loan Trustee, will not ultimately be recoverable (together with any interest thereon) from late payments, insurance proceeds, liquidation proceeds or any other recovery on or in respect of such Serviced Companion Loan in accordance with the related Serviced Companion Loan Securitization Agreement. With respect to the Wells Fargo Tower Mortgage Loan,
(i) the pro rata portion (as among the Wells Fargo Tower Mortgage Loan and the Wells Fargo Tower Companion Loans) of any "Nonrecoverable Advance" (as defined in the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement) allocable to the Wells Fargo Tower Mortgage Loan pursuant to and in accordance with the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement or (ii) any Delinquency Advance previously made or proposed to be made that is allocable to the Wells Fargo Tower Mortgage Loan and that in the judgment of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable from amounts received by the Master Servicer with respect to the Wells Fargo Tower Mortgage Loan, which, with respect to the Master Servicer, shall be evidenced by an Officer's Certificate as provided by Section 4.03(c).

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Whole Loan or any REO Property (other than an REO Property related to the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) which, in the judgment of the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, will not be ultimately recoverable (together with Advance Interest thereon) from Late Collections on or in respect of such Mortgage Loan, Serviced Whole Loan or REO Property, which shall be evidenced by an Officer's Certificate as provided by Section 3.11(h).

         "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S-AFR1, Class S-AFR2, Class S-AFR3, Class S-AFR4 or Residual Certificate.

         "Officer's Certificate": A certificate signed, as applicable, by a Servicing Officer of the Master Servicer or the Special Servicer or by a Responsible Officer of the Trustee.


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


         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer and the Special Servicer.

         "Option": As defined in Section 3.18.

         "Option Holder": As defined in Section 3.18.

         "Option Notice": As defined in Section 3.18.

         "Option Purchase Price": As defined in Section 3.18.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to:

                  (1) the Class X-1 Certificates, the Class X-1 Pass-Through
         Rate;

                  (2) the Class X-2 Certificates, the Class X-2 Pass-Through
         Rate;

                  (3) the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 Certificates, the fixed rate per annum specified for such Class in the Preliminary Statement;

                  (4) the Class B, Class C, Class D, Class E, Class F and Class G Certificates, for any Distribution Date, the lesser of the fixed rate per annum specified for such Class in the Preliminary Statement and the Weighted Average Net Mortgage Rate for such Distribution Date; and

                  (5) the Class H Certificates, for any Distribution Date, the Weighted Average Net Mortgage Rate;

                  (6) the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, for any Distribution Date, the lesser of 5.336% and the Weighted Average Net Mortgage Rate; and

                  (7) Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4, a fixed rate per annum specified for such Class in the Preliminary Statement.

         "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, if any, any date on which the related Monthly Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment Date subsequent to the Cut-off Date for



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


each Adjustable Rate Mortgage Loan, if any, is specified in the Mortgage Loan Schedule, and successive Payment Adjustment Dates for such Adjustable Rate Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

         "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

         "Penalty Charges": With respect to any Mortgage Loan or Serviced Companion Loan (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

         "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

                  (1) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (2) repurchase agreements on obligations specified in clause
         (i) maturing not more than 30 days from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, that the short-term debt obligations of such depository institution or trust company at all times since the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

                  (4) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;


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


                  (5) a money market fund rated by each Rating Agency in its highest rating category and any other money market fund with respect to which a Rating Agency Confirmation has been received;

                  (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided, that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

                  (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days; provided, that the total amount of such investment does not exceed the greater of (A) 20% of the then outstanding principal balance of the Certificates, and (B) the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period; provided, further, and notwithstanding the preceding proviso, that if all of the Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period;

                  (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency; and

                  (9) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or Serviced Companion Loan Securities by each such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean "AAAm" in the case of Standard & Poor's and "Aaa" in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean "A-1+" in the case of Standard & Poor's and "P-1" in the case of Moody's.

         "Permitted Transferee": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or



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

instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": As defined in Section 5.02(c)(i).

         "Post-Determination Date Payment Report": A report prepared by the Master Servicer showing all payments received after the Determination Date.

         "Preliminary Statement": The introductory section in this Agreement found on pages 1 through 6 hereof.

         "Prepayment Assumption": A CPR of 0% and an assumption that a Principal Prepayment in full will be made on any ARD Loan on its Anticipated Repayment Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes.

         "Prepayment Interest Excess": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Geneva Commons Mortgage Loan or the AFR/Bank of America Portfolio B Note) or Serviced Companion Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such Mortgage Loan or Serviced Companion Loan, as the case may be, in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower



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


Mortgage Loan, the Geneva Commons Mortgage Loan or the AFR/Bank of America Portfolio B Note) or Serviced Companion Loan that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was received prior to the Due Date for such Mortgage Loan or Serviced Companion Loan, as the case may be, in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such Mortgage Loan or Serviced Companion Loan to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

         "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, Serviced Companion Loan or REO Loan.

         "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania, in the case of the Master Servicer, and California, in the case of the Special Servicer.

         "Principal Allocation Fraction":

                  (i) Any Prepayment Premium collected from a Group 1 Mortgage Loan, any Distribution Date and each Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction, the numerator of which is the portion of the Loan Group 1 Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Loan Group 1 Principal Distribution Amount for all Classes of Certificates as of such Distribution Date; and

                  (ii) Any Prepayment Premium collected from a Group 2 Mortgage Loan, any Distribution Date and each of Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction, the numerator of which is the portion of the Loan Group 2 Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Loan Group 2 Principal Distribution Amount for all Classes of Certificates as of such Distribution Date.

         "Principal Balance Certificate": Any REMIC III Regular Certificate other than a Class X-1 or Class X-2 Certificate.

         "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution Date and (ii) if such Distribution Date is after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date over the aggregate distributions of



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


principal made on the Principal Balance Certificates (other than the Class S-AFR Certificates) in respect of such Principal Distribution Amount on the preceding Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Serviced Companion Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Privileged Person": The Depositor, the Master Servicer, the Special Servicer, the Trustee, a Rating Agency, a designee of the Depositor, each Serviced Companion Loan Holder and any Person who provides the Trustee with an Investor Certification.

         "Proposed Plan": As defined in Section 3.17(a)(iii).

         "Prospectus": The Prospectus dated July 31, 2003, as supplemented by the Prospectus Supplement.

         "Prospectus Supplement": The Prospectus Supplement, dated December 10, 2003, relating to the offering of the Registered Certificates.

         "PTCE 95-60": As defined in Section 5.02(c)(ii).

         "Purchase Price": With respect to any Mortgage Loan, a price equal to the following: (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus (b) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Servicing Advances; plus (d) all accrued and unpaid Advance Interest in respect of related Advances; plus (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, (i) all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicing Fees, Advance Interest (to the extent, if any, not included in clause (d) above) in respect of related Advances and Additional Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan Seller repurchases such Mortgage Loan after more than 180 days following its receipt of written notice of a Material Breach, the applicable Mortgage Loan Seller will also be required to pay a Liquidation Fee; plus (f) if such Mortgage Loan is being purchased pursuant to the AFR/Bank of America Portfolio B Note Holder Purchase Right, all related accrued and unpaid Servicing Fees, Special Servicing Fees, Workout Fees and if the Purchase Price is being paid in connection with the exercise of an AFR/Bank of America Portfolio B Note Holder Purchase Right more than 90 days following the commencement of an AFR/Bank of America Portfolio B Note Holder Purchase Right Period, Liquidation Fees (other than the portion thereof payable from interest on the amount specified in clause (a)). The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Document Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated



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


in accordance with the first sentence of this definition in respect of the related REO Loan. With respect to the Water Tower Mortgage Loan, the Purchase Price for each Mortgage Loan Seller will be its respective percentage of the total Purchase Price for the Water Tower Loan Mortgage Loan. The percentage interests with respect to the Water Tower Loan Mortgage Loan for each Mortgage Loan Seller shall be, with respect to GSMC, 50% and with respect to Commerzbank, 50%.

         "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser or, if a MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

         "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a fixed Mortgage Rate if the Deleted Mortgage Loan is a Fixed Rate Mortgage Loan and an adjustable Mortgage Rate (with the same Index, Gross Margin and frequency of Interest Rate Adjustment Dates and Payment Adjustment Dates as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is an Adjustable Rate Mortgage Loan;
(iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity or Anticipated Repayment Date, in the case of any ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its Servicing File;
(ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the Majority Certificateholder of the Controlling Class (and the applicable Mortgage Loan Seller shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Majority Certificateholder of the Controlling Class in reviewing any proposed Qualifying Substitute Mortgage Loan); (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; and
(xii) with respect to a Group 2 Mortgage Loan, is of the same property type as such Group 2 Mortgage Loan; provided, that no Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated

Final Distribution Date; provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": The Distribution Date in April 2040.

         "Rating Agency": Each of Fitch, Moody's and Standard & Poor's.

         "Rating Agency Confirmation": With respect to any matter and any Rating Agency, where required under this Agreement, confirmation in writing by such Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of Certificates or Serviced Companion Loan Securities, as applicable, then rated by such Rating Agency. For all purposes of this Agreement, the placement by a Rating Agency of any Class of Certificates or Serviced Companion Loan Securities, as applicable, on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates or Serviced Companion Loan Securities, as applicable.

         "Realized Loss": With respect to each Defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be (including all Special Servicing Fees, Workout Fees or other fees, expenses or items with respect to such Mortgage Loan, Serviced Companion Loan or REO Loan that caused Distributable Certificate Interest not to be paid in full in any prior Interest Accrual Period, but without taking into account the amounts described in clause (iv) of this sentence), at the related Mortgage Rate to but not including the Due Date in the Collection Period (or, in the case of a Late Due Date Mortgage Loan, the Due Date in the Collection Period immediately following the Collection Period) in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances and Delinquency Advances (to the extent not included in clause (ii) above) as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses and compensation payable to the Master Servicer, the Special Servicer or the Trustee paid therefrom).

         With respect to each Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in the previous paragraph, Realized Losses include Nonrecoverable Advances for such Mortgage Loan (including interest on such Nonrecoverable Advances) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section 3.05(a) hereof.

         With respect to any Mortgage Loan or Serviced Companion Loan as to which any portion of the outstanding principal or accrued interest (other than Excess Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of such principal or interest so forgiven.

         With respect to any Mortgage Loan or Serviced Companion Loan as to which the Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Registered Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates.

         "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. With respect to Advance Interest on Delinquency Advances made with respect to the AFR/Bank of America Portfolio B Note, the Reimbursement Rate shall be the prime rate plus 3%.

         "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus Supplement under the column heading "Related Group."

         "Release Date": As defined in Section 3.08(d).

         "Remaining Certificateholder": Any Holder (or Holders if they act in unanimity) holding 100% of the Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class X Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than (a) Excess Interest, (b) any Special Reserve Account, (c) payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, (d) to the extent properly attributable to the Serviced Companion Loans, all or any portion of the Serviced Whole Loan Custodial Accounts or the Serviced Whole Loan REO Accounts, and (e) the Serviced Companion Loan Distribution Accounts), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers; (ii) the Certificateholders' interest in any REO Properties acquired in respect of the Mortgage Loans; (iii) the Certificateholders' interest in such funds or assets (other than Excess Interest) as from time to time are deposited in the Distribution Account, the Certificate Account and the REO Account (if established); and (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase Agreement.

         "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the initial related Mortgage Loan set forth in the Mortgage Loan Schedule. If a Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s).

         "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC II Distribution Amount": As defined in Section 4.01(a).

         "REMIC II Regular Interest": Any of the fifty-eight (58) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E,
LA-4-A, LA-4-B, LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G,
LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L, LA1-2M, LB, LC, LD, LE, LF-

A, LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LL-A, LL-B, LM, LN, LO, LP, LS-AFR1, LS-AFR2, LS-AFR3 and LS-AFR4. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         Each REMIC II Regular Interest corresponds to a Class of Principal Balance Certificates and, except with respect to the Class LS-AFR1, Class LS-AFR2, Class LS-AFR3 and Class LS-AFR4 Regular Interests, a Class X Component as follows:

           REMIC II                   Class of Principal                 Class X
       Regular Interest              Balance Certificates               Component
       ----------------              --------------------       ------------------------------
         Class LA-1-1                     Class A-1             Class LA-1-1 Component(1)

        Class LA-1-2-A                    Class A-1             Class LA-1-2-A Component(1)(2)

        Class LA-1-2-B                    Class A-1             Class LA-1-2-B Component(1)(2)

        Class LA-1-2-C                    Class A-1             Class LA-1-2-C Component(1)(2)

        Class LA-1-2-D                    Class A-1             Class LA-1-2-D Component(1)(2)

         Class LA-2-A                     Class A-2             Class LA-2-A Component(1)(2)

         Class LA-2-B                     Class A-2             Class LA-2-B Component(1)(2)

         Class LA-2-C                     Class A-2             Class LA-2-C Component(1)(2)

         Class LA-2-D                     Class A-2             Class LA-2-D Component(1)(2)

         Class LA-2-E                     Class A-2             Class LA-2-E Component(1)(2)

         Class LA-3-A                     Class A-3             Class LA-3-A Component(1)(2)

         Class LA-3-B                     Class A-3             Class LA-3-B Component(1)(2)

         Class LA-3-C                     Class A-3             Class LA-3-C Component(1)(2)

         Class LA-3-D                     Class A-3             Class LA-3-D Component(1)(2)

         Class LA-3-E                     Class A-3             Class LA-3-E Component(1)(2)

         Class LA-4-A                     Class A-4             Class LA-4-A Component(1)(2)

         Class LA-4-B                     Class A-4             Class LA-4-B Component(1)(2)

         Class LA1-1                      Class A-1A            Class LA1-1 Component(1)

         Class LA1-2A                     Class A-1A            Class LA1-2A Component(1)(2)

         Class LA1-2B                     Class A-1A            Class LA1-2B Component(1)(2)

         Class LA1-2C                     Class A-1A            Class LA1-2C Component(1)(2)

         Class LA1-2D                     Class A-1A            Class LA1-2D Component(1)(2)

         Class LA1-2E                     Class A-1A            Class LA1-2E Component(1)(2)

         Class LA1-2F                     Class A-1A            Class LA1-2F Component(1)(2)

         Class LA1-2G                     Class A-1A            Class LA1-2G Component(1)(2)

         Class LA1-2H                     Class A-1A            Class LA1-2H Component(1)(2)

           REMIC II                   Class of Principal                 Class X
       Regular Interest              Balance Certificates               Component
       ----------------              --------------------       ------------------------------
         Class LA1-2I                     Class A-1A            Class LA1-2I Component(1)(2)

         Class LA1-2J                     Class A-1A            Class LA1-2J Component(1)(2)

         Class LA1-2K                     Class A-1A            Class LA1-2K Component(1)(2)

         Class LA1-2L                     Class A-1A            Class LA1-2L Component(1)(2)

         Class LA1-2M                     Class A-1A            Class LA1-2M Component(1)(2)

           Class LB                        Class B              Class LB Component(1)(2)

           Class LC                        Class C              Class LC Component(1)(2)

           Class LD                        Class D              Class LD Component(1)(2)

           Class LE                        Class E              Class LE Component(1)(2)

          Class LF-A                       Class F              Class LF-A Component(1)(2)

          Class LF-B                       Class F              Class LF-B Component(1)(2)

          Class LF-C                       Class F              Class LF-C Component(1)(2)

          Class LF-D                       Class F              Class LF-D Component(1)(2)

          Class LG-A                       Class G              Class LG-A Component(1)(2)

          Class LG-B                       Class G              Class LG-B Component(1)(2)

          Class LG-C                       Class G              Class LG-C Component(1)(2)

          Class LH-A                       Class H              Class LH-A Component(1)(2)

          Class LH-B                       Class H              Class LH-B Component(1)(2)

          Class LH-C                       Class H              Class LH-C Component(1)(2

          Class LJ-A                       Class J              Class LJ-A Component(1)(2)

          Class LJ-B                       Class J              Class LJ-B Component(1)(2)

          Class LK-A                       Class K              Class LK-A Component(1)(2)

          Class LL-A                       Class L              Class LL-A Component(1)(2)

          Class LL-B                       Class L              Class LL-B Component(1)(2

           Class LM                        Class M              Class LM Component(1)

           Class LN                        Class N              Class LN Component(1)

           Class LO                        Class O              Class LO Component(1)

           Class LP                        Class P              Class LP Component(1)

        Class LS-AFR1                    Class S-AFR1           N/A

        Class LS-AFR2                    Class S-AFR2           N/A

        Class LS-AFR3                    Class S-AFR3           N/A

        Class LS-AFR4                    Class S-AFR4           N/A

--------------------------

(1)   Applicable to the Class X-1 Certificates

(2)   Applicable to the Class X-2 Certificates

         "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, other than the Class LS-AFR1, Class LS-AFR2, Class LS-AFR3 and Class LS-AFR4, for any Distribution Date, the weighted average of the respective REMIC I Remittance Rates for all REMIC I Regular Interests for such Distribution Date (weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests immediately prior to such Distribution
Date). With respect to the Class LS-AFR1, Class LS-AFR2, Class LS-AFR3 and Class LS-AFR4, the Pass-Through Rate for the related Class of REMIC III Certificates.

         "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

         "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed regulations) and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                  (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury

         Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

         "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3."

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

         "REO Extension":  As defined in Section 3.16(a).

         "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan or Serviced Companion Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Serviced Companion Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments and other amounts due and owing in respect of the predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) with respect to such REO Loan that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated as specified in Section 1.02(b) hereof. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan or Serviced Companion Loan as of the date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders (and, in the case of the Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and the related Serviced Companion Loan Holders) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (other than the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan).

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

         "REO Tax": As defined in Section 3.17(a)(i).

         "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

         "Required Appraisal Loan": As defined in Section 3.20(d).

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan or Serviced Companion Loan serviced hereunder, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

         "Residual Certificate": Any Class R-I, Class R-II or Class R-III Certificate.

         "Resolution Extension Period": With respect to any Mortgage Loan and any Material Document Defect or Material Breach which would require the related Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement:

         (i) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

         (ii) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution

Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

         (iii) with respect to a Material Document Defect relating to any Mortgage Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a Servicing Transfer Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

         (iv) with respect to a Material Document Defect relating to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply.

         "Responsible Officer": When used with respect to the initial Trustee, any officer of its Asset Backed Securities Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Revised Rate": With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Loan, as calculated and as set forth in the related Mortgage Note or Mortgage.

         "S&P Approved Master Servicer": As defined in Section 4.03(b).

         "Securities Act": The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan or Serviced Whole Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

         "Senior Certificate": Any Class X-1, Class X-2, Class A-1, Class A-1A, Class A-2, Class A-3 or Class A-4 Certificate.

         "Serviced Companion Loan": Any of the AFR/Bank of America Portfolio Companion Loans, the Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan.

         "Serviced Companion Loan Distribution Account": With respect to any Serviced Companion Loan, the account(s) or subaccount(s) created and maintained by the Serviced Companion Loan Paying Agent pursuant to Section 3.05(f) in trust for the related Serviced Companion Loan Holder. Any such account or subaccount shall be an Eligible Account.

         "Serviced Companion Loan Holder": Any of the AFR/Bank of America Portfolio Companion Loan Holders, the Water Tower Place Companion Loan Holders, the 609 Fifth Avenue Companion Loan Holders and the 5 Houston Center Companion Loan Holder.

         "Serviced Companion Loan Holder Register": As defined in Section 8.18.

         "Serviced Companion Loan Paying Agent": GMAC Commercial Mortgage Corporation, in its capacity as the Serviced Companion Loan Paying Agent under this Agreement, its successor in interest, or any successor Serviced Companion Loan Paying Agent appointed as herein provided.

         "Serviced Companion Loan Master Servicer": With respect to any Serviced Companion Loan, the master servicer appointed and acting pursuant to the Serviced Companion Loan Securitization Agreement, if any, related to one or more Serviced Companion Loans.

         "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more of the Serviced Companion Loans.

         "Serviced Companion Loan Securitization Agreement": With respect to any Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

         "Serviced Companion Loan Trustee": With respect to any Serviced Companion Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

         "Serviced Whole Loan": The AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan or the 5 Houston Center Whole Loan, as the context may require.

         "Serviced Whole Loan Custodial Account": With respect to each Serviced Whole Loan, the account or accounts maintained by the Master Servicer pursuant to Section 3.04(f) on behalf of the Certificateholders and the related Serviced Companion Loan Holders. Any such account or accounts shall be an Eligible Account.

         "Serviced Whole Loan Intercreditor Agreement": The AFR/Bank of America Portfolio Intercreditor Agreement, Water Tower Place Intercreditor Agreement, the 609 Fifth Avenue Intercreditor Agreement, the 5 Houston Center Intercreditor Agreement or the Geneva Commons Intercreditor Agreement, as the context may require.

         "Serviced Whole Loan Remittance Amount": With respect to any Business Day preceding a Distribution Date and any Serviced Whole Loan, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Whole Loan and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Serviced Whole Loan Custodial Account as of 3:00 p.m. (New York City time) on such date, including any such payments and other collections transferred to such Serviced Whole Loan Custodial Account from the related REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents Monthly Payments that are due on a Due Date following the end of the related Collection Period and/or any amount payable or reimbursable to any Person from the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.05(e).

         "Serviced Whole Loan REO Account": As defined in Section 3.16(b).

         "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA Loan Level Reserve/Letter of Credit Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA Special Servicer Loan File, the CMSA NOI Adjustment Worksheet, the CMSA Comparative Financial Status Report, the CMSA Operating Statement Analysis Report and the Advance Interest Reconciliation Report.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (excluding the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan or the Geneva Commons Mortgage Loan) or a Serviced Companion Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in
Section 3.03(c) and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged Property (excluding the Mortgaged Property relating to the Wells Fargo Tower Mortgage Loan, the Mortgaged Property relating to the Mall at Millenia Mortgage Loan or the Geneva Commons Mortgage Loan), (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds in respect of any Mortgage Loan (excluding the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan), any Serviced Companion Loan or any REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any REO

Property (excluding any REO Property related to the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan or the Geneva Commons Mortgage Loan). All Emergency Advances made by the Master Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

         "Servicing Fee Rate": With respect to any Mortgage Loan or Serviced Companion Loan (including any REO Loan), the percentage rate per annum set forth with respect to such Mortgage Loan or Serviced Companion Loan (including any REO
Loan) on the Mortgage Loan Schedule.

         "Servicing Fees": With respect to any Distribution Date and each Mortgage Loan, each Serviced Companion Loan and each REO Loan serviced hereunder, the fee payable to the Master Servicer pursuant to Section 3.11(a).

         "Servicing File": Any documents (including copies of any documents required to be part of the related Mortgage File), including but not limited to appraisals, environmental reports, engineering reports, property insurance information (including the Accord 27 certificate), property inspection reports, financial statements, escrow analyses, tax bills, financial information on the borrower, sponsor and guarantor, copies of the letters of credit and copies of environmental insurance policies and legal opinions delivered to the Master Servicer or the Special Servicer and relating to the servicing of any Mortgage Loan or Serviced Companion Loan; provided, that no information that is proprietary to the related Mortgage Loan Seller shall be considered part of the Servicing File.

         "Servicing Officer": Any officer of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Companion Loans serviced hereunder, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer or the Special Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

         "Servicing Standard":  As defined in Section 3.01(a).

         "Servicing Transfer Event": With respect to any Mortgage Loan (other than the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Whole Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of "Specially Serviced Mortgage Loan."

         "Significant Servicing Matter": As defined in the Amended and Restated Mall at Millenia Side Letter Agreement.

         "Special Reserve Account": A segregated custodial account or accounts created and maintained pursuant to Section 2.02(f) by the Trustee or the Master Servicer on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3." Any such account shall be an Eligible Account and shall be an "outside reserve fund" for purposes of the REMIC Provisions, which is not held by REMIC I.

         "Special Servicer": Lennar, with respect to all Mortgage Loans other than the AFR/Bank of America Portfolio Whole Loan or Midland, with respect to the AFR/Bank of America Portfolio Whole Loan, as applicable, or any successor special servicer appointed as herein provided.

         "Special Servicing Delay": As defined in Section 3.30 (b)(v).

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan (including any Serviced Companion Loan) and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan (including any Serviced Companion Loan) and REO Loan, 0.250% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan (including each related Cross-Collateralized Mortgage Loan, but excluding the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Whole Loan, as to which any of the following events has occurred:

                  (1) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Majority Certificateholder of the Controlling Class, 60 days following such default); or

                  (2) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

                  (3) either the Master Servicer or the Special Servicer, with the consent of the Majority Certificateholder of the Controlling Class (in the case of the Special Servicer) has determined in accordance with the Servicing Standard that a default in the making of a Monthly Payment without regard to any grace period or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur and is likely to remain unremedied for at least 60 days; or

                  (4) there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); or

                  (5) a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or



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


         liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

         provided, that a Servicing Transfer Event shall be deemed not to have occurred with respect to the AFR/Bank of America Portfolio Whole Loan as a result of the occurrence of an event described in clause (2) or
         (4) above (unless an event described in clause (1), (5), (6), (7) or (8) is also occurring), if at the time of such occurrence the Class S-AFR Controlling Class Directing Holder is exercising the AFR/Bank of America Portfolio B Note Holder Cure Right pursuant to Section 3.30 and has made all AFR/Bank of America Portfolio B Note Holder Cure Advances then required by Section 3.30; provided, further, a Servicing Transfer Event shall be deemed not to have occurred with respect to the AFR/Bank of America Portfolio Whole Loan during the continuance of a Special Servicing Delay; and provided, further, that a Servicing Transfer Event shall be deemed not to have occurred with respect to the 609 Fifth Avenue Whole Loan if such event is being cured by the 609 Fifth Avenue Mezzanine Lender in accordance with the 609 Fifth Avenue Mezzanine Intercreditor Agreement.

         A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such Mortgage Loan or Serviced Whole Loan, when the related Mortgaged Property or Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan or Serviced Whole Loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists with respect to the particular Mortgage Loan or Serviced Whole Loan or any related Cross-Collateralized Mortgage Loan):

                  (w) with respect to the circumstances described in clauses (1) and (2) above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan or Serviced Whole Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);


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


                  (x) with respect to the circumstances described in clauses
         (3), (5), (6) and (7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clause (4) above, such default is cured; and

                  (z) with respect to the circumstances described in clause (8) above, such proceedings are terminated.

         "Specified Earnout Reserve Loan": The Mortgage Loans identified on
Schedule V hereto.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

         "Stated Maturity Date": With respect to any Mortgage Loan or Serviced Companion Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Companion Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21 or, in the case of any ARD Loan, the Anticipated Repayment Date for such Mortgage Loan or Serviced Companion Loan, as the case may be.

         "Stated Principal Balance": With respect to any Mortgage Loan or Serviced Companion Loan (and any related REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan or Serviced Companion Loan (or in the case of a Replacement Mortgage Loan, as of the related date of substitution), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or Delinquency Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan or Serviced Companion Loan (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan or Serviced Companion Loan (or related REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or Serviced Companion Loan or any REO Property, then the "Stated Principal Balance" of such Mortgage Loan or Serviced Companion Loan or of the related REO



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


Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

         "Strip Holder": The related entity set forth on the Broker Strip Schedule for each Mortgage Loan listed thereon, or any heir, successor or assign; provided, however, that if the agreement which entitles the Strip Holder to receive the applicable Broker Strip is terminated in either case, the applicable Strip Holder shall thereafter be the party designated as such in writing by Goldman Sachs Mortgage Company to the Master Servicer.

         "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S-AFR1, Class S-AFR2, S-AFR3, S-AFR4 or Residual Certificate.

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.23.

         "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or Applicable State Law.

         "Tenant": With respect to any Credit Lease Loan, the lessee thereunder.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.


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


         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Trust Fund": Collectively, the Excess Interest and all of the assets of REMIC I, REMIC II and REMIC III.

         "Trustee": LaSalle Bank National Association, in its capacity as Trustee under this Agreement, its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to any Distribution Date and each Mortgage Loan and REO Loan, an amount equal to the product of (a) the Trustee Fee Rate and (b) the aggregate Stated Principal Balance of such Mortgage Loan or REO Loan immediately following the prior Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.

         "Trustee Fee Rate": .0018%. The Trustee Fee Rate is included in the Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan Schedule.

         "UCC": The Uniform Commercial Code of any applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of Louisiana law.

         "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date shall be deemed to accrue during the applicable Interest Accrual Period.

         "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date; reduced (to not less than zero) by
(b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution

Date allocated to such REMIC II Regular Interest which shall be allocated in the same manner as such Net Aggregate Prepayment Interest Shortfall is allocated amongst the corresponding REMIC III Regular Certificates.

         "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(b).

         "Underwriter": Each of Deutsche Bank Securities Inc. and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

         "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

         "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         "USPAP": The Uniform Standards of Professional Appraisal Practices.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates (other than the Class S-AFR Certificates) in proportion to the respective Class Principal Balances of their Certificates, 1% of the Voting Rights shall be allocated among the Holders of the Class X-1 and Class X-2 Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Water Tower Place Intercreditor Agreement": with respect to the Water Tower Place Mortgage Loan and the Water Tower Place Companion Loans, that certain A Notes Intercreditor Agreement, dated as of December 1, 2003, by and among GSMC, as the A1 Noteholder, A3 Noteholder and A5 Noteholder and Commerzbank, as the A2 Noteholder, A4 Noteholder and A6 Noteholder, as amended from time to time in accordance with its terms.

         "Water Tower Place Companion Loan Holders": Any holder of a Water Tower Place Companion Loan.

         "Water Tower Place Companion Loans": As defined in the Preliminary Statement.

         "Water Tower Place Mortgage Loan": As defined in the Preliminary Statement.

         "Water Tower Place Whole Loan": As defined in the Preliminary
Statement.

         "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the REMIC II Remittance Rate for each REMIC II Regular Interest other than the Class LS-AFR1, Class LS-AFR2, Class LS-AFR3 and Class LS-AFR4 Regular Interests for such Determination Date.

         "Wells Fargo Tower Consultation Rights": Shall have the meaning set forth in Section 3.24(h).

         "Wells Fargo Tower Co-Lender Agreement": with respect to the Wells Fargo Tower Mortgage Loan and the Wells Fargo Tower Companion Loans, that certain amended and restated co-lender agreement, dated as of December 18, 2003, by and between Greenwich Capital Financial Products, Inc., a Delaware corporation, and Morgan Stanley Mortgage Capital Inc., a New York corporation, as amended from time to time in accordance with its terms.

         "Wells Fargo Tower Companion Loans": As defined in the Preliminary Statement.

         "Wells Fargo Tower Mortgage Loan": As defined in the Preliminary Statement.

         "Wells Fargo Tower Serviced B Note": As defined in the Preliminary Statement.

         "Wells Fargo Tower Significant Servicing Matters": Shall have the meaning set forth in Section 3.24(h).

         "Wells Fargo Tower Whole Loan Interim Servicing Agreement": As defined in the Preliminary Statement.

         "Withheld Amount": With respect to (a) each Interest Reserve Loan and
(b) each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs, to the extent that a Monthly Payment or Delinquency Advance is made in respect thereof.

         "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

         Section 1.02 Certain Calculations.

                  (a) All amounts collected in respect of any group of related Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans and any related Serviced Companion Loans in accordance with the express provisions of the related loan documents and Serviced Whole Loan Intercreditor Agreement and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan and Serviced Companion Loan. All amounts collected in respect of any Mortgage Loan or Serviced Companion Loan (whether or not such Mortgage Loan or Serviced Companion Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses, Additional Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and attributable to such Mortgage Loan; second, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan and, if applicable, the Serviced Companion Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; fourth, as a recovery of principal of such Mortgage Loan and , if applicable, the Serviced Companion Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan or Serviced Companion Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan or Serviced Companion Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan and, if applicable, the Serviced Companion Loan; eighth, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan and, if applicable, the Serviced Companion Loan; ninth, as a recovery of any other amounts (other than Excess Interest) then due and owing under such Mortgage Loan and, if applicable, the Serviced Companion Loan; tenth, as a recovery of any remaining principal of such Mortgage Loan or Serviced Companion Loan to the extent of its entire remaining unpaid principal balance; and eleventh, if such Mortgage Loan is an ARD Loan, as a recovery of any Excess Interest then due and owing on such Mortgage Loan or Serviced Companion Loan.

                  (b) Subject to any related Serviced Whole Loan Intercreditor Agreement, collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances and unpaid or unreimbursed Additional Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and attributable to such REO Property or the related REO Loan; second, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) with respect to such REO Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; fourth, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

                  (c) The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to subsections (a) and (b) of this
Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

         Section 2.01 Establishment of Trust; Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned. Further, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note, a copy of the Mortgage, a copy of any related Ground Leases, the copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the copies of any related letters of credit or the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the Mortgage Loan Seller delivers such document to the Trustee within 15 Business Days following the Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(2), (4), (11)(A) and (12) of the definition of "Mortgage File", with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the Controlling Class that has provided a certification to the Trustee in the form attached hereto as Exhibit H-1. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided, that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a pro forma policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan, marked as binding by the insurer or its agent, and the related Mortgage Loan Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

         If any of the endorsements referred to in clause (1) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date) completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity) and in any event prior to releasing possession thereof. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (18) of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Section 2.01(b) by delivering the original of such document to the (x) Master Servicer in the case of Mortgage Loans sold or originated by GMACCM or its Affiliates or (y) Trustee, in the case of loans (other than Mortgage Loans originated by GMACCM or its Affiliates) sold by GSMC, GACC, Commerzbank or MSMC, who will certify receipt of such document by the Closing Date and send a copy of the applicable document to the other party, and the Trustee shall appoint the Master Servicer as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master Servicer to draw on such letter of credit. In the event that the related transfer documents specified in clause (18) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the Master Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.


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


         Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit. The related Mortgage Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust
Fund). In the event a draw is not honored or able to be processed as a result of the transfer process being incomplete, the related Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for any Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus Advance Interest and related expenses resulting from the failure of the draw to occur.

                  (c) Pursuant to each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of "Mortgage File" and each UCC-2 and UCC-3 referred to in clause
(11)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan Seller to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Promptly following receipt, the Trustee shall, at the request of the Master Servicer, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

                  (d) All documents and records in the Depositor's or any Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the Trustee in trust for the benefit of the Certificateholders and, with respect to the Serviced Companion Loans, the related Serviced Companion Loan Holders. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this subsection (d) then the Sub-Servicer shall deliver copies thereof to the Master Servicer.

                  (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.


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                  (f) The Trustee, by the execution and delivery of this
Agreement, hereby agrees to be bound to the terms of the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, the AFR/Bank of America Portfolio Agreement Among Noteholders, the Water Tower Place Intercreditor Agreement, the Mall at Millenia A Notes Intercreditor Agreement, the Mall at Millenia Agreement Among Note Holders, the Wells Fargo Tower Co-Lender Agreement, the 609 Fifth Avenue Intercreditor Agreement, the 5 Houston Center Intercreditor Agreement and the Geneva Commons Intercreditor Agreement.

         Notwithstanding anything to the contrary contained in this Section 2.01, the satisfaction of the delivery requirements hereunder with respect to the Water Tower Mortgage Loan may be satisfied by either GSMC or Commerzbank and satisfaction by either such party shall constitute satisfaction by the other.

         Section 2.02 Acceptance by Trustee.

                  (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this
Section 2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Exhibit L-1, of the documents specified in clauses (1), (2), (9), (13) and (18) (other than the related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each Mortgage Loan Purchase Agreement, if applicable, and of all other assets included in REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that the Trustee's certification with respect to the Wells Fargo Tower Mortgage Loan, the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan shall only include documents specified in clause (1) of the definition of Mortgage File. In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian and attached hereto as Exhibit L-1, as to each Mortgage Note, that it
(A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan. To the extent that documents in the Mortgage File for the Serviced Whole Loans relate to any Serviced Companion Loan(s), as applicable, the Trustee shall also hold such documents in such Mortgage File in trust for the use and benefit of the related Serviced Companion Loan Holders.

         Further, the Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the exception report, which is attached hereto as Exhibit L-1, without regard to the proviso in the definition of "Mortgage File", each of the original executed Mortgage Notes and endorsements as described in clause (1) of the definition of Mortgage File and the documents or instruments referred to in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File are in its possession; provided that the Trustee's certification with respect to the Wells Fargo Tower Mortgage Loan, the Mall at Millenia



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Mortgage Loan and the Geneva Commons Mortgage Loan shall only include documents specified in clause (1) of the definition of Mortgage File, and provided further that with respect to clause (13) of the definition of Mortgage File, the Trustee certification shall relate only to copies of Ground Leases if any, and, with respect to clause (18) of the definition of Mortgage File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any. With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business Days of the Closing Date, with respect to the documents specified in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File, the related Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2) resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in
Section 2.01(b)). If such exception is not so cured, the related Mortgage Loan Seller shall either (x) repurchase the related Mortgage Loan for the Purchase Price, (y) with respect to exceptions relating to clause (18) of the definition of "Mortgage File", deposit with the Master Servicer an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Master Servicer, with a copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z) with respect to any exceptions relating to clauses (2) and (9), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held by the Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer certifies to the Trustee and the Majority Certificateholder of the Controlling Class that such exception has been cured (or the Trustee certifies the same to the Majority Certificateholder of the Controlling Class), at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (ii) thirty (30) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days, (A) in the case of clause (y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Special Reserve Account until such exception is cured or the Mortgage Loan is repurchased for the Purchase Price, or (B) in the case of clause (z), the related Mortgage Loan Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03 or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) or (z) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

                  (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling



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Class, each Mortgage Loan Seller and, upon request, any Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (in electronic format if requested), (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan shall only include documents specified in clause (1) of the definition of Mortgage File. If the Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date) to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and, upon request, any Certificateholder and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer, any Certificateholder and any Serviced Companion Loan Holder may receive, upon request, an updated exception report (which may be in electronic format).

                  (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class and each Mortgage Loan Seller (and, with respect to with respect to the Serviced Companion Loans, the related Serviced Companion Loan Holders) that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments


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specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, clause
(5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller to be true and complete and (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, shall only include documents specified in clause
(1) of the definition of Mortgage File.

                  (d) It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (6), (7), (8), (10), (14), (15), (16), (17) and
(19) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face. Further, with respect to the documents described in clause (11) of the definition of "Mortgage File", to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state, as referred to herein or on the face of such documents.

                  (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto, the related Mortgage Loan Seller, and with respect to the Serviced Companion Loans, the related Serviced Companion Loan Holders. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

                  (f) The Master Servicer, or the Trustee, as applicable, may establish one or more Special Reserve Accounts, each of which shall be an Eligible Account, and the Master Servicer, or the Trustee, as applicable, or its designee shall deposit any amount permitted to be deposited, pursuant to Sections 2.02(a) or 2.03(a), in a Special Reserve Account within two (2) Business Days of receipt. The related Mortgage Loan Seller may direct the Master Servicer, or



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the Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency Advance Date. The Master Servicer, or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments; provided, that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, the Master Servicer, or the Trustee, as applicable, shall not invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller (which shall be taxable with respect thereto) and shall be withdrawn by the Master Servicer, or the Trustee, as applicable, or its designee and remitted to the related Mortgage Loan Seller on each Delinquency Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall remit to the Master Servicer, or the Trustee, as applicable, from the related Mortgage Loan Seller's own funds for deposit into such Special Reserve Account the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Master Servicer, or the Trustee, as applicable.

         Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

                  (a) If the Trustee discovers or receives notice of a Document Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement (a "Breach"), and if such Document Defect or Breach is a Material Document Defect or Material Breach, as the case may be, the Trustee shall give prompt written notice of such Material Document Defect, or Material Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Majority Certificateholder of the Controlling Class, the Rating Agencies and the related Mortgage Loan Seller. The Special Servicer shall, and the Trustee and Master Servicer may (provided that, if the applicable Mortgage Loan Seller is an Affiliate of the Special Servicer, the Trustee shall pursue such action at the direction of the Majority Certificateholder of the Controlling Class), request in writing (with a copy to the other parties hereto, the Rating Agencies and the Majority Certificateholder of the Controlling Class) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request, and the applicable Mortgage Loan Seller shall, (i) cure such Material Document Defect or Material Breach, as the case may be, in all material respects, it being understood that with respect to the Water Tower Mortgage Loan that a cure by either GSMC or Commerzbank shall constitute a cure by both parties, (ii) repurchase the affected Mortgage Loan at the Purchase Price, (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith, or (iv) at the sole discretion of the Majority Certificateholder of the Controlling Class (so long as the Majority Certificateholder of the Controlling Class is not the related Mortgage Loan Seller or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special Reserve Account an amount equal to 25% of the Stated Principal Balance of any Mortgage Loan for which certain types of Material Document Defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for



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18 months following the Closing Date as provided in Section 2.02(a); provided, however, that if such Material Document Defect or Material Breach is capable of being cured but not cured within such ninety (90) day period (the "Initial Resolution Period"), such Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) or as described in clause (iv) above, provide a letter of credit or deposit the requisite amount in the Special Reserve Account; and provided, further, with respect to such Resolution Extension Period, the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with such cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Material Document Defect or Material Breach will be cured within the Resolution Extension Period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

         Notwithstanding the foregoing, if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, Exhibit B, clause 39 the related Mortgage Loan Purchase Agreement relating to fees and expenses payable by the Mortgagor associated with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance" provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Mortgagor to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the related Mortgage Loan Seller shall transfer to the Certificate Account, within 90 days of such Mortgage Loan Seller's receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach. Notwithstanding the foregoing, GSMC and Commerzbank are each liable for 50% of such above referred amounts with respect to their jointly originated Mortgage Loan.

         If a repurchase obligation arises for any Mortgage Loan, such obligation shall extend to, and the related Mortgage Loan Seller shall repurchase, any related Cross-Collateralized



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Mortgage Loan; provided, that with respect to any Mortgage Loan, the related
Mortgage Loan Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen all of the related Cross-Collateralized Mortgage Loans, if the Breach or Document Defect relates solely to one Mortgaged Property and if the affected Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Majority Certificateholder of the Controlling Class (so long as the Majority Certificateholder of the Controlling Class is not the related Mortgage Loan Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the related pool of Cross-Collateralized Mortgage Loans shall be reasonably acceptable and the released Mortgage Loan is released from the application of the cross-collateralization provisions; provided, however, that in connection with a partial release, the related Mortgage Loan Seller shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I, REMIC II or REMIC III, adversely affect REMIC status and, unless such party determines in its sole discretion to indemnify the Trust Fund on an after-tax basis with respect to any prohibited transaction; and provided further, that if (i) the Debt Service Coverage Ratio of the remaining Mortgaged Properties is less than the Debt Service Coverage Ratio of all such Mortgaged Properties prior to the release, or (ii) the Loan-to-Value Ratio of the remaining Mortgaged Properties is greater than the Loan-to-Value Ratio of all such Mortgaged Properties prior to the release, Rating Agency Confirmation shall be required.

         As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Trustee for such Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master Servicer), the related Mortgage File(s) with the related Mortgage Note(s) endorsed as required by clause (1) of the definition of "Mortgage File". No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

         In any month in which the related Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to deposit cash equal to such amount into the Certificate Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan Seller to give written notice to the Trustee and the Master Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such


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amendment, the Trustee shall deliver or cause the delivery of such amended
Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this Agreement in all respects.

         (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in the case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master Servicer and the Special Servicer shall each tender promptly to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it provided, that in the case of the repurchase of the AFR/Bank of America Portfolio Mortgage Loan or the AFR/Bank of America Portfolio B Note, the Mortgage File with respect to the AFR/Bank of America Portfolio Whole Loan shall not be tendered to the applicable Mortgage Loan Seller unless such Mortgage Loan is the sole remaining AFR/Bank of America Portfolio Whole Loan or AFR/Bank of America Portfolio B Note in the Trust Fund, and the Master Servicer and the Special Servicer shall release or cause to be released to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release.

         Thereafter, the Trustee, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

         (c) The provisions of this Article II provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, with respect to any Material Document Defect in a Mortgage File or any Material Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of any Mortgage Loan Purchase Agreement or any of the circumstances described in Section 6(b) of any Mortgage Loan Purchase Agreement.


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         (d) The Trustee, with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans), shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 6 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller; second, pursuant to Section 3.05(a)(x) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to
Section 3.05(a)(xi) out of general collections on the Mortgage Loans on deposit in the Certificate Account. Notwithstanding the foregoing, GSMC and Commerzbank are each only liable for 50% of such amounts with respect to their jointly originated Mortgage Loan.

         (e) Subject to the applicable time periods for cure, substitution, repurchase or other remedy provided in this Agreement, if the applicable Mortgage Loan Seller contests a repurchase claim for a Material Breach or Material Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout (any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim; provided, that any such action is consistent with the Servicing Standard, the Mortgage Loan Seller will be liable for the difference between the aggregate of all Liquidation Proceeds, Insurance Proceeds, net REO Revenues and all other amounts previously received from the liquidation or workout of, or otherwise in respect of, such Mortgage Loan and the Purchase Price to the extent the repurchase claim is successful. Notwithstanding the foregoing, GSMC and Commerzbank are each only liable for 50% of such amounts with respect to their jointly originated Mortgage Loan.

         Section 2.04 Issuance of Class R-I Certificates; Creation of REMIC I Regular Interests.

         Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

         Section 2.05 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and



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to the REMIC I Regular Interests to the Trustee for the benefit of the Class
R-II Certificateholders and REMIC III as holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II
Certificateholders and REMIC III as the holder of the REMIC II Regular
Interests.

         Section 2.06 Issuance of Class R-II Certificates; Creation of REMIC II Regular Interest.

         Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

         Section 2.07 Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

         Section 2.08 Issuance of REMIC III Certificates.

         Concurrently with the assignment to the Trustee of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in and to such distributions, shall be as set forth in this Agreement.


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                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         Section 3.01 Servicing and Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (excluding the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) and the Serviced Whole Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and, with respect to the Serviced Whole Loans, on behalf of the Certificateholders and the related Serviced Companion Loan Holders (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and Serviced Companion Loans, respectively, and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own loans) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and Serviced Companion Loans or, if a Mortgage Loan or Serviced Whole Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) and, with respect to the Serviced Whole Loans, the maximization of the recovery on the Serviced Whole Loans, to the Certificateholders and the Serviced Companion Loan Holders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders or the Serviced Companion Loan Holders, as applicable, to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate, any Serviced Companion Loan Security or Serviced Companion Loan B Note by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof, (C) the Master Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances,
(E) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase Mortgage Loans pursuant to Section 6 of the GMACCM Mortgage Loan Purchase Agreement (the conditions set forth in the immediately foregoing clauses (i), (ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee, to exercise efforts consistent with



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the foregoing standard and to execute and deliver, on behalf of the
Certificateholders, the Serviced Companion Loan Holders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, the Serviced Whole Loans and the Mortgaged Properties. Each of the Master Servicer and the Special Servicer is also authorized to approve a request by a Mortgagor under a Mortgage Loan or Serviced Whole Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters; provided, that the Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing Standard, that such approval will not affect the security for, or the timely and full collectability of, the related Mortgage Loan or Serviced Whole Loan. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or willful misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; provided, further, that neither the Master Servicer nor the Special Servicer, without the written consent of the Trustee, shall initiate any action in the name of the Trustee, without indicating its representative capacity or cause the Trustee to be registered to do business in any state.

                  (b) Subject to Section 3.01(a) and Section 3.24(f) (taking account of Section 3.24(g)), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.23, through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

                  (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in multiple capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent. Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

                  (d) Subject to Section 3.01(a), each of the Master Servicer and Special Servicer shall service and administer each Mortgage Loan that is a Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate.

                  (e) (i) The parties hereto acknowledge that the AFR/Bank of America Portfolio Whole Loan is subject to the terms and conditions of the AFR/Bank of America



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Portfolio Agreement Among Noteholders and the AFR/Bank of America Portfolio A
Notes Intercreditor Agreement. With respect to the AFR/Bank of America Portfolio Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the AFR/Bank of America Portfolio Companion Loan Holders under the AFR/Bank of America Portfolio Agreement Among Noteholders and the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the AFR/Bank of America Portfolio Whole Loan in accordance with Sections 3 and 4 of the AFR/Bank of America Portfolio Agreement Among Noteholders and the AFR/Bank of America Portfolio A Notes Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the AFR/Bank of America Portfolio Agreement Among Noteholders, including the provisions of Section 3 and 4 thereof, and the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, and if the AFR/Bank of America Portfolio Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the AFR/Bank of America Portfolio Agreement Among Noteholders, including, the provisions of Sections 3 and 4 thereof.

                  (ii) The parties hereto acknowledge that the Water Tower Place Whole Loan is subject to the terms and conditions of the Water Tower Place Intercreditor Agreement. With respect to the Water Tower Place Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the Water Tower Place Companion Loan Holders under the Water Tower Place Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the Water Tower Place Whole Loan in accordance with Section 3.2 of the Water Tower Place Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the Water Tower Place Intercreditor Agreement, and if the Water Tower Place Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the Water Tower Place Intercreditor Agreement, including, in each case, the provisions of
Section 3 thereof.

                  (iii) The parties hereto acknowledge that the 609 Fifth Avenue Whole Loan is subject to the terms and conditions of the 609 Fifth Avenue Intercreditor Agreement. With respect to the 609 Fifth Avenue Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the 609 Fifth Avenue Companion Loans Holder under the 609 Fifth Avenue Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the 609 Fifth Avenue Whole Loan in accordance with Section 3.2 of the 609 Fifth Avenue Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the 609 Fifth Avenue Intercreditor Agreement, and if the 609 Fifth Avenue Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of Intercreditor Agreement, including, in each case, the provisions of Section 3.3, 3.4 and 3.5 thereof.

                  (iv) The parties hereto acknowledge that the 5 Houston Center Whole Loan is subject to the terms and conditions of the 5 Houston Center Intercreditor Agreement. With respect to the 5 Houston Center Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the 5 Houston Center Companion Loan Holder under the 5 Houston Center Intercreditor



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Agreement, including, with respect to the allocation of collections on or in respect of the 5 Houston Center Whole Loan in accordance with Section 3.2 of the 5 Houston Center Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the 5 Houston Center Intercreditor Agreement, and if the 5 Houston Center Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the 5 Houston Center Intercreditor Agreement, including, in each case, the provisions of Section 3 thereof.

         (f) Notwithstanding the foregoing provisions of this Section 3.01:

                  (i) the Mall at Millenia Mortgage Loan shall be serviced and administered by the 2003-IQ4 Master Servicer and the 2003-IQ4 Special Servicer pursuant to the 2003-IQ4 Pooling and Servicing Agreement, the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders, except as otherwise specifically provided in this Agreement. If the Mall at Millenia Companion Loans that are an asset under the trust created by the 2003-IQ4 Pooling and Servicing Agreement are removed from the mortgage loan pool created under the 2003-IQ4 Pooling and Servicing Agreement, or if the 2003-IQ4 Pooling and Servicing Agreement is otherwise terminated, the servicing of the Mall at Millenia Mortgage Loan shall be transferred, pursuant to the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to the 2003-IQ4 Pooling and Servicing Agreement as set forth in the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders.

                  (ii) the Wells Fargo Tower Mortgage Loan shall be serviced and administered initially by Wachovia Bank, National Association in accordance with the terms of the Wells Fargo Tower Whole Loan Interim Servicing Agreement, and thereafter, by the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the Wells Fargo Tower Co-Lender Agreement, except as otherwise specifically provided in this Agreement. If the Wells Fargo Tower Companion Loans that are assets under the trust created by the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement are removed from the mortgage loan pool created under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, or if the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement is otherwise terminated, the servicing of the Wells Fargo Tower Mortgage Loan shall be transferred, pursuant to the Wells Fargo Tower Co-Lender Agreement, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement as set forth in the Wells Fargo Tower Co-Lender Agreement.

                  (iii) the Geneva Commons Mortgage Loan shall be serviced and administered by the GMACCM 2003-C2 Master Servicer and the GMACCM 2003-C2 Special Servicer pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement and the Geneva Commons Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If the Geneva Commons Companion Loan that is an asset under the trust created by the GMACCM 2003-C2 Pooling and Servicing Agreement is removed from the mortgage loan pool



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created under the GMACCM 2003-C2 Pooling and Servicing Agreement, or if the
GMACCM 2003-C2 Pooling and Servicing Agreement is otherwise terminated, the servicing of the Geneva Commons Mortgage Loan shall be transferred, pursuant to the Geneva Commons Intercreditor Agreement, and shall be serviced and administered by a successor servicing agreement, which shall have similar provisions to the GMACCM 2003-C2 Pooling and Servicing Agreement as set forth in the Geneva Commons Intercreditor Agreement and in Section 3.29 of the GMACCM 2003-C2 Pooling and Servicing Agreement.

         Section 3.02 Collection of Mortgage Loan and Serviced Loan Payments.

                  (a) The Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (excluding the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) and the Serviced Companion Loans (as the case may be) serviced hereunder, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and conditions of the Mortgage Loans and Serviced Companion Loans, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans and Serviced Companion Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Serviced Companion Loan serviced hereunder (other than a Specially Serviced Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Specially Serviced Mortgage Loan.

                  (b) Promptly following the Closing Date, the Trustee shall send written notice to the 2003-IQ4 Master Servicer, to Wachovia Bank, National Association pursuant to the Wells Fargo Tower Whole Loan Interim Servicing Agreement or the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, as applicable, and the GMACCM 2003-C2 Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loans, respectively, and directing the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and the GMACCM 2003-C2 Master Servicer, respectively, to remit to the Master Servicer all amounts payable to, and directing the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and the GMACCM 2003-C2 Master Servicer, respectively, to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the respective holders of the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan under the 2003-IQ4 Pooling and Servicing Agreement, the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders; the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the Wells Fargo Tower Co-Lender Agreement; and the GMACCM 2003-C2 Pooling and Servicing Agreement and the Geneva Commons Intercreditor Agreement, as applicable, except the Balloon Payment due on the Mall at Millenia Mortgage Loan and the remittance report related to such Balloon Payment, which the Trustee shall direct



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the 2003-IQ4 Master Servicer to remit and deliver directly to the Trustee net of any related fees or other amounts due to the Master Servicer or other parties. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, the Mall at Millenia Mortgaged Property, the Wells Fargo Tower Mortgaged Property and the Geneva Commons Mortgaged Property or any related REO Property.

         Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts and Reserve Accounts.

                  (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans and Serviced Companion Loans serviced hereunder shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected in respect of any Mortgage Loan or Serviced Companion Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Fiscal Agent, the Trustee and the Master Servicer, in that order, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or Special Servicer, as applicable); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan or Serviced Companion Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or the Grantor Trust.

                  (b) Each of the Master Servicer (with respect to Mortgage Loans and Serviced Companion Loans serviced hereunder other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage Loans) shall (i) maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans and Serviced Companion Loans which require the related Mortgagor to escrow for the payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or Serviced Companion Loan. To the extent that a Mortgage Loan or Serviced Companion Loan does not require a Mortgagor to



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escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) shall advance with respect to each Mortgaged Property relating to the Mortgage Loans and the Serviced Companion Loans serviced hereunder all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or Serviced Companion Loans, notwithstanding that the terms of such Mortgage Loans or Serviced Companion Loans so permit. The parties acknowledge that, pursuant to the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement, the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and the GMACCM 2003-C2 Master Servicer are each obligated to make servicing advances with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, respectively. The 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer and the GMACCM 2003-C2 Master Servicer or, to the extent such party has made an advance the trustee or fiscal agent or other Persons making advances under the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement or the GMACCM 2003-C2 Pooling and Servicing Agreement shall be entitled to reimbursement for any Nonrecoverable Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable) in the manner set forth in the 2003-IQ4 Pooling and Servicing Agreement, the Mall at Millenia A Notes Intercreditor Agreement and the Mall at Millenia Agreement Among Noteholders; the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the Wells Fargo Tower Co-Lender Agreement; and the GMACCM 2003-C2 Pooling and Servicing Agreement and the Geneva Commons Intercreditor Agreement, as applicable.

                  (d) The Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained and



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invested in accordance with the terms of the related Mortgage Loan. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note, Mortgage and any agreement governing the Reserve Funds, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in the Reserve Accounts maintained thereby, to the extent required by applicable law or the terms of the related Mortgage Loan. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor Trust.

         Section 3.04 Certificate Account, Distribution Account, Class S-AFR Sub-Account Interest Reserve Account and Serviced Whole Loan Custodial Accounts.

                  (a) The Master Servicer shall establish and maintain a Certificate Account that shall be held in the name of the Master Servicer on behalf of the Certificateholders. The Master Servicer shall deposit or cause to be deposited into the Certificate Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be held by the Mortgage Loan Seller as provided in the applicable Mortgage Loan Purchase Agreement), and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                       (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans (other than the Mortgage Loans related to the Serviced Whole Loans);

                       (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payment charges and Prepayment Premiums on the Mortgage Loans (other than the Mortgage Loans related to the Serviced Whole Loans);

                       (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account (other than the REO Accounts with respect to the Serviced Whole Loans) pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan documents or applicable law;

                       (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than the Mortgage Loans related to the Serviced Whole Loans) or any REO Property (other than REO Property related to the Serviced Whole Loans), other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to



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Section 9.01 and that are to be deposited in the Distribution Account pursuant to Section 9.01) and any Borrower Recoveries;

                       (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                       (vi) that portion of each Delinquency Advance on a Mortgage Loan other than a Mortgage Loan included in a Serviced Whole Loan that represents (without duplication) the Servicing Fee and/or the Special Servicing Fee;

                       (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy other than a Mortgaged Property securing a Serviced Whole Loan; and

                       (viii) any amounts required to be transferred to the Certificate Account from a Serviced Whole Loan Custodial Account pursuant to
Section 3.05(e).

         The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special Servicer are entitled to as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), all assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced by the Master Servicer and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i), (ii) and
(iv) above with respect to any Mortgage Loan which is not an REO Loan, the Special Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no



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event later than two (2) Business Days after receipt, any such check to the
Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

         Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof.

                  (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. The Distribution Account shall be deemed to consist of two separate sub-accounts: the main Distribution Account, and the Class S-AFR Sub-Account. The Class S-AFR Sub-Account shall be deemed to be held in trust for the benefit of the Holders of the Class S-AFR Certificates.

         The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Class S-AFR Sub Account, the AFR/Bank of America Portfolio B Note Remittance Amount in accordance with Section 3.05(e) and for deposit in the Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof and excluding the Balloon Payment on the Mall at Millenia Mortgage Loan, which will be remitted directly to the Trustee) for the related Distribution Date then on deposit in the Certificate Account and the Trustee Fee collected with respect to each Mortgage Loan.

         In addition, the Master Servicer shall, as and when required hereunder, deliver the following amounts to the Trustee for deposit in the Distribution Account or, if such amounts relate to the AFR/Bank of America Portfolio B Note or Class S-AFR Certificates, the Class S-AFR Sub-Account:

                       (i) any Delinquency Advances required to be made by the Master Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

                       (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

                       (iii) any Liquidation Proceeds paid by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                       (iv) all amounts received from the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer or the 2003-IQ4 Trustee pursuant to the 2003-IQ4 Pooling and Servicing



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Agreement or the Mall at Millenia A Notes Intercreditor Agreement and the Mall
at Millenia Agreement Among Noteholders on account of the Mall at Millenia Mortgage Loan;

                       (v) all amounts received from the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Trustee pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the Wells Fargo Tower Co-Lender Agreement;

                       (vi) all amounts received from the GMACCM 2003-C2 Master Servicer, the GMACCM 2003-C2 Special Servicer or the GMACCM 2003-C2 Trustee pursuant to the GMACCM 2003-C2 Pooling and Servicing Agreement and the Geneva Commons Intercreditor Agreement; and

                       (vii) any other amounts required to be so delivered for deposit in the Distribution Account or the Class S-AFR Sub-Account, as applicable, pursuant to any provision of this Agreement.

                  (c) The Trustee shall, upon receipt, deposit in the Distribution Account or the Class S-AFR Sub-Account, as applicable, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New York City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in the Distribution Account or the Class S-AFR Sub-Account, as applicable, the Master Servicer shall not have delivered to the Trustee for deposit in the Distribution Account or the Class S-AFR Sub-Account, as applicable, the relevant portion of the Available Distribution Amount or the AFR/Bank of America Portfolio B Note Remittance Amount, as applicable, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account or the Class S-AFR Sub-Account, as applicable, such amounts as are required to be delivered on the Master Servicer Remittance Date, the Master Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are deposited.

         Funds in the Distribution Account and the Class S-AFR Sub-Account may be invested by the Trustee in Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Distribution Account or the Class S-AFR Sub-Account, as applicable, as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.


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                  (d) The Trustee shall establish (upon an event occurring that generates Excess Liquidation Proceeds) and maintain the Excess Liquidation Proceeds Reserve Account in trust for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         Upon the disposition of any REO Property in accordance with Section 3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and deposit such amount in the Excess Liquidation Proceeds Reserve Account.

                  (e) The Trustee shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Interest Reserve Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

         On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the Withheld Amount with respect to each Interest Reserve Loan. On each such Master Servicer Remittance Date, the Trustee shall withdraw from the Distribution Account or the Class S-AFR Sub-Account, as applicable, and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account (excluding the withheld Amount in respect of the AFR/Bank of America Portfolio B
Note) and transfer to the Class S-AFR Sub-Account, the Withheld Amount on deposit in the Interest Reserve Account in respect of the AFR/Bank of America Portfolio B Note.

                  (f) With respect to each Serviced Whole Loan, the Master Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan Custodial Account for each Serviced Whole Loan in which the Master Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on the related Serviced Whole Loan subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Whole Loan due and payable on or before the Cut-off Date, which payments shall be held in accordance with the related Serviced Whole Loan Intercreditor



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Agreement), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                       (i) all payments on account of principal, including Principal Prepayments, on the applicable Serviced Whole Loan;

                       (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payments charges and Prepayment Premiums on the applicable Serviced Whole Loan;

                       (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related loan documents or applicable law;

                       (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the applicable Serviced Whole Loan or related REO Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Property in the Trust Fund pursuant to Section 9.01 and that are to be deposited in the Distribution Account or the Class S-AFR Sub-Account pursuant to Section 9.01) or with respect to Excess Liquidation Proceeds and Liquidation Proceeds relating to the AFR/Bank of America Portfolio B Note, the Class S-AFR Sub-Account;

                       (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the such Serviced Whole Loan Custodial Account;

                       (vi) that portion of each Delinquency Advance with respect to a Mortgage Loan included in a Serviced Whole Loan that represents (without duplication) the related Servicing Fee and/or Special Servicing Fee;

                       (vii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy with respect to a Mortgage Loan included in a Serviced Whole Loan; and

                       (viii) any AFR/Bank of America Portfolio B Note Holder Cure Advance made pursuant to Section 3.30(b).

         The foregoing requirements for deposit into any Serviced Whole Loan Custodial Account shall be exclusive; it being understood and agreed, that without limiting the generality of the foregoing, actual payments from the related Mortgagor in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for checks returned for insufficient funds need not be deposited by the Master Servicer into any Serviced Whole Loan Custodial Account. If the Master Servicer shall deposit in a Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial



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Account, any provision herein to the contrary notwithstanding. All assumption, extension and modification fees actually received from the related Mortgagor on a Specially Serviced Mortgage Loan shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with Section 3.11 and any other terms hereof. Each Serviced Whole Loan Custodial Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer; provided, however, that each Serviced Whole Loan Custodial Account may be a sub-account of the Certificate Account.

         Upon receipt of any of the foregoing amounts described in clauses (i),
(ii) and (iv) above with respect to the related Serviced Whole Loan for so long as it is a Specially Serviced Mortgage Loan but is not an REO Loan, the Special Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the Special Servicer with respect to an REO Property related to the Serviced Whole Loan shall initially be deposited by the Special Servicer into the related Serviced Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to Section 3.04(f). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

         Funds in a Serviced Whole Loan Custodial Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Depositor and each related Serviced Companion Loan Holder of the location of the Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of a Serviced Whole Loan Custodial Account prior to any change thereof.

         In making the foregoing deposits into the Serviced Whole Loan Custodial Account with respect to the AFR/Bank of America Portfolio Whole Loan and the allocations of amounts received with respect to the AFR/Bank of America Portfolio Whole Loan among the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note, if the Special Servicer, in connection with a workout of the AFR/Bank of America Portfolio Whole Loan, has modified the terms thereof (after complying with the requirements of Section 3.29(b)) such that (i) the principal balance of the related Mortgage Note is decreased, (ii) the Mortgage Rate or scheduled amortization payments on the related Mortgage Note or Serviced Companion Loan are reduced, (iii) payments of interest or principal on such Mortgage Note are waived, reduced or deferred or
(iv) any other adjustment is made to the economic terms of such Mortgage Loan, all deposits to the Serviced Whole Loan Custodial Account with respect to the AFR/Bank of America Portfolio Whole Loan and allocations among the AFR/Bank of America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note pursuant to this Section 3.04(f) shall be made as though such workout did not occur, with the payment terms of the AFR/Bank of America Portfolio Pari Passu Loans remaining the same as they are on the date hereof, and the AFR/Bank of America Portfolio B Note shall bear the effect of all waivers, reductions or deferrals of amounts due on the AFR/Bank of America Portfolio Whole Loan and the related Mortgage Notes attributable to such workout (up to the amount of the amounts distributable in



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respect of the AFR/Bank of America Portfolio B Note from amounts on deposit in the Serviced Whole Loan Custodial Account with respect to the AFR/Bank of America Portfolio Whole Loan) other than any waivers, reductions or deferrals of any Prepayment Premiums, exit fees, extension fees, Default Interest or other charges or fees payable by the Mortgagor resulting from such modification.

         Section 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Class S-AFR Sub-Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and Serviced Whole Loan Custodial Accounts; Establishment of Serviced Companion Loan Distribution Accounts.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                       (i) to remit to the Trustee for deposit in the Distribution Account, the amounts required to be remitted pursuant to the second paragraph of Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to Section 4.03(a);

                       (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan (other than a Mortgage Loan included in a Serviced Whole Loan) and each related REO Loan, the Master Servicer's rights to payment pursuant to this clause (ii) being limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

                       (iii) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any related REO Properties, earned and unpaid Special Servicing Fees in respect of any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) that is a Specially Serviced Mortgage Loan or REO Loan, but with respect to the Mortgage Loans related to the Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor;

                       (iv) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees with respect to the Mortgage Loans (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c), but with respect to the Mortgage Loans related to the Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor;

                       (v) to reimburse the Fiscal Agent, the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby for Mortgage Loans other than the AFR/Bank of America Portfolio B Note, the Master Servicer's, the Trustee's or the Fiscal Agent's respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees);



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                       (vi) to reimburse the Fiscal Agent, the Trustee and
itself, in that order, as applicable, for unreimbursed Servicing Advances made thereby, the Master Servicer's, the Trustee's or the Fiscal Agent's respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues attributable to such Mortgage Loan;

                       (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, as applicable, out of general collections on the Mortgage Loans and related REO Properties, for Nonrecoverable Advances (excluding Delinquency Advances made with respect to the AFR/Bank of America Portfolio B Note or the ratable portion of the related REO Loan) made thereby, but with respect to the Mortgage Loans related to the Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor;

                       (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, as applicable, any related Advance Interest accrued and payable on any unreimbursed Advance in accordance with Section 3.11(f) and 4.03(d), first out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Advance was made and then, at or following such time as it reimburses the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, as applicable, for such Advance pursuant to clause (v),
(vi) or (vii) above or Section 3.03, out of general collections on the Mortgage Loans (other than those for the AFR/Bank of America Portfolio B Note) and related REO Properties (other than an REO Property in respect of the AFR/Bank of America Portfolio B Note), but with respect to the Mortgage Loans related to the Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor;

                       (ix) to reimburse itself (if it is not the affected Mortgage Loan Seller), the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Material Breach or Material Document Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 6 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) or (e) of the definition of Purchase Price;

                       (x) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed



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expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(a) of the related Mortgage Loan Purchase Agreement, together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

                       (xi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to
Section 3.09(c) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.09;

                       (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account, any Lock Box Account and Cash Collateral Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account, any Lock Box Account and Cash Collateral Account for any Collection Period), (B) Prepayment Interest Excesses and Balloon Payment Interest Excess received on the Mortgage Loans (other than a Mortgage Loan included in a Serviced Whole Loan) and (C) Penalty Charges received on Mortgage Loans (other than a Mortgage Loan included in a Serviced Whole Loan) that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

                       (xiii) to pay to the Special Servicer, as additional servicing compensation, all Penalty Charges received on any Specially Serviced Mortgage Loan (other than a Mortgage Loan included in a Serviced Whole Loan) (but only to the extent not otherwise allocable to pay Advance Interest in respect of the related Specially Serviced Mortgage Loan);

                       (xiv) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03 (exclusive of amounts relating solely to the AFR/Bank of America Portfolio B Note or related REO Loan);

                       (xv) to pay, out of general collections on the Mortgage Loans and REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this Agreement requested by a Person other than the Trustee, which amendment is in furtherance of the rights and interests of


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Certificateholders, (D) the cost of obtaining the REO Extension contemplated by
Section 3.16(a), (E) the cost of recording this Agreement in accordance with
Section 11.02(a) and (F) the cost of a new Appraisal obtained pursuant to
Section 3.11(h) or Section 4.03(c);

                       (xvi) to pay itself, the Special Servicer, any Mortgage Loan Seller, GMACCM or the Majority Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan (other than a Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

                       (xvii) to withdraw funds deposited into the Certificate Account in error; and

                       (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         For each Mortgage Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

         (b) The Trustee may, from time to time, make withdrawals from the Distribution Account and the Class S-AFR Sub-Account for any of the following purposes (but not necessarily in the following order of priority) except that no withdrawals under clauses (iii) through (v) below shall be made from the Class S-AFR Sub-Account unless such withdrawal is solely related to the AFR/Bank of America Portfolio B Note or the Class S-AFR Certificates, or if a particular expense item affects all Certificateholders, to pay the Class S-AFR Certificateholders' ratable share thereof (based on the Stated Principal Balance of the Mortgage Loans), and any withdrawals that related to the AFR/Bank of America Portfolio B Note pursuant to such clauses shall be made first from the Class S-AFR Sub-Account and then, to the extent not available therein, the remainder of the Distribution Account:


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                       (i) to make distributions to Certificateholders on each
Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(d);

                       (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account and the Class S-AFR Sub-Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account and the Class S-AFR Sub-Account for any Collection Period);

                       (iii) to pay itself unpaid Trustee Fees pursuant to
Section 8.05(a);

                       (iv) to pay the Fiscal Agent, itself or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

                       (v) to pay for (A) the cost of the Opinion of Counsel contemplated by Section 11.01(a) or (c) in connection with any amendment to this Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(e) or Section 10.03(f);

                       (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either
(1) none of the Trustee, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the Trustee for reasonable expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.03(b) or Section 10.01(c);

                       (vii) to withdraw funds deposited into the Distribution Account or the Class S-AFR Sub-Account in error; and

                       (viii) to clear and terminate the Distribution Account and Class S-AFR Sub-Account at the termination of this Agreement pursuant to
Section 9.01.

                  (c) The Trustee may, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve Account (but only to the extent of Net Investment Earnings with respect to the Interest Reserve Account for any Collection Period).

                  (d) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve Account required by Section 4.01(c).


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                  (e) The Master Servicer shall from time to time make
withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes, in each case, in accordance with the related Serviced Whole Loan Intercreditor Agreement (the order set forth below not constituting an order of priority for such withdrawals):

                       (i) to make remittances each month on or before the Master Servicer Remittance Date, the master servicer remittance date required under any Serviced Companion Loan Securitization Agreement or as separately agreed upon with the Master Servicer (and, in the case of the 609 Fifth Avenue Mortgage Loan, on the Business Day immediately following receipt by the Master Servicer), in accordance with the applicable Serviced Whole Loan Intercreditor Agreement, in an aggregate amount of immediately available funds equal to the applicable Serviced Whole Loan Remittance Amount, to (A) the Serviced Companion Loan Paying Agent (on behalf of the related Serviced Companion Loan Holders) or in the case of the 609 Fifth Avenue Mortgage Loan, to the 2003-IQ6 Master Servicer or in the case of the portion of the Serviced Whole Loan Remittance Amount constituting the AFR/Bank of America Portfolio B Note Remittance Amount, to the Trustee for deposit in the Class S-AFR Sub-Account the AFR/Bank of America Portfolio B Note Remittance Amount and (B) to the Certificate Account for the benefit of the Trust (including amounts with respect to the AFR/Bank of America Portfolio B Note), in each case in accordance with the applicable Serviced Whole Loan Intercreditor Agreement; provided, that Liquidation Proceeds relating to the purchase of the AFR/Bank of America Portfolio Mortgage Loan by the AFR/Bank of America Portfolio B Note Holder shall be remitted solely to the Certificate Account;

                       (ii) (A) to pay itself unpaid Servicing Fees and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of the applicable Serviced Whole Loan and related REO Loan, as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and Workout Fees pursuant to this clause (ii)(A) with respect to the applicable Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of the applicable Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds), that, in the case of the Master Servicer, are allocable as recovery of interest thereon and (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of the applicable Serviced Whole Loan or REO Loan, as applicable, remaining unpaid out of collections on the applicable Serviced Whole Loan and related REO Property;

                       (iii) (A) to reimburse itself, the Fiscal Agent and/or the Trustee for unreimbursed Delinquency Advances with respect to the applicable Mortgage Loan and to reimburse the related Serviced Companion Loan Master Servicer, if any, and/or the related Serviced Companion Loan Trustee, if any, for any unreimbursed Delinquency Advances on a related Serviced Companion Loan (to the extent allocable thereto), the Master Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account



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which represent Late Collections received in respect of the Mortgage Loan and any Serviced Companion Loan Master Servicer's or any Serviced Companion Loan Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of the applicable Serviced Companion Loan (as allocable thereto pursuant to the related Mortgage Loan documents and the applicable Serviced Whole Loan Intercreditor Agreement) during the applicable period, and (B) solely with respect to the AFR/Bank of America Portfolio B Note, to reimburse itself, the Fiscal Agent and/or the Trustee for unreimbursed Delinquency Advances with respect to the AFR/Bank of America Portfolio B Note, such right to reimbursement pursuant to this clause (iii)(B) being limited to amounts received in the applicable Serviced Whole Loan Custodial Account which represent Late Collections received in respect of the AFR/Bank of America Portfolio B Note (as allocable thereto pursuant to the related Mortgage Loan documents and the related Serviced Whole Loan Intercreditor Agreement) during the applicable period;

                       (iv) to reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to the Serviced Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to the Serviced Whole Loan or related REO Property, the Master Servicer's, the Trustee's, the Fiscal Agent's or the Special Servicer's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues attributable to such Serviced Whole Loan;

                       (v) (A) to reimburse itself, any Serviced Companion Loan Master Servicer, the Special Servicer, the Trustee, the Serviced Companion Loan Trustee or the Fiscal Agent, as applicable, on a pro rata basis as between the Mortgage Loan and the applicable Serviced Companion Loan(s) (in reverse of such order with respect to the Serviced Whole Loan or related REO Property), out of collections on the applicable Serviced Whole Loan and REO Property for Nonrecoverable Advances previously made (provided, however, that Delinquency Advances with respect to the AFR/Bank of America Portfolio B Note shall be reimbursable solely from collections on the AFR/Bank of America Portfolio B
Note) or (B) to pay itself or the Special Servicer out of collections on applicable Serviced Whole Loan and related REO Property, with respect to the applicable Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to the applicable Serviced Whole Loan or related REO Property and the deposit into the applicable Serviced Whole Loan Custodial Account of all amounts received in connection therewith such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, being limited (except to the extent set forth in Section 3.05(a)) to amounts on deposit in the applicable Serviced Whole Loan Custodial Account that were received in respect of the applicable Mortgage Loan or Serviced Companion Loan (as allocable thereto pursuant to the Mortgage Loan documents and the applicable Serviced Whole Loan Intercreditor Agreement) as to which such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, relates;

                       (vi) at such time as it reimburses itself, any Serviced Companion Loan Master Servicer, the Special Servicer, the Trustee, any Serviced Whole Loan Trustee or the Fiscal Agent, as applicable, on a pro rata basis as between the Mortgage Loan and the applicable Serviced Companion Loan(s) (in reverse of such order with respect to the Serviced Whole Loan or related REO Property), for (A) any unreimbursed Delinquency Advance with respect to the




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applicable Mortgage Loan or the applicable Serviced Companion Loan pursuant to clause (iii) above, to pay itself, any Serviced Companion Loan Master Servicer, or the Trustee, any Serviced Companion Loan Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d) and Section 3.11(c) provided, however, that in the case of the AFR/Bank of America Portfolio B Note, shall be payable solely from collections and other proceeds received in respect of the AFR/Bank of America Portfolio B Note, (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(e) and Section 3.11(c) provided, however, that which in the case of the AFR/Bank of America Portfolio B Note, shall be payable solely from collections and the proceeds received in respect of the AFR/Bank of America Portfolio B Note before application of other amounts received in respect of the AFR/Bank of America Portfolio Whole Loan or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer and any Serviced Companion Loan Master Servicer, the Trustee, any Serviced Companion Loan Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon provided, however, that in the case of the AFR/Bank of America Portfolio B Note, shall be payable solely from collections and other proceeds received in respect of the AFR/Bank of America Portfolio B Note;

                       (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Document Defect with respect to the applicable Mortgage Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to the applicable Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clauses (d) or (e) of the definition of Purchase Price, and to reimburse the Master Servicer, the Special Servicer or the related Serviced Companion Loan Trustee for any similar unreimbursed expenses incurred in respect of a related Companion Loan;

                       (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of collections on the applicable Serviced Whole Loan and related REO Property for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under
Section 6 of the applicable Mortgage Loan Purchase Agreement with respect to the related Mortgage Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise and are allocable to the related Mortgage Loan under the applicable Serviced Whole Loan Intercreditor Agreement, and to reimburse the Master Servicer, the Special Servicer or any Serviced Companion Loan Trustee for any similar unreimbursed expenses incurred under any Securitization Agreement in respect of a related Serviced Companion Loan;

                       (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.05(a)(xii);

                       (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of



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amounts relating to applicable Serviced Whole Loan held in the related Serviced
Whole Loan Custodial Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such Serviced Whole Loan Custodial Account for any Collection Period) and (2) Penalty Charges on the applicable Serviced Whole Loan (except if the Serviced Whole Loan is a Specially Serviced Mortgage Loan, and with respect to the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans, Penalty Charges shall be paid to the holders of the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans respectively, in each case, to be allocated as provided in the related Serviced Whole Loan Intercreditor Agreement, but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Serviced Whole Loan have been paid and are not needed to pay interest on Advances in accordance with
Section 3.11; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of Section 3.11, Penalty Charges on the applicable Serviced Whole Loan during the period it is a Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11) and with respect to the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans, Penalty Charges with respect to the 609 Fifth Avenue Companion Loans shall be paid to the holders of the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans to be allocated as provided in the related Serviced Whole Loan Intercreditor Agreement;

                       (xi) to recoup any amounts deposited in such Serviced Whole Loan Custodial Account in error;

                       (xii) to pay itself, the Special Servicer, the Depositor, the Serviced Companion Loan Paying Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03 or Section 8.17(d) to the extent that such amounts relate to the applicable Serviced Whole Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

                       (xiii) to pay for (A) the cost of any Opinion of Counsel contemplated by Section 11.01(a) or Section 11.01(c) in connection with an amendment to this Agreement requested by a Person other than the Trustee to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan; provided that if such amendment relates solely to the Class S-AFR Certificateholders, then solely out of amounts allocated to the related Mortgage Loan and (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to the Serviced Whole Loan;

                       (xiv) to pay out of collections on the applicable Serviced Whole Loan and related REO Property any and all federal, state and local taxes imposed on the REMIC I, REMIC II, REMIC III, or any of their assets or transactions, together with all incidental costs



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


and expenses, in each case to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(h) and only to the extent that such amounts relate to the related Mortgage Loan or to any Serviced Companion Loan that is included in a REMIC;

                       (xv) to reimburse the Trustee, the Fiscal Agent and the Serviced Companion Loan Trustee, if any, out of collections on the applicable Serviced Whole Loan(s) and REO Property for expenses incurred by and reimbursable to it by the Trust Fund, and the trust fund, if any, relating to the Serviced Companion Loan Securities, respectively, to the extent that such amounts relate to the related Mortgage Loan or Serviced Companion Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

                       (xvi) to pay any Person with respect to the related Mortgage Loan, if any, all amounts received thereon after the date of purchase of such Mortgage Loan relating to the period before the date of purchase;

                       (xvii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts with respect to the related Mortgage Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.04(e);

                       (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, or the Fiscal Agent or the Depositor, as the case may be, to the extent that such amounts relate to the related Mortgage Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(e) and to pay to the Serviced Companion Loan Trustee or the depositor under a related Companion Loan Securitization Agreement to the extent that such amounts related to the applicable Serviced Companion Loan, any amount specifically required to be paid to such Person under the Serviced Companion Loan Securitization Agreement, it being acknowledged that this clause (xviii) shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan; and

                       (xix) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01.

         Any permitted withdrawals under this Section 3.05(e) with respect to reimbursement for advances or other amounts payable to a Serviced Companion Loan Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan Trustee, if any. All withdrawals with respect to a Serviced Whole Loan shall be made first from the related Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Serviced Companion Loan Paying Agent, the Trustee, the Fiscal Agent and any related Serviced Companion Loan Trustee from the applicable Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special



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


Servicer or a Responsible Officer of the Trustee, the Fiscal Agent, the Serviced Companion Loan Paying Agent or Serviced Companion Loan Trustee, as the case may be, describing the item and amount to which the Special Servicer (or any such third party contractor) or the Serviced Companion Loan Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Mortgage Loan and the related Serviced Companion Loan(s) constituting a Serviced Whole Loan (and related REO Loan) on a loan-by-loan basis for the purpose of justifying any request for withdrawal from the related Serviced Whole Loan Custodial Account.

         Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Serviced Whole Loan Custodial Account and remit to the holders of the related Serviced Companion Loan, within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion Loan or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Serviced Whole Loan Intercreditor Agreement or this Agreement), to the extent such amount is not otherwise included in a normal monthly remittance to the holder of such Serviced Companion Loan.

         In the event that the Master Servicer fails, as of 5:00 p.m. (New York City time) on the date such remittance is required to be made, to remit to the Trustee (in respect of the related Mortgage Loan) and the Serviced Companion Loan Paying Agent (in respect of any related Serviced Companion Loan) any amounts required to be so remitted hereunder by such date, the Master Servicer shall pay to the Trustee (in respect of the Mortgage Loan) and the Serviced Companion Loan Paying Agent (in respect of the Serviced Companion Loan), for the account of the Trustee (in respect of the Mortgage Loan) and the Serviced Companion Loan Paying Agent (in respect of the Serviced Companion Loan), interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee and the Serviced Companion Loan Paying Agent.

         (f) The Serviced Companion Loan Paying Agent shall establish and maintain a separate Serviced Companion Loan Distribution Account for the benefit of each Serviced Companion Loan Holder. Each Serviced Companion Loan Distribution Account shall be maintained as an Eligible Account (or as a sub-account of an Eligible Account). Funds in the Serviced Companion Loan Distribution Accounts may be invested in Permitted Investments for the account of the Serviced Companion Loan Paying Agent. All income and gain realized from the investment of funds deposited in such Serviced Companion Loan Distribution Account shall be for the benefit of the Serviced Companion Loan Paying Agent; provided that the Serviced Companion Loan Paying Agent shall be responsible for the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments. The Serviced Companion Loan Paying Agent shall give notice to the Master Servicer of the location of each Serviced Companion Loan Distribution Account as of the Closing Date and of the new location of any Serviced Companion Loan Distribution Account prior to any change thereof.


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         The Master Servicer shall deliver to the Serviced Companion Loan Paying
Agent each month on or before the date set forth in Section 3.05(e)(i), for deposit in the applicable Serviced Companion Loan Distribution Account, that portion of the applicable Serviced Whole Loan Remittance Amount allocable to the applicable Serviced Companion Loan Holder then on deposit in the applicable Serviced Whole Loan Custodial Account.

         On or before each Master Servicer Remittance Date (or, if the master servicer remittance date under any Serviced Companion Loan Securitization Agreement is earlier than such date, on such master servicer remittance date and other than with respect to the 609 Fifth Avenue Companion Loans, with respect to which the Master Servicer shall remit directly to the 2003-IQ6 Master Servicer on the Business Day after receipt of funds from the related Borrower in accordance with Section 3.05(e)(i) herein), the Serviced Companion Loan Paying Agent shall, based upon information provided to the Serviced Companion Loan Paying Agent by the Master Servicer, remit to each Serviced Companion Loan Holder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Holder or an agent therefore appearing on the Serviced Companion Loan Holder Register on the related date such amounts are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced Companion Loan Holder or its agent appearing on the Serviced Companion Loan Holder Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Holder.

         The Serviced Companion Loan Paying Agent shall, upon receipt, deposit in the applicable Serviced Companion Loan Distribution Account any and all amounts received by the Serviced Companion Loan Paying Agent that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New York City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in such Serviced Companion Loan Distribution Account, the Master Servicer shall not have delivered to the Serviced Companion Loan Paying Agent for deposit in the applicable Serviced Companion Loan Distribution Account any of the amounts required to be deposited therein, then the Serviced Companion Loan Paying Agent shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Serviced Companion Loan Paying Agent in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Serviced Companion Loan Paying Agent in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If the Master Servicer and the Serviced Companion Loan Paying Agent are the same Person notwithstanding anything to the contrary in this clause (f), such Person shall not be required to establish a Serviced Companion Loan Distribution Account and deposit amounts therein and, instead, shall be permitted to make the distributions required by this clause (f) to the applicable Serviced Whole Loan Holder directly from the related Serviced Companion Loan Custodial Account.


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         Section 3.06 Investment of Funds in the Certificate Account, the
Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, the REO Account and the Serviced Whole Loan Custodial Accounts.

                  (a) (i) The Master Servicer may direct any depository institution maintaining the Certificate Account, a Serviced Whole Loan Custodial Account, any Lock-Box Account or any Cash Collateral Account to invest, (ii) the Special Servicer may direct any depository institution maintaining the REO Account to invest, or if it is a depository institution, may itself invest, and
(iii) the Trustee may direct the depository institution maintaining the Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

         The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Serviced Whole Loan Custodial Accounts, any Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account), shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall): (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security." For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement," "control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC.

         In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, any Serviced Whole Loan Custodial Account, any Lock-Box Account or any Cash Collateral Account), the Special Servicer (in the case of the REO Account) and the Trustee (in the case of the Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account) shall: (i) consistent with any notice required to be given thereunder, demand that payment be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
(A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the




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Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account or any Serviced Whole Loan Custodial Account, and to the extent the Master Servicer directs the investment of funds in any Lock-Box Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Distribution Account, the Class S-AFR Sub-Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account, to the extent of Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with
Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, any Serviced Whole Loan Custodial Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for such Collection Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) Each of the Master Servicer (in the case of Mortgage Loans and Serviced Whole Loans (other than Specially Serviced Mortgage Loans, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan)) and



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the Special Servicer (solely in the case of Specially Serviced Mortgage Loans)
shall use reasonable efforts to cause each Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms as determined by the Master Servicer or Special Servicer, as applicable,- provided that any such determination that such insurance is not available at commercially reasonable terms shall be consented to by the Majority Certificateholder of the Controlling Class); provided, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer (at the direction of the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination, provided that, subject to the Servicing Standard, such final determination shall be consented to by the Majority Certificateholder of the Controlling Class) obtain such insurance (which may be through a master or single interest policy) and the cost (including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e). If the Master Servicer or Special Servicer, as the case may be, determines in accordance with the preceding provisions of this paragraph that the applicable insurance is not available at commercially reasonable terms, the Master Servicer or the Special Servicer, as the case may be, shall notify the Majority Certificateholder of the Controlling Class and the Rating Agencies of such determination. If at any time a Mortgaged Property related to a Mortgage Loan serviced hereunder is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan or Serviced Whole Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan or Serviced Whole Loan. With respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Whole Loan, if (i) the Mortgagor is required by the terms of the Mortgage Loan or Serviced Whole Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan or Serviced Whole Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of any Specially Serviced Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance.



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If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of any Specially Serviced Mortgage Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e); provided, that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing Advance; provided, further, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders), then the Master Servicer shall make such payment from amounts in the Certificate Account or, with respect to any Serviced Whole Loan, from the related Serviced Whole Loan Custodial Account. Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan or Serviced Whole Loan documents and the Servicing Standard) shall be deposited in the Certificate Account or, with respect to the any Serviced Whole Loan, deposited in the related Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a) and Section 3.05(e), respectively, in the case of amounts received in respect of a Mortgage Loan or Serviced Companion Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including, subject to the Mortgage Loan documents, any other insurance maintained on the AFR/Bank of America Portfolio Whole Loan at the request of the Majority Certificateholder of the Controlling Class) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Section 3.05(a) or Section 3.05(e), as applicable.

                  (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on a



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Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the Certificate Account or, with respect to any Serviced Whole Loan, deposited in the related Serviced Whole Loan Custodial Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders), claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

                       (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that (x) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account or, with respect to any Serviced Whole Loan, deposit into the related Serviced Whole Loan Custodial Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect any Serviced Whole Loan, the related Serviced Companion Loan Holders), claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on behalf of it in connection with its activities under this Agreement and naming the Trustee as an additional insured. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans, Serviced Companion Loans and/or the REO Properties for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master Servicer or the Special Servicer under



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a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this
Section 3.07(c).

                  (d) All insurance coverage required to be maintained by the Master Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A" by Moody's; provided, however, that the requirements of clauses (x) or (y) shall not be applicable with respect to Standard & Poor's or Moody's, as applicable, if the related Rating Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency of any Class of Certificates or any related Serviced Companion Loan Securities. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and "A1" by Moody's and, solely if Fitch is rating a subsequent securitization transaction under which any Serviced Companion Loan is securitized, "A" by Fitch, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a fidelity bond and such errors and omissions policy. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

         Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing; Defeasance.

                  (a) As to each Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) and each Serviced Companion Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                       (i) provides that such Mortgage Loan or Serviced Companion Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

                       (ii) provides that such Mortgage Loan or Serviced Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, subject to Section 3.08(c), 3.24, 3.28 and 3.29(b), the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special Servicer intends or is required by, in accordance with the preceding sentence, the Mortgage Loan or Serviced Companion Loan documents or applicable law to permit the transfer of any Mortgaged Property, the Special Servicer, if consistent with the Servicing Standard, may



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enter into an assumption and modification agreement with the Person to whom the related Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan or Serviced Companion Loan for purposes of the REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the Trustee, with a copy to the Master Servicer, for inclusion in the related Mortgage File. Subject to Section 3.21(a), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to (A) Standard & Poor's, in the case of any Mortgage Loan or any group of Cross-Collateralized Mortgage Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of 5% of the then outstanding principal balance of the Mortgage Pool, or (B) Moody's (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool), a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Standard & Poor's (in the case of any Mortgage Loan described in clause (A) above) and/or Moody's (in the case of any Mortgage Loan described in clause (B) above) prior to executing such assumption agreement or substitution of liability agreement.

                  (b) As to each Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                       (i) provides that such Mortgage Loan or Serviced Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

                       (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, subject to Section 3.28 and 3.29(b), the Special Servicer on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan or Serviced Companion Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however, that the Special Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the



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related Mortgage Loan documents unless the Special Servicer shall submit to (A)
Standard & Poor's (in all cases) and (B) Moody's (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool) a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Standard & Poor's (in all cases) prior to waiving any such right and/or Fitch (in the case of any Mortgage Loan described in clause (B) above).

                  (c) Notwithstanding the foregoing, the Master Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan or Serviced Companion Loan unless: (i) the Master Servicer shall have notified the Special Servicer of such waiver; (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer; (iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer;
(iv) the Special Servicer shall have approved such waiver, notified the Majority Certificateholder of the Controlling Class of the request for the waiver and of the Master Servicer's and its own approval and submitted to the Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer; and (v) the Majority Certificateholder of the Controlling Class shall have informed the Special Servicer that it has approved such waiver; provided, however, that the Special Servicer shall advise the Majority Certificateholder of the Controlling Class of its approval (if any) of such waiver promptly upon (but in no case to exceed ten Business Days) its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Majority Certificateholder of the Controlling Class may reasonably request, then the waiver shall be deemed approved. Neither the Master Servicer nor the Special Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class or the related Mortgage Loan or Serviced Companion Loan Documents specifically preclude this requirement). The Special Servicer shall document any approved assumptions or waiver of due on sale provisions or waiver of due on encumbrance provisions.

                  (d) With respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan which permits release of Mortgaged Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan documents, permit (or, if the terms of such Mortgage Loan or Serviced Companion Loan permit the lender to require defeasance, the Master Servicer shall require) the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day (the "Release Date"), subject to the following conditions:

                       (i) No event of default exists under the related Mortgage Note;


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                       (ii) The Mortgagor pays on such Release Date (A) all
interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

                       (iii) The Mortgagor has delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable Mortgage Loan or Serviced Companion Loan;

                       (iv) The Mortgagor shall have delivered a security agreement granting the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan, the related Serviced Companion Loan Holder(s)) a first priority security interest in the Defeasance Collateral;

                       (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor) to the effect that the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan, the related Serviced Companion Loan Holder(s)) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

                       (vi) The Master Servicer shall have obtained at the related Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

                       (vii) The Master Servicer shall have obtained an Opinion of Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions;

                       (viii) The related borrower shall have provided evidence to the Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

                       (ix) If required by the terms of such Mortgage Loan, the Master Servicer shall have received Rating Agency Confirmation from each of Moody's and Standard & Poor's and any other Rating Agency then rating any related Serviced Companion Loan Securities with respect to the exercise of such Defeasance Option; provided, (A) that if the Master Servicer provides Standard & Poor's with the written certification substantially in the form of Exhibit I attached hereto, the Master Servicer shall be required to have received such Rating Agency Confirmation from Standard & Poor's only with respect to any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $5,000,000 or (2) 1% of the then outstanding principal balance of the Mortgage Pool and (B) the Master Servicer shall be required to have received such Rating Agency Confirmation from Moody's with respect to the exercise of such Defeasance Option only as to any Mortgage Loan that is, or any Mortgage Loan that is part



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of a Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool; and

                       (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized Mortgage Loan or a Mortgage Loan or Serviced Companion Loan secured by multiple Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special Servicer that demonstrates compliance with any debt service coverage ratio, loan-to-value ratio or other financial tests or conditions specified in the applicable Mortgage Loan or Serviced Companion Loan in connection with the exercise of such Defeasance Option.

                  (e) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan or Serviced Companion Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                  (f) Except as otherwise permitted by Section 3.21, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan or Serviced Companion Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

                  (g) In the event that the Master Servicer receives a request from any Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan or Serviced Companion Loan pursuant to Section 3.08(a) or (ii) the creation of an additional lien or encumbrance on a Mortgaged Property pursuant to Section 3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the Master Servicer has received in connection with such request.

         Section 3.09 Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Companion Loan. The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions (including without limitation, negotiating and accepting a discounted payoff of such Mortgage Loan or Serviced Companion Loan) as are consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan or Serviced Companion



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Loan. The foregoing is subject to the provision that, in any case in which a
Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a) and 3.05(e), as applicable. The Master Servicer shall advance all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Sections 3.05(a) and 3.05(e), and further subject to the Special Servicer being required to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan or Serviced Companion Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in
Section 3.19 and the results of any Appraisal obtained pursuant to this Agreement, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan), whether for purposes of bidding at foreclosure or otherwise, the Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which Appraisal shall be covered by, and reimbursable as, an Additional Trust Fund Expense).

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan or Serviced Companion
Loan) unless either:

                       (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                       (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable, pursuant to Sections 3.05(a) and 3.05(e), as applicable) to the effect that the holding of such personal property by the Trust Fund will not (subject to Section 10.01(f)) cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a



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Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders or, with respect to any Serviced Whole Loan, on behalf of the Certificateholders and the related Serviced Companion Loan Holders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless
(as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously received an Environmental
Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such Environmental Assessment, determines that:

                       (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged Property and taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property is related to a Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders) on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                       (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property is related to a Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders) on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

         The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate Account or, with respect to any Serviced Whole Loan, from the related Serviced Whole Loan Custodial Account, by the Master Servicer at the direction of the Special Servicer pursuant to Sections 3.05(a) and 3.05(e), as applicable; and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

                  (d) If the environmental testing contemplated by subsection
(c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, with respect to any Serviced Whole Loan, in the best economic interest of the Trust Fund and the related Serviced Companion Loan Holder(s)



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(other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall provide written reports monthly to the Master Servicer (who shall forward such reports to the Trustee, who shall, upon request, forward such reports to the Certificateholders and, with respect to the Serviced Whole Loans, to the related Serviced Companion Loan Holders) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, information returns with respect to the receipt of mortgage interests received in a trade or business and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code. The Special Servicer shall deliver a copy of any such report upon request to the Trustee.

                  (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment in respect of a Mortgage Loan or Serviced Companion Loan serviced hereunder if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Serviced Companion Loan permit such an action.

                  (h) The Special Servicer shall maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property serviced hereunder and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

         Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan or Serviced Companion Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the case may be, will immediately notify the Trustee (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited



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into the Certificate Account pursuant to Section 3.04(a) or, with respect to a
Serviced Whole Loan, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Serviced Companion Loan, the Trustee shall direct the related Serviced Companion Loan Holder to release the Mortgage Note for such Serviced Companion Loan) to the Master Servicer or the Special Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or, with respect to a Serviced Whole Loan, to the related Serviced Whole Loan Custodial Account.

         (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan or Serviced Companion Loan, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan or Serviced Companion Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to a Serviced Whole Loan, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

         (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         Section 3.11 Servicing Compensation; Nonrecoverable Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, each Serviced Companion Loan and each REO Loan. As to each Mortgage Loan, each Serviced Companion



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Loan and each REO Loan, the Servicing Fee shall accrue from time to time at the
Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan or Serviced Companion Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, any Serviced Companion Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, each Serviced Companion Loan, REO Revenues allocable as interest on each REO Loan and the interest portion of Delinquency Advances on such Mortgage Loan, Serviced Companion Loan and REO Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, any Serviced Companion Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or a Serviced Companion Loan that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Certificate Account or, with respect to any Serviced Whole Loan, is not required to be deposited in the related Serviced Whole Loan Custodial Account and, to the extent not required to be paid to the Special Servicer pursuant to
Section 3.11(d), may be retained by the Master Servicer. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) any Prepayment Interest Excesses, Balloon Payment Interest Excesses, and further to the extent received on Mortgage Loans or Serviced Companion Loans other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the Mortgage Loans or Serviced Companion Loans and with respect to the 609 Fifth Avenue Companion Loans, Penalty Charges with respect to each such loan shall be paid to the holder of each 609 Fifth Avenue Companion Loan, to be allocated as provided in the related Serviced Whole Loan Intercreditor Agreement; (ii) interest or other income earned on deposits in the Investment Accounts (other than the REO Account), in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such Investment Account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.


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                  (c) As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and each such REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, with respect to any Serviced Whole Loan, earned but unpaid Special Servicing Fees shall first be payable monthly out of general collections on the applicable Serviced Whole Loan or related REO Property on deposit in the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(e).

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided, that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Companion Loan, as the case may be, again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan or Serviced Companion Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Mortgage Loan such that the related Mortgagor has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

         As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Majority Certificateholder of the Controlling Class, the Special Servicer or a Mortgage Loan Seller pursuant to Section 3.18 or by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor pursuant to



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Section 9.01 or by a Serviced Companion Loan Holder pursuant to the related
Serviced Whole Loan Intercreditor Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No Liquidation Fee will be payable with respect to any Specially Serviced Mortgage Loan solely by virtue of such Mortgage Loan or Serviced Companion Loan becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgage Loan, and the Special Servicer is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

         Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan or Serviced Companion Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan or Serviced Companion Loan.

         Subject to the Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) Additional servicing compensation in the form of (i) all assumption fees, modification fees and earnout fees received on or with respect to Specially Serviced Mortgage Loans and (ii) fifty percent (50%) of all assumption fees, modification fees and earnout fees received on or with respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loans that is not a Specially Serviced Mortgage Loan shall be promptly paid by the Master Servicer to the Special Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a) or, with respect to any Serviced Whole Loan, in the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve Accounts maintained thereby; and (ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section 3.11(b), any Penalty Charges (to the extent not allocable to pay Advance Interest and with respect to the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans, Penalty Charges with respect to such loan shall be paid to each holder of the 609 Fifth Avenue Companion Loans and the AFR/Bank of America Portfolio Companion Loans, respectively, in each case to be allocated as provided in the related Serviced Whole Loan Intercreditor Agreement) collected on the Specially Serviced Mortgage Loans and REO Loans. The Special Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its



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servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)) and, if and to the extent such expenses are not payable directly out of the Certificate Account, any Serviced Whole Loan Custodial Account, the REO Account or any Serviced Whole Loan REO Account, the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

                  (e) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not make such Servicing Advance within 15 days after such Advance is required to be made, the Trustee shall, to the extent a Responsible Officer of the Trustee has actual knowledge of such failure by the Master Servicer to make such Advance (subject to Section 3.11(h) below), make such Advance. If the Trustee fails to make a Servicing Advance required to be made by it, the Fiscal Agent shall make such advance (subject to Section 3.11(h) below) within one Business Day of such failure by the Trustee. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance.

                  (f) (i) With respect to each Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan), the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such Mortgage Loan or related Mortgaged Property for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and REO Properties and (ii) with respect to each Serviced Whole Loan, the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such Serviced Whole Loan or related Mortgaged Property for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on such Serviced Whole Loan or the related REO Loan, second, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of collections on the Serviced Whole Loan or related REO Property, and third, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and REO Properties;

                  (g) On each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

                  (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, that the Master Servicer may make an Emergency Advance notwithstanding that, at the time such Advance is made, the Master Servicer or Special Servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a Nonrecoverable Servicing Advance. Notwithstanding the previous sentence, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of any such amount is
(i) necessary to preserve the



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related Mortgaged Property and (ii) would be in the best interest of the
Certificateholders and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holders, then the Master Servicer shall make such payment from amounts in the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable. In addition, Nonrecoverable Servicing Advances (including any Emergency Advances made pursuant to the proviso of the preceding sentence which are ultimately determined to be Nonrecoverable Servicing Advances) shall be reimbursable pursuant to Section 3.05 out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer, the Special Servicer (only in the case of clause (ii) of this sentence), the Trustee or the Fiscal Agent, as applicable, (i) that it has made a Nonrecoverable Servicing Advance or (ii) that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, if an Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineering reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

                  (i) In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan or Serviced Companion Loan (other than with respect to the 609 Fifth Avenue Whole Loan and the AFR/Bank of America Portfolio Whole Loan, with regard to which Penalty Charges shall be allocated as set forth in the related Serviced Whole Loan Intercreditor Agreement) since the prior Distribution Date shall be applied to reimburse (i) the Master Servicer, the Trustee or the Fiscal Agent for interest on Advances with respect to such related Mortgage Loan or Serviced Companion Loan due with respect to such Distribution Date and (ii) the Trust Fund for any Advance Interest or Additional Trust Fund Expenses (excluding any Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to the related Mortgage Loan or Serviced Companion Loan incurred since the Closing Date and not previously reimbursed out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan or Serviced Companion Loan without any such application.


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         Section 3.12  Inspections; Collection of Financial Statements.

                  (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Property constituting collateral for the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan or Specially Serviced Mortgaged Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years or, if the related Mortgage Loan has a current balance of greater than $2,000,000, at least once every year. The Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

                  (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for such Mortgage Loan or Serviced Companion Loan. The Special Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the Trustee and the Master Servicer a copy of each such written report.

                  (c) The Master Servicer, in the case of any Mortgage Loan or Serviced Companion Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Geneva Commons Mortgage Loan and Specially Serviced Mortgage Loans), or the Special Servicer, in the case of Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on any Credit Lease Loan) quarterly and annual operating statements and rent rolls of the related Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and the Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within ten days of its receipt of such request.


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         Section 3.13  Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer will deliver to the Trustee and the Serviced Companion Loan Paying Agent (who shall deliver to each Serviced Companion Loan Holder), with a copy to the Depositor, on or before March 15th of each year, beginning in 2004, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC or of the Grantor Trust as a "grantor trust" under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

         Section 3.14  Reports by Independent Public Accountants.

         On or before March 15th of each year, beginning in 2004, the Master Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Serviced Companion Loan Paying Agent (who shall deliver to each Serviced Companion Loan Holder) and to the Depositor to the effect that
(i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

         The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies or if the Special Servicer and the Master Servicer are not the same Person.

         The Master Servicer and the Special Servicer, to the extent applicable, will use reasonable efforts to cause the accountants referred to above to cooperate with the Depositor in



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conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

         Section 3.15  Access to Certain Information.

         Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, a holder of a Serviced Companion Loan Security or any Serviced Companion Loan Holder, access to any documentation regarding the Mortgage Loans, the Serviced Companion Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the applicable Certificateholders, Serviced Companion Loan Security holder or Serviced Companion Loan Holder, as the case may be, shall be required to pay any photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license, contract or otherwise from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

         Section 3.16  Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders (and with respect to any Serviced Whole Loan, on behalf of the Certificateholders and the related Serviced Companion Loan Holders). The Special Servicer, on behalf of the Trust Fund (and with respect to any Serviced Whole Loan, on behalf of Certificateholders and the related Serviced Companion Loan Holders), shall attempt to sell any REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which ownership of such REO Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property is acquired or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of such period will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable state or local) income tax purposes) at any time that any Certificates are outstanding or cause any REMIC that holds a Serviced Companion Loan to fail to qualify as a REMIC. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO




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Property within such longer liquidation period as is permitted by such REO
Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                  (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the Special Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. If such REO Acquisition occurs with respect to the Mortgaged Property securing the a Serviced Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Serviced Whole Loan REO Account"), to be held for the benefit of the Certificateholders and the related Serviced Companion Loan Holders. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer (and with respect to any Serviced Whole Loan REO Account, the related Serviced Companion Loan Holders) of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

                  (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any REO Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account (or with respect to a Serviced Whole Loan, shall withdraw from the related Serviced Whole Loan REO Account, and deposit into the related Serviced Whole Loan Custodial Account) or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16(b) or this Section 3.16(c); provided, that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property



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(including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

         Section 3.17 Management of REO Property; Independent Contractors.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

                       (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                       (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                       (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property (such plan to be approved by the Majority Certificateholder of the Controlling Class pursuant to
Section 3.24(f) or, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)). Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the



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Trustee, the Special Servicer shall either (A) implement the Proposed Plan
(after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund and, with respect to any Serviced Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders, with respect to such property without materially and adversely affecting the Special Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or any Serviced Companion Loan Holders or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders and with respect to Serviced Whole Loans, the related Serviced Companion Loan Holders, solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and, with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders, (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

                       (i) all insurance premiums due and payable in respect of such REO Property;

                       (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                       (iii) any ground rents in respect of such REO Property;
and


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                       (iv) all costs and expenses necessary to maintain, lease
and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Master Servicer (at the direction of the Special Servicer) shall advance such amount as is necessary for such purposes (which advances shall be Servicing Advances) unless (as evidenced by an Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Master Servicer (at the direction of the Special Servicer) shall make any such Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided:

                       (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;
(ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the REO Property;

                       (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay, out of related REO Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

                       (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                       (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into an agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.18   Sale of Defaulted Mortgage Loans.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, any Mortgage Loan (other than the Mall at Millenia Mortgage Loan and the Geneva Commons Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.18, any



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applicable Serviced Whole Loan Intercreditor Agreement, or with respect to the
609 Fifth Avenue Whole Loan, subject to the purchase rights of the 609 Fifth Avenue Mezzanine Lender under the 609 Fifth Avenue Mezzanine Intercreditor Agreement, or as otherwise expressly provided in or contemplated by Sections 2.03(a), 3.30(a) and 9.01.

                  (b) In the event that any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan and except as provided in sub-section (k) below, the AFR/Bank of America Portfolio B Note) becomes 60 days delinquent as to any Monthly Payment (or if such Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its Balloon Payment, only if such Mortgage Loan is also a Specially Serviced Mortgage Loan), and with respect to the Wells Fargo Tower Loan, upon a receipt by the Trustee, Master Servicer or Special Servicer of notice that the Wells Fargo Tower Loan is a Specially Serviced Mortgage Loan (as defined in the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement) the Special Servicer shall promptly so notify in writing (an "Option Notice") the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class, with respect to the AFR/Bank of America Portfolio Loan, the Class S-AFR Controlling Class Directing Holder and with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holders and with respect to the 609 Fifth Avenue Whole Loan, the 609 Fifth Avenue Mezzanine Lender. Each of the Majority Certificateholder of the Controlling Class or, with respect to the AFR/Bank of America Portfolio Loan, the Class S-AFR Controlling Class Directing Holder (so long as no AFR/Bank of America Portfolio Change of Control Event has occurred and is continuing) and the applicable Mortgage Loan Seller with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price (as defined in clause (c) below) upon receipt of such Option Notice and with respect to the 609 Fifth Avenue Whole Loan, subject to the purchase rights of the 609 Fifth Avenue Mezzanine Lender, as set forth in subsection (n) below and in the 609 Mezzanine Intercreditor Agreement. The Option is exercisable from that date until terminated pursuant to clause (f) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option (whether exercised by the original Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a) or Section 9.01). Subject to subsection (l) below, any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four Business Days of such exercise. The other party eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current Option Holder of such party's desire to exercise the Option. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 30 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the other party eligible to hold the Option of its rights thereunder. If any Option Holder assigns the Option to a third party pursuant to clause (d) below, then it shall so notify the Trustee in writing (and shall include in such notice the relevant contact information for such third party), and the Trustee shall promptly notify the other party eligible to hold the Option set forth above of its rights hereunder.


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         Notwithstanding the foregoing paragraph, the Majority Certificateholder of the Controlling Class or, with respect to the AFR/Bank of America Portfolio Loan, the Class S-AFR Controlling Class Directing Holder or its respective assignee shall have the exclusive right to exercise its Option prior to any exercise of the Option by the applicable Mortgage Loan Seller or its assignee; provided, however, if the Option is not exercised by the Majority Certificateholder of the Controlling Class or, with respect to the AFR/Bank of America Portfolio Loan, the Class S-AFR Controlling Class Directing Holder or any assignee thereof (provided no AFR/Bank of America Portfolio Change of Control Event exists) within 30 Business Days of the Option Notice, then with respect to the AFR/Bank of America Portfolio Loan, the Majority
Certificateholder of the Controlling Class or any assignee thereof shall have the exclusive right to exercise the Purchase Option for a 30 Business Day period, and, then the applicable Mortgage Loan Seller or its assignee shall have the exclusive right to exercise its Purchase Option, and the applicable Mortgage Loan Seller or its respective assignee may exercise such Option at any time during the 30 Business Day period immediately following the expiration of such initial 30 day period. Following the expiration of such 30 Business Day period, the Majority Certificateholder of the Controlling Class or, with respect to the AFR/Bank of America Portfolio Loan, the Class S AFR Controlling Class Directing Holder (provided no AFR/Bank of America Portfolio Change of Control Event exists) shall again have the exclusive right to exercise the Purchase Option.

                  (c) The "Option Purchase Price" shall be an amount equal to the fair market value of the Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair market value referred to above, the fair market value of the Mortgage Loan shall be deemed to be an amount equal to the Purchase Price, including any Prepayment Premium or yield maintenance charge then payable upon the prepayment of the Mortgage Loan. The Special Servicer shall determine the fair market value of the Mortgage Loan as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the Mortgage Loan File and Servicing File relating to such Mortgage Loan), and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other party set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair market value of the Mortgage Loan based upon a material change in circumstances or the receipt of new information; provided that the Special Servicer shall be required to recalculate the fair market value of the Mortgage Loan if the time between the date of last determination of the fair market value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other party set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair market value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair market value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve months; any views on fair market value expressed by investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan; whether the Mortgage



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Loan, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.

                  (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

                  (e) If the Majority Certificateholder of the Controlling Class, the Class S-AFR Controlling Class Directing Holder, the applicable Mortgage Loan Seller or an Affiliate of any of them and, with respect to the 609 Fifth Avenue Whole Loan, the 609 Fifth Avenue Mezzanine Lender, elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan and, if applicable, the related Serviced Companion Loans and the AFR/Bank of America Portfolio B Note, as provided in sub-section (k) below. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

                  (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan is no longer delinquent as set forth above because (i) the Mortgage Loan ceases to be a Specially Serviced Mortgage Loan,
(ii) the Mortgage Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer or otherwise pursuant to Section 9.01.

                  (g) Unless and until an Option Holder exercises an Option or with respect to the 609 Fifth Avenue Mortgage Loan, unless the 609 Fifth Avenue Mezzanine Lender exercises an option to purchase the 609 Fifth Avenue Whole Loan, as set forth in the 609 Fifth Avenue Mezzanine Intercreditor Agreement, the Special Servicer shall continue to service and administer the Mortgage Loan or Serviced Whole Loan, as applicable, in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies



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including Workout or foreclosure, as is consistent with this Agreement and the
Servicing Standard.

                  (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund and, with respect to any Serviced Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account. Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Certificate Account and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan (subject, in the case of an Additional Servicing Fee Mortgage Loan, to the rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan and the rights of the applicable Designated Sub-Servicer, Archon, GSMC and the Master Servicer, as applicable, to receive or retain their applicable portion of the Additional Servicing Fee, in each case, pursuant to the related Designated Sub-Servicer Agreement). In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser or if the 609 Fifth Avenue Whole Loan is purchased by the 609 Fifth Avenue Mezzanine Lender, to such 609 Fifth Avenue Mezzanine Lender.

                  (j) Subject to subsections (k), (m) and (o) of this Section 3.18, a Mortgage Loan related to a Serviced Whole Loan may be sold pursuant to an Option upon the exercise of such Option and delivery of written notice of the Option Purchase Price thereof, to the Serviced Companion Loan Holder.

                  (k) Any purchaser purchasing a Mortgage Loan in accordance with the provisions of this Section 3.18 shall also be required to purchase the related Serviced Companion Loan(s) and in the case of the AFR/Bank of America Portfolio Mortgage Loan, such purchaser shall also have an exclusive option to purchase the AFR/Bank of America Portfolio B Note at the Option Purchase Price of each such Serviced Companion Loan or AFR/Bank of America



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Portfolio B Note, as determined by the Special Servicer (the "Companion Loan
Purchase Price") in accordance with the methodology set forth in clause (c) above.

                  (l) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Option Notice shall include the Special Servicer's determination of the Companion Loan Purchase Price of each of the AFR/ Bank of America Portfolio Companion Loans and the AFR/Bank of America Portfolio B Note. Upon notice from the Class S-AFR Controlling Class Directing Holder or the Majority Certificateholder of the Controlling Class, as applicable, of its decision to exercise the Option, the Serviced Companion Loan Paying Agent shall promptly notify, in writing, the trustee of each AFR/Bank of America Portfolio Companion Loan Trust Fund and such trustee, shall promptly notify, in writing, the related AFR/Bank of America Companion Loan Majority Certificateholder. If the party exercising the option is the Majority Certificateholder of the Controlling Class, upon receipt of such notice, each AFR/Bank of America Companion Loan Majority Certificateholder shall have the right, at its option, to purchase its respective AFR/Bank of America Portfolio Companion Loan from such AFR Bank of America Companion Loan Trust Fund for a price equal to the related Companion Loan Purchase Price thereof. If any AFR/Bank of America Companion Loan Majority Certificateholder does not exercise its option to purchase the related AFR/Bank of America Companion Loan within 30 Business Days after receipt of such notice, such option will terminate and the Majority Certificateholder of the Controlling Class shall be required to purchase such AFR/Bank of America Companion Loan (and shall have an option to purchase the AFR/Bank of America Portfolio B Note).

                  (m) With respect to the Wells Fargo Tower Mortgage Loan, upon receipt of notice by the Master Servicer or Trustee from the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer that the Wells Fargo Tower Whole Loan has become a Specially Serviced Mortgage Loan (as defined in the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement), which notice shall also set forth the fair market value of the Wells Fargo Tower Mortgage Loan, the Trustee shall give such notice to each Option Holder. The applicable Option Holder shall only have the right to purchase the Wells Fargo Tower Mortgage Loan and shall be entitled to purchase such loan at the fair value price set forth in the notice given by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer. The Option Holder shall follow the procedures set forth in this Section 3.18 for purchasing the Wells Fargo Tower Mortgage Loan.

                  (n) Any purchaser that acquires the Geneva Commons Companion Loan pursuant to Section 3.18 of the GMACCM 2003-C2 Pooling and Servicing Agreement shall also be required and entitled hereunder to purchase the Geneva Commons Mortgage Loan at an option purchase price determined by the special servicer in accordance with Section 3.18 of the GMACCM 2003-C2 Pooling and Servicing Agreement.

                  (o) Any purchase of an Option with respect to the 609 Fifth Avenue Loan or the 609 Fifth Avenue Companion Loans shall be subject to the purchase rights of the 609 Fifth Avenue Mezzanine Lender pursuant to the 609 Fifth Avenue Mezzanine Intercreditor Agreement.


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         Section 3.19  Sale of REO Property.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

                  (b) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders) in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are contemporaneously received, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Certificate Account, except that portion of any proceeds constituting Excess Liquidation Proceeds shall be deposited in the Excess Liquidation Proceeds Reserve Account.

                  (c) The Special Servicer shall give the Trustee and the Master Servicer (and with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holders) not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

                  (d) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.19(b) shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest bidder is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no bid from the Special Servicer or an Affiliate of the Special Servicer shall constitute a fair price unless (i) it is the highest bid received and (ii) at least two other bids are received from independent third parties. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer



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from the Special Servicer or an Affiliate of the Special Servicer constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, as applicable, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

                  (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trust Fund (and with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders) (in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as the case may be. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (f) Any sale of any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

                  (g) Notwithstanding any of the foregoing paragraphs of this
Section 3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to the Serviced Whole Loans, in the best interests of the Certificateholders and the related Serviced Companion Loan Holders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

         Section 3.20 Additional Obligations of the Master Servicer and the Special Servicer.

                  (a) In connection with any Adjustable Rate Mortgage Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate adjustments in the Mortgage Rate and the Monthly Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any



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Adjustable Rate Mortgage Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Adjustable Rate Mortgage Loan (or successor REO Loan) over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note.

                  (b) The Master Servicer and the Special Servicer, as applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

                  (c) Subject to the following paragraph, the Master Servicer shall have the obligation to make any Servicing Advance that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

         Notwithstanding the foregoing provisions of this Section 3.20(c), the Master Servicer shall not be required to make at the Special Servicer's direction any Servicing Advance, if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to make either (i) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance, or (ii) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special Servicer in writing of such determination. Such notice shall not obligate the Special Servicer to make any such proposed Servicing Advance.

                  (d) Upon the earliest of (i) the date on which any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or a Serviced Companion Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan (or the 150th day with respect to a Balloon Payment for which the Mortgagor has produced a written refinancing commitment pursuant to clause (1) of the definition of "Specially Serviced Mortgage Loan"), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or any Serviced Companion Loan becomes an REO Property (each such Mortgage Loan or Serviced Companion Loan and any related REO Loan, a "Required Appraisal Loan"), the Special Servicer, shall request and,



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within 30 days of the occurrence of such event (or such longer period as the
Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related Mortgaged Property; provided, however, that such Appraisal shall not be required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such Appraisal shall be covered by, and reimbursable as, a Servicing Advance.

         With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by, and reimbursable as, a Servicing Advance by the Master Servicer). Based upon such Appraisal, the Special Servicer shall determine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer and, with respect to any such Appraisal related to a Serviced Whole Loan, to each related Serviced Companion Loan Holder.

         Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value by the Special Servicer may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d); provided, that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund.

                  (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan) during the most recently ended Collection Period.

                  (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the sum of (A) the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than Late Due Date Mortgage Loans and excluding the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) during the most recently ended Collection Period, and
(ii) the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period and (B) the aggregate of all Extraordinary Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of Late Due Date Mortgage Loans during the most recently ended Collection Period.

                  (g) With respect to any ARD Loans, the Master Servicer shall apply all Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.


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                  (h) Subject to Section 3.21(a)(iv), with respect to any ARD
Loans, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Master Servicer's and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

                  (i) The Master Servicer shall be entitled to waive the application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

                  (j) With respect to each Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the Master Servicer shall only exercise such Defeasance Option in accordance with Section
3.08 of this Agreement.

                  (k) To the extent consistent with the terms of the applicable Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan or Serviced Companion Loan.

                  (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan, the Master Servicer shall calculate, based upon the Maturity Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage Loan or Serviced Companion Loan, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan or Serviced Companion Loan shall be amortized until its Maturity Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly Payments in accordance with the revised schedule.

                  (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the Ground Lease.

                  (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special Servicer shall agree to amend the Environmental Policy unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the Environmental Policy.


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                  (o) With respect to any fees payable to a Rating Agency in connection with an assumption, the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan or Serviced Companion Loan documents and otherwise consistent with the Servicing Standard.

         Section 3.21 Modifications, Waivers, Amendments and Consents.

                  (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan or any Serviced Companion Loan it is required to service and administer hereunder, without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.29(b) and each of the following limitations, conditions and restrictions:

                       (i) other than as provided in Sections 3.02 and 3.08, but subject to Section 3.21(i), the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, any Mortgage Loan or Serviced Companion Loan that would (A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder,
(B) affect the obligation of the related Mortgagor to pay any Prepayment Premium or permit a Principal Prepayment during any period when the terms of the Mortgage Loan or Serviced Companion Loan prohibit the making of Principal Prepayments or, (C) in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan or Serviced Companion Loan or reduce the likelihood of timely payment of amounts due thereon; provided, the Master Servicer, with the consent of the Majority Certificateholder of the Controlling Class, shall have the authority to extend the due date of a Balloon Payment for up to six months (but for no more than two (2) such six month extensions) on any Mortgage Loan with an original term to maturity of five years or less; provided, the Special Servicer (in such capacity) may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan or Serviced Companion Loan has occurred or a default in respect of payment on such Mortgage Loan or Serviced Companion Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, with respect to the Serviced Whole Loans, the Certificateholders and the related Serviced Companion Loan Holders on a present value basis, than would liquidation;

                       (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

                       (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan or Serviced Companion Loan beyond the date



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that is two years prior to the Rated Final Distribution Date and, in the case of any Mortgage Loan or Serviced Companion Loan that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer, as the case may be, shall give due consideration to the remaining term of such Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan or Serviced Companion Loan;

                       (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or Section 3.20(h) with respect to, any Mortgage Loan or Serviced Companion Loan that would (A) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)) result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan or Serviced Companion Loan to cease to be a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer shall rely on opinions of counsel in making such decisions);

                       (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan or Serviced Companion Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

                       (vi) neither the Master Servicer nor the Special Servicer shall, with respect to a Mortgage Loan or Serviced Companion Loan, other than a Specially Serviced Mortgage Loan release or substitute any collateral securing an outstanding Mortgage Loan or Serviced Companion Loan except as provided in Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan or Serviced Companion Loan in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the Appraised Value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the Mortgage Loan or Serviced Companion Loan and (D) the Master



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Servicer or Special Servicer, as applicable, has received Rating Agency
Confirmation with respect to such release or substitution; provided, that (x) the limitations, conditions and restrictions set forth in clauses (i) through
(vi) above shall not apply to any modification of any term of any Mortgage Loan or Serviced Companion Loan or any other acts referenced in this Section 3.21(a) that is required under the terms of such Mortgage Loan or Serviced Companion Loan in effect on the Closing Date and that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage Loan or Serviced Companion Loan except pursuant to this Section 3.21(a) or as otherwise required under the related loan documents;

                       (vii) the Master Servicer shall not consent to any assumption of a Mortgage Loan or any Serviced Companion Loan or release of any earnout reserve amounts with respect to any Specified Earnout Reserve Loan unless the Special Servicer shall have approved such assumption or release in writing;

                       (viii) the Master Servicer shall not consent to (A) any waiver related to the conditions for release or reduction of reserves, (B) any waivers relating to the establishment of reserves, (C) waivers of any requirements regarding additional collateral or (D) waivers of any lock-box requirements, unless the Special Servicer has approved such waiver in writing; and

                       (ix) notwithstanding anything to the contrary herein, but subject always to the Servicing Standard, following any extensions of the due date by the Master Servicer pursuant to subsection (a)(i) above, the Special Servicer (and not the Master Servicer) may extend the due date of a Balloon Payment for up to one year (subject to a limit of three such one-year extensions), provided that such extension would not cause an Adverse REMIC Event or an Adverse Grantor Trust Event with respect to the Grantor Trust. In connection with such an extension of the due date approved by the Special Servicer in accordance with this subsection (b), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

                  (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders (and with respect to any Serviced Whole Loan, the Certificateholders and the related Serviced Companion Loan Holders) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or Special Servicer and the Master Servicer or Special Servicer was not negligent in ascertaining the pertinent facts. The Master Servicer shall not have any liability to the Trust Fund, the Certificateholders or any other Person with respect to the Special Servicer's


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approval, disapproval or delay in processing any assumption, earnout release or reserve release as provided in Section 3.21(a)(vii) or (viii).

                  (c) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders or Companion Loan Holders, as applicable, be added to the unpaid principal balance of the related Mortgage Loan or Serviced Companion Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Companion Loan or such modification, waiver or amendment so permit.

                  (d) The Master Servicer and, with respect to a Specially Serviced Mortgage Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan or Serviced Companion Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

                  (e) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans or Serviced Companion Loans entered into pursuant to this Section 3.21 shall be in writing.

                  (f) Each of the Master Servicer and the Special Servicer shall notify the Trustee and such other party and the related Serviced Companion Loan Holder, if any, in writing, of any modification, waiver (other than a waiver of Penalty Charges) or amendment of any term of any Mortgage Loan (other than (i) the Mall at Millenia Mortgage Loan, unless notified of any such amendment by the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, (ii) the Wells Fargo Tower Mortgage Loan, unless notified of any such amendment by the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and (iii) the Geneva Commons Mortgage Loan, unless notified of any such amendment by the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Special Servicer) or any Serviced Companion Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof.

                  (g) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

                  (h) The failure of the Special Servicer to respond to the Master Servicer within ten Business Days of the Master Servicer's written request (such request to include sufficient information regarding the applicable Mortgage Loan or Serviced Companion Loan and a written recommendation and rationale therefor with respect to such request) for any approval or



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consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

                  (i) Notwithstanding the foregoing provisions of this Section 3.21, but subject to Section 3.28 and Section 3.29(b), (i) any modifications, waivers or amendments to the Mall at Millenia Mortgage Loan shall be subject to the conditions set forth in the 2003-IQ4 Pooling and Servicing Agreement, (ii) any modifications, waivers or amendments to the Wells Fargo Tower Mortgage Loan shall be subject to the conditions set forth in the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, (iii) any modifications, waivers or amendments to the Geneva Commons Mortgage Loan shall be subject to the conditions set forth in the GMACCM 2003-C2 Pooling and Servicing Agreement and (iv) the Master Servicer shall not agree to any material modification, material waiver or material amendment of any term of any other Mortgage Loan unless (a) the Master Servicer shall have notified the Special Servicer of the request for the material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Master Servicer reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer shall have approved such material modification, notified the Majority Certificateholder of the Controlling Class of the request for such approval and of the Master Servicer's and its own approval of such material modification and shall have submitted to the Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer and (c) the Majority Certificateholder of the Controlling Class shall have also approved such material modification; provided, however, that the Special Servicer shall advise the Majority Certificateholder of the Controlling Class of its approval (if any) of such material modification promptly upon (but in no case to exceed ten Business Days) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Master Servicer; provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Majority Certificateholder of the Controlling Class may reasonably request, then the material modification shall be deemed approved. Unless required by the related Mortgage Loan documents or the Servicing Standard, neither the Master Servicer nor Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class).

         Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan or Serviced Companion Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect



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thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Companion Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan or Serviced Companion Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan or Serviced Companion Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan or Serviced Companion Loan in accordance with this Agreement shall resume.

         Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided, that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

         The Master Servicer, upon the occurrence of a Servicing Transfer Event with respect to any Serviced Companion Loan, and the Special Servicer upon a determination that such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, shall promptly give written notice thereof to the related Serviced Companion Loan Holders.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan or Serviced Companion Loan information, including correspondence with the related Mortgagor.

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

         Section 3.23  Sub-Servicing Agreements.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons



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Mortgage Loan) or Serviced Companion Loans for which it is responsible hereunder, provided, that in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer under Section 3.07 hereof; (ii) provides that if the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master Servicer may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer, under such agreement; (iii) expressly or effectively provides that (if the Master Servicer and the Special Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan or Serviced Companion Loan serviced thereunder at the time such Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Mortgage Loan (provided that, if any Additional Servicing Fee Mortgage Loan becomes a Specially Serviced Mortgage Loan, the applicable Designated Sub-Servicer, Archon, GSMC and the Master Servicer, as the case may be, shall be entitled to continue to receive or retain their applicable portion of the Additional Servicing Fee with respect to such Mortgage Loan pursuant to the related Designated Sub-Servicer Agreement); (iv) requires that the Master Servicer consent to any modification to the terms of a Mortgage Loan or Serviced Companion Loan pursuant to Section 3.21; and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. Termination penalties or fees incurred under any such Sub-Servicing Agreement shall not be an obligation of, or expense chargeable to, the Certificateholders or the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or
Section 4.03(d), as applicable, such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders and, with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders, shall (at no expense to the Trustee, the Certificateholders, the Serviced Companion Loan Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer in accordance with the Servicing Standard.


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


                  (d) In the event the Trustee, its designee or any successor Master Servicer assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders for the servicing and administration of the Mortgage Loans and the Serviced Whole Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans or Serviced Companion Loans for which it is responsible.

         Section 3.24 Designation of Special Servicer by the Majority Certificateholder of the Controlling Class.

                  (a) Subject to the rights of the Serviced Companion Loan Holders pursuant to the Serviced Whole Loan Intercreditor Agreements, and subject to Section 6.06, the Majority Certificateholder of the Controlling Class, acting alone or jointly with certain Serviced Companion Loan Holders in accordance with the related Intercreditor Agreement, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section 7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating Agency Confirmation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies, the Master Servicer and the Special Servicer. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates or, if applicable, Serviced Companion Loan Securities would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with



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the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer other than in the case of a replacement due to the Special Servicer being terminated for cause or as a result of an assignment pursuant to Section 6.02(c).

                  (b) The Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement will have no liability to the Trust, the Certificateholders or the Serviced Companion Loan Holders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates, that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement may take actions that favor interests of the Holders and Certificate Owners of the Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates, and that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under a Serviced Whole Loan Intercreditor Agreement or any director, officer, employee, agent or principal thereof for having so acted.

                  (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 3.24 may be exercised directly by the relevant Certificate Owners; provided, that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

                  (d) The Majority Certificateholder of the Controlling Class and the holder of a Companion Loan, "Directing Certificateholder" or "Controlling Class Representative" or phrase of similar import (as defined in the Serviced Whole Loan Intercreditor Agreements) with respect to the Serviced Companion Loans shall be provided access on the website of the Master Servicer or Trustee, as applicable, to all reports and notices required to be submitted to the Rating



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


Agencies by the terms hereof by any of the Trustee or the Master Servicer (or in lieu of providing such access the Master Servicer or Trustee, as applicable, may provide copies (including electronic copies) of such reports and notices directly to the Majority Certificateholder of the Controlling Class). The Special Servicer shall provide copies of any reports and notices it is required to send to the Majority Certificateholder of the Controlling Class directly to the Majority Certificateholder of the Controlling Class.

                  (e) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Majority Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the holder of a Companion Loan, "Directing Certificateholder" or "Controlling Class Representative" or phrase of similar import as defined in the applicable Serviced Whole Loan Intercreditor Agreement, regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer and the Majority Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) shall reasonably agree (in each case except with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, but subject to subsections (h) and (i) below), the performance of any Mortgage Loan or Serviced Whole Loan that is delinquent, Specially Serviced Mortgage Loans, Mortgage Loans or Serviced Companion Loans on the CMSA Servicer Watch List or Mortgage Loans or Serviced Whole Loans otherwise reasonably identified as exhibiting deteriorating performance. The Majority Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the Mortgage Loans or Serviced Whole Loans it intends to discuss. As a condition to such disclosure, the Majority Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit H-2 and an Investor Certification.

                  (f) Subject to the right of any Serviced Companion Loan Holder pursuant to the related Serviced Whole Loan Intercreditor Agreement, the Majority Certificateholder of the Controlling Class shall be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 3.24(g), neither the Master Servicer nor the Special Servicer will be permitted to take any of the following actions with respect to the Mortgage Loans, the Serviced Whole Loans or the Mortgaged Properties related thereto as to which the Majority Certificateholder of the Controlling Class has objected in writing within five Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the Special Servicer within such five Business Day period, then the Majority Certificateholder of the Controlling Class's approval will be deemed to have been given):


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


                       (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                       (ii) any modification or waiver of any term of the related Mortgage Loan or Serviced Whole Loan documents of a Mortgage Loan or Serviced Companion Loan that relates to the Maturity Date, the Mortgage Rate, the Stated Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium, other than a modification consisting of the extension of the maturity date of a Mortgage Loan or Serviced Companion Loan for one year or less;

                       (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

                       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                       (v) any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan unless required by the underlying Mortgage Loan documents;

                       (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

                       (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

                       (viii) any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan or Serviced Whole Loan; and

                       (ix) any change in property manager or with respect to a hospitality loan, any change in franchise.

                  (g) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Majority Certificateholder of the Controlling Class, as contemplated by this Agreement may (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage Loan or Serviced Companion Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I, REMIC II or REMIC III or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.


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


                  (h) Pursuant to the Wells Fargo Tower Co-Lender Agreement, the holder of 50% of the Wells Fargo Tower Mortgage Loan shall have certain consultation rights set forth in Section 16 of the Wells Fargo Tower Co-Lender Agreement with respect to the actions (the "Wells Fargo Tower Significant Servicing Matters") proposed by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer (such consultation rights, the "Wells Fargo Tower Consultation Rights"). The Majority Certificateholder of the Controlling Class shall have such Wells Fargo Tower Consultation Rights. Upon receipt of notice of any Wells Fargo Tower Significant Servicing Matters, the Trustee shall provide the Majority Certificateholder of the Controlling Class with such notice within one Business Day of receipt. The Majority Certificateholder of the Controlling Class shall follow the procedures set forth in the Wells Fargo Tower Co-Lender Agreement with respect to the Wells Fargo Tower Consultation Rights.

         Pursuant to the Mall at Millenia S&P-Related Side Letter, it shall be an event of default under the 2003-IQ4 Pooling and Servicing Agreement with respect to the Mall at Millenia Whole Loan if the 2003-IQ4 Master Servicer is removed from S&P's approved master servicer list and the ratings of any of the Certificates by S&P are qualified, downgraded, or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal.

         If the event of default set forth in the above paragraph occurs and the 2003-IQ4 Master Servicer is not otherwise terminated in accordance with Section 8.28(a) of the 2003-IQ4 Pooling and Servicing Agreement, then, at the request of the Majority Certificateholder of the Controlling Class, the 2003-IQ4 Trustee shall appoint, within 30 days of such event of default, a successor servicer with respect to the Mall at Millenia Whole Loan.

                  (i) Pursuant to the Amended and Restated Mall at Millenia Side Letter Agreement, the Majority Certificateholder of the Controlling Class and the Special Servicer shall have the right to consult with the 2003-IQ4 Special Servicer with respect to any Significant Servicing Matter. Upon receipt of notice by the Special Servicer of any Significant Servicing Matter, the Special Servicer shall provide the Majority Certificateholder of the Controlling Class with such notice within one Business Day of the Special Servicer's receipt of such notice. The Special Servicer and the Majority Certificateholder of the Controlling Class shall follow the procedures set forth in the Amended and Restated Mall at Millenia Side Letter Agreement with respect to such consultation rights.

         If an event of default under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement occurs with respect to the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer that affects the Wells Fargo Tower Mortgage Loan and the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer is not otherwise terminated in accordance with Section 7.01(b) of the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement then the Majority Certificateholder of the Controlling Class may request that the Greenwich Commercial Mortgage Trust 2003-C2 Trustee require the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer to appoint, within 30 days of the Greenwich Commercial Mortgage Trust 2003-C2 Trustee's request, a sub servicer (or if the Wells Fargo Tower Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the Greenwich Commercial Mortgage Trust 2003-C2 Trustee's request, the then-current sub-servicer with a new sub-servicer) in accordance with the provisions of the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement.


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


         Section 3.25  Lock-Box Accounts and Servicing Accounts.

                  (a) With respect to each Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Whole Loan, the Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage Loan, Serviced Whole Loan, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

                  (b) With respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) or Serviced Whole Loan that provides that a Lock-Box Account or Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan or Serviced Whole Loan, the Master Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Master Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for any ARD Loan no later than its Anticipated Repayment Date.

         Section 3.26 Representations and Warranties of the Master Servicer and the Special Servicer.

                  (a) GMACCM, in its capacity as Master Servicer hereunder hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Serviced Companion Loan Holders and to the Depositor, as of the Closing Date, that:

                       (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                       (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                       (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                       (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A)



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


applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                       (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

                       (vi) No litigation is pending or, to the best of GMACCM's knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

                       (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section
3.07 hereof.

                       (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

                  (b) Lennar, in its capacity as Special Servicer, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Holders of companion loans, as of the Closing Date, that:

                       (i) Lennar is a corporation validly existing and in good standing under the laws of the State of Florida, and the Lennar is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                       (ii) The execution and delivery of this Agreement by Lennar, and the performance and compliance with the terms of this Agreement by Lennar, will not violate Lennar's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

                       (iii) Lennar has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,



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


delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                       (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Lennar, enforceable against Lennar in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                       (v) Lennar is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Lennar's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Lennar to perform its obligations under this Agreement or the financial condition of Lennar.

                       (vi) No litigation is pending or, to the best of the Lennar's knowledge, threatened, against Lennar, the outcome of which, in Lennar's good faith and reasonable judgment, could reasonably be expected to prohibit Lennar from entering into this Agreement or materially and adversely affect the ability of Lennar to perform its obligations under this Agreement.

                       (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by Lennar of or compliance by Lennar with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by Lennar under this Agreement.

                       (viii) Lennar possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

         The representations and warranties of Lennar set forth in Section 3.26(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         Any successor of Lennar shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.26(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.26(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.


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


                  (c) Midland, in its capacity as Special Servicer, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Holders of companion loans, as of the Closing Date, that:

                       (i) Midland is a corporation validly existing and in good standing under the laws of the State of Delaware, and Midland is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so comply would not have a material adverse effect on the ability of Midland to perform its obligations hereunder.

                       (ii) The execution and delivery of this Agreement by Midland, and the performance and compliance with the terms of this Agreement by Midland, will not (A) violate Midland's organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets which, in the case of (B), is likely to materially and adversely affect Midland's ability to perform hereunder.

                       (iii) Midland has the full corporate power and authority to enter into and consummate all of Midland's transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                       (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Midland, enforceable against Midland in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                       (v) Midland is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Midland's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Midland to perform its obligations under this Agreement or the financial condition of Midland.

                       (vi) No litigation is pending or, to the best of the Midland's knowledge, threatened, against Midland, the outcome of which, in Midland's good faith and reasonable judgment, could reasonably be expected to prohibit Midland from entering into this Agreement or materially and adversely affect the ability of Midland to perform its obligations under this Agreement.

                       (vii) No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by Midland of or compliance by Midland with this Agreement or the



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


consummation of the transactions contemplated by this Agreement except for any consent, approval, authorization or order which has been obtained and is effective or that cannot be obtained by Midland prior to the actual performance by Midland of its obligations under this Agreement, or which, if not obtained, would not have a material adverse effect on the performance by Midland under this Agreement.

                       (viii) Midland possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

         The representations and warranties of Midland set forth in Section 3.26(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

         Any successor of Midland shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 3.26(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.26(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         Section 3.27  Third-Party Beneficiaries.

                  (a) Each of the Trustee and the Master Servicer acknowledge that: (a) the 2003-IQ4 Master Servicer, the 2003-IQ4 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer and the GMACCM 2003-C2 Trustee shall be a third-party beneficiary under this Agreement with respect to any provisions herein relating to (i) the reimbursement of any Nonrecoverable Servicing Advances made with respect to (A) the Mall at Millenia Mortgage Loan by the 2003-IQ4 Master Servicer or the 2003-IQ4 Trustee, as applicable, (B) the Wells Fargo Tower Mortgage Loan by the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, as applicable and (C) the Geneva Commons Mortgage Loan by the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Trustee, as applicable,
(ii) the indemnification of each of the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the GMACCM 2003-C2 Master Servicer, as applicable, against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with their respective duties under the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable, and this Agreement as relates to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, as applicable, and (b)(i) each of the 2003-IQ4 Special Servicer, (ii) the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and (iii) the GMACCM 2003-C2 Special Servicer shall be a third-party beneficiary under this Agreement with respect to any provisions herein relating to (x) the reimbursement of any nonrecoverable advances made with respect to the Mall at Millenia



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


Mortgage Loan by the 2003-IQ4 Special Servicer, the Wells Fargo Tower Mortgage Loan by the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer or the Geneva Commons Mortgage Loan by the GMACCM 2003-C2 Special Servicer, as applicable (it being understood that the 2003-IQ4 Special Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and the GMACCM 2003-C2 Special Servicer, as applicable, are not required to make any advances), and (y) the indemnification of the 2003-IQ4 Special Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer and the GMACCM 2003-C2 Special Servicer, as applicable, against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with its respective duties under the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement and the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable, and this Agreement and relating to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as applicable.

                  (b) Each of the Trustee and the Master Servicer acknowledge that the AFR/Bank of America Portfolio Companion Loan Service Providers shall be third-party beneficiaries under this Agreement with respect to any provisions herein relating to (i) the reimbursement of any advances made with respect to the related AFR/Bank of America Portfolio Companion Loan and the coordination between the Master Servicer and the related master servicer under the related Serviced Companion Loan Securitization Agreement as set forth in Section 4.03,
(ii) the indemnification of each of the AFR/Bank of America Portfolio Companion Loan Service Providers against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with their respective duties under the related Serviced Companion Loan Securitization Agreement and this Agreement as relates to the related AFR/Bank of America Portfolio Companion Loan, and (iii) the compensation to be paid to such AFR/Bank of America Portfolio Companion Loan Service Provider with respect to the related AFR/Bank of America Portfolio Companion Loan.

         The parties hereby acknowledge that each holder of a Serviced Companion Loan (and any Servicer, Special Servicer and trustee of any Serviced Companion Loan Securitization Agreement) is a third party beneficiary hereof.

         Section 3.28 Certain Matters Relating to the Mall at Millenia Whole Loan, the Wells Fargo Tower Whole Loan and the Geneva Commons Whole Loan.

                  (a) In the event that any of the 2003-IQ4 Trustee, the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer shall be replaced in accordance with the terms of the 2003-IQ4 Pooling and Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the 2003-IQ4 Trustee, the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, as applicable.

                  (b) In the event that any of the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer shall be replaced in accordance with the terms of the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and



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Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer, as applicable.

                  (c) In the event that any of the GMACCM 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Special Servicer shall be replaced in accordance with the terms of the GMACCM 2003-C2 Pooling and Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the GMACCM 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Special Servicer, as applicable.

                  (d) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt (or, if later, the date otherwise required to be delivered pursuant to Section 4.02(b)) from the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer, the 2003-IQ4 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer, the GMACCM 2003-C2 Special Servicer or the GMACCM 2003-C2 Trustee, any servicing reports concerning the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as applicable; provided, however, that in accordance with the instructions of the Trustee pursuant to Section 3.02(b), the 2003-IQ4 Master Servicer shall deliver the remittance report relating to the Balloon Payment due on the Mall at Millenia Mortgage Loan directly to the Trustee.

                  (e) Each of the Master Servicer, the Special Servicer and the Trustee shall execute an acknowledgement form, accepting the terms of that certain servicing-related Amended and Restated Side Letter, dated as of June 5, 2003, as amended, as of December 1, 2003(the "Amended and Restated Mall at Millenia Servicing Side Letter"), relating to the servicing of the Mall at Millenia Mortgage Loan and the related pari passu Mall at Millenia Companion Loans.

                  (f) Each of the Master Servicer, the 2003-IQ4 Trustee, the 2003-IQ4 Depositor and the 2003-IQ4 Special Servicer shall execute a certain Side Letter addressing certain concerns of Standard & Poor's, dated December 18, 2003 (the "Mall at Millenia S&P-Related Side Letter"), relating to the Mall at Millenia Mortgage Loan and the servicing requirements thereof in accordance with the 2003-IQ4 Pooling and Servicing Agreement. The terms set forth in Amended and Restated Mall at Millenia Side Letter and the Mall at Millenia S&P-Related Side Letter shall be incorporated herein by reference as if set forth herein.

         Section 3.29 AFR/Bank of America Portfolio Control Rights.

                  (a) With respect to the AFR/Bank of America Portfolio Whole Loan, the Class S-AFR Controlling Class shall have the right at any time to appoint a Class S-AFR Controlling Class Directing Holder by giving written notice thereof to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and shall have the right in its sole discretion



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


at any time and from time to time to remove and replace any such Class S-AFR Controlling Class Directing Holder.

                  (b) (i) With respect to the AFR/Bank of America Portfolio Whole Loan, notwithstanding anything to the contrary contained herein (but subject to Section 3.29(b)(iii)), unless an AFR/Bank of America Portfolio Change of Control has occurred and is continuing, (i) the Special Servicer shall be required to consult with the Class S-AFR Controlling Class Directing Holder upon the occurrence of any AFR/Bank of America Portfolio Event of Default to consider alternative actions recommended by the Class S-AFR Controlling Class Directing Holder and to consult with the Class S-AFR Controlling Class Directing Holder with respect to determinations made pursuant to Section 3.09, Section 3.18 or
Section 3.19, (ii) at any time (whether or not an AFR/Bank of America Portfolio Event of Default has occurred) the Master Servicer and the Special Servicer will be required to (A) consult with the Class S-AFR Controlling Class Directing Holder (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class S-AFR Controlling Class Directing Holder and (2) to the extent that the related AFR/Bank of America Portfolio Whole Loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions, the Master Servicer or the Special Servicer, as applicable, will be required to notify in writing the Class S-AFR Controlling Class Directing Holder of any proposal to take any of such actions (and to provide such Class S-AFR Controlling Class Directing Holder with such non-proprietary information reasonably requested by such Class S-AFR Controlling Class Directing Holder as may be necessary in the reasonable determination of such Class S-AFR Controlling Class Directing Holder in order make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of such Class S-AFR Controlling Class Directing Holder with respect to:

                       (A) any modification or amendment of, or waiver with respect to, the AFR/Bank of America Portfolio Whole Loan or the related Mortgage Loan that would result in the extension of the Maturity Date thereof, a reduction in the interest rate borne thereby or the Monthly Payment, Prepayment Premium, exit fee or yield maintenance premium payable thereon or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Whole Loan, a modification or waiver of any other monetary term of the AFR/Bank of America Portfolio Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision of the AFR/Bank of America Portfolio Whole Loan which restricts the related Mortgagor from incurring additional indebtedness or from transferring a Mortgaged Property or any transfer of direct or indirect equity interests in the related borrower;

                       (B) any modification or amendment of, or waiver with respect to, the documents for the AFR/Bank of America Portfolio Whole Loan that would result in a discounted pay-off of the AFR/Bank of America Portfolio Whole Loan;

                       (C) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a Foreclosed Property) of the ownership of the



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


Mortgaged Property securing the AFR/Bank of America Portfolio Whole Loan or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure;

                       (D) any proposed or actual sale of a related Mortgaged Property or foreclosed property;

                       (E) any proposed or actual sale of the AFR/Bank of America Portfolio Whole Loan other than pursuant to Section 3.18, Section 3.30(a) or Section 9.01;

                       (F) any release of the related Mortgagor, any guarantor or other obligor from liability with respect to the AFR/Bank of America Portfolio Whole Loan;

                       (G) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related Mortgagor) as provided in Section 3.08;

                       (H) any action to bring a related Mortgaged Property or Foreclosed Property into compliance with Environmental Laws or to otherwise address hazardous materials located at an REO Property;

                       (I) any substitution or release of collateral for the AFR/Bank of America Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

                       (J) adoption or approval of a plan in a bankruptcy of a related Mortgagor; or

                       (K) consenting to the execution, termination or renewal of any "Major Lease" (as such term is defined in the AFR/Bank of America Portfolio Whole Loan documents);

                       (L) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the AFR/Bank of America Portfolio Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the AFR/Bank of America Portfolio Whole Loan documents; and

                       (M) any change in the property manager at any AFR/Bank of America Portfolio Mortgaged Property;

provided, that the consent of the Class S-AFR Controlling Class Directing Holder to any such proposed action requiring its consent and this Section 3.29(b) shall be deemed given if the Class S-AFR Controlling Class Directing Holder fails to notify the Special Servicer or Master Servicer, as applicable, of its approval or disapproval of any such proposed action within ten Business Days of delivery to the Class S-AFR Controlling Class Directing Holder by the Special Servicer or Master Servicer, as applicable, of written notice of such a proposed action, together with the information requested by the Class S-AFR Controlling Class Directing Holder pursuant to this Section 3.29(b).


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


                       (ii) Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the Class S-AFR Controlling Class Directing Holder, in no event shall the Special Servicer or the Master Servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the AFR/Bank of America Portfolio Whole Loan documents, be inconsistent with the Servicing Standard, violate the REMIC Provisions or violate any other provisions of this Agreement (it being understood and agreed that the taking of, or the refraining from taking, any action by a Special Servicer or the Master Servicer pursuant to a direction, approval or disapproval by the Class S-AFR Controlling Class Directing Holder shall not constitute a violation of the provisions of this Agreement so long as such action or inaction is consistent with the Servicing Standard). The taking of, or refraining from taking, any action by the Special Servicer or Master Servicer contrary to the directions of, or in a manner disapproved by, the Class S-AFR Controlling Class Directing Holder shall not constitute an Event of Default so long as the Special Servicer's or the Master Servicer's taking, or refraining from taking, such action in accordance with the direction of, or with the approval of, the Class S-AFR Controlling Class Directing Holder would have violated any law of any applicable jurisdiction, would have been inconsistent with the Servicing Standard, would have violated the REMIC Provisions or would have violated any other provision of this Agreement.

                       (iii) The Class S-AFR Controlling Class Directing Holder shall not owe any fiduciary duty to the Trustee, the Fiscal Agent the Serviced Companion Paying Agent, the Master Servicer, any Special Servicer, any Certificateholder or any AFR/Bank of America Portfolio Companion Loan Holder. The Class S-AFR Controlling Class Directing Holder will not have any liability to the Certificateholders or any AFR/Bank of America Portfolio Companion Loan Holder for any action taken, or for refraining from the taking of any action or the giving of any consent, in good faith pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that the Class S-AFR Controlling Class Directing Holder may take or refrain from taking actions that favor the interests of the Class S-AFR Controlling Class over the Certificateholders, and that the Class S-AFR Controlling Class Directing Holder may have special relationships and interests that conflict with the interests of the Certificateholders and will be deemed to have agreed to take no action against the Class S-AFR Controlling Class Directing Holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Class S-AFR Controlling Class Directing Holder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Class S-AFR Controlling Class.

                  (c) Notwithstanding anything in this Agreement to the contrary, (i) so long as no AFR/Bank of America Portfolio Change of Control exists, the Class S-AFR Controlling Class Directing Holder, in lieu of the Majority Certificateholder of the Controlling Class, shall be entitled to take all actions under this Agreement (other than under Sections 3.18(b), 3.24, 3.31(c) and 9.01) with respect to the AFR/Bank of America Portfolio Whole Loan, and any references to the Majority Certificateholder of the Controlling Class in this Agreement relating to actions permitted to be taken only with the consent of the Majority Certificateholder of the Controlling Class with respect to the AFR/Bank of America Portfolio Whole Loan shall be deemed to be references to the Class S-AFR Controlling Class Directing Holder, (ii) if an AFR/Bank of



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


America Portfolio Control Appraisal Event exists, the Majority Certificateholder of the Controlling Class together with the AFR/Bank of America Portfolio Companion Majority Certificateholders, shall be entitled to take all actions under this Agreement (other than under Sections 3.18(b), 3.24, 3.31(c) and 9.01) with respect to the AFR/Bank of America Portfolio Whole Loan, with all determinations to be made in accordance with the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, and any reference to the Majority Certificateholder of the Controlling Class or the Class S-AFR Controlling Class Directing Holder in this Agreement relating to actions permitted to be taken with respect to the AFR/Bank of America Portfolio Whole Loan only with the consent of the Majority Certificateholder of the Controlling Class or the Class S-AFR Controlling Class Directing Holder shall be deemed to be references to the Majority Certificateholder of the Controlling Class together with the AFR/Bank of America Portfolio Companion Majority Certificateholders, with any such determinations to be made as provided in the AFR/Bank of America Portfolio A Notes Intercreditor Agreement and (iii) whether or not an AFR/Bank of America Portfolio Control Appraisal Event exists, the Majority Certificateholder of the Controlling Class shall be entitled to take the actions specified in Section 3.18(b) and 9.01 with respect to the AFR/Bank of America Portfolio Whole Loan.

         Notwithstanding the provisions of this Section 3.29, the Majority Certificateholder of the Controlling Class and each AFR/Bank of America Portfolio Companion Loan Holder shall have the right to consult with the Master Servicer or Special Servicer with respect to the AFR/Bank of America Portfolio Whole Loan.

         Section 3.30 AFR/Bank of America Portfolio B Note
Intercreditor Matters.

                  (a) For so long as a Servicing Transfer Event that constitutes an AFR/Bank of America Portfolio Event of Default and no AFR/Bank of America Portfolio Change of Control exists, the Special Servicer shall notify the Serviced Companion Loan Paying Agent (which shall notify the Class S-AFR Controlling Class Directing Holder) of such event in accordance with the terms of, and within the time periods provided in, the related AFR/Bank of America Portfolio Agreement among Noteholders and the Class S-AFR Controlling Class Directing Holder may purchase from the Trustee on behalf of the Trust Fund, and the Trustee on behalf of the Trust Fund shall sell, the AFR/Bank of America Portfolio Mortgage Loan at any time prior to the foreclosure or comparable conversion of the related Mortgaged Property at the Purchase Price. In addition, in the event that the Special Servicer determines to foreclose upon or comparably convert the Mortgaged Property securing the AFR/Bank of America Portfolio Whole Loan, the Special Servicer shall notify the Class S-AFR Controlling Class Directing Holder not less than fifteen (15) Business Days prior to the completion of such foreclosure or conversion.

                  (b) (i) The Class S-AFR Controlling Class Directing Holder shall have the right, but not the obligation, to cure such monetary AFR/Bank of America Portfolio Event of Default within five (5) Business Days following the first notice of such monetary AFR/Bank of America Portfolio Event of Default and at no other times (the "AFR/Bank of America Portfolio B Note Holder Cure Right") and, during such five (5) Business Day period, neither the Master Servicer nor the Special Servicer shall accelerate the related Mortgage Notes. At the time such cure payment is made, the Class S-AFR Controlling Class Directing Holder exercising the AFR/Bank of America Portfolio B Note Holder Cure Right shall be required to (i) make all required Delinquency Advances (without giving effect to any determination that such



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Delinquency Advance would be a Nonrecoverable Advance) on such AFR/Bank of
America Portfolio Pari Passu Loans and the AFR/Bank of America Portfolio B Note,
(ii) pay or reimburse the Master Servicer, the Trustee and the Fiscal Agent, as applicable, for all unreimbursed Advances, together with Advance Interest thereon, theretofore made or required to be made by the Master Servicer, the Trustee and the Fiscal Agent (without giving effect to any determination that such Advance would be a Nonrecoverable Advance), in each case to the extent relating to such AFR/Bank of America Portfolio Whole Loan and (iii) if, in addition to the failure by the Mortgagor to make a payment of principal or interest on the AFR/Bank of America Portfolio Whole Loan the related Mortgagor is in default beyond any applicable notice and/or grace periods in the performance or observance of any of its other obligations under the related AFR/Bank of America Portfolio Mortgage Loan documents the failure of which to cure, in the reasonable good-faith business judgment of the Special Servicer, exercised in accordance with the Servicing Standard, materially and adversely affects the interests of the Certificateholders or the AFR/Bank of America Portfolio Companion Loan Holders and such default is susceptible to cure whether by the making of a Servicing Advance or another monetary payment or otherwise, make such Servicing Advance or monetary payment or otherwise effect such cure (any such payment or reimbursement, together with any Cure Deposit, a "AFR/Bank of America Portfolio B Note Holder Cure Advance"). So long as a monetary AFR/Bank of America Portfolio Event of Default exists for which an AFR/Bank of America Portfolio B Note Holder Cure Advance permitted hereunder is made, the Master Servicer, the Trustee, the Fiscal Agent and the Special Servicer shall not treat such AFR/Bank of America Portfolio Event of Default as an AFR/Bank of America Portfolio Event of Default (i) for purposes of Section 4 of the related AFR/Bank of America Portfolio Intercreditor Agreement Among Noteholders, (ii) for purposes of accelerating such AFR/Bank of America Portfolio Whole Loan or modifying, amending or waiving any provisions of the related Mortgage Loan documents in connection with a Workout of the AFR/Bank of America Portfolio Whole Loan or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property or (iii) for the purpose of determining whether a Servicing Transfer Event has occurred provided, that such limitations shall not prevent the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer from sending notices of the AFR/Bank of America Portfolio Event of Default to the related Mortgagor or any related guarantor or making demands on the related Mortgagor or any related guarantor or from collecting Default Interest or late payment charges from the related Mortgagor.

                  (ii) The right of the S-AFR Controlling Class Directing Holder to exercise its AFR/Bank of America Portfolio B Note Holder Cure Rights or to cause a Special Servicing Delay shall be subject to the limitations that there be no more than six AFR/Bank of America Portfolio B Note Holder Cure Events and/or Special Servicing Delays for AFR/Bank of America Portfolio Whole Loan in any twelve calendar month period and that no combination of AFR/Bank of America Portfolio B Note Holder Cure Events and Special Servicing Delays may continue for more than three consecutive months. For purposes of this Agreement, (i) a single "AFR/Bank of America Portfolio B Note Holder Cure Event" shall mean the continuous exercise by the Class S-AFR Controlling Class Directing Holder of AFR/Bank of America Portfolio B Note Holder Cure Rights for up to three consecutive months in the aggregate (but without regard to the number of AFR/Bank of America Portfolio Events of Default cured during such period) and
(ii) a Special Servicing Delay that also constitutes an AFR/Bank of America Portfolio B Note Holder Cure Event or that occurs simultaneously with an AFR/Bank of America Portfolio



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


B Note Holder Cure Event shall be counted solely as an AFR/Bank of America Portfolio B Note Holder Cure Event and shall not be separately counted in determining compliance with the preceding sentence. In no event shall an any Class S-AFR Certificateholder, a majority of whose interests are owned by an AFR/Bank of America Portfolio Borrower Affiliate, have the rights set forth in this section.

                  (iii) The right of a Class S-AFR Controlling Class Directing Holder to reimbursement for any payment made by it pursuant to this Section 3.30(b) shall be subordinate in all respects to the rights of the Trust and the AFR/Bank of America Portfolio Companion Loan Holders to distributions of interest (other than Default Interest) and principal with respect to the AFR/Bank of America Portfolio Whole Loan and to the rights of the Trustee and Serviced Companion Loan Paying Agent and the Master Servicer and the Special Servicer to distributions of the Trustee Fee, the Servicing Fee, the Special Servicing Fee, Advances, reimbursements of Advance Interest and any other compensation, indemnity payments or other amounts distributable to them pursuant to Section 2.02 or Section 2.03 or payable to them pursuant to or any other provision of this Agreement and such AFR/Bank of America Portfolio B Note Holder Cure Advance shall be reimbursable only as provided herein.

                  (iv) The determination that a Servicing Transfer Event for the AFR/Bank of America Portfolio Whole Loan has occurred shall be delayed (each such delay for one month or for two consecutive months in the aggregate, but in the case of a single such delay no more than three consecutive months, a "Special Servicing Delay") upon the occurrence of an event described in clause
(3) of the definition of "Specially Serviced Mortgage Loan" (unless an event described in clause (2) or (4) of the definition of "Specially Serviced Mortgage Loan" has occurred that has not been or is not being cured by the related Mortgagor or unless an event described in clause (1), (5), (6), (7) or (8) of the definition of "Specially Serviced Mortgage Loan" is also occurring) if, by the earlier to occur of (i) the next Due Date and (ii) the tenth (10th) Business Day following notice to the Class S-AFR Controlling Class Directing Holder of such event (which notice shall be given no later than five (5) Business Days prior to the next Due Date after the occurrence of such event), the Class S-AFR Controlling Class Directing Holder shall have deposited with the Master Servicer an amount equal to the Monthly Payment due on the first Due Date following such deposit; provided,

                       (A) such deposit shall be irrevocable at any time on or prior to such first Due Date and

                       (B) in the event that: (1) the Mortgagor fails to make the Monthly Payment on the first Due Date, such deposit shall be applied by the Master Servicer as the AFR/Bank of America Portfolio B Note Holder Cure Advance on such Due Date as provided in, and subject to the limitations provided in this
Section 3.30(b); (2) the Mortgagor makes the Monthly Payment on such first Due Date but the event described in clause (3) of the definition of "Specially Serviced Mortgage Loan" is continuing, such deposit shall either (x) be retained by the Master Servicer for application as provided in clause (B)(1) on the second Due Date following the date of deposit or (y) be returned to the Class S-AFR Controlling Class Directing Holder making such deposit on the Business Day following the written request for such return (so long as such request is made on or prior to the fifth (5th) Business Day following the first Due Date following the date of deposit); or (3) the Mortgagor makes the Monthly Payment on the



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


first Due Date and the event described in clause (3) of the definition of "Specially Serviced Mortgage Loan" is not continuing, such deposit shall be returned to the Class S-AFR Controlling Class Directing Holder making such deposit on the Business Day following the first Due Date following the date of deposit.

         For purposes of this Section 3.30(b)(iv), the right of the Class S-AFR Controlling Class Directing Holder to cause a Special Servicing Delay shall be subject to the limitation that there be no more than an aggregate of six AFR/Bank of America Portfolio B Note Holder Cure Events or Special Servicing Delays, in any combination, with respect to the AFR/Bank of America Portfolio Whole Loan in any twelve (12) calendar month period; provided, that such AFR/Bank of America Portfolio B Note Holder Cure Events and Special Servicing Delays may occur consecutively for a total of no more than three consecutive months). Any deposit pursuant to clause (A) or (B) of the second preceding sentence is referred to herein as a "Cure Deposit." For purposes of the proviso to the third preceding sentence, in the event that a Cure Deposit is retained by the Master Servicer pursuant to clause (B)(2)(x), the "first Due Date," the "second Due Date" and the "date of deposit" for subsequent periods shall be determined as if the "date of deposit" had been the date on which the deposit was most recently retained pursuant to such clause (B)(2)(x).

                  (c) The Master Servicer shall give notice of any default for non-payment by the related Mortgagor with respect to the AFR/Bank of America Portfolio Whole Loan to the Special Servicer, the AFR/Bank of America Portfolio Companion Holders, the Class S-AFR Controlling Class Directing Holder, the Majority Certificateholder of the Controlling Class and the related Serviced Companion Loan Paying Agent no later than two (2) Business Days following the occurrence of such event of default.

         Section 3.31 Serviced Companion Loan Intercreditor Matters.

                  (a) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Companion Loan Paying Agent under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Serviced Whole Loan Intercreditor Agreement.

         If any AFR/Bank of America Portfolio Companion Loan Holder is the party proposing the modification, cancellation or termination of either AFR/Bank of America Portfolio Intercreditor Agreement, the Master Servicer or the Special Servicer shall require such AFR/Bank of America Portfolio Companion Loan Holder to pay the expenses and fees of obtaining the confirmation from the Rating Agencies and the expenses of the Master Servicer and the Special Servicer in providing information to the Rating Agencies in connection with obtaining such confirmation. In the event that the Master Servicer or the Special Servicer in accordance with the Servicing Standard proposes the modification, cancellation or termination of either AFR/Bank of America Portfolio Intercreditor Agreement, such expenses and fees of the Rating Agencies and expenses of the Master Servicer and the Special Servicer shall be paid by the Master Servicer as a Servicing Advance subject to reimbursement from the Trust Fund.


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


                       (b) If, pursuant to Section 2.03, Section 3.18, 3.30(a) or Section 9.01, any Mortgage Loan that relates to a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Serviced Whole Loan Intercreditor Agreement and shall assume the rights and obligations of the "Note A Holder" or with respect to the AFR/Bank of America Portfolio B Note, the "Note B Holder" under such Serviced Whole Loan Intercreditor Agreement (or, with respect to the Water Tower Whole Loan, the A1 Noteholder and/or A2 Noteholder). All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "Note A Holder" (or, with respect to the Water Tower Whole Loan, the A1 Noteholder and/or A2 Noteholder) (as a result of such purchase or repurchase), under the related Serviced Whole Loan Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "Note A Holder" (or, with respect to the Water Tower Whole Loan, the A1 Noteholder and/or A2 Noteholder) or a custodian appointed thereby for the benefit of the "Note A Holder", as their interests appear under the related Serviced Whole Loan Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Serviced Whole Loan.

         In addition, if at any time neither any portion of a Mortgage Loan related to a Serviced Whole Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the Serviced Whole Loan or any REO Property, as applicable, has not been entered into pursuant to the related Serviced Whole Loan Intercreditor Agreement, then, until such time as a separate servicing agreement is entered into in accordance with such Serviced Whole Loan Intercreditor Agreement, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related Mortgage File, and the Master Servicer and the Special Servicer shall continue to service and administer the applicable Serviced Whole Loan and/or any REO Property, for the benefit of the holder of the applicable Mortgage Loan and the related Serviced Companion Loan Holders, under this Agreement as if such Serviced Whole Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the Trustee, (iii) the Certificates, (iv) the Certificateholders (or any sub-group thereof other than the Class S-AFR Certificateholders), or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the "Note A Holder".

         Subject to the terms of the applicable Serviced Whole Loan Intercreditor Agreement, if pursuant to Section 2.03, Section 3.18, 3.30(a) or
Section 9.01, any Mortgage Loan that relates to a Serviced Whole Loan is purchased or repurchased from the Trust Fund and the servicing and administration of the Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, the Master Servicer and the Special Servicer shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the Special Servicer, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder. Prior to the applicable


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Serviced Whole Loan being serviced under any separate servicing agreement, the
Rating Agencies then rating any Serviced Companion Loan Securities shall have provided written confirmation to the related Serviced Companion Loan Holders (at such Serviced Companion Loan Holders' expense) that the servicing of such Serviced Whole Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such Rating Agencies with respect to the related class of Serviced Companion Loan Securities.

                  (c) Neither the Master Servicer nor the Special Servicer will be permitted to take any of the following actions with respect to the applicable Serviced Whole Loan until it has notified the Directing Certificateholder in writing and the Directing Certificateholder has consented in writing to such action (it being understood and agreed that if such written consent is not received by the Master Servicer or the Special Servicer then such approval will be deemed not to have been given):

                       (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of any related Mortgaged Property and the other collateral securing the Serviced Whole Loan if such Serviced Whole Loan comes into and continues to default;

                       (ii) any modification, amendment or waiver of a monetary term (including the amount of and timing of payments but excluding the waiver of default charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (viii) below) of the Serviced Whole Loan;

                       (iii) any proposed sale of any related Mortgaged Property after it becomes an REO Property (other than in connection with the termination of the Trust Fund) for less than the purchase price specified herein;

                       (iv) any acceptance of a discounted payoff of the Serviced Whole Loan;

                       (v) any determination to bring any related Mortgaged Property after it becomes an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property;

                       (vi) any release of real property collateral for the Serviced Whole Loan (other than releases made in connection with the grant of a non-material easement or a right-of-way);

                       (vii) any acceptance of substitute or additional collateral for the Serviced Whole Loan (other than defeasance collateral as required in accordance with the terms thereof);

                       (viii) any waiver of any rights under a "due-on-sale" or "due-on-encumbrance" clause for the Serviced Whole Loan;


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                       (ix) any determination by the Master Servicer or Special
Servicer not to maintain or cause borrower for the Serviced Whole Loan to maintain for the related Mortgaged Property or REO Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Serviced Whole Loan; and

                       (x) any change in the property manager for the Mortgaged Property or REO Property which is required to be approved by the lender in accordance with the terms of the Serviced Whole Loan;

provided that, in the event that the Master Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interest of the Certificateholders and the Directing Certificateholder (as a collective whole), the Master Servicer or Special Servicer, as applicable, may take any such action without waiting for the response of the Directing Certificateholder. The Master Servicer or Special Servicer, as applicable, shall promptly notify the Directing Certificateholder of any actions taken pursuant to this paragraph.

         In the event that the Directing Certificateholder withholds its consent, a third party operating advisor will be appointed to make the final determination with respect to such actions in accordance with the related Serviced Whole Loan Intercreditor Agreement and in any event within 90 days of the date such operating advisor is advised of such conflict.

                       (xi) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Certificateholder or operating advisor, as applicable, may (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions and
(B) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

         Section 3.32 Matters relating to the 609 Fifth  Avenue Companion Loans.

                  (a) the Special Servicer shall be required to consult with the 2003-IQ6 Special Servicer with respect to any proposed action to be taken in respect of the 609 Fifth Avenue Companion Loans, and shall provide the 2003-IQ6 Special Servicer with an opportunity to review any proposed action to be taken in respect thereof;

                  (b) the 2003-IQ6 Special Servicer and the operating advisor appointed under the 2003-IQ6 Pooling and Servicing Agreement (the "Subsequent Operating Advisor") shall have such opportunity to consult with the Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifth Business Day following the date of receipt (the "Initial Review Period");


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                  (c) the Special Servicer shall implement its written proposal if the 2003-IQ6 Special Servicer (in consultation with the Subsequent Operating Advisor) does not disapprove the proposed action within the Initial Review Period, unless the Special Servicer has been directed to do otherwise by the Majority Certificateholder of the Controlling Class (in which event the Special Servicer shall advise the 2003-IQ6 Special Servicer of such alternate course of action);

                  (d) if the 2003-IQ6 Special Servicer (in consultation with the Subsequent Operating Advisor) disagrees with any aspect of the written proposal and, after consultation with the Special Servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the 2003-IQ6 Special Servicer shall be entitled to an additional period of five Business Days (the "Additional Review Period") to continue its discussions with the Special Servicer and the Majority Certificateholder of the Controlling Class;

                  (e) if the 2003-IQ6 Special Servicer and the Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action;

                  (f) if the 2003-IQ6 Special Servicer and the Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard, what course of action to follow; and

                  (g) if the Special Servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the Special Servicer shall decide, in accordance with the Servicing Standard, what course of action to take.

         Section 3.33 Removal of Special Servicer by Directing
Certificateholder.

         Notwithstanding the rights of the Majority Certificateholder of the Controlling Class set forth herein, the Special Servicer may be removed as Special Servicer for each of the 5 Houston Whole Loan and the Water Tower Place Whole Loan at any time, with or without cause, by the Directing Certificateholder to the extent set forth in Section 3.1(c) of each of the Water Tower Place Intercreditor Agreement and the 5 Houston Center Intercreditor Agreement, subject to any consent of the Majority Certificateholder of the Controlling Class permitted under the related Intercreditor Agreement. Any successor special servicer shall have the required rating set forth in the related Intercreditor Agreement and shall be appointed by the Directing Certificateholder to the extent set forth in Section 3.1(c) of each of the related Intercreditor Agreements, subject to any consent of the Majority Certificateholder of the Controlling Class permitted under each of the Water Tower Place Intercreditor Agreement and the 5 Houston Center Intercreditor Agreement, as applicable. In the event that an Event of Default exists hereunder with respect to the Special Servicer, if the applicable Directing Certificateholder is not able to appoint a successor special servicer, the operating adviser appointed under the related Intercreditor Agreement shall select one of the proposed successor special servicers.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
                               AND RELATED MATTERS

         Section 4.01 Distributions.

                  (a) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                       (i) to pay interest to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

                       (ii) to pay principal to REMIC II in respect of the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, that will be outstanding immediately following such Distribution Date; and

                       (iii) to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC II for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC I Regular Interests and unreimbursed pursuant to Section 4.01(a)(iii), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

         On each Distribution Date, the Trustee shall pay to the Holders of the Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the "Class R-I Distribution Amount" for such Distribution Date).

         On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment Premium was received.


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


         All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

                  (b) On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount (other than any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

                       (i) to pay interest to REMIC III in respect of all REMIC II Regular Interests up to an amount equal to all Uncertificated Distributable Interest in respect of such REMIC II Regular Interests for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates with such payments allocated among the REMIC II Regular Interests such that remaining amounts, if any, of unpaid interest on each such REMIC II Regular Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below;

                       (ii) to pay principal to REMIC III in respect of all REMIC II Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated Principal Balance of each such class will equal the then outstanding Class Principal Balance of the corresponding Principal Balance Certificates after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that (A) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D shall correspond with the outstanding Class Principal Balance of the Class A-1 Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-A will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-1 has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-B has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-C has been reduced to zero; (B) with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D and LA-2-E, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D and LA-2-E shall correspond with the outstanding Class Principal Balance of the Class A-2 Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-B has been reduced to zero, the



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


Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-C has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-E will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-D has been reduced to zero; (C) with respect to distributions of principal in respect of REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E shall correspond with the outstanding Class Principal Balance of the Class A-3 Certificates and
(II) the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-B has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-C has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-E will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-3-D has been reduced to zero; (D) with respect to distributions of principal in respect of REMIC II Regular Interests LA-4-A and LA-4-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-4-A and LA-4-B shall correspond with the outstanding Class Principal Balance of the Class A-4 Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LA-4-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-4-A has been reduced to zero; (E) with respect to distributions of principal in respect of REMIC II Regular Interests LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L and LA1-2M, (I)
the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I,
LA1-2J, LA1-2K, LA1-2L and LA1-2M shall correspond with the outstanding Class Principal Balance of the Class A-1A Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2A will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-1 has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2B has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2C has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2E will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2D has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2F will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2E has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2G will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2F has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2H will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2G has been reduced to


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


zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2I will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2H has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2J will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2I has been reduced to zero; the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2K will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2J has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2L will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2K has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2M will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA1-2L has been reduced to zero; (F) with respect to distributions of principal in respect of REMIC II Regular Interests LF-A, LF-B, LF-C and LF-D, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LF-A, LF-B, LF-C and LF-D shall correspond with the outstanding Class Principal Balance of the Class F Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LF-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LF-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest LF-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LF-B has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LF-D will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LF-C has been reduced to zero; (G) with respect to distributions of principal in respect of REMIC II Regular Interests LG-A, LG-B and LG-C, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LG-A, LG-B and LG-C shall correspond with the outstanding Class Principal Balance of the Class G Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LG-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LG-A has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LG-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LG-B has been reduced to zero; (H) with respect to distributions of principal in respect of REMIC II Regular Interests LH-A, LH-B and LH-C, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LH-A, LH-B and LH-C shall correspond with the outstanding Class Principal Balance of the Class H Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LH-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LH-A has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LH-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LH-B has been reduced to zero; (I) with respect to distributions of principal in respect of REMIC II Regular Interests LJ-A and LJ-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A and LJ-B shall correspond with the outstanding Class Principal Balance of the Class J Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LJ-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LJ-A has been reduced to zero; (J) with respect to distributions of principal in respect of REMIC II Regular Interests LK-A, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LK-A shall correspond with the outstanding Class Principal Balance of the Class K Certificates; and (K) with respect to distributions of principal in respect of REMIC II Regular




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Interests LL-A and LL-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LL-A and LL-B shall correspond with the outstanding Class Principal Balance of the Class L Certificates and (II) the Uncertificated Principal Balance of the REMIC II Regular Interest LL-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LL-A has been reduced to zero.

                       (iii) to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below; provided, that (A) with respect to REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-1-2-D, then to REMIC II Regular Interest LA-1-2-C, then to REMIC II Regular Interest LA-1-2-B, then to REMIC II Regular Interest LA-1-2-A and then to REMIC II Regular Interest LA-1-1, (B) with respect to REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D and LA-2-E any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-2-E, then to the REMIC II Regular Interest LA-2-D, then to REMIC II Regular Interest LA-2-C, then to the REMIC II Regular Interest LA-2-B and then to the REMIC II Regular Interest LA-2-A, (C) with respect to REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-3-E, then to the REMIC II Regular Interest LA-3-D, then to REMIC II Regular Interest LA-3-C, then to the REMIC II Regular Interest LA-3-B and then to the REMIC II Regular Interest LA-3-A, (D) with respect to REMIC II Regular Interests LA-4-A and LA-4-B any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first the REMIC II Regular Interest LA-4-B and then to the REMIC II Regular Interest LA-4-A, (E) with respect to REMIC II Regular Interests LA1-1, LA1-2A, LA1-2B, LA1-2C, LA1-2D, LA1-2E, LA1-2F, LA1-2G, LA1-2H, LA1-2I, LA1-2J, LA1-2K, LA1-2L and
LA1-2M any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to REMIC II Regular Interest LA1-2M, then to REMIC II Regular Interest LA1-2L, then to REMIC II Regular Interest LA1-2K, then to REMIC II Regular Interest LA1-2J, then to REMIC II Regular Interest LA1-2I, then to REMIC II Regular Interest LA1-2H, then to REMIC II Regular Interest LA1-2G, then to the REMIC II Regular Interest LA1-2F, then to REMIC II Regular Interest LA1-2E, then to REMIC II Regular Interest LA1-2D, then to REMIC II Regular Interest LA1-2C, then to REMIC II Regular Interest LA1-2B, then to REMIC II Regular Interest LA1-2A and then to REMIC II Regular Interest LA1-1, (F) with respect to REMIC II Regular Interests LF-A, LF-B, LF-C and LF-D, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LF-D, then to the REMIC II Regular Interest LF-C, then to the REMIC II Regular Interest LF-B and then to REMIC II Regular Interest LF-A, (G) with respect to REMIC II Regular Interests LG-A, LG-B and LG-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LG-C, then to the REMIC II Regular Interest LG-B and then to REMIC II Regular Interest LG-A,
(H) with respect to REMIC II Regular Interests LH-A, LH-B and LH-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LH-C, then to the REMIC II Regular Interest LH-B and then to REMIC II Regular Interest LH-A, (I) with respect to REMIC II Regular Interests LJ-A and LJ-B, any



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Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LJ-B and then to REMIC II Regular Interest LJ-A, (J) with respect to REMIC II Regular Interests LK-A, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LK-A and (K) with respect to REMIC II Regular Interests LL-A and LL-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LL-B and then to REMIC II Regular Interest LL-A.

         On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such Distribution Date to reimburse REMIC III for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(b)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance Certificates on such Distribution Date under Section 4.01(c) below.

         On each Distribution Date, the Trustee shall pay to the Holders of the Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the "Class R-II Distribution Amount" for such Distribution Date).

         On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each REMIC II Regular Interest equal to the amount allocable to the corresponding Class of Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below.

                  (c) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall withdraw from the Distribution Account the Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                       (i) to pay interest: (A) pro rata, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the Loan Group 1 Available Distribution Amount; (B) to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest for the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the Loan Group 2 Available Distribution Amount; and (C) pro rata, to the holders of the Class X-1 and Class X-2 Certificates, up to an amount equal to all Distributable Certificate Interest for the Class X-1 and Class X-2 Certificates for such Distribution Date, and to the extent not previously paid, for each prior Distribution Date, if any,



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


from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of the foregoing, pro rata, to the Holders of the respective Classes of Senior Certificates, up to an amount equal to all Distributable Certificate Interest for each such Class of Certificates for such Distribution Date;

                       (ii) to pay principal: (A)(1) first to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-1 Certificates has been reduced to zero; (2) second to the Holders of the Class A-2 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the Class A-1 Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-2 Certificates has been reduced to zero; (3) third to the Holders of the Class A-3 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, the Class A-1 and Class A-2 Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero; (4) fourth to the Holders of the Class A-4 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A, the Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-4 Certificates has been reduced to zero; and
(B) to the Holders of the Class A-1A Certificates in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, and Class A-3 and Class A-4 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, in each case, until the Class Principal Balance of the Class A-1A Certificates has been reduced to zero;

                       (iii) to reimburse the Holders of the respective Classes of Class A Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                       (iv) to make payments on the Subordinated Certificates pursuant to the following paragraph;


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


provided, that on each Distribution Date after the aggregate of the Class Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates. References to "remaining Principal Distribution Amount" shall be to the Principal Distribution Amount net of any distributions of principal made in respect thereof to the Holders of each Class of Class A Certificates that, pursuant to clause (ii) above, have a prior right to payment with respect thereto.

         On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                       (v) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (vi) if the Class Principal Balances of the Class A Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (vii) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                       (viii) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (ix) if the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (x) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xi) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


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


                       (xii) if the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xiii) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xiv) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xv) if the Class Principal Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xvi) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xvii) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xviii) if the Class Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xix) to reimburse the Holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xx) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then



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


outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xxii) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xxiii) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxiv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xxv) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xxvi) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxvii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

                       (xxviii) to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

                       (xxix) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxx) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class K Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;


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


                       (xxxi) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

                       (xxxii) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxxiii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                       (xxxiv) to reimburse the Holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

                       (xxxv) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxxvi) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class M Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Dates;

                       (xxxvii) to reimburse the Holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

                       (xxxviii) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xxxix) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class N Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                       (xl) to reimburse the Holders of the Class N
Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously



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


deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

                       (xli) to pay interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xlii) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class O Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                       (xliii) to reimburse the Holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

                       (xliv) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xlv) if the Class Principal Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class P Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                       (xlvi) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

                       (xlvii) to make payments to the Holders of the Class R-I Certificates up to the amount of the Class R-I Distribution Amount for such Distribution Date;

                       (xlviii) to make payments to the Holders of the Class R-II Certificates up to the amount of the Class R-II Distribution Amount for such Distribution Date; and

                       (xlix) to pay to the Holders of the Class R-III Certificates the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided, that on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal




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


Balance of such Class of Certificates. References to "remaining Principal Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv), (xvii),
(xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above, in connection with the payments of principal to be made to the Holders of any Class of Principal Balance Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal Balance Certificates that have a higher Payment Priority.

         On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

                       (i) to the Holders of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates up to an amount equal to, in the case of each such Class, the product of (a) such Prepayment Premiums, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class; and

                       (ii) then, to the Holders of the Class X-1 Certificates.

         All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(b).

         On each Distribution Date, the Trustee shall withdraw from the Distribution Account, as Grantor Trust Assets, any amounts that represent Excess Interest actually collected on any ARD Loans and any related REO Loans during the related Collection Period and shall distribute with respect to their interests in the Grantor Trust, such amounts to the holders of the Class P Certificates, without regard to whether any such Class is entitled to distributions of interest or principal on such Distribution Date (whether by reason of its Class Principal Balance having been reduced to zero, by reason of it not yet being entitled to distributions of principal, or for any other reason).

         On each Distribution Date, the Trustee shall withdraw amounts from the Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

                       (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses or Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date;

                       (ii) second, for distribution to the Special Servicer as additional servicing compensation, the excess, if any, of (x) the balance of the Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y) the aggregate Certificate Principal Balance of the Principal Balance Certificates as of such Distribution Date;


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


                       (iii) third, upon the reduction of the aggregate Class Principal Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

                  (d) On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall withdraw from the Class S-AFR Sub-Account, the AFR/Bank of America Portfolio B Note Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

                       (i) Prior to the occurrence of a Class S-AFR Sequential Pay Event:

                            (a) first, to the Holders of the Class S-AFR1
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR1 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (b) second, to the Holders of the Class S-AFR2
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR2 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (c) third, to the Holders of the Class S-AFR3
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR3 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (d) fourth, to the Holders of the Class S-AFR4
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR4 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (e) fifth, to the Holders of each Class of
Certificates, pro rata, based on and in reduction of their respective Class Certificate Balances, an amount equal to the AFR/Bank of America Portfolio B Note Principal Distribution Amount;

                            (f) sixth, to the Holders of the Class S-AFR1
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR1 Certificates, but not previously reimbursed, have been reimbursed in full;

                            (g) seventh, to the Holders of the Class S-AFR2
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR2 Certificates, but not previously reimbursed, have been reimbursed in full;

                            (h) to the Holders of the Class S-AFR3 Certificates,
until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR3 Certificates, but not previously reimbursed, have been reimbursed in full; and

                            (i) to the Holders of the Class S-AFR4 Certificates,
until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR4 Certificates, but not previously reimbursed, have been reimbursed in full.

                       (ii) After the occurrence of a Class S-AFR Sequential Pay
Event:

                            (a) first, to the Holders of the Class S-AFR1
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR1 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (b) second, to the Holders of the Class S-AFR2
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR2 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (c) third, to the Holders of the Class S-AFR3
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR3 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (d) fourth, to the Holders of the Class S-AFR4
Certificates, in respect of interest, up to an amount equal to the Class S-AFR Distributable Certificate Interest in respect of the Class S-AFR4 Certificates for the related Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                            (e) fifth, to the Holders of the Class S-AFR1
Certificates, in reduction of the Class Certificate Balance thereof, an amount equal to the AFR/Bank of America Portfolio B Note Principal Distribution Amount, until the outstanding Class Certificate Balance of the Class S-AFR1 Certificates has been reduced to zero;

                            (f) sixth, to the Holders of the Class S-AFR1
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR1 Certificates, but not previously reimbursed, have been reimbursed in full;

                            (g) seventh, after the Class Certificate Balance of
the Class S-AFR1 Certificates has been reduced to zero, to the Holders of the Class S-AFR2 Certificates, in reduction of the Class Certificate Balance thereof, an amount equal to the AFR/Bank of America Portfolio B Note Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class S-AFR1 Certificates on such Distribution Date), until the outstanding Class Certificate Balance of the Class S-AFR2 Certificates has been reduced to zero;


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


                            (h) eighth, to the Holders of the Class S-AFR2
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR2 Certificates, but not previously reimbursed, have been reimbursed in full;

                            (i) ninth, after the Class Certificate Balance of
the Class S-AFR2 Certificates has been reduced to zero, to the Holders of the Class S-AFR3 Certificates, in reduction of the Class Certificate Balance thereof, an amount equal to the AFR/Bank of America Portfolio B Note Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class S-AFR1 and Class S-AFR2 Certificates on such Distribution
Date), until the outstanding Class Certificate Balance of the Class S-AFR3 Certificates has been reduced to zero;

                            (j) tenth, to the Holders of the Class S-AFR3
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR3 Certificates, but not previously reimbursed, have been reimbursed in full;

                            (k) eleventh, after the Class Certificate Balance of
the Class S-AFR3 Certificates has been reduced to zero, to the Holders of the Class S-AFR4 Certificates, in reduction of the Class Certificate Balance thereof, an amount equal to the AFR/Bank of America Portfolio B Note Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class S-AFR1, Class S-AFR2 and Class S-AFR3 Certificates on such Distribution Date), until the outstanding Class Certificate Balance of the Class S-AFR4 Certificates has been reduced to zero; and

                            (l) twelfth, to the Holders of the Class S-AFR4
Certificates, until all amounts of Realized Losses and Additional Trust Expenses previously allocated to the Class S-AFR4 Certificates, but not previously reimbursed, have been reimbursed in full.

                       (iii) The AFR/Bank of America Portfolio B Note Available Distribution Amount for any Distribution Date that is applied pursuant to
Section 4.01(d)(i) or Section 4.01(d)(ii), as the case may be, shall be deemed to have been distributed on such date, first, from the Class S-AFR Sub-Account to REMIC II in respect of the REMIC I Regular Interest corresponding to the AFR/Bank of America Portfolio B Note, and then second from REMIC II to REMIC III in respect of the Class LS-AFR1, Class LS-AFR2, Class LS-AFR3, and Class LS-AFR4 Regular Interests in accordance with the respective priority assigned to each of the related REMIC III Class S-AFR Certificates under Section 4.01(d)(i) or
Section 4.01(d)(ii), as applicable.

         Distributions will continue to be made in accordance with clause (ii) after a cure of any event of default resulting in a Class S-AFR Sequential Pay Event. The Master Servicer shall promptly notify the Trustee of the occurrence of a Class S-AFR Sequential Pay Event. In the absence of such notice, the Trustee shall be entitled to assume that a Class S-AFR Sequential Pay Event has not occurred.


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                  (e) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(c) or as provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

                  (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (g) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

                  (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund



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Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

                       (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified, and

                       (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

                  (i) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.


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         Section 4.02 Statements to Certificateholders; Certain Reports by the
Master Servicer and the Special Servicer.

                  (a) Subject to Section 8.02(v), based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Certificates (and, in the case of a Class of Book-Entry Certificates, to each Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

                       (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

                       (ii) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to (A) Distributable Certificate Interest, (B) Prepayment Premiums and
(C) Excess Interest;

                       (iii) the amount of any distributions made on such Distribution Date to the Holders of each Class of Residual Certificates;

                       (iv) the aggregate amount of outstanding Delinquency Advances, with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

                       (v) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                       (vi) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool and of each Loan Group which remains outstanding immediately after such Distribution Date;

                       (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans in the Mortgage Pool and with respect to each Loan Group at the close of business on the related Determination Date;

                       (viii) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans but are not delinquent or
(E) as to which foreclosure proceedings have been commenced;

                       (ix) with respect to the Mortgage Pool, the aggregate Stated Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;


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                       (x) with respect to any Mortgage Loan as to which the
related Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                       (xi) as to any Mortgage Loan repurchased or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                       (xii) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Collection Period, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                       (xiii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, the loan number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

                       (xiv) the Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates for such Distribution Date;

                       (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

                       (xvi) the Pass-Through Rate for each Class of REMIC III Regular Certificates for such Distribution Date;

                       (xvii) the original Class Principal Balance or Class Notional Amount as of the Closing Date and the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class Notional Amount, as the case may be, of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                       (xviii) the Certificate Factor for each Class of REMIC III Regular Certificates immediately following such Distribution Date;


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                       (xix) the Principal Distribution Amount, the Loan Group 1
Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date;

                       (xx) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

                       (xxi) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                       (xxii) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date; and

                       (xxiii) such additional information as contemplated by Exhibit G hereto.

In the case of information furnished pursuant to subclauses (i), (ii), (iii) and
(xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

         In addition, subject to Section 8.02(v), based on information received from the Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Class S-AFR Certificates written reports (the "Class S-AFR Distribution Date Statement"), setting forth, among other things, the following information:

                       (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Class S-AFR Certificates and applied to reduce the respective Class Principal Balances thereof;

                       (ii) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Class S-AFR Certificates allocable to (A) Class S-AFR Distributable Certificate Interest, (B) Prepayment Premiums and (C) Excess Interest;

                       (iii) the amount of outstanding Delinquency Advances, with respect to the AFR/Bank of America Portfolio B Note, as of the related Determination Date;

                       (iv) the aggregate amount of Servicing Fees in respect of the AFR/Bank of America Portfolio B Note retained by or paid to the Master Servicer and the Special Servicer in respect of the related Collection Period;

                       (v) the Stated Principal Balance of each component of the AFR/Bank of America Portfolio Mortgage Loan immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of each component of the AFR/Bank of America Portfolio Mortgage Loan which remains outstanding immediately after such Distribution Date;


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


                       (vi) as of the Determination Date, a statement as to whether (A) the AFR/Bank of America Portfolio B Note is delinquent one month, delinquent two months or delinquent three or more months, (B) the AFR/Bank of America Portfolio Mortgage Loan is a Specially Serviced Mortgage Loan but not delinquent or (C) a foreclosure proceedings have been commenced with respect to the AFR/Bank of America Portfolio Mortgage Loan;

                       (vii) a statement of whether the related borrower with respect to the AFR/Bank of America Portfolio B Note is subject or is expected to be subject to a bankruptcy proceeding;

                       (viii) with respect to the AFR/Bank of America Portfolio Mortgage Loan, if the related Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of each component of the AFR/Bank of America Portfolio Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                       (ix) if the AFR/Bank of America Portfolio Mortgage Loan is repurchased or otherwise liquidated or disposed of during the related Collection Period, the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the AFR/Bank of America Portfolio B Note Available Distribution Amount for such Distribution Date;

                       (x) with respect to any REO Property related to the AFR/Bank of America Portfolio Mortgage Loan included in the Trust Fund as of the close of business on the last day of the related Collection Period, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the AFR/Bank of America Portfolio B Note Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

                       (xi) with respect to any REO Property related to the AFR/Bank of America Portfolio Mortgage Loan sold or otherwise disposed of during the related Collection Period, the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the AFR/Bank of America Portfolio B Note Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

                       (xii) the Class S-AFR Distributable Certificate Interest in respect of each Class of Class S-AFR Certificates for such Distribution Date;

                       (xiii) any unpaid Class S-AFR Distributable Certificate Interest in respect of each Class of Class S-AFR Certificates after giving effect to the distributions made on such Distribution Date;


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                       (xiv) the Pass-Through Rate for each Class of Class S-AFR
Certificates for such Distribution Date;

                       (xv) the original Class Principal Balance as of the Closing Date and the Class Principal Balance of each Class of Class S-AFR Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance of each such Class due to Realized Losses and Additional Trust Fund Expenses;

                       (xvi) the Certificate Factor for each Class of Class S-AFR Certificates immediately following such Distribution Date;

                       (xvii) the AFR/Bank of America Portfolio B Note Principal Distribution Amount for such Distribution Date;

                       (xviii) the amount of Principal Prepayments made with respect to the AFR/Bank of America Portfolio B Note during the related Collection Period;

                       (xix) the aggregate amount of Realized Losses and Additional Trust Fund Expenses, if any, incurred with respect to the AFR/Bank of America Portfolio B Note during the related Collection Period; and

                       (xx) any Appraisal Reduction Amounts with respect to AFR/Bank of America Portfolio B Note, as of the related Determination Date.

In the case of information furnished pursuant to subclauses (i), (ii) and (xv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class of Class S-AFR Certificates and per single Certificate of a specified minimum denomination. The form of any Class S-AFR Distribution Date Statement may change over time.

         The Trustee shall make available each month to the general public the related Distribution Date Statement, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File via its internet website which is initially located at "www.etrustee.net." In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person, (i) the CMSA Loan Periodic Update File delivered for each Distribution Date, the CMSA Property File, the CMSA Comparative Financial Status Report and the CMSA Financial File, (ii) the Servicer Reports, and (iii) as a convenience to such Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement (which may also be made available to the general public). At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.


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


         The Trustee may provide such information through means other than (and in lieu of) its website; provided, that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

         The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans and Serviced Companion Loans at a website maintained by the Master Servicer.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of the description of Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Residual Certificates may reasonably request.

         The specification of information to be furnished by the Trustee to the Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, Certificate Owners, Directing Certificateholders and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, the Serviced Whole Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time; provided, that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders, Certificate Owners and Directing Certificateholder of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners, Directing Certificateholders and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics



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


or valuation of the Certificates or would be in the best interests of the Certificateholders or Directing Certificateholder or is required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder or Directing Certificateholder, such Certificate Owner or Certificateholder or Directing Certificateholder has delivered an executed certificate in the form of Exhibit H-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

         Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg") or such other vendor chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a) to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and Bloomberg.

                  (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) and the Serviced Companion Loan Paying Agent in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (i) a CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status Report, (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA Historical Liquidation Report, (v) the CMSA Servicer Watch List, (vi) the CMSA Financial File, (vi) the CMSA Property File, (viii) the CMSA Comparative Financial Status Report and (ix) the Advance Interest Reconciliation Report.

         No later than the Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee (by electronic means) the CMSA Comparative Financial Status Report for each Mortgage Loan (other than any Credit Lease Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

         No later than 12:00 noon (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee a CMSA Loan Periodic Update



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


File setting forth certain information with respect to the Mortgage Loans (including the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan to the extent such information is received), the Serviced Companion Loans and the Mortgaged Properties and a single report (the "Collection Report") setting forth, among other things, the information specified in clauses (i) through (vi) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after the related Determination Date, in the form required by
Section 4.02(c) below):

                       (i) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

                       (ii) the aggregate amount that is to be transferred from the Certificate Account to the Distribution Account in respect of such Distribution Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess Interest;

                       (iii) the aggregate amount of any Delinquency Advances made pursuant to Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Distribution Account;

                       (iv) the information required to be included in the Distribution Date Statement for the next succeeding Distribution Date and described in clauses (v) through (xiii) and (xix) through (xxiii) of the description of the Distribution Date Statement in Section 4.02(a);

                       (v) the loan number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced Mortgage Loan and each other Defaulted Mortgage Loan; and

                       (vi) such other information on a Mortgage
Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

         On the date on which the report described above is delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period. In addition, on such date, the Master Servicer shall also deliver or cause to be delivered to the Serviced Companion Loan Paying Agent a report, in form



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reasonably acceptable to the Serviced Companion Loan Paying Agent, containing the information necessary for the Serviced Companion Loan Paying Agent to prepare the report specified in Section 4.05(a).

         In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property (except any Mortgaged Property securing the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Geneva Commons Mortgage Loan or any Credit Lease Loan) and REO Property :

         (1) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 2004, a CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer will deliver to the Trustee by electronic means the CMSA Operating Statement Analysis Report upon request; and

         (2) Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative Financial Status Report above. The Master Servicer will deliver to the Trustee by electronic means the CMSA NOI Adjustment Worksheet upon request.

         Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating Agencies, and to each Person that provides the Trustee with an Investor Certification a copy of the CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

         Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).


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         With respect to any Mortgaged Property constituting collateral for a
Credit Lease Loan, not later than the third Business Day following each Determination Date, the Master Servicer will deliver to the Trustee a Current Ratings Report with respect to each Tenant and any Guarantor.

         The Master Servicer, on the first Business Day following each Determination Date, shall forward to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section 4.02(c) below. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans and Serviced Companion Loans serviced by the Master Servicer.

         The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer (or the 2003-IQ4 Master Servicer, the 2003-IQ4 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Trustee, if applicable) in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer (or the 2003-IQ4 Master Servicer, the 2003-IQ4 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee, the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Trustee, if applicable) to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

                  (c) On the second Business Day after each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Mortgage Loan and REO Property, reports containing all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

         The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.


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                  (d) The Master Servicer and the Special Servicer may make
available to Certificate Owners and Serviced Companion Loan Holders who have certified to the Master Servicer their beneficial ownership of any Certificate, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Servicer pursuant to this Agreement.

                  (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans and Serviced Companion Loans available on any website that it has established.

                  (f) The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Certificate Owner or Directing Certificateholder which pertain to the performance and servicing of the Mortgage Loans, Serviced Companion Loans and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Certificate Owner or Directing Certificateholder enter into a confidentiality agreement with the Master Servicer or the Special Servicer, as the case may be, in the form attached hereto as Exhibit H-2 and sign an Investor Certification in the form attached hereto as Exhibit H-1. Neither the Master Servicer nor the Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

                  (g) The Master Servicer will deliver or cause to be delivered to the Trustee copies of all reports and other information received by the Master Servicer from the 2003-IQ4 Master Servicer or the 2003-IQ4 Trustee with respect to the Mall at Millenia Mortgage Loan, Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Trustee with respect to the Wells Fargo Tower Mortgage Loan and the GMACCM 2003-C2 Master Servicer or the GMACCM 2003-C2 Trustee with respect to the Geneva Commons Mortgage Loan. To the extent that any such information relates to aggregated or Mortgage Pool information, it shall be included in the Master Servicer Reports provided under this Agreement, and to the extent such information relates solely to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Geneva Commons Mortgage Loan or the related Mortgaged Property, it shall be forwarded separately.

         Section 4.03 Delinquency Advances.

                  (a) On each Delinquency Advance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of Delinquency Advances with respect to the Mortgage Loans (including, without limitation, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan), if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account or, with respect to the Mortgage Loans related to the Serviced Whole Loans, the related Serviced Whole Loan Custodial Account allocable to such Mortgage Loans, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency Advances, or (iii) make Delinquency Advances in the form of any combination of amounts specified in clauses (i) and (ii) aggregating



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the total amount of Delinquency Advances to be made; provided, that if Late
Collections (net of related Workout Fees) of the delinquent Monthly Payments for which Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Certificate Account or, if applicable, the amount allocable to a Mortgage Loan in the related Serviced Whole Loan Custodial Account, and available to make such Advances, the Master Servicer shall utilize such Late Collections to make such Advances pursuant to clause (ii) above. Any amounts held in the Certificate Account, or with respect to the Serviced Whole Loan, the related Serviced Whole Loan Custodial Account, for future distribution and so used to make Delinquency Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m. (New York City time) on any Master Servicer Remittance Date, the Trustee shall not have received any Delinquency Advance required to be made by the Master Servicer pursuant to this Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no.
(215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (Attention: Master Servicing Manager) (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m. (New York City time) on the Business Day immediately following such Master Servicer Remittance Date, then the Trustee shall make the portion of such Delinquency Advances that was required to be, but was not, made by the Master Servicer pursuant to this Section 4.03(a). If the Trustee fails to make a Delinquency Advance required to be made by it hereunder, the Fiscal Agent shall make such advance no later than 1:00 p.m. (New York City time) on the Business Day immediately following such Master Servicer Remittance Date. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance. No Delinquency Advances shall be made by the Master Servicer, the Trustee or the Fiscal Agent with respect to any Serviced Companion Loans, any other companion loans or the Mall at Millenia B Note. Pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer is obligated to make Delinquency Advances with respect to the Wells Fargo Tower Mortgage Loan and the Wells Fargo Tower Companion Loans. Notwithstanding anything herein to the contrary, the Master Servicer shall not be required to make any Delinquency Advance with respect to the Wells Fargo Tower Mortgage Loan unless and until the Master Servicer has received timely notice pursuant to the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement from either of the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the Greenwich Commercial Mortgage Trust 2003-C2 Trustee of any failure of the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer to make a principal and interest advance required under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement by 3:00 p.m. (New York City time) one Business Day prior to the Delinquency Advance Date. Upon receipt of notice that the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer has failed to



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make a Delinquency Advance with respect to the Wells Fargo Tower Mortgage Loan, the Master Servicer shall make such Delinquency Advance with respect to the Wells Fargo Tower Mortgage Loan unless the Master Servicer determines that such Delinquency Advance, if made, would be a Nonrecoverable Delinquency Advance.

         With respect to Delinquency Advances relating to the AFR/Bank of America Portfolio Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, the Master Servicer shall comply with the notice provisions (relating to the AFR/Bank of America Portfolio Mortgage Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, as applicable) set forth in Section 3.6 of the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, the Amended and Restated Mall at Millenia Side Letter Agreement, Section 18(b) of the Wells Fargo Tower Co-Lender Agreement and
Section 3.6 of the Geneva Commons Intercreditor Agreement.

                  (b) The aggregate amount of Delinquency Advances to be made by the Master Servicer in respect of the Mortgage Loans (including, without limitation, Assumed Monthly Payments for Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date (including the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan, the Geneva Commons Mortgage Loan and any REO Loan related thereto) shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder (and, with respect to the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan, net of all workout fees payable under the 2003-IQ4 Pooling and Servicing Agreement, the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement or the GMACCM 2003-C2 Pooling and Servicing Agreement, as applicable), that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such Distribution Date and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period. Notwithstanding the foregoing, if (i) an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and the Geneva Commons Mortgage Loan) that is a Required Appraisal Loan, (ii) the Master Servicer has been notified by the 2003-IQ4 Master Servicer that an Appraisal Reduction Amount exists with respect to the Mall at Millenia Mortgage Loan and that the Mall at Millenia Mortgage Loan is a "Required Appraisal Loan" under the 2003-IQ4 Pooling and Servicing Agreement, (iii) Wachovia Bank, National Association, in its role in accordance with the Wells Fargo Tower Whole Loan Interim Servicing Agreement or the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement, as applicable, has notified the Master Servicer that an Appraisal Reduction Amount exists with respect to the Wells Fargo Tower Mortgage Loan and that the Wells Fargo Tower Mortgage Loan is a "Required Appraisal Loan" under the Greenwich Commercial Mortgage Trust 2003-C2 Pooling and Servicing Agreement or (iv) if the Master Servicer has been notified by the GMACCM 2003-C2 Master Servicer that an Appraisal Reduction Amount exists with respect to the Geneva Commons Mortgage Loan and that the Geneva Commons Mortgage Loan is a "Required Appraisal Loan" under the GMACCM 2003-C2 Pooling and Servicing Agreement, then, in the event of subsequent delinquencies thereon, the interest portion of the



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Delinquency Advance in respect of such Required Appraisal Loan, the Mall at
Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (a) the amount of the interest portion of such Delinquency Advance for such Required Appraisal Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as applicable, for such Distribution Date without regard to this sentence, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as applicable, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan, the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, as applicable, immediately prior to such Distribution Date. If an Appraisal Reduction Amount exists with respect to the AFR/Bank of America Portfolio B Note after it has become a Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency Advance in respect of the AFR/Bank of America Portfolio B Note for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (i) the amount of the interest portion of such Delinquency Advance for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Appraisal Reduction Amount and the denominator of which is equal to the Stated Principal Balance of the AFR/Bank of America Portfolio B Note immediately prior to such Distribution Date.

Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance.

         With respect to the AFR/Bank of America Portfolio Mortgage Loan or the AFR/Bank of America Portfolio B Note, the Master Servicer will be required to make its determination that it has made a Delinquency Advance on such mortgage loan that is a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance with respect to such Mortgage Loan independently of any determination made by the master servicer pursuant to a Serviced Companion Loan Securitization Agreement relating to an AFR/Bank of America Portfolio Companion Loan. If the Master Servicer determines that a proposed Delinquency Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan or the AFR/Bank of America Portfolio B Note, as applicable, if made, or any outstanding Delinquency Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan or the AFR/Bank of America Portfolio B Note previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds an AFR/Bank of America Portfolio Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from the any such other master servicer that it has determined, with respect to the related AFR/Bank of America Portfolio Companion Loan, that any proposed Delinquency Advance would be, or any



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outstanding Delinquency Advance is, a Nonrecoverable Delinquency Advance, then such determination will be binding on the Certificateholders and none of the Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional Delinquency Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio B Note unless the Master Servicer has consulted with the other master servicers and they agree that circumstances with respect to the AFR/Bank of America Portfolio Whole Loan have changed such that a proposed Delinquency Advance in respect of the AFR/Bank of America Portfolio Mortgage Loan or the AFR/Bank of America Portfolio B Note, as applicable would not be a Nonrecoverable Delinquency Advance. Notwithstanding the foregoing, the Master Servicer, the Trustee and the Fiscal Agent shall continue to have the discretion to determine that any proposed Delinquency Advance or outstanding Delinquency Advance with respect to either such Mortgage Loan would be, or is, as applicable, a Nonrecoverable Delinquency Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers, none of the Master Servicer, the Trustee nor the Fiscal Agent will be permitted to make any additional Delinquency Advances with respect to AFR/Bank of America Portfolio Mortgage Loan until the Master Servicer has followed the process set forth in this paragraph.

         The Master Servicer shall independently make its own recoverability determination with respect to a Delinquency Advance on the Mall at Millenia Mortgage Loan based on the information that it has on hand and in accordance with the Servicing Standard. If the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note, with respect to the Mall at Millenia Whole Loan, determines that a proposed Delinquency Advance, if made, or any outstanding Delinquency Advance previously made, would be, or is, as applicable, a Nonrecoverable Delinquency Advance, such servicer shall provide the other servicers with written notice of such determination within one Business Day of the date of such determination. If the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note, with respect to the Mall at Millenia Whole Loan, receives written notice from any other servicer that it has determined that any proposed Delinquency Advance would be, or any outstanding Delinquency Advance is, a Nonrecoverable Delinquency Advance, then such determination shall be binding on the certificateholders of the related securitization and none of the 2003-IQ4 Master Servicer, the 2003-IQ4 Trustee, the Master Servicer, the Trustee or any subsequent master servicer or subsequent trustee (or, if applicable, subsequent fiscal agent) relating to the A4 Note shall make any additional Delinquency Advances with respect to the note relating to the Mall at Millenia Whole Loan that is in its securitization unless the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note, as applicable, has consulted with the servicer making the nonrecoverability determination and they agree that circumstances have changed such that a proposed future Delinquency Advance would not be a Nonrecoverable Delinquency Advance. Notwithstanding the foregoing, the Master Servicer, the Trustee and the Fiscal Agent shall each continue to have the discretion provided in this Agreement to determine that any future Delinquency Advance or outstanding Delinquency Advance would be, or is, as applicable, a Nonrecoverable Delinquency Advance. Once such a determination is made by the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note or the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note receives written notice of such determination from the applicable servicer, none of the 2003-IQ4 Master Servicer, the 2003-IQ4 Trustee, the Master Servicer, the Trustee or any



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subsequent master servicer or subsequent trustee (or if applicable subsequent fiscal agent) relating to the A4 Note shall make any additional Delinquency Advances with respect to the note relating to the Mall at Millenia Whole Loan that is in its securitization until the 2003-IQ4 Master Servicer, the Master Servicer or any subsequent master servicer relating to the A4 Note, as applicable, has followed the process set forth in this paragraph. Each master servicer, trustee or fiscal agent will only be entitled to reimbursement for a Delinquency Advance that becomes non-recoverable first from the proceeds of the note relating to the Mall at Millenia Whole Loan that is in its trust, and then from general collections of the related securitization trust. Any Appraisal Reduction in respect of the Mall at Millenia Whole Loan shall be calculated by the 2003-IQ4 Master Servicer in accordance with and pursuant to the terms of the 2003-IQ4 Pooling and Servicing Agreement.

         If the Trustee or the Master Servicer has received notice from Fitch, Moody's or Standard & Poor's that the Master Servicer is no longer approved by each of such agencies (a "Fitch Approved Master Servicer," a "Moody's Approved Master Servicer" or an "S&P Approved Master Servicer", as applicable), then the Trustee or the Master Servicer, as applicable, shall promptly notify the 2003-IQ4 Master Servicer of the same. In the absence of the Master Servicer's receiving approval as a Moody's Approved Master Servicer or an "S&P Approved Master Servicer", the 2003-IQ4 Master Servicer shall not be required under the 2003-IQ4 Pooling and Servicing Agreement to abide by any nonrecoverability determination by the Master Servicer. In the absence of the Master Servicer's receiving approval as a Fitch Approved Master Servicer, a Moody's Approved Master Servicer or an S&P Approved Master Servicer, the master servicer under a securitization trust into which an AFR/Bank of America Portfolio Companion Loan has been deposited shall not be required under the related Serviced Companion Loan Securitization Agreement to abide by any nonrecoverability determination by a non-approved Master Servicer if the related Serviced Companion Loan Securities are rated by such non-approving Rating Agency.

         Notwithstanding the foregoing, in the event that the Master Servicer has received written notice that any of the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the GMACCM 2003-C2 Master Servicer is no longer an "approved" servicer by Moody's and Standard & Poor's, the Master Servicer shall not be entitled to rely on any determination of nonrecoverability made by such party as described in the preceding sentence. Nonrecoverable Delinquency Advances shall be reimbursable pursuant to Section 3.05 from the Principal Distribution Amount and out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account to the extent provided in Section 3.05. The determination by the Master Servicer or, if applicable, the Fiscal Agent or the Trustee, that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two (2) Business Days prior to the related Delinquency Advance
Date) by the Master Servicer to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (i) in the case of the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan, a copy of the nonrecoverability determination of the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the GMACCM 2003-C2 Master Servicer, as applicable, or (ii)



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otherwise (if such determination is prior to the liquidation of the related
Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Delinquency Advance.

         With respect to the Mortgage Loans related to the Serviced Whole Loans, the Master Servicer shall make its determination that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance in accordance with this Section 4.03(b) and in accordance with the related Serviced Whole Loan Intercreditor Agreement.

         With respect to the Mortgage Loans related to the Serviced Whole Loans, the Master Servicer shall make its determination that it has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance no later than the earlier of (i) the Delinquency Advance Date and (ii) the delinquency advance date for any related Serviced Companion Loan pursuant to the applicable Serviced Companion Loan Securitization Agreement. The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to rely conclusively on any determination by any servicer of a Serviced Companion Loan that has determined that, with respect to such Serviced Companion Loan, any principal and interest advance with respect to such Serviced Companion Loan would, if made, constitute a nonrecoverable advance to the extent permitted in the Serviced Whole Loan Intercreditor Agreement. Notwithstanding the foregoing, in the event that the Master Servicer has received written notice that the master servicer of the securitization relating to the any related Serviced Companion Loan is no longer an "approved" servicer by Moody's and Standard & Poor's, the Master Servicer shall not be entitled to rely on any determination of nonrecoverability made by such master servicer as described in the preceding sentence.

         Following a securitization of any Serviced Companion Loan, the Master Servicer shall be required to deliver to the master servicer of such Serviced Companion Loan: (i) any loan-related information applicable to a determination that an Advance is or would be a Nonrecoverable Advance, in the form received, within two (2) Business Days of receipt, (ii) notice of any Advance it makes with respect to the related Mortgage Loan pursuant to this Agreement; and (iii) notice of any determination that any Advance is a Nonrecoverable Advance within two (2) Business Days thereof.

                  (c) The Master Servicer, the Trustee or the Fiscal Agent may, in its sole discretion, defer recovery of any Nonrecoverable Advance provided that no such deferral may exceed six (6) Distribution Dates without the consent of the Majority Certificateholder of the Controlling Class (or, with respect to the AFR/Bank of America Portfolio Mortgage Loan, the



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Class S-AFR Controlling Class Directing Holder). If the Master Servicer, the
Trustee or the Fiscal Agent as applicable determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Master Servicer, the Trustee or the Fiscal Agent as applicable shall be entitled to immediate reimbursement of Nonrecoverable Advances with Advance Interest. The Master Servicer's, the Trustee's or the Fiscal Agent's agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer, the Trustee or the Fiscal Agent or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement for Advances (deferred or otherwise). Deferred Advances shall continue to earn interest payable at the Reimbursement Rate. In all events the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

                  (d) If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Loan Group 1 Principal Distribution Amount or the Group 2 Principal Distribution Amount, as applicable, for the Loan Group including the Mortgage Loan with respect to which the Nonrecoverable Advance was made, and then out of the Principal Distribution Amount for the other Loan Group for the related Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount or AFR/Bank of America Portfolio B Note Available Distribution Amount for any subsequent Distribution Date. If and to the extent
(i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated by the first clause above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for each Loan Group shall be increased in reverse priority of the allocation of related reimbursement for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to the first clause above resulting from the reimbursement of the subject Advance and/or payment of interest thereon.

                  (e) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time (including deferred interest that will accrue at an interest rate of an additional 0.50% per annum for Nonrecoverable Advances if such Nonrecoverable Advances remain outstanding for more than six (6) Distribution Dates with the consent of the Majority Certificateholder of the Controlling Class), accrued on the amount of each Delinquency Advance (other than any Delinquency Advances made with respect to the Mall at Millenia Mortgage Loan if the related Monthly Payment was made on the Due Date for such Mortgage Loan) made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any Delinquency Advance



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is required to be made in respect of a Monthly Payment on any Mortgage Loan prior to its Due Date or the end of the grace period for such Monthly Payment, for so long as such Delinquency Advance is outstanding following the later of
(i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, then, once such Delinquency Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties pursuant to Section 3.05(a).

         Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

                  (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(a), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1-2-D, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
LA-4-B, LA1-1, LA1-2-A, LA1-2-B, LA1-2-C, LA1-2-D, LA1-2-E, LA1-2-F, LA1-2-G,
LA1-2-H, LA1-2-I, LA1-2-J, LA1-2-K, LA1-2-L, LA1-2-M, LB, LC, LD, LE, LF-A,
LF-B, LF-C, LF-D, LG-A, LG-B, LG-C, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK, LL-A, LL-B, LM, LN, LO, LP exceeds (ii) an amount equal to the aggregate Stated Principal Balance that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II Regular Interests shall be reduced such that the Uncertificated Principal Balance of each REMIC II Regular Interest corresponds with the Certificate Principal Balance of the corresponding Class of Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided, that (A) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D shall correspond with the Certificate Principal Balance of the Class A-1 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D shall be reduced in that order (with REMIC II Regular Interest LA-1-1 being reduced first and REMIC II Regular Interest LA-1-2-D being reduced last), (B) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D and LA-2-E shall correspond with the Certificate Principal Balance of the Class A-2 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D and LA-2-E shall be reduced in that order (with REMIC II Regular Interest LA-2-A being reduced first and REMIC II Regular Interest LA-2-E being reduced last), (C) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E shall correspond with the Certificate Principal Balance of the Class A-3 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and



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LA-3-E shall be reduced in that order (with REMIC II Regular Interest LA-3-A being reduced first and REMIC II Regular Interest LA-3-E being reduced last),
(D) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-4-A and LA-4-B shall correspond with the Certificate Principal Balance of the Class A-4 Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA-4-A and LA-4-B shall be reduced in that order (with REMIC II Regular Interest LA-4-A being reduced first and REMIC II Regular Interest LA-4-B being reduced last), (E) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA1-1, LA1-2-A, LA1-2-B, LA1-2-C, LA1-2-D, LA1-2-E, LA1-2-F, LA1-2-G, LA1-2-H, LA1-2-I, LA1-2-J, LA1-2-K,
LA1-2-L and LA1-2-M shall correspond with the Certificate Principal Balance of the Class A-1A Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LA1-1, LA1-2-A, LA1-2-B, LA1-2-C, LA1-2-D, LA1-2-E, LA1-2-F, LA1-2-G, LA1-2-H, LA1-2-I, LA1-2-J, LA1-2-K, LA1-2-L and LA1-2-M shall be reduced in that order (with REMIC II Regular Interest LA1-1 being reduced first and REMIC II Regular Interest LA1-2-M being reduced last), (F) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LF-A, LF-B, LF-C and LF-D shall correspond with the Certificate Principal Balance of the Class F Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LF-A, LF-B, LF-C and LF-D shall be reduced in that order (with REMIC II Regular Interest LF-A being reduced first and REMIC II Regular Interest LF-D being reduced last), (G) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LG-A, LG-B and LG-C shall correspond with the Certificate Principal Balance of the Class G Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LG-A, LG-B and LG-C shall be reduced in that order (with REMIC II Regular Interest LG-A being reduced first and REMIC II Regular Interest LG-C being reduced second), (H) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LH-A, LH-B and LH-C shall correspond with the Certificate Principal Balance of the Class H Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LH-A, LH-B and LH-C shall be reduced in that order (with REMIC II Regular Interest LH-A being reduced first and REMIC II Regular Interest LH-C being reduced last), (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A and LJ-B shall correspond with the Certificate Principal Balance of the Class J Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LJ-A and LJ-B shall be reduced in that order (with REMIC II Regular Interest LJ-A being reduced first and REMIC II Regular Interest LJ-B being reduced last), (J) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LK shall correspond with the Certificate Principal Balance of the Class K Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interest LK shall be reduced with REMIC II Regular Interest LK being reduced first and (K) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LL-A and LL-B shall correspond with the Certificate Principal Balance of the Class L Certificates and the Uncertificated Principal Balances of the REMIC II Regular Interests LL-A and LL-B shall be reduced in that order (with REMIC II Regular Interest LL-A being reduced first and REMIC II Regular Interest LL-B being reduced second).

                  (c) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate first to the applicable class of Class S-AFR Certificates until the remaining Certificate Principal Balance thereof has been reduced to zero, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred with respect to the AFR/Bank of America Portfolio B Note at any time following the


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Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04 on any prior Distribution Date, but only to the extent that (i) the Certificate Principal Balance of such Class S-AFR Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the Stated Principal Balance of the AFR/Bank of America Portfolio B Note that will be outstanding immediately following such Distribution Date. Realized Losses and Additional Trust Fund Expenses shall be allocated to the Class S-AFR4, Class S-AFR3, Class S-AFR2 and Class S-AFR1 Certificates in that order, to the extent of the Certificate Principal Balance of each. The immediately preceding sentence shall apply mutatis mutandis to the Uncertificated Class LS-AFR1, Class LS-AFR2, Class LS-AFR3 and Class LS-AFR4 Regular Interests. On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(c), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1, Class A-1A Class A-2, Class A-3 and Class A-4 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

         Section 4.05  Statements to Serviced Companion Loan Holders.

                  (a) With respect to each Serviced Whole Loan, to the extent the required information is provided to the Serviced Companion Loan Paying Agent in a timely manner by the Master Servicer and the Special Servicer, the Serviced Companion Loan Paying Agent shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Serviced Whole Loan:

                       (i) For each Serviced Companion Loan Holder, (A) the amount of the distribution from the related Serviced Whole Loan Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, Balloon Payments, Principal Prepayments made at the option of the Mortgagor or other Principal Prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related Mortgage Loan;

                       (ii) For each Serviced Companion Loan Holder, the amount of the distribution from the related Serviced Whole Loan Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan;


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                       (iii) If the distribution to a Serviced Companion Loan
Holder is less than the full amount that would be distributable to such Serviced Companion Loan Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Mortgage Loan;

                       (iv) The principal balance of the related Mortgage Loan after giving effect to the distribution of principal on such Distribution Date; and

                       (v) The amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to such Distribution Date, showing separately the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         Not later than each Distribution Date, the Serviced Companion Loan Paying Agent shall make the foregoing statement available (i) to the Depositor, the Rating Agencies, the Master Servicer and the Special Servicer by any electronic means agreed upon by the Serviced Companion Loan Paying Agent and the Person receiving such statement and (ii) to the Serviced Companion Loan Holders by electronic means.

                  (b) With respect to each Serviced Whole Loan, to the extent such item is delivered to the Serviced Companion Loan Paying Agent, the Serviced Companion Loan Paying Agent shall also make available to each Serviced Companion Loan Holder by electronic means (commencing on the date such item is delivered to the Serviced Companion Loan Paying Agent): (i) the CMSA Financial File, CMSA Loan Periodic Update File, CMSA Loan Set-Up File, CMSA Property File, CMSA Comparative Financial Status Report, CMSA NOI Adjustment Worksheet, CMSA Servicer Watch List and CMSA Operating Statement Analysis Report delivered to the Serviced Companion Loan Paying Agent pursuant to Section 4.02(b) and (ii) the CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report or CMSA REO Status Report.

                  (c) The Trustee shall make available electronically to each Serviced Companion Loan Holder a copy of the Distribution Date Statement required to be prepared pursuant to this Agreement.

                  (d) The Serviced Companion Loan Holders shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Mortgage Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01  The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-25. The Certificates will be issuable in registered form only;



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


provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Certificates, other than the Residual Certificates, shall initially be held and transferred through the book-entry facilities of the Depository. The Residual Certificates will be issued as Definitive Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates, $100,000 in the case of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4 Certificates, and $1,000,000 in the case of the Class X Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Certificates or did not hold such positions at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 5.02  Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Special Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and



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to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

         Notwithstanding the foregoing, transfers of a beneficial interest in any Class (or portion thereof) of Non-Registered Certificates (other than the Residual Certificates) in accordance with the rules and procedures of the Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

         None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) (i) No transfer of a Senior Certificate or a Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S-AFR1, Class S-AFR2, Class S-AFR3 or Class S-AFR4 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined below)) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

                       (ii) No transfer of a Residual Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan unless the prospective transferee of any such Certificate or any interest therein provides a certification of facts to the Depositor, the Master Servicer and the Trustee substantially to the effect that (or, if such Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met:
(1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. Any purchaser of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. The Trustee may require that any prospective transferee of a Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Certificates that are in the form of a Book-Entry Certificate.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:


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                            (A) Each Person holding or acquiring any Ownership
Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                            (B) In connection with any proposed Transfer of any
Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                            (C) Notwithstanding the delivery of a Transfer
Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                            (D) Each Person holding or acquiring any Ownership
Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person.

                            (E) Each Person holding or acquiring an Ownership
Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                       (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate



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to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                            (B) If any purported Transferee shall become a
Holder of a Residual Certificate in violation of the restrictions in this
Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                       (iii) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

                       (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated; provided, that there shall have been delivered to the Trustee and the Depositor the following:

                            (A) written notification from each Rating Agency to
the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                            (B) an Opinion of Counsel, in form and substance
satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.


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                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

                  (j) Upon request, the Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor with an updated copy of the Certificate Register on or about January 1 and July 1 of each year, commencing January 1, 2004.

         Section 5.03  Book-Entry Certificates.

                  (a) Each Class of Certificates other than the Residual Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection
(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) below shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Book-Entry Certificate. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository



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Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new


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Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.05  Persons Deemed Owners.

         Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder", and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).


                                   ARTICLE VI

  THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

         Section 6.01 Liability of the Depositor, the MasterServicer and the Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights and Delegation of Duties by the Master Servicer and the Special Servicer.

                  (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans or Serviced Companion Loans and to perform its respective duties under this Agreement.

                  (b) The Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the



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parties hereto, anything herein to the contrary notwithstanding; provided, that
(i) with respect to the Master Servicer or the Special Servicer, such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and
(ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any applicable Serviced Companion Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

                  (c) Notwithstanding anything else in this Section 6.02 and
Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans and Serviced Companion Loans and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement; provided, further, that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any Serviced Companion Loan Securities that have been rated (as evidenced by a Rating Agency Confirmation). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, the Master Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and each of the Master Servicer and Special Servicer, in its sole discretion, may appoint independent contractors or agents to perform select duties thereof; provided, that neither the Master Servicer nor the Special Servicer shall be relieved from such duties solely by virtue of such appointment.

         Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others.

         None of the Depositor, the Master Servicer, the Special Servicer or any of the directors, officers, employees or agents of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or



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agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such Person's willful misfeasance, bad faith or negligence in the performance of such Person's duties hereunder or by reason of such Person's negligent disregard of obligations and duties hereunder.

         If such losses and liabilities relate solely to the AFR/Bank of America Portfolio B Note, then such indemnification shall be payable solely from amounts in the Serviced Whole Loan Custodial Account related to the AFR/Bank of America Portfolio B Note. For the avoidance of doubt, such losses or liabilities shall not be deemed to relate solely to the AFR/Bank of America Portfolio B Note for the sole reason that the related legal action was instituted by the Class S-AFR Controlling Class Directing Holder.

         In no event shall the Master Servicer be liable for any determination made by the Majority Certificateholder of the Controlling Class pursuant to paragraph (3) of the definition of Specially Serviced Mortgage Loan.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a); provided, however, that if such action, proceeding, hearing or examination relates to a Serviced Whole Loan, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and then shall be payable out of the Certificate Account if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Serviced Companion Loan.

         Section 6.04 Depositor, Master Servicer and Special Servicer Not to Resign.

         Subject to the provisions of Section 6.02, none of the Depositor, the Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and



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obligations of the Master Servicer or the Special Servicer, as the case may be, in accordance with Section 7.02.

         In the event that the Special Servicer with respect to the AFR/Bank of America Portfolio Loan resigns, the Class S-AFR Controlling Class Directing Holder shall appoint a qualified Special Servicer as successor special servicer with respect to the AFR/Bank of America Portfolio Whole Loan in accordance with
Section 7.02. In the event that a successor special servicer appointed pursuant to the preceding sentence does not assume all of the duties and liabilities of the resigning Special Servicer hereunder within 90 days of the giving of notice of resignation, the resigning Special Servicer may petition a court of competent jurisdiction to appoint a special servicer as the successor to the Special Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Special Servicer hereunder which have not been assumed by a successor special servicer; provided, however, that until such appointment and assumption, the resigning Special Servicer shall continue to perform its servicing obligations pursuant to this Agreement. The appointment of a successor special servicer by a court shall not preclude the Class S-AFR Controlling Directing Holder from replacing such successor special servicer at any time.

         Section 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

         Section 6.06 Removal Without Cause and Appointment of Successor Special Servicer for AFR/Bank of America Portfolio Whole Loan.

                  (a) With respect to the AFR/Bank of America Portfolio Whole Loan, (i) at any time when an AFR/Bank of America Portfolio Change of Control does not exist, the Class S-AFR Controlling Class Directing Holder, at its expense (including without limitation the reasonable costs and expenses of counsel to the Trust Fund and any other third parties), may remove the Special Servicer with respect to the AFR/Bank of America Portfolio Whole Loan for any reason whatsoever or no reason upon prior written notice to the Special Servicer to be removed and to the Trustee and (ii) at any time when an AFR/Bank of America Portfolio Change of Control has occurred and is continuing, the Majority Certificateholder of the Controlling Class and the AFR/Bank of America Companion Loan Majority Certificateholders in accordance with the AFR/Bank of America Portfolio A Notes Intercreditor Agreement, at its expense (including without limitation the reasonable costs and expenses of counsel to the Trust Fund and any other third parties), may remove the Special Servicer with respect to the AFR/Bank of America



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Portfolio Whole Loan for any reason whatsoever or no reason upon prior written notice to the Special Servicer to be removed and to the Trustee.

         No removal pursuant to this Section 6.06 shall in any manner affect the rights, duties and obligations hereunder of the Special Servicer as they relate to any Mortgage Loan other than the related AFR/Bank of America Portfolio Whole Loan. Simultaneously with the giving of such notice, the Class S-AFR Controlling Class Directing Holder removing such Special Servicer shall appoint a qualified Special Servicer as a successor Special Servicer for such AFR/Bank of America Portfolio Whole Loan in accordance with this Section 6.06.

         The removal of a Special Servicer and appointment of a successor Special Servicer for the AFR/Bank of America Portfolio Whole Loan pursuant to this Section 6.06 shall not be effective until (A) (1) if the AFR/Bank of America Portfolio Whole Loan shall be a Specially Serviced Mortgage Loan at the time of the giving of notice of removal to the Special Servicer being removed, the 11th day (or such shorter period acceptable to the Special Servicer being removed in its sole discretion) following the time of the giving of such notice or (2) if the AFR/Bank of America Portfolio Whole Loan shall be a Specially Serviced Mortgage Loan at the time of the giving of notice of removal to the Special Servicer being removed, the thirty-first (31st) day (or such shorter period acceptable to the Special Servicer being removed in its sole discretion) following the time of the giving of such notice, (B) the Trustee shall have received evidence satisfactory to it that such successor is a qualified Special Servicer, including, without limitation, written confirmation from each Rating Agency (at the expense of the removing Person) that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to each Class of the Certificates and Serviced Companion Loan Securities relating to an AFR/Bank of America Portfolio Companion Loan rated by it, (C) the successor Special Servicer shall have executed and delivered an assumption agreement; and (D) the Trustee and each of the Rating Agencies shall have received an Opinion of Counsel reasonably satisfactory to the Trustee (and delivered at the expense of the removing Person or successor Special Servicer) to the effect that (x) it is a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (y) it has the full power and authority and legal right to execute and deliver its assumption agreement and to engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and its assumption agreement and (z) subject to customary and satisfactory qualifications and exceptions, this Agreement and its assumption agreement will be enforceable against such replacement Special Servicer in accordance with its terms.

                  (b) The existing Special Servicer shall be deemed to have been removed with respect to the AFR/Bank of America Portfolio Whole Loan simultaneously with such successor Special Servicer's becoming the Special Servicer for such AFR/Bank of America Portfolio Whole Loan hereunder; provided, however, that, notwithstanding such removal, the Special Servicer removed pursuant to Section 6.06(a) (i) shall be entitled to receive, and shall have received, all amounts related to such AFR/Bank of America Portfolio Whole Loan which have accrued or are owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.01 and Section 6.03 notwithstanding any such removal, (ii) shall be entitled (and the successor Special Servicer shall not be entitled) to receive Workout



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Fees and Liquidation Fees with respect to such AFR/Bank of America Portfolio
Whole Loan as provided in Section 3.11(c) and (iii) shall be entitled to reimbursement for its reasonable expenses incurred in connection with the removal and transfer of its special servicing duties with respect to the AFR/Bank of America Portfolio Whole Loan. Any Special Servicer being removed hereunder shall cooperate with the Trustee and the replacement special servicer in effecting the termination of the removed Special Servicer's responsibilities and rights hereunder as they relate to the AFR/Bank of America Portfolio Whole Loan including without limitation (i) the transfer prior to such removal to the successor special servicer for administration by it of any cash amounts then held by the removed Special Servicer with respect to such AFR/Bank of America Portfolio Whole Loan and (ii) the transfer within two (2) Business Days of receipt to the successor special servicer for administration by it of all cash amounts that are thereafter received with respect to the AFR/Bank of America Portfolio Whole Loan.

                  (c) Except as otherwise provided in Section 3.11(c), in connection with the appointment of a successor special servicer for an AFR/Bank of America Portfolio Whole Loan pursuant to this Section 6.06, the compensation of the successor special servicer shall be paid in the same amount and in the same manner as the compensation that would have been payable to the Special Servicer for such AFR/Bank of America Portfolio Whole Loan that it replaced.


                                  ARTICLE VII

                                     DEFAULT

         Section 7.01  Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                       (i) (A) any failure by the Master Servicer or the Special Servicer to make a required deposit to the Certificate Account or the Serviced Whole Loan Custodial Account, or any failure by the Master Servicer to make a deposit to the applicable Serviced Companion Loan Custodial Account, or with respect to the 609 Fifth Avenue Companion Loans the 2003-IQ6 Master Servicer, in each case which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

                       (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

                       (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) fifteen (15) days following the date such Servicing Advance was first required to be made, and (B) either, if applicable, (1) in the case of a Servicing Advance



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relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

                       (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be by the Holders of Certificates entitled to not less than 25% of the Voting Rights or by any affected Serviced Companion Loan Holder; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 30 days; or

                       (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as the case may be, by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

                       (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                       (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                       (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or


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                       (ix) a Servicing Officer obtains actual knowledge that
Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the Servicing Officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole material factor in such rating action; or

                       (x) the Master Servicer or the Special Servicer is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal; or

                       (xi) with respect to any Serviced Companion Loans, the Trustee shall have received written notice from Fitch, to the extent that Fitch is a Rating Agency that rates such related Serviced Companion Loan Securities, that the continuation of the Master Servicer or the Special Servicer in such capacity for such Serviced Companion Loans would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Serviced Companion Loan Securities in a transaction related to such Serviced Companion Loans.

         Notwithstanding the foregoing, for any failure to remit funds with respect to the Wells Fargo Tower Mortgage Loan or the Geneva Commons Mortgage Loan will only be an Event of Default of the Master Servicer or the Special Servicer, as applicable, to the extent that such funds are received from the 2003-IQ4 Master Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Master Servicer or the GMACCM 2003-C2 Master Servicer, as applicable.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or, to the extent that it is affected by such Event of Default, the Class S-AFR Controlling Class Directing Holder or a holder of a Serviced Companion Loan, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans, the Serviced Companion Loans and the proceeds thereof (other than any rights of the Defaulting Party as Certificateholder and rights pursuant to Section 3.11 and Section 6.03). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or the Serviced Companion Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or



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appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or any other successor Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other successor Master Servicer or Special Servicer in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the Trustee or any other successor Master Servicer or Special Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Certificate Account, any Serviced Whole Loan Custodial Account, the Distribution Account, any REO Account or any Servicing Account or thereafter be received with respect to the Mortgage Loans, Serviced Companion Loans or any REO Property; provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

                  (c) Notwithstanding Section 7.0l(b), if any Event of Default on the part of the Master Servicer occurs that affects only the AFR/Bank of America Portfolio Whole Loan or 609 Fifth Avenue Whole Loan or any Serviced Companion Loan Securities related to the AFR/Bank of America Companion Loans, the Water Tower Companion Loans, the 609 Fifth Avenue Companion Loans or the 5 Houston Center Companion Loan to the extent they are subsequently securitized pursuant to a Serviced Companion Loan Securitization Agreement and such Serviced Companion Loan Securities are qualified, withdrawn or downgraded by a Rating Agency associated with that applicable Serviced Companion Loan Securitization because of the actions of the Master Servicer taken or omitted to be taken with respect to the applicable Serviced Companion Loan, then the trustee appointed under the applicable Serviced Companion Loan Securitization Agreement shall be entitled to direct the Trustee, and the Trustee shall be entitled, to terminate all of the rights and obligations of the Master Servicer under this Agreement, but solely to the extent such rights and obligations relate to the applicable Serviced Whole Loan, and the Trustee shall appoint a replacement master servicer selected by the trustee under the related Serviced Companion Loan Securitization Agreement, but solely with respect to the applicable Serviced Whole Loan, that meets the eligibility requirements of Section 7.02 and the eligibility requirements of any Serviced Companion Loan Securitization Agreement. Any appointment of a replacement master servicer in accordance with this Section 7.01(c) shall be subject to the receipt of a Rating Agency Confirmation.

         Section 7.02  Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising



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thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan or Serviced Companion Loan hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and Special Servicing Fee and all funds relating to the Mortgage Loans or Serviced Companion Loans which the Master Servicer or the Special Servicer (other than any Workout Fees owed pursuant to Section 3.11(c)) would have been entitled to charge to the Certificate Account, any Serviced Whole Loan Custodial Account or the Distribution Account if the Master Servicer or the Special Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency rating the Certificates or any Serviced Companion Loan Securities, promptly appoint any FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each such Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund Expense.

         Section 7.03  Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer



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pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Serviced Companion Loan Holder.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders and to each Serviced Companion Loan Holder notice of such occurrence, unless such default shall have been cured.

         Section 7.04  Waiver of Events of Default.

         The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default may waive such Event of Default together with the Holders of Serviced Companion Loan Securities (if they are adversely affected by such Event of Default) and, if adversely affected, the Holders of more than 50% of the Class Principal Balance of the Class S-AFR Certificates, may waive such Event of Default; provided, however, that an Event of Default under clause (i) or (ii) of Section
7.01 may be waived only by all of the Certificateholders of the affected Classes, together with the holders of 100% of the voting rights of each affected series of Serviced Companion Loan Securities. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.


                                  ARTICLE VIII

            CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE SERVICED
                           COMPANION LOAN PAYING AGENT

         Section 8.01  Duties of the Trustee and The Fiscal Agent.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are



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specifically required to be furnished pursuant to any provision of this
Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee or the Fiscal Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                            (A) Prior to the occurrence of an Event of Default,
and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Fiscal Agent shall be determined solely by the express provisions of this Agreement, the Trustee and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent and, in the absence of bad faith on the part of the Trustee or the Fiscal Agent, the Trustee and the Fiscal Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Fiscal Agent and conforming to the requirements of this Agreement;

                            (B) The Trustee shall not be personally liable for
an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                            (C) The Trustee shall not be personally liable with
respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or other percentage specified in this Agreement) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         Section 8.02  Certain Matters Affecting the Trustee and the
Fiscal Agent.

         Except as otherwise provided in Section 8.01:

                  (a) The Trustee and the Fiscal Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) The Trustee and the Fiscal Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under
Section 8.05(b) hereof;


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                  (c) Neither the Trustee nor the Fiscal Agent (in their
respective capacities as such) shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Fiscal Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Fiscal Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) Neither the Trustee nor the Fiscal Agent shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, provided, that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

                  (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                  (h) Neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer, as the case may be) or of the Depositor or any other person.


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         Section 8.03  Trustee and Fiscal Agent Not Liable for Validity or
Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent shall assume responsibility for their correctness. Neither the Trustee nor the Fiscal Agent shall make any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or any related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee or Fiscal Agent in good faith, pursuant to this Agreement.

         Section 8.04 Trustee and Fiscal Agent May Own Certificates.

         Each of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Fiscal Agent.

         Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee and the Fiscal Agent.

                  (a) Monthly, the Trustee shall be entitled to withdraw the Trustee Fee from the Distribution Account pursuant to Section 3.05(b) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or prior to the Distribution Date in each month, the Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the Distribution Account an amount equal to the then unpaid Trustee Fees.

(b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent, as applicable, shall be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee and the Fiscal Agent relating to the exercise and performance of any of the powers and duties of the Trustee and the Fiscal Agent hereunder; provided, that none of the Trustee, the Fiscal Agent or any of the other above specified Persons, shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or



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on behalf of the Trustee or the Fiscal Agent in the normal course of the
Trustee's performing their routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee or fiscal agent.

         Section 8.06  Eligibility Requirements for Trustee and Fiscal Agent.

                  (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA-" by Standard & Poor's (or "A+" if the short-term unsecured debt rating of the Fiscal Agent is at least "A-1" by Standard & Poor's) and "Aa3" by Moody's and the short-term unsecured debt obligations of the Trustee shall at all times be rated not less than "A-1" by Standard & Poor's or, if and for so long as a Fiscal Agent is appointed and acting hereunder, at least investment grade by each Rating Agency or, in each case, such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by the applicable Rating Agency. In case at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with the provisions of this Section 8.06(a), the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the Trustee appoints a fiscal agent, and if in light of such agreement or such appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates or any Serviced Companion Loan Securities, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates or any Serviced Companion Loan Securities is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.


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                  (b) The Trustee and the Fiscal Agent shall not assign any of their rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.07 Resignation and Removal of the Trustee and the Fiscal Agent.

                  (a) The Trustee or the Fiscal Agent, as applicable, may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Serviced Companion Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or fiscal agent, as applicable, acceptable to the Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or the resigning Fiscal Agent and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Serviced Companion Loan Holders by the Depositor. If no successor trustee or fiscal agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the resigning Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor trustee or fiscal agent.

                  (b) If at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs or the Fiscal Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Fiscal Agent so removed and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Serviced Companion Loan Holders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and, the remaining Certificateholders and the Serviced Companion Loan Holders by the Master Servicer.

                  (d) Any resignation or removal of the Trustee or the Fiscal Agent and appointment of a successor trustee or fiscal agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or fiscal agent as provided in Section
8.08. Upon any succession of the Trustee or the Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent shall be entitled to the




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payment of compensation and reimbursement for services rendered and expenses incurred (including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor Trustee or Fiscal Agent had not resigned or been removed. Any resignation or removal of the Trustee shall be a simultaneous removal of the Fiscal Agent hereunder.

         Section 8.08  Successor Trustee and Fiscal Agent.

                  (a) Any successor trustee or fiscal agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee or fiscal agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or fiscal agent shall become effective and such successor trustee or fiscal agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or fiscal agent herein. The predecessor trustee or fiscal agent shall deliver to the successor trustee or fiscal agent all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee or fiscal agent), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee or fiscal agent shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or fiscal agent all such rights, powers, duties and obligations, and to enable the successor trustee or fiscal agent to perform its obligations hereunder.

                  (b) No successor trustee or fiscal agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or fiscal agent shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee or fiscal agent as provided in this Section 8.08, the successor trustee or fiscal agent shall mail notice of such appointment to the Depositor, the Certificateholders and the Serviced Companion Loan Holders.

         Section 8.09  Merger or Consolidation of Trustee and Fiscal Agent.

         Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent shall be the successor of the Trustee or the Fiscal Agent hereunder; provided, such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10  Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee



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acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.


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         Section 8.11  Appointment of Custodians.

                  (a) The Trustee may, with the consent of the Master Servicer and the Majority Certificateholder of the Controlling Class, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under this Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

         Section 8.12  Access to Certain Information.

                  (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder, Certificate Owner or prospective transferee of a Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared



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by the Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12, (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Master Servicer or Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.21 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement and delivered to the Trustee, and (J) any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's, Trustee's or Fiscal Agent's determination that any Advance was or, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

                  (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, and the Special Servicer, and to the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans, the Serviced Companion Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.


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         Section 8.13  Representations and Warranties of the Trustee.

         The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:

                  (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (c) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Fiscal Agent and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (d) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

                  (e) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (f) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than
(1) such consents, approvals, authorization, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

                  (g) The Fiscal Agent hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:


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                  (h) The Fiscal Agent is an organization organized under the laws of the Netherlands, duly organized, validly existing and in good standing under the laws governing its creation and existence.

                  (i) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (j) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (k) The Fiscal Agent is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations or the financial conditions or operations of the Fiscal Agent or its properties.

                  (l) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent which would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

                  (m) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law for the execution, delivery and performance of or compliance by the Fiscal Agent with this Agreement, or the consummation by the Fiscal Agent of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

         Section 8.14  Filings with the Securities and Exchange Commission.

                  (a) Each of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. Based on information furnished to it by the Master Servicer and the Depositor (in an 80 column unformatted electronic format acceptable to the Trustee), the Trustee will prepare on behalf of the Trust Fund, Forms 8-K and 10-K customary for similar securities and any other such periodic reports required to be filed



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under the provisions of the Exchange Act, and the Rules and Regulations of the
Commission thereunder and file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor. Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission) the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Any Form 10-K filed with the Commission in connection with this Section 8.14 shall include a certification, signed by the senior officer of the Depositor, in the form attached as Exhibit M-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. The Form 10-K Certification shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 10-K on behalf of the Depositor; provided that the Trustee shall not execute and file such Form 10-K without the consent of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Form 10-K Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form. In connection with the Form 10-K Certification, the Trustee shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-2, and each of the Master Servicer and the Special Servicer shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-3. Each such certification shall be delivered to the Depositor by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, with respect to the AFR/Bank of America Portfolio Companion Loans, Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans and the 5 Houston Center Companion Loan, on or before March 15th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the Master Servicer and the Special Servicer, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a certification substantially in the form attached hereto as Exhibit M-3 (which shall address the matters contained in such form, but solely with respect to the AFR/Bank of America Portfolio Companion Loans, Water Tower Place Companion Loans, the 609 Fifth Avenue Companion Loans or the 5 Houston Center Companion Loan, as applicable) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. Prior to




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January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with the Exchange Act and the Rules and Regulations of the Commission, timely file a Form 15 Suspension Notification with respect to the Trust Fund.

                  (b) Each of the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer shall severally and not jointly indemnify and hold harmless the Depositor and its officers, directors, employees, agents and Affiliates from and against any and all loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any breach of any obligations of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer, as applicable, under this Section 8.14 or the negligence, bad faith or willful misconduct of the Trustee, the Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.14 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.14 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.14 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

                  (c) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer and Special Servicer a copy of any such executed report, statement or information.

                  (d) This Section 8.14 may be amended in accordance with this Agreement without the consent of the Certificateholders.

          Section 8.15  Fiscal Agent Termination Event.

         "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

                            (A) Any failure by the Fiscal Agent to remit to the
Trustee when due any required Advances; or

                            (B) A decree or order of a court or agency or
supervisory authority having jurisdiction in the premises in an involuntary case under any present or future



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federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                            (C) The Fiscal Agent shall consent to the
appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or of or relating to all or substantially all of its property; or

                            (D) The Fiscal Agent shall admit in writing its
inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                            (E) Moody's shall indicate its intent to reduce,
qualify or withdraw the outstanding rating of any Class of Certificates because the prospective financial condition or capacity to make Advances of the Fiscal Agent is insufficient to maintain such rating; or

                            (F) The long-term unsecured debt of the Fiscal Agent
is rated below "AA-" (or "A+" if the short-term unsecured debt rating of the Fiscal Agent is at least "A-1" by Standard & Poor's) or "Aa3", as the case may be, by Standard & Poor's or Moody's, respectively, or such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by each Rating Agency.

         Section 8.16   Procedure Upon Termination Event.

         On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 8.07, all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans, Serviced Companion Loans or otherwise, shall terminate and a successor Fiscal Agent shall be appointed by the Trustee, with the consent of the Depositor; provided that in no event shall the termination of the Fiscal Agent be effective until Rating Agency Confirmation shall have been obtained with respect to a successor fiscal agent from each of Standard & Poor's and Moody's; provided, that no such Rating Agency Confirmation shall be required from Standard & Poor's if the successor Fiscal Agent is rated at least "AA" by Standard & Poor's. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

         Section 8.17  Serviced Companion Loan Paying Agent.

                  (a) The Serviced Companion Loan Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.


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                  (b) No provision of this Agreement shall be construed to
relieve the Serviced Companion Loan Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Serviced Companion Loan Paying Agent shall be determined solely by the express provisions of this Agreement, the Serviced Companion Loan Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Serviced Companion Loan Paying Agent and, in the absence of bad faith on the part of the Serviced Companion Loan Paying Agent, the Serviced Companion Loan Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Serviced Companion Loan Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

                  (c) [Reserved]

                  (d) The Serviced Companion Loan Paying Agent and any of its directors, officers, employees or agents shall be indemnified and held harmless by the Serviced Companion Loan Holders (to the extent the losses, liabilities, damages, claims and expenses related to a Serviced Companion Loan) (pro rata in accordance with the principal balances of such Serviced Companion Loans), to the extent of amounts in the related Serviced Whole Loan Custodial Account allocable to such Serviced Companion Loans against any and all losses, liabilities, damages or claims incurred in connection with any legal action relating to this Agreement or unanticipated "out-of-pocket" expenses (other than the expense of any employee's compensation and any expense allocable to the Serviced Companion Loan Paying Agent's overhead, but including reasonable attorney's fees) arising in respect of this Agreement other than those resulting from the negligence, bad faith or intentional misconduct of the Serviced Companion Loan Paying Agent.

                  (e) Any notice, certificate, certification or other information delivered or provided to the Trustee hereunder, to the extent such information is also required to be delivered or provided to the Serviced Companion Loan Paying Agent hereunder, shall be deemed to also be delivered to the Serviced Companion Loan Paying Agent at such time.

                  (f) This Section shall survive the termination of this Agreement or the resignation or removal of the Serviced Companion Loan Paying Agent, as regards rights accrued prior to such resignation or removal.

         Section 8.18  Serviced Companion Loan Holder Register.

         The Serviced Companion Loan Paying Agent shall maintain a register (the "Serviced Companion Loan Holder Register") on which it will record the names and addresses of the Serviced Companion Loan Holders and wire transfer instructions for such Serviced Companion Loan Holders from time to time, to the extent such information is provided in writing to it by Serviced Companion Loan Holder. Each Serviced Companion Loan Holder has agreed to inform the Serviced Companion Loan Paying Agent of its name, address, taxpayer identification number and wiring instructions and of any transfer thereof (together with any instruments of transfer).


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         In no event shall the Serviced Companion Loan Paying Agent be obligated to pay any party the amounts payable to a Serviced Companion Loan Holder hereunder other than the party listed as the applicable Serviced Companion Loan Holder on the Serviced Companion Loan Holder Register. In the event that a Serviced Companion Loan Holder transfers the related Serviced Companion Loan without notice to the Serviced Companion Loan Paying Agent, the Serviced Companion Loan Paying Agent shall have no liability whatsoever for any misdirected payment on such Companion Loan and shall have no obligation to recover and redirect such payment.

         The Serviced Companion Loan Paying Agent shall promptly provide the names and addresses of any Serviced Companion Loan Holder to any party hereto or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Serviced Companion Loan Paying Agent shall have no liability to any Person for the provision of any such names and addresses.


                                   ARTICLE IX

                                   TERMINATION

         Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as set forth herein) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan Holders, if any, of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor pursuant to subsection (b), of all Mortgage Loans, each REO Loan related to the Mortgage Loan (if such REO Loan is a Mall at Millenia Companion Loan, a Wells Fargo Tower Companion Loan, or the Geneva Commons Companion Loan) and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the fair market value, as determined by the Special Servicer, of each REO Property, if any, included in REMIC I; provided that with respect to the AFR/Bank of America Portfolio Whole Loan, the Water Tower Place Whole Loan, the 609 Fifth Avenue Whole Loan, the and 5 Houston Center Whole Loan, if the related Mortgaged Property is an REO Property, the purchase price shall only include the pro rata portion of such fair market value with respect to the AFR/Bank of America Portfolio Mortgage Loan, the Water Tower Place Mortgage Loan, the 609 Fifth Avenue Mortgage Loan and the 5 Houston Center Mortgage Loan, based on the outstanding principal balances of such Mortgage Loans and their related Serviced Companion Loan(s), and such pro rata portions will be deposited in the Certificate Account and the Serviced Companion Loan Distribution Account for distribution as applicable, (C) with respect to an REO Loan related to the Mall at Millenia Whole Loan (excluding the Mall at Millenia B Note), the Wells Fargo Tower Whole Loan and the Geneva Commons Whole Loan, the pro rata portion, if any, of the fair market value of the Mall at Millenia Mortgage Loan, the Wells Fargo Tower



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Mortgage Loan and the Geneva Commons Mortgage Loan (based on an appraisal conducted by the 2003-IQ4 Special Servicer, the Greenwich Commercial Mortgage Trust 2003-C2 Special Servicer or the GMACCM 2003-C2 Special Servicer, respectively, regarding the related property owned by the 2003-IQ4 Trustee, the Greenwich Commercial Mortgage Trust 2003-C2 Trustee or the GMACCM 2003-C2 Trustee, as applicable, on behalf of the owners thereof), based on the aggregate outstanding principal balances of such Mortgage Loans and the Mall at Millenia Companion Loans, the Wells Fargo Tower Companion Loans and the Geneva Commons Companion Loan, minus (D) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase); provided, however, that any such purchase with respect to the Additional Servicing Fee Mortgage Loans shall be subject to the rights of the applicable Designated Sub-Servicer to continue to sub-service such Additional Servicing Fee Mortgage Loans and the rights of Archon, GSMC, the applicable Designated Sub-Servicer and the Master Servicer, as applicable, to receive or retain their applicable portion, if any, of the Additional Servicing Fee pursuant to the applicable Designated Sub-Servicer Agreement, (ii) the exchange by the Remaining Certificateholder and the Class S-AFR Certificateholders pursuant to subsection (f) below, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  (b) The Majority Certificateholder of the Controlling Class, the Special Servicer and the Master Servicer or the Depositor each may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Majority Certificateholder of the Controlling Class, the Special Servicer and the Master Servicer or the Depositor may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. Such option shall be exercisable by each such Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Majority Certificateholder of the Controlling Class, the Special Servicer and the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Majority Certificateholder of the Controlling Class, the Special Servicer, the Master Servicer or the Depositor, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section 3.05(a) if on deposit in the Certificate Account, which portion shall be deposited in the Certificate Account). In addition, the Master Servicer shall (i) transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date



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from the Certificate Account pursuant to the second paragraph of Section
3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Majority Certificateholder of the Controlling Class, the Special Servicer, the Master Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and any Reserve Funds and Escrow Payments in any Reserve Accounts or Servicing Account, as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Majority Certificateholder of the Controlling Class, the Special Servicer, the Master Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC
I. All Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

                  (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Serviced Companion Loan Holders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's, the Majority Certificateholder of the Controlling Class's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

                  (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account (or in the case of the Class S-AFR Certificates, in the Class S-AFR Sub-Account) that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Distribution Account (other than the Class S-AFR Sub-Account) as of the Final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii) through (viii) of
Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01. Any funds in the Distribution Account not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(g).

                  (e) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection (f) below, and then the Master Servicer, and then the Depositor, in each of the last two cases, pursuant to subsection (b).


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                  (f) Following the date on which the aggregate Certificate
Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans (other than the AFR/Bank of America Portfolio B Note) and each REO Property (other than an REO Property in respect of the AFR/Bank of America Portfolio B Note) remaining in the Trust Fund as contemplated by clause (ii) of
Section 9.01(a) by giving written notice to all the parties hereto and to the Class S-AFR Controlling Class Directing Holder no later than 60 days prior to the anticipated date of exchange. In the event that the Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans (other than the AFR/Bank of America Portfolio B Note) and each REO Property (other than an REO Property in respect of the AFR/Bank of America Portfolio B Note) remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Final Distribution Date, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing (other than amounts in respect of the AFR/Bank of America Portfolio B Note)to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and (upon completion of the exchange of the Class S-AFR Certificates for the AFR/Bank of America Portfolio B Note set forth in the next paragraph) the Trust Fund shall be liquidated in accordance with Section 9.02. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), and the Fiscal Agent shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Certificate Balance of its remaining Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

         Upon the election by the Remaining Certificateholder to exchange its Certificates for Mortgage Loans (other than the AFR/Bank of America Portfolio B
Note) and REO Properties remaining on the Trust, the holder of the Class S-AFR Certificates shall exchange it Class S-AFR Certificates for the AFR/Bank of America Portfolio B Note or any related Mortgaged Property. The foregoing right of the Remaining Certificateholder to exchange its Certificates for the Mortgage Loans and REO Properties remaining in the Trust shall be subject to the condition



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that all of the Class S-AFR Certificates shall be held by one Certificateholder or that all of the Class S-AFR Certificateholders shall otherwise consent to the exchange. In the event that the Class S-AFR Certificateholders are required to exchange the Class S-AFR Certificates for the AFR/Bank of America Portfolio B Note and/or any related REO Property in accordance with the second preceding sentence, then the Class S-AFR Controlling Class Directing Holder, not later than the Final Distribution Date, shall deposit in the Serviced Whole Loan Custodial Account an amount in immediately available funds equal to all amounts in respect of the AFR/Bank of America Portfolio B Note due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Serviced Whole Loan Custodial Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(e) or that may be withdrawn from the Class S-AFR Sub-Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Serviced Whole Loan Custodial Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Certificate Account on such Delinquency Advance Date from the Custodial Account pursuant to Section 3.04(a). Upon confirmation that such final deposits have been made and following the surrender of all of the Class S-AFR Certificates on the Final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Class S-AFR Controlling Class Directing Holder or any designee thereof, the Mortgage Note for the AFR/Bank of America Portfolio B Note and shall execute all assignments, endorsements and other instruments furnished to it by the Class S-AFR Controlling Class Directing Holder as shall be necessary to effectuate transfer of the AFR/Bank of America Portfolio B Note and any related REO Property. Solely for federal income tax purposes, the Class S-AFR Certificateholders shall be deemed to have purchased assets from REMIC I relating to the AFR/Bank of America Portfolio B Note and any related REO Property for an amount equal to the remaining Certificate Principal Balance of the Class S-AFR Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates.

         Section 9.02  Additional Termination Requirements.

                  (a) In the event the Master Servicer, the Majority Certificateholder of the Controlling Class, or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, or the Remaining Certificateholder exchanges all of its Certificates, as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor, or the Remaining Certificateholder, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                            (A) the Trustee shall specify the first day in the
90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC



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II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

                            (B) during such 90-day liquidation period and at or
prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or the Depositor, as applicable, for cash; and

                            (C) immediately following the making of the final
payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.


                                   ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

         Section 10.01  REMIC Administration.

                  (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code) and the Class R-III Certificates will be the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Certificates.

                  (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee, as agent for the tax matters person of each of REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in
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controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC I, REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of such REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

                  (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (e) The Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

                  (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) adversely affect the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not,



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with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the Special Servicer, as applicable (or other Person acceptable to the Trustee), determines that the monetary exposure to REMIC I, REMIC II and REMIC III is not material and in its sole discretion agrees to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to
Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section 3.17(a)) against amounts on deposit in the Distribution Account as provided by
Section 3.05(b).

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.


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                  (j) None of the Master Servicer, the Special Servicer or the
Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for each of REMIC I, REMIC II and REMIC III.

                  (l) None of the Trustee, the Master Servicer, or the Special Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.03 or Section 3.18 of this Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the Certificate Account, the Distribution Account, any Serviced Whole Loan Custodial Account or the REO Account for gain, or accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or, (b) subject to Section 10.01(f), cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 10.02 Depositor, Master Servicer, Special Servicer, Fiscal Agent and Trustee to Cooperate.

                  (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) The Master Servicer, the Special Servicer and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         Section 10.03  Grantor Trust Administration.

                  (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.


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                  (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(e) or (f)).

                  (c) The Trustee shall prepare, sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

                  (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

                  (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Master Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Trustee, Master Servicer, the Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such adverse effect on grantor trust status, an "Adverse Grantor Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written
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written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Notwithstanding any provision of this Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC I, REMIC II or REMIC III.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Special Servicer of any of its obligations under Article III or this Section 10.03; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                  (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

                  (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01   Amendment.

                  (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Serviced Companion Loan Holders:

                       (i) to cure any ambiguity,

                       (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or to correct any error,

                       (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of (A) REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or (B) any trust fund in which any Serviced Companion Loan is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund; provided, that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any Serviced Companion Loan Holder,


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                       (iv) to change the timing and/or nature of deposits into
the Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained; provided, that (A) the Delinquency Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or any Serviced Companion Loan Holder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or, if applicable, any class of Serviced Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect,

                       (v) to modify, eliminate or add to the provisions of
Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests"; provided, that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a United States Person and a Permitted Transferee,

                       (vi) to modify, eliminate or add any provision to this Agreement to provide for a book-entry registration system for the Certificates,

                       (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or to modify, eliminate or add any provision to this Agreement to facilitate the servicing and administration of the Mall at Millenia Mortgage Loan, the Wells Fargo Tower Mortgage Loan and/or the Geneva Commons Mortgage Loan or any Serviced Companion Loan; provided, that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or any Serviced Companion Loan Holder, or

                       (viii) to modify, eliminate or add to the provisions of
Section 8.14 as necessary from time to time to comply with the Exchange Act, the rules and regulations of the Commission, the Sarbanes-Oxley Act of 2002 or any other applicable law, rule or regulation.

                  (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                            (A) reduce in any manner the amount of, or delay the
timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to any Serviced Companion Loan Holder, without the consent of such Serviced Companion Loan Holder,


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                            (B) reduce the aforesaid percentage of Certificates
of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding, or

                            (C) modify the definition of "Servicing Standard"
without the consent of the Holders of all Certificates then outstanding and the Serviced Companion Loan Holders.

                  (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that (i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or cause any REMIC in which a Companion Loan is included to fail to qualify as a REMIC.

                  (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each party hereto, each Certificateholder and the Serviced Companion Loan Holders.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Trustee or the Fiscal Agent requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

         Section 11.02  Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid



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out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03  Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the
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common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04  GOVERNING LAW.

         THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05  Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Structured Finance Manager, telecopy number: (215) 328-1775; (ii) in the case of the Master Servicer, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing Director, Commercial Servicing Operations, telecopy number: (215) 328-3478 (with copies to General Counsel (telecopy number: (215) 328-3620)); (iii) in the case of the Trustee, the Serviced Companion Loan Paying Agent and the Fiscal Agent, the Corporate Trust Office; (iv) in the case of Lennar, 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Michael Wheeler, telecopy number: (305) 695-5449; (v) in the case of Midland, 10851 Mastin, Building 82, Overland Park, Kansas 66210, Attention: President, telecopy number: (913) 253-9001; (vi) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention: Commercial Mortgage Surveillance Manager, telecopy number: (212) 438-2662, (B) Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: CMBS Rating and Monitoring, Attention: Pamela Dent and (C) Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance, 31st Floor, telecopy number (212) 635-0294; (vi) in the case of the Underwriters, (A) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Jeffrey Paige, telecopy number: (212) 797-4489, (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number: (212) 346-3594, (C) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, telecopy number: (212) 761-0747 with a copy to Michelle Wilke, Esq., Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020, facsimile no. (212) 762-8831; (vii) in the case of the initial Majority Certificateholder of the Controlling Class, Cadim TACH, Inc. c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Riopelle Place Suite A-300, Montreal, Quebec H2Z 2B6, Canada, Attention: Guy Charette fax (514) 875-3328 with a copy to CW Capital One Charles River Place, 63 Kendrick Street, Needham, MA 02494, Attention: Charles Spetka, telecopy number: (781) 707-9399; in the case of the initial Class S-AFR Controlling Class Directing Holder, Anthracite Capital, Inc., c/o BlackRock, 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Dan Sefcik, telecopy number:
(212) 754-8158; and (viii) in the




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case of the Mortgage Loan Sellers, the related addresses set forth in the applicable Mortgage Loan Purchase Agreement, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06  Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07  Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and
(ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the state of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

         Section 11.08 No Partnership.

         Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Master Servicer and the Special

Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

         Section 11.09 Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders. Each Serviced Companion Loan Holder and any designees thereof acting on behalf of or exercising the rights of such Serviced Companion Loan Holder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         Section 11.10 Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11 Notices to the Rating Agencies.

                  (a) The Trustee shall use reasonable efforts promptly to provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

                            (A) any material change or amendment to this
Agreement;

                            (B) the occurrence of any Event of Default that has
not been cured;

                            (C) the resignation, termination or merger (with an
entity other than an Affiliate) of the Master Servicer, the Special Servicer or the Trustee;

                            (D) any change in the location of the Distribution
Account;

                            (E) a copy of the notice given pursuant to Section
2.03(a) and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; and

                            (F) the final payment to any Class of
Certificateholders.

                  (b) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                            (A) each of its annual statements as to compliance
described in Section 3.13; and

                            (B) each of its annual independent public
accountants' servicing reports described in Section 3.14.

                  (c) To the extent it is not already required to do so under
Section 4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

                  (d) Each of the Master Servicer, the Special Servicer and the Trustee shall provide or make available such additional information to each Rating Agency upon request is in its possession or reasonably available to it.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                              GMAC COMMERCIAL MORTGAGE
                                 SECURITIES, INC., Depositor


                              By: /s/ David Lazarus
                                  --------------------------------------------
                                  Name:   David Lazarus
                                  Title:  Vice President


                              GMAC COMMERCIAL MORTGAGE
                              CORPORATION, Master Servicer and Serviced
                                 Companion Loan Paying Agent


                              By: /s/ David Lazarus
                                  --------------------------------------------
                                  Name: David Lazarus
                                  Title: Senior Vice President


                             LENNAR PARTNERS, INC.,
                                Special Servicer


                              By: /s/ Shelly Rubin
                                  --------------------------------------------
                                  Name:  Shelly L. Rubin
                                  Title: Vice President


                              LASALLE BANK NATIONAL ASSOCIATION,
                                 Trustee


                              By: /s/ A. M. Kelly
                                  --------------------------------------------
                                  Name:  Ann M. Kelly
                                  Title: Assistant Vice President

                              ABN AMRO BANK N.V., Fiscal Agent


                              By: /s/ Brian D. Ames
                                  --------------------------------------------
                                  Name:  Brian D. Ames
                                  Title: First Vice President


                              By: /s/ Cynthia Reis
                                  --------------------------------------------
                                  Name:  Cynthia Reis
                                  Title: Sr. Vice President


                              MIDLAND LOAN SERVICES, INC.,
                                 AFR/Bank of America Portfolio Whole Loan
                                 Special Servicer


                              By: /s/ Lawrence D. Ashley
                                  --------------------------------------------
                                  Name:  Lawrence D. Ashley
                                  Title: Senior Vice President

STATE OF NEW YORK          )
                           )       ss.
COUNTY OF NEW YORK         )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                           /s/ Ellen M. Reeman
                           ------------------------------
                                  Notary Public

STATE OF NEW YORK          )
                           )       ss.
COUNTY OF NEW YORK         )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Senior Vice President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                           /s/ Ellen M. Reeman
                           ------------------------------
                                  Notary Public

STATE OF ILLINOIS                   )
                                    )       ss.
COUNTY OF COOK                      )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared Diane O'Neal known to me to be a Asst. Vice President of LASALLE BANK NATIONAL ASSOCIATION, a national chartered bank duly organized, validly existing and in good standing under the laws of the United States of America that executed the within instrument, and also known to me to be the person who executed it on behalf of such nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                           /s/ Diane O'Neal
                           ------------------------------
                           Diane O'Neal, Notary Public

STATE OF ILLINOIS                       )
                                        )   ss.
COUNTY OF COOK                          )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared Brian D. Ames and Cynthia Reis known to me to be a First Vice President and a Senior Vice President, respectively, of ABN AMRO BANK N.V., a bank duly organized, validly existing and in good standing under the laws of the Netherlands that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                           /s/ Diane O'Neal
                           ------------------------------
                           Diane O'Neal, Notary Public

STATE OF KANSAS                         )
                                        )   ss.
COUNTY OF JOHNSON                       )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., a real estate financial services company duly organized, validly existing and in good standing under the laws of the United States of America that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                           /s/ Joyce Mayo
                           ------------------------------
                                  Notary Public

STATE OF FLORIDA                        )
                                        )   ss.
COUNTY OF MIAMI DADE                    )

         On the 17th day of December 2003, before me, a notary public in and for said State, personally appeared Shelly L. Rubin known to me to be a Vice President of LENNAR PARTNERS, INC., a company duly organized, validly existing and in good standing under the laws of Florida that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                           /s/ Melanie J. Brill
                           ------------------------------
                                  Notary Public

                                                                     EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

                               CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                Certificate Principal Balance of this Class
3.400% per annum                                  A-1 Certificate as of the Issue Date:
                                                  $103,889,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-1
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $103,889,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date: January 10, 2004         Trustee: LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZQ 8
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZQ85

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-1-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the


                                     A-1-2

Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-1-3

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class A-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-1-4

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-1-5

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-1-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-1-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor


                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ____________________________________________________________

      This information is provided by________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-1-8

                                                                     EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

                               CLASS A-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                Certificate Principal Balance of this Class
4.223% per annum                                  A-2 Certificate as of the Issue Date:
                                                  $114,365,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-2
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $114,365,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZR 6
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZR68

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-2-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the


                                     A-2-2

Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-2-3

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class A-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-2-4

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-2-5

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-2-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LaSalle Bank National Association, as Trustee

                              By:
                                 ----------------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 ----------------------------------------------
                                            Authorized Officer


                                     A-2-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                 -----------------------------------------
                                 Signature by or on behalf of Assignor


                                 -----------------------------------------
                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by_____________________________________, the assignee named above, or_______________________________________________, as its
agent.


                                     A-2-8

                                                                     EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

                               CLASS A-3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                Certificate Principal Balance of this Class
4.646% per annum                                  A-3 Certificate as of the Issue Date:
                                                  $247,900,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-3
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $247,900,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date: January 10, 2004         Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZS 4
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZS42

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.
Certificate No. A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS


                                     A-3-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal balance of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-3 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-3


                                     A-3-2

Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as special servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-3 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries


                                     A-3-3
respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class A-3 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-3-4

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-3-5

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-3-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                              LaSalle Bank National Association, as Trustee

                              By:
                                 ----------------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 ----------------------------------------------
                                            Authorized Officer


                                     A-3-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                               -----------------------------------------
                               Signature by or on behalf of Assignor


                               -----------------------------------------
                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________


      This information is provided by_________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-3-8

                                                                     EXHIBIT A-4

                          FORM OF CLASS A-4 CERTIFICATE

                               CLASS A-4 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:                                Certificate Principal Balance of this Class
5.023% per annum                                  A-4 Certificate as of the Issue Date:
                                                  $408,101,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-4
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $408,101,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZT 2
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZT25

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-4-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal balance of this Class A-4 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-4 Certificates (their "Class Principal Balance") as of the


                                     A-4-2

Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

      Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-4 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.


                                     A-4-3

      The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No transfer of any Class A-4 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

      No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-4 Certificates.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-4-4

      Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-4-5

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-4-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-4-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                               -----------------------------------------
                               Signature by or on behalf of Assignor


                               -----------------------------------------
                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by ______________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-4-8

                                                                     EXHIBIT A-5

                           FORM OF CLASS B CERTIFICATE

                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.


Pass-Through Rate: Lesser of 5.118% per annum     Certificate Principal Balance of this Class B
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $41,676,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class B
December 1, 2003                                  Certificates as of the Issue Date: $41,676,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date: January 10, 2004         Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZU 9
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZU97

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.
Certificate No. B-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS


                                     A-5-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING


                                     A-5-2

CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-5-3

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class B Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.


                                     A-5-4

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-5-5

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-5-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                              Authorized Officer


                                     A-5-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                -----------------------------------------
                                Signature by or on behalf of Assignor


                                -----------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-5-8

                                                                     EXHIBIT A-6

                           FORM OF CLASS C CERTIFICATE

                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.167% per annum     Certificate Principal Balance of this Class C
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $16,671,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class C
December 1, 2003                                  Certificates as of the Issue Date: $16,671,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZV 7
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZV70

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. C-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-6-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN


                                     A-6-2

UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the


                                     A-6-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class C Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.


                                     A-6-4

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain


                                     A-6-5
circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-6-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-6-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                -----------------------------------------
                                Signature by or on behalf of Assignor


                                -----------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-6-8

                                                                     EXHIBIT A-7

                           FORM OF CLASS D CERTIFICATE

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.223% per annum     Certificate Principal Balance of this Class D
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $30,007,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class D
December 1, 2003                                  Certificates as of the Issue Date: $30,007,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZW 5
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZW53

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. D-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-7-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED


                                     A-7-2

EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the


                                     A-7-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.


                                     A-7-4

            No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain


                                     A-7-5
circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-7-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                                  Authorized Officer


                                     A-7-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                               -----------------------------------------
                               Signature by or on behalf of Assignor


                               -----------------------------------------
                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-7-8

                                                                     EXHIBIT A-8

                           FORM OF CLASS E CERTIFICATE

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.307% per annum     Certificate Principal Balance of this Class E
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $21,672,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class E
December 1, 2003                                  Certificates as of the Issue Date: $21,672,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZX 3
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US36184937

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.
Certificate No. E-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-8-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A,, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING


                                     A-8-2

CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.


                                     A-8-3

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class E Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.


                                     A-8-4

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-8-5

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-8-6

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-8-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-8-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                -----------------------------------------
                                Signature by or on behalf of Assignor


                                -----------------------------------------
                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-8-9

                                                                     EXHIBIT A-9

                          FORM OF CLASS X-1 CERTIFICATE

                               CLASS X-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Variable                      Certificate Notional Amount of this Class X-1
                                                  Certificate as of the Issue Date:
                                                  $1,333,648,872

Date of Pooling and Servicing Agreement:          Class Notional Amount of all the Class X-1
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $1,333,648,872

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Loans as of their respective Cut-off
December 2003                                     Dates, after deducting payments of principal
                                                  due on or before such date, whether or not
                                                  received:  $1,333,648,872

Issue Date December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association
Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A8 5
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A851

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. X-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS


                                     A-9-1

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-9-2

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the notional principal amount of this Class X-1 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-1 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc. as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


                                     A-9-3

            The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1 Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class X-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-1 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-1 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-1 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. Any Class X-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-1 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class X-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate


                                     A-9-4
accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.


                                     A-9-5

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-9-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association,
                               as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association,
                               as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-9-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                -----------------------------------------
                                Signature by or on behalf of Assignor


                                -----------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to ________________________ and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by_____________________________________, the assignee named above, or_______________________________________________, as its
agent.


                                     A-9-8

                                                                    EXHIBIT A-10

                          FORM OF CLASS X-2 CERTIFICATE

                               CLASS X-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Variable                       Certificate Notional Amount of this Class X-2
                                                  Certificate as of the Issue Date:
                                                  $1,280,535,000

Date of Pooling and Servicing Agreement:          Notional Amount of all the Class X-2
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $1,280,535,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Loans as of their respective Cut-off
December 2003                                     Dates, after deducting payments of principal
                                                  due on or before such date, whether or not
                                                  received: $1,333,648,872

Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849A93
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A935

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. X-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-10-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                     A-10-2

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class X-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class X-2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


                                     A-10-3

            The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2 Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class X-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-2 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-2 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class X-2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-2 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. Any Class X-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-2 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class X-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate


                                     A-10-4
accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class X-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.


                                     A-10-5

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-10-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                LaSalle Bank National Association,
                                as Certificate Registrar

                                By:
                                   ---------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                                LaSalle Bank National Association,
                                as Certificate Registrar

                                By:
                                   ---------------------------------------------
                                              Authorized Officer


                                     A-10-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                  -----------------------------------------
                                  Signature by or on behalf of Assignor


                                  -----------------------------------------
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to ________________________ and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-10-8

                                                                    EXHIBIT A-11

                         FORM OF CLASS A-1A CERTIFICATE

                               CLASS A-1A MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  4.525%                        Certificate Principal Balance of this
                                                  Class A-1A Certificate as of the Issue
                                                  Date: $226,005,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-1A
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $226,005,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 C4 2
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849C428

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. A-1A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-11-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

      This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal balance of this Class A-1A Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1A Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc.,


                                     A-11-2
as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

      Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class A-1A Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

      The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution


                                     A-11-3

Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class A-1A Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class A-1A Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class A-1A Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class A-1A Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class A-1A Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-1A Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-1A Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-1A Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-1A Certificate without registration or qualification. Any Class A-1A Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-1A Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar


                                     A-11-4
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class A-1A Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1ACertificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority


                                     A-11-5

Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-11-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association,
                               as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association,
                               as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-11-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                               -----------------------------------------
                               Signature by or on behalf of Assignor


                               -----------------------------------------
                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to ________________________ and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-11-8

                                                                    EXHIBIT A-12

                           FORM OF CLASS F CERTIFICATE

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.533% per annum     Certificate Principal Balance of this Class F
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $23,339,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class F
December 1, 2003                                  Certificates as of the Issue Date: $23,339,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZY 1
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZY10

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.
Certificate No. F-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-12-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4,


                                     A-12-2

CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed


                                     A-12-3
as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class F Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class F Certificate shall be deemed to have


                                     A-12-4
represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class F Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class F Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class F Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan


                                     A-12-5

Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the


                                     A-12-6
obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-12-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                                  Authorized Officer


                                     A-12-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-12-9

                                                                    EXHIBIT A-13

                           FORM OF CLASS G CERTIFICATE

                                CLASS G MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.517% per annum     Certificate Principal Balance of this Class G
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $13,336,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class G
December 1, 2003                                  Certificates as of the Issue Date: $13,336,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date: January 10, 2004         Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B2 7
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B271

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. G-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-13-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN


                                     A-13-2

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon


                                     A-13-3
presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class G Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached


                                     A-13-4
as Exhibit B-2 to the Agreement. Any purchaser of a Class G Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class G Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class G Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class G Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.


                                     A-13-5

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.


                                     A-13-6

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-13-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                              Authorized Officer


                                     A-13-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   -----------------------------------------
                                   Signature by or on behalf of Assignor


                                   -----------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by_________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-13-9

                                                                    EXHIBIT A-14

                           FORM OF CLASS H CERTIFICATE

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Weighted Average Net           Certificate Principal Balance of this Class H
Mortgage Rate                                     Certificate as of the Issue Date:  $16,671,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class H
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $16,671,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B3 5
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B354

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. H-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS


                                     A-14-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G


                                     A-14-2

CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

               This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also


                                     A-14-3
notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class H Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class H Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in


                                     A-14-4

Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class H Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class H Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of any Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of


                                     A-14-5
them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-14-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                              Authorized Officer


                                     A-14-7

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by_________________________________________, the assignee named above, or__________________________________________, as its agent.


                                     A-14-8

                                                                    EXHIBIT A-15

                           FORM OF CLASS J CERTIFICATE

                                CLASS J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class J
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date:  $13,336,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class J
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $13,336,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date: January 10, 2004         Trustee:  LaSalle Bank National Association
Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B4 3
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B438

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. J-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-15-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN


                                     A-15-2

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon


                                     A-15-3
presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class J Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached


                                     A-15-4
as Exhibit B-2 to the Agreement. Any purchaser of a Class J Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class J Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class J Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class J Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class J Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.


                                     A-15-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-15-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-15-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-15-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by______________________________________, the assignee named above, or_______________________________________________, as its
agent.


                                     A-15-9

                                                                    EXHIBIT A-16

                           FORM OF CLASS K CERTIFICATE

                                CLASS K MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class K
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date:  $8,336,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class K
December 1, 2003                                  Certificates as of the Issue Date:  $8,336,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B5 0
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B503

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. K-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-16-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-16-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS L, CLASS M, CLASS N, CLASS O, AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement


                                     A-16-3
of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class K Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring


                                     A-16-4
to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class K Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class K Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class K Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class K Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class K Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-16-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-16-6

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-16-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                              Authorized Officer


                                     A-16-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                     -----------------------------------------
                                     Signature by or on behalf of Assignor


                                     -----------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-16-9

                                                                    EXHIBIT A-17

                           FORM OF CLASS L CERTIFICATE

                                CLASS L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class L
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date:  $6,668,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class L
December 1, 2003                                  Certificates as of the Issue Date:  $6,668,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B6 8
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B685

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. L-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-17-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-17-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement


                                     A-17-3
of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class L Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring


                                     A-17-4
to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class L Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class L Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class L Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class L Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class L Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-17-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-17-6

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-17-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                              Authorized Officer


                                     A-17-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor


                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by_________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-17-9

                                                                    EXHIBIT A-18

                           FORM OF CLASS M CERTIFICATE

                                CLASS M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class M
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $10,002,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class M
December 1, 2003                                  Certificates as of the Issue Date: $10,002,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December  2003                                    Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B7 6
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B768

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. M-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-18-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-18-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal balance of this Class M Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class M Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class M Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement


                                     A-18-3
of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class M Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring


                                     A-18-4
to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class M Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class M Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class M Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class M Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class M Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-18-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-18-6

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-18-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                              LaSalle Bank National Association, as Certificate Registrar

                              By:
                                 -----------------------------------------------
                                              Authorized Officer


                                     A-18-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-18-9

                                                                    EXHIBIT A-19

                           FORM OF CLASS N CERTIFICATE

                                CLASS N MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.


Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class N
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date:  $5,001,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class N
December 1, 2003                                  Certificates as of the Issue Date:  $5,001,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date: December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B8 4
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B842

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. N-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-19-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS, CLASS A-3, CLASS A-4, X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-19-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal balance of this Class N Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class N Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class N Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement


                                     A-19-3
of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class N Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring


                                     A-19-4
to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class N Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class N Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class N Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class N Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class N Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Trustee or the Certificate Registrar may require payment of a sum


                                     A-19-5
sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.


                                     A-19-6

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-19-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  -------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-19-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                     -----------------------------------------
                                     Signature by or on behalf of Assignor


                                     -----------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by_________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-19-9

                                                                    EXHIBIT A-20

                           FORM OF CLASS O CERTIFICATE

                                CLASS O MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class O
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date: $5,002,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class O
December 1, 2003                                  Certificates as of the Issue Date:  $5,002,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 B9 2
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849B925

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. O-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY


                                     A-20-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN


                                     A-20-2

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal balance of this Class O Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class O Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class O Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon


                                     A-20-3
presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class O Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached


                                     A-20-4
as Exhibit B-2 to the Agreement. Any purchaser of a Class O Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class O Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class O Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class O Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class O Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.


                                     A-20-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-20-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-20-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                              Authorized Officer


                                     A-20-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor


                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or____________________________________________, as its
agent.


                                     A-20-9

                                                                    EXHIBIT A-21

                           FORM OF CLASS P CERTIFICATE

                                CLASS P MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.336% per annum     Certificate Principal Balance of this Class P
or the Weighted Average Net Mortgage Rate         Certificate as of the Issue Date:  $21,672,872

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class P
December 1, 2003                                  Certificates as of the Issue Date:
                                                  $21,672,872

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 C2 6
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849C261

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. P-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-21-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-21-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal balance of this Class P Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class P Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class P Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate


                                     A-21-3
in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class P Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class P Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being


                                     A-21-4
made in reliance on Rule 144A and that it is acquiring the Class P Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class P Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class P Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of


                                     A-21-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-21-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-21-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                 -----------------------------------------------
                                               Authorized Officer


                                     A-21-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor


                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-21-9

                                                                    EXHIBIT A-22

                        FORM OF CLASS S-AFR1 CERTIFICATE

                              CLASS S-AFR1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: 5.387%                         Certificate Principal Balance of this Class
                                                  S-AFR1 Certificate as of the Issue Date:
                                                  $10,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
December 1, 2003                                  S-AFR1 Certificates as of the Issue Date:
                                                  $10,000,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A4 4
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A448

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. S-AFR1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-22-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-22-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S-AFR1 Certificate (obtained by dividing the principal balance of this Class S-AFR1 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class S-AFR1 Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class S-AFR1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class S-AFR1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class S-AFR1 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also


                                     A-22-3
notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class S-AFR1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S-AFR1 Certificates are exchangeable for new Class S-AFR1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S-AFR1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class S-AFR1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class S-AFR1 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class S-AFR1 Certificate shall be deemed to have represented by such purchase that it is a "qualified


                                     A-22-4
institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class S-AFR1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class S-AFR1 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR1 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR1 Certificate without registration or qualification. Any Class S-AFR1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class S-AFR1 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class S-AFR1 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class S-AFR1 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class S-AFR1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class S-AFR1 Certificates.


                                     A-22-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-22-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-22-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class S-AFR1 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-22-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   -----------------------------------------
                                   Signature by or on behalf of Assignor


                                   -----------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to____________________________________________
for the account of____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by ________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-22-9

                                                                    EXHIBIT A-23

                        FORM OF CLASS S-AFR2 CERTIFICATE

                              CLASS S-AFR2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: 5.387%                         Certificate Principal Balance of this Class
                                                  S-AFR2 Certificate as of the Issue Date:
                                                  $22,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
December 1, 2003                                  S-AFR2 Certificates as of the Issue Date:
                                                  $22,000,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A5 1
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A513

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. S-AFR2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-23-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-23-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S-AFR2 Certificate (obtained by dividing the principal balance of this Class S-AFR2 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class S-AFR2 Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class S-AFR2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class S-AFR2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class S-AFR2 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also


                                     A-23-3
notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class S-AFR2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S-AFR2 Certificates are exchangeable for new Class S-AFR2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S-AFR2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class S-AFR2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class S-AFR2 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class S-AFR2 Certificate shall be deemed to have represented by such purchase that it is a "qualified


                                     A-23-4
institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class S-AFR2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class S-AFR2 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR2 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR2 Certificate without registration or qualification. Any Class S-AFR2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class S-AFR2 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class S-AFR2 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class S-AFR2 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class S-AFR2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class S-AFR2 Certificates.


                                     A-23-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-23-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-23-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class S-AFR2 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                             Authorized Officer


                                     A-23-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor


                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by________________________________________, the assignee named above, or__________________________________________, as its agent.


                                     A-23-9

                                                                    EXHIBIT A-24

                        FORM OF CLASS S-AFR3 CERTIFICATE

                              CLASS S-AFR3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: 5.387%                         Certificate Principal Balance of this Class
                                                  S-AFR3 Certificate as of the Issue Date:
                                                  $22,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
December 1, 2003                                  S-AFR3 Certificates as of the Issue Date:
                                                  $22,000,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date: December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A6 9
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A695

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. S-AFR3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS


                                     A-24-1

REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-24-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S-AFR3 Certificate (obtained by dividing the principal balance of this Class S-AFR3 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class S-AFR3 Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class S-AFR3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class S-AFR3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class S-AFR3 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also


                                     A-24-3
notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class S-AFR3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S-AFR3 Certificates are exchangeable for new Class S-AFR3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S-AFR3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class S-AFR3 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class S-AFR3 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class S-AFR3 Certificate shall be deemed to have represented by such purchase that it is a "qualified


                                     A-24-4
institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class S-AFR3 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class S-AFR3 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR3 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR3 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR3 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR3 Certificate without registration or qualification. Any Class S-AFR3 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class S-AFR3 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class S-AFR3 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class S-AFR3 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class S-AFR3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class S-AFR3 Certificates.


                                     A-24-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-24-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-24-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class S-AFR3 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-24-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   -----------------------------------------
                                   Signature by or on behalf of Assignor


                                   -----------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of______________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

      This information is provided by__________________________________________, the assignee named above, or___________________________________________, as its agent.


                                     A-24-9

                                                                    EXHIBIT A-25

                        FORM OF CLASS S-AFR4 CERTIFICATE

                              CLASS S-AFR4 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: 5.387%                         Certificate Principal Balance of this Class
                                                  S-AFR4 Certificate as of the Issue Date:
                                                  $46,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
December 1, 2003                                  S-AFR4 Certificates as of the Issue Date:
                                                  $46,000,000

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A7 7
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A778

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. S-AFR4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS


                                     A-25-1

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                     A-25-2

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S-AFR4 Certificate (obtained by dividing the principal balance of this Class S-AFR4 Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class S-AFR4 Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class S-AFR4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class S-AFR4 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class S-AFR4 Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also


                                     A-25-3
notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class S-AFR4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S-AFR4 Certificates are exchangeable for new Class S-AFR4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S-AFR4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class S-AFR4 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class S-AFR4 Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class S-AFR4 Certificate shall be deemed to have represented by such purchase that it is a "qualified


                                     A-25-4
institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class S-AFR4 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class S-AFR4 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR4 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR4 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class S-AFR4 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S-AFR4 Certificate without registration or qualification. Any Class S-AFR4 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class S-AFR4 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Any purchaser of a Class S-AFR4 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class S-AFR4 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

            No service charge will be imposed for any registration of transfer or exchange of Class S-AFR4 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class S-AFR4 Certificates.


                                     A-25-5

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                     A-25-6

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-25-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association, as Trustee

                               By:
                                  ----------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class S-AFR4 Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association, as Certificate Registrar

                               By:
                                  ----------------------------------------------
                                               Authorized Officer


                                     A-25-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor


                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of_____________________________________________________________

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________

      This information is provided by_____________________________________, the assignee named above, or_______________________________________________, as its
agent.


                                     A-25-9

                                                                    EXHIBIT A-26

                          FORM OF CLASS R-I CERTIFICATE

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:          Percentage Interest evidenced by this
December 1, 2003                                  Certificate in the related Class:  100%

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received:  $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 ZZ 8
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849ZZ84

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. R-I

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


                                     A-26-1

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [Goldman, Sachs & Co.] is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, and LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings


                                     A-26-2
assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-I Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration


                                     A-26-3
or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-I Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a


                                     A-26-4

Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


                                     A-26-5

            A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates.


                                     A-26-6

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-26-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                               LaSalle Bank National Association,
                               as Trustee

                               By:
                                  ---------------------------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                               LaSalle Bank National Association,
                               as Certificate Registrar

                               By:
                                  ---------------------------------------------
                                             Authorized Officer


                                     A-26-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:

                                    -------------------------------------------
                                    Signature by or on behalf of Assignor


                                    -------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________________________________
for the account of .

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to .

      This information is provided by ________________________, the assignee named above, or_________________________________________________________________
as its agent.


                                     A-26-9

                                                                    EXHIBIT A-27

                         FORM OF CLASS R-II CERTIFICATE

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and Acommercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:          Percentage Interest evidenced by this
December 1, 2003                                  Certificate in the related Class:  100%

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
December 2003                                     Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872
Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A2 8
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A281

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. R-II

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


                                     A-27-1

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [Goldman, Sachs & Co.] is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective


                                     A-27-2
meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-II Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration


                                     A-27-3
or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-II Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a


                                     A-27-4

Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


                                     A-27-5

            A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates.


                                     A-27-6

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-27-7

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                LaSalle Bank National Association,
                                as Trustee

                                By:
                                   ---------------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

               This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated: December 18, 2003

                                LaSalle Bank National Association,
                                as Certificate Registrar

                                By:
                                   ---------------------------------------------
                                                Authorized Officer


                                     A-27-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
Dated:

                                    -------------------------------------------
                                    Signature by or on behalf of Assignor


                                    -------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of .

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to .

      This information is provided by ________________________, the assignee named above, or ______________________________________________________________
as its agent.


                                     A-27-9

                                                                    EXHIBIT A-28

                         FORM OF CLASS R-III CERTIFICATE

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

      evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:          Percentage Interest evidenced by this
December 1, 2003                                  Certificate in the related Class:  100%

Cut-off Date:  With respect to any Mortgage       Aggregate unpaid principal balance of the
Loan, the Due Date for such Mortgage Loan in      Mortgage Pool as of the respective Cut-off
2003                                              Dates of the Mortgage Loans, after deducting
                                                  payments of principal due on or before such
                                                  date, whether or not received: $1,333,648,872

Issue Date:  December 18, 2003

First Distribution Date:  January 10, 2004        Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage         CUSIP No. 361849 A3 6
Corporation

Special Servicer: Lennar Partners, Inc.           ISIN No. US361849A364

AFR/Bank of America Portfolio Whole Loan
Special Servicer: Midland Loan Services, Inc.

Certificate No. R-III

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LENNAR PARTNERS, INC., MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.


                                     A-28-1

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [Goldman, Sachs & Co.] is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective


                                     A-28-2
meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

            Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on any Class R-III Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Depositor's Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective


                                     A-28-3
registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-III Certificate (other than a transfer thereof by the Depositor or any Affiliate of the Depositor) is to be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and a United States Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a


                                     A-28-4

Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.


                                     A-28-5

            A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

            No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates and Class H Certificates is reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the AFR/Bank of America Whole Loan Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected Certificates.


                                     A-28-6

Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-28-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                LaSalle Bank National Association,
                                as Trustee

                                By:
                                  ---------------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:  December 18, 2003

                                LaSalle Bank National Association,
                                as Certificate Registrar

                                By:
                                   ---------------------------------------------
                                            Authorized Officer


                                     A-28-8

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

      the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the issuance of a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                    -------------------------------------------
                                    Signature by or on behalf of Assignor


                                    -------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to______________________________________________
for the account of .

      Distributions made by check (such check to be made payable to _______________________) and all applicable statements and notices should be mailed to .

      This information is provided by ________________________, the assignee named above, or ______________________________________________________________
as its agent.


                                     A-28-9

                                                                     EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:  Asset Backed Securities Trust Services
            GMAC Mortgage Pass-Through Certificates Series 2003-C3

      Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3, [Class X-1] [Class X-2] [ClassA-1A] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III] [having an initial principal balance/initial notional amount as of December 18, 2003 of $_______ evidencing a __% Percentage Interest in such Class].

Dear Sirs:

      This letter is delivered to you in connection with the transfer by_______ (the "Transferor") to (the "Transferee") of the captioned Certificates (the "Certificates"), pursuant to ______Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2003, among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferor is the lawful owner of the Certificates with the full right to transfer the Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificates, any interest in the Certificates or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificates, any interest in the Certificates or any other similar security, which (in the case of any of the acts described in


                                     B-1-1
clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificates pursuant to the Securities Act or any state securities laws.

      3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account or for the account of other qualified institutional buyers, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates.

      4. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

      5. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that the Transferee has requested.

                                            Very truly yours,

                                            Print Name of Transferor

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                     B-1-2

                                                                     EXHIBIT B-2

                         FORM OF TRANSFEREE CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street

Suite 1625
Chicago, Illinois 60603

Attention:  Asset Backed Securities Trust Services
            GMAC Mortgage Pass-Through Certificates Series 2003-C3

      Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3, [Class X-1] [Class X-2] [ClassA-1A] [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P] [Class R-I] [Class R-II] [Class R-III] [having an initial principal balance/initial notional amount as of December 18, 2003 of $_______ evidencing a __% Percentage Interest in such Class].

Dear Sirs:

      This letter is delivered to you in connection with the transfer by_______ (the "Transferor") to_______ (the "Transferee") of the captioned Certificates (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2003 among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

      2. The Transferee has been furnished with all information regarding
(a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage


                                     B-2-1

Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

      3. If the Transferee proposes that the Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

      4. The Transferee hereby certifies to the Trustee, the Depositor and the Master Servicer that such transfer is permissible under applicable law, either (a) such Transferee is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is subject to ERISA, a "plan" (within the meaning of Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity deemed to hold "plan assets" of any such plan (within the meaning of United States Department of Labor ("DOL") Regulations Section 2510.3-101, or (b) in the case of a Certificate that is not a Residual Certificate, such transfer will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) with respect to the Class X-1, Class X-2, Class A-1, Class A-1A, Class F, Class G and/or Class H Certificates, the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and (x) at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (y) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificate; or (ii) with respect to the Class J, Class K, Class L, Class M, Class N, Class O and/or Class P Certificates, (1) the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act, (2) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificates.

                                            Very truly yours,

                                            Print Name of Transferee

                                            ------------------------------------

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                     B-2-2

                             NOMINEE ACKNOWLEDGMENT

      The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be ________, the Transferee identified above, for whom the undersigned is acting as nominee.

                                            Very truly yours,

                                            Print Name of Nominee

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                     B-2-3

                                                          ANNEX 1 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

      The undersigned hereby certifies as follows to__________ (the "Transferor") and ________, as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $_________ in securities(1) (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding

--------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     B-2-4
the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.


                                     B-2-5

        5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                                 Yes |_| No |_|

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                            Print Name of Transferee

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Date:


                                     B-2-6

                                                          ANNEX 2 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

      The undersigned hereby certifies as follows to ___________(the "Transferor") and _______________, as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      The Transferee owned and/or invested on a discretionary basis $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment


                                     B-2-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      Will the Transferee be purchasing the Certificates only for the Transferee's own account?

                                 Yes |_| No |_|

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            Print Name of Transferee or Adviser

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Date:

                                            IF AN ADVISER:

                                            Print Name of Transferee

Date:
                                            ------------------------------------


                                     B-2-8

                                                                     EXHIBIT C-1

            FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF

                           REMIC RESIDUAL CERTIFICATES

State of                     )
                             ) ss
County of                    )

      ______________________, being first duly sworn, deposes and says that:

      1. He/She is the _____________ of ______________ (the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3, [Class R-I] [Class R-II] [Class R-III], evidencing a _____% Percentage Interest in such Class (the "Residual Certificates"), a __________duly organized and validly existing under the laws of _____________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

      2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, an electing large partnership under Section 775 of the Code, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

      3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person (other than transfers with respect to electing large partnerships) an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will


                                     C-1-1
remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

      4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

      5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

      6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

      7. The Transferee's taxpayer identification number is________________.

      8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

      9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax; in making this representation, the Transferee warrants that the Transferee is familiar with Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002.

      10. The Transferee hereby represents to and for the benefit of the Transferor that the Transferee intends and reasonably expects to have the ability to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates. Any financial statements or other financial information provided by the transferee at the request of the Transferor in connection with the transfer of the Residual Certificates to permit the Transferor to assess the financial capability of the Transferor to pay any such taxes is true and correct in all material respects.

      11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of


                                     C-1-2

Exhibit C-2 to the Pooling and Servicing Agreement. The Transferee hereby agrees that it will not make any transfer of any Residual Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and (ii) the transfer is in compliance with the conditions set forth in paragraph 3 of Exhibit C-2 of the Pooling and Servicing Agreement.

      12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States Persons have the authority to control all substantial decisions of the trust.

      13. The Transferee is not acquiring the Residual Certificates with "plan assets" of any plan subject to Title I of ERISA or Section 4975 of the Code.

      14. [The Transferee hereby represents to and for the benefit of the Transferor that (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of Treasury Regulation section 1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated transfer) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, and (iv) any transfer of its interest will be to a transferee that satisfies the requirements of this paragraph 14.](1)

      15. The Transferee hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another United States taxpayer.

----------
(1) Bracketed text may be used if the Transferee is relying on the "non-formula safe harbor".


                                     C-1-3

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its__________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___day of _________, ________.

                                            Very truly yours,

                                            Print Name of Transferee

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

[Corporate Seal]

ATTEST:

------------------------------------
[Assistant] Secretary

      Personally appeared before me the above-named _________, known or proved to me to be the same person who executed the foregoing instrument and to be the of _______the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this__________day of______________,______.


                                          ------------------------------------
                                                      NOTARY PUBLIC
                                          COUNTRY OF _________________________
                                          STATE OF ___________________________
                                          My Commission expires the day ____ of
                                          ____________, _____.


                                     C-1-4

                                                                     EXHIBIT C-2

                  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
                         OF REMIC RESIDUAL CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:  Asset Backed Securities Trust Services
            GMAC Commercial Mortgage Pass-Through Certificates Series 2003-C3

      Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by________ (the "Transferor") to______ (the "Transferee") of [Class R-I] [Class R-II] [Class R-III] Certificates evidencing a __% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax; in making this representation, the Transferor warrants that the Transferor is familiar with Treasury Regulation
Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002.

      2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

      3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that


                                     C-2-1
the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future, and either (A) has determined that the present value of the anticipated tax liabilities associated with the holding of the Residual Certificate does not exceed the sum of (1) the present value of any consideration given to the Transferee to acquire the Certificate, (2) the present value of the expected future distributions on the Certificate, and (3) the present value of the anticipated tax savings associated with holding the Certificate as the REMIC generates losses (having made such determination by (I) assuming that the Transferee pays tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Internal Revenue Code ("Code") unless an alternative rate is permitted to be used under the Treasury Regulation Section 1.860E-1(c)(8)(i), and (II) utilizing a discount rate for present valuations equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee, or (B) based on an adequate review of the relevant facts and circumstances,(2) neither knows nor should know that the Transferee would be unwilling or unable to pay any taxes due on its share of the taxable income of the REMIC.

--------------
(2) If reliance is upon the "non-formula safe harbor" such review would include all of the following: (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of Treasury Regulation section 1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement),
      (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, (iv) the Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another United States taxpayer, and (v) a reasonable person would not conclude based on Treasury Regulation section 1.860E-1(c)(5)(iii) and the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Certificate will not be paid. In addition, such "safe harbor" also requires that the Transferor not know or have reason to know that the Transferee will not honor the restrictions on subsequent transfers of any Residual Interest described in paragraphs 11, 12 and 14 of the Transferee's Transfer Affidavit and Agreement.


                                     C-2-2

      4. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless it complies with a current "safe harbor" under Treasury Regulation 1.860E-1(c)(4) with respect to such transfer.

                                            Very truly yours,

                                            Print Name of Transferor

                                            ------------------------------------

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                     C-2-3

                                                                       EXHIBIT D

                                        FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:     REQUEST FOR RELEASE OF DOCUMENTS

            In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

            Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):

Reason for Document Request: (indicate one)

                                    |_| Mortgage Loan Prepaid in Full

                                    |_| Mortgage Loan Repurchased or Sold

                                    |_| Other (specify) ________________________
                                    ____________________________________________
                                    ____________________________________________

            "We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

[GMAC COMMERCIAL MORTGAGE CORPORATION]

Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:          |_| Promissory Note

                             |_| Primary Insurance Policy

                             |_| Mortgage or Deed of Trust

                             |_| Assignment(s) of Mortgage or Deed of Trust

                             |_| Title Insurance Policy

                             |_| Other:

Name
Title
Date

                                                                       EXHIBIT E

                       FORMS OF UCC-1 FINANCING STATEMENTS

                     SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

All right (including the power to convey title thereto), title and interest of the Debtor as more particularly described on Exhibit A attached hereto:

              EXHIBIT A OF SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

      All right (including the power to convey title thereto), title and interest of the Debtor in and to the following property, including any security interest therein for the benefit of the Debtor, in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2003, among the Debtor, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, Midland Loan Services, Inc., as AFR/Bank of America Whole Loan Special Servicer, the Secured Party, as Trustee*, and ABN AMRO Bank N.V., as Fiscal Agent, with respect to Mortgage Pass-Through Certificates, Series 2003-C3 (the "Pooling and Servicing Agreement (Series 2003-C3)), including:

      (1) the Mortgage Loans (including all Replacement Mortgage Loans) listed on the Mortgage Loan Schedule attached hereto;

      (2) all principal and interest received or receivable with respect to the Mortgage Loans and the Replacement Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date);

      (3) all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, the Excess Liquidation Proceeds Reserve Account, the Interest Reserve Account, the REO Account, the Serviced Whole Loan Custodial Accounts, the Serviced Whole Loan REO Accounts and the Serviced Companion Loan Distribution Accounts;

      (4) all of the Debtor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans;

      (5) any and all general intangibles (as defined in the Uniform Commercial
Code) consisting of, arising from or relating to any of the foregoing; and

      (6) any and all income, payments, proceeds and products of any of the foregoing.

      Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (Series 2003-C3).

      THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN, WITH RESPECT TO THE MORTGAGE LOANS

(INCLUDING ALL REPLACEMENT MORTGAGE LOANS), THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE RELATED MORTGAGE FILES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT THE SECURITY INTEREST OF THE SECURED PARTY*, WITH RESPECT TO THE MORTGAGE LOANS, IN ANY MORTGAGE NOTE, MORTGAGE OR DOCUMENT IN A MORTGAGE FILE. WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

      *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders and Serviced Companion Loan Paying Agent pursuant to the Pooling and Servicing Agreement (Series 2003-C3).

                                                                       EXHIBIT F

     METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT SERVICE COVERAGE

GMAC Commercial Mortgage Corporation ("GMACCM") applies the methodology presented below to arrive at a servicer adjusted or "Normalized" Net Operating Income ("NOI"). The items described below highlight some of the major categories requiring adjustment. There may, however, be others, and GMACCM will use its market knowledge and discretion in making and sufficiently footnoting the necessary adjustments.

GMACCM chooses to use the actual management fee stated in the financial statement.

Where they are clearly identifiable, GMACCM will remove any capital expense from any above the line categories (such as extraordinary repairs and maintenance) and put them below the line in the capital expense comment section.

Replacement reserves, tenant improvements and leasing commission reserves will be treated as above the line expenses. A determination will be made whether there have been credits for the disbursements from a reserve and that expenses are not overstated due to exclusion of credits.

Property taxes should be the annual amount due, excluding any delinquent taxes or credits from prior years which would cause the number to be higher or lower. The amount for property taxes will be adjusted if the period under analysis is less than one year.

GMACCM will exclude non-recurring, extraordinary income. For example, a tax refund, lease buyout or income received for a period other than the year in question should be adjusted. If past due rent for a prior year was paid and recorded in the current year, GMACCM would back it out and footnote it accordingly. Care will be used when reflecting percentage/overage rents to ensure that it relates to the appropriate period and that the numbers are supported by tenant sales information.

GMACCM will remove any items not pertaining to the operation of the property such as, fees for closing the loan restructure, a distribution to owners or a charitable contribution.

When necessary, income and expenses will be analyzed by looking at variances by category. Unusual income and expense items will be researched. If there are significant variances, inquiries to the borrower will be made. Appropriate adjustments will be made and footnotes provided to clearly explain the situation.

The debt service should be an actual amount the borrower paid per the servicing records for the period associated with the operating statement. If GMACCM does not have a full year of payments, it will use the principal and interest constant in the case of a fixed rate loan and, in the case of an adjustable rate loan, will estimate a full year amount from the payment history information available.

                                                                       EXHIBIT G

                       FORM OF DISTRIBUTION DATE STATEMENT

ABN AMRO                                      GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                  Statement Date:  01/10/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:    01/10/2004
135 S. LaSalle Street    Suite 1625                        SERIES 2003-C3                                Prior Payment:          N/A
Chicago, IL      60603                                                                                   Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                           Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS


====================================================================================================================================
================================ ====================================================== ============================================
Issue Id:              GMAC03C3                                                 Page(s) Closing Date:                    12/22/2003
Monthly Data File Name:                                                         ------- First Payment Date:              01/10/2004
          GMAC03C3_YYYYMM_3.zip  REMIC Certificate Report                               Assumed Final Payment Date:      01/10/2034
================================ Bond Interest Reconciliation                           ============================================
                                 Cash Reconciliation Summary
                                 15 Month Historical Loan Status Summary
                                 15 Month Historical Payoff/Loss Summary
                                 Historical Collateral Level Prepayment Report
                                 Delinquent Loan Detail
                                 Mortgage Loan Characteristics
                                 Loan Level Detail
                                 Specially Serviced Report
                                 Modified Loan Detail
                                 Realized Loss Detail
                                 Appraisal Reduction Detail




                                 ======================================================

          ===========================================================================================
                                          PARTIES TO THE TRANSACTION
          -------------------------------------------------------------------------------------------
                             DEPOSITOR: GMAC Commercial Mortgage Securities, Inc.
               UNDERWRITER: Deutsche Bank Securities, Goldman, Sachs & Co., Morgan Stanley & Co.
                            MASTER SERVICER: GMAC Commercial Mortgage Corporation
                                   SPECIAL SERVICER: Lennar Partners, Inc.
               RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services




          ===========================================================================================


                      ====================================================================
                       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                      --------------------------------------------------------------------
                       LaSalle Web Site                                  www.etrustee.net
                       Servicer Website
                       LaSalle Factor Line                                 (800) 246-5761



                      ====================================================================

====================================================================================================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
WAC:                                                                                                     Next Payment:    02/10/2004
WA Life Term:                                                                                            Record Date:     12/31/2003
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                            REMIC CERTIFICATE REPORT

====================================================================================================================================
                                                                                                                          PASS-
          ORIGINAL       OPENING     PRINCIPAL     PRINCIPAL      NEGATIVE       CLOSING       INTEREST     INTEREST     THROUGH
CLASS   FACE VALUE (1)   BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION     BALANCE      PAYMENT (2)  ADJUSTMENT      RATE
CUSIP     Per 1,000     Per 1,000    Per 1,000     Per 1,000      Per 1,000     Per 1,000     Per 1,000     Per 1,000  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------




























------------------------------------------------------------------------------------------------------------------------------------
          0.00           0.00         0.00          0.00           0.00           0.00          0.00         0.00
====================================================================================================================================
                                                                             Total P&I Payment  0.00
                                                                             =======================


Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
        (3) Estimated

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                    Additions
                                           ---------------------------------------------------------------------------------------
         Accrual                 Accrued                Deferred &                Prior      Int Accrual    Prepay-     Other
       ------------  Pass Thru Certificate   Allocable   Accretion   Interest  Int. Short-     on prior       ment     Interest
Class  Method  Days     Rate     Interest       PPIS     Interest    Loss/Exp   falls Due   Shortfall (3)  Penalties  Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------









































                         -----------------------------------------------------------------------------------------------------------
                                0.00             0.00       0.00       0.00    0.00             0.00           0.00           0.00
====================================================================================================================================

===============================================================================================
                                                  Remaining
Distributable  Interest     Current Period       Outstanding            Credit Support
 Certificate   Payment       (Shortfall)/         Interest      -------------------------------
 Interest (2)   Amount         Recovery          Shortfalls          Original   Current (4)
---------------================================================================================









































-----------------------------------------------------------------------------------------------
0.00           0.00                      0.00
===============================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less
(B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------------- -------------------------------------------- -------------------------------------------
                 INTEREST SUMMARY                         PRINCIPAL SUMMARY                        SERVICING FEE SUMMARY
------------------------------------------- -------------------------------------------- -------------------------------------------
Current Scheduled Interest                  SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                      --------------------                         Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int            Current Scheduled Principal                  Less Reduction for PPIS
Plus Gross Advance Interest                 Advanced Scheduled Principal                 Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction            -------------------------------------------- -------------------------------------------
Less Other Interest Not Advanced            Scheduled Principal                          Total Servicing Fees
Less Other Adjustment                       -------------------------------------------- -------------------------------------------
------------------------------------------- UNSCHEDULED PRINCIPAL:
Total                                       ----------------------
------------------------------------------- Curtailments
UNSCHEDULED INTEREST:                       Advanced Scheduled Principal
------------------------------------------- Liquidation Proceeds
Prepayment Penalties                        Repurchase Proceeds
Yield Maintenance Penalties                 Other Principal Proceeds
Other Interest Proceeds                     --------------------------------------------
------------------------------------------- Total Unscheduled Principal
Total                                       --------------------------------------------
------------------------------------------- Remittance Principal
Less Fees Paid to Servicer                  --------------------------------------------
Less Fee Strips Paid by Servicer            Remittance P&I Due Trust
------------------------------------------- -------------------------------------------- -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER    Remittance P&I Due Certs                                   PPIS SUMMARY
------------------------------------------- -------------------------------------------- -------------------------------------------
Special Servicing Fees
Workout Fees                                -------------------------------------------- Gross PPIS
Liquidation Fees                                       POOL BALANCE SUMMARY              Reduced by PPIE
Interest Due Serv on Advances               -------------------------------------------- Reduced by Shortfalls in Fees
Non Recoverable Advances                                             Balance     Count   Reduced by Other Amounts
Misc. Fees & Expenses                       -------------------------------------------- -------------------------------------------
------------------------------------------- Beginning Pool                               PPIS Reducing Scheduled Interest
Plus Trustee Fees Paid by Servicer          Scheduled Principal                          -------------------------------------------
------------------------------------------- Unscheduled Principal                        PPIS Reducing Servicing Fee
Total Unscheduled Fees & Expenses           Deferred Interest                            -------------------------------------------
------------------------------------------- Liquidations                                 PPIS Due Certificate
Total Interest Due Trust                    Repurchases                                  -------------------------------------------
------------------------------------------- --------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST       Ending Pool                                  -------------------------------------------
------------------------------------------- -------------------------------------------- ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                                                              -------------------------------------------
Fee Strips                                                                                                   Principal    Interest
Misc. Fees                                                                               -------------------------------------------
Interest Reserve Withholding                                                             Prior Outstanding
Plus Interest Reserve Deposit                                                            Plus Current Period
-------------------------------------------                                              Less Recovered
Total                                                                                    Less Non Recovered
-------------------------------------------                                              -------------------------------------------
Total Interest Due Certs                                                                 Ending Outstanding
-------------------------------------------                                              -------------------------------------------

====================================================================================================================================


ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                        ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

============= ============================================================================ =========================================
                                 Delinquency Aging Categories                                        Special Event Categories (1)
------------- ---------------------------------------------------------------------------- -----------------------------------------
                                                                                                            Specially
Distribution   Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months Foreclosure     REO       Modifications     Serviced     Bankruptcy
   Date         #    Balance    #    Balance     #    Balance    #   Balance  #   Balance  #    Balance     #  Balance    #  Balance
------------- ---------------------------------------------------------------------------- -----------------------------------------
  01/10/04




































============= ============================================================================ =========================================
(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                       ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================

                Ending                               Appraisal                       Realized
                Pool (1)  Payoffs (2)  Penalties    Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date      #  Balance  #  Balance   #  Amount     #  Balance     #  Balance       #  Amount    Life     Amort. Coupon      Remit
====================================================================================================================================
01/10/04































====================================================================================================================================
(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================== ==================================================== ============================ ===========================
Disclosure    Payoff    Initial                   Payoff        Penalty      Prepayment    Maturity       Property       Geographic
Control #     Period    Balance          Type     Amount         Amount         Date         Date           Type           Location
---------------------- ==================================================== ============================ ===========================


































====================== ==================================================== ============================ ===========================
                        CURRENT                        0               0
                        CUMULATIVE
                       ====================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================
              Paid                   Outstanding   Out. Property                    Special
Disclosure    Thru     Current P&I       P&I         Protection      Advance        Servicer       Foreclosure   Bankruptcy    REO
Control #     Date       Advance      Advances**      Advances    Description (1)  Transfer Date       Date          Date      Date
====================================================================================================================================


































====================================================================================================================================
A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but < 1 month delinq
1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or More
4. Matured Balloon/Assumed Scheduled Payment
7. P&I Advance (Foreclosure)
9. P&I Advance (REO)
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS


                  DISTRIBUTION OF PRINCIPAL BALANCES                            DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
   Current                                     Weighted Average      Current                                     Weighted Average
  Scheduled     # of     Scheduled   % of    --------------------    Mortgage      # of    Scheduled   % of   ----------------------
   Balances     Loans     Balance   Balance   Term  Coupon  DSCR   Interest Rate   Loans    Balance   Balance  Term   Coupon   DSCR
=================================================================  =================================================================



















                                                                   =================================================================
                                                                                      0        0      0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate              10.0000%
                                                                   Maximum Mortgage Interest Rate              10.0000%


=================================================================
                  0           0     0.00%
=================================================================               DISTRIBUTION OF REMAINING TERM (BALLOON)
Average Scheduled Balance                                          =================================================================
Maximum Scheduled Balance                                               Balloon
Minimum Scheduled Balance                                              Mortgage     # of    Scheduled   % of     Weighted Average
                                                                        Loans       Loans    Balance   Balance  Term   Coupon   DSCR
                                                                   =================================================================
          DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           0  to  60
=================================================================
  Fully                                                              61  to 120
Amortizing                                    Weighted Average
 Mortgage     # of    Scheduled     % of   ----------------------    121 to 180
   Loans      Loans    Balance    Balance   Term    Coupon  DSCR
=================================================================    181 to 240

                                                                     241 to 360





=================================================================  =================================================================
                  0          0    0.00%                                                        0                         0 0.00%
=================================================================  =================================================================
                      Minimum Remaining Term                       Minimum Remaining Term      0
                      Maximum Remaining Term                       Maximum Remaining Term      0


ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                            SERIES 2003-C3                               Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS


                DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
 Debt Service     # of     Scheduled   % of                        Geographic      # of     Scheduled  % of
Coverage Ratio    Loans     Balance   Balance   WAMM  WAC  DSCR     Location       Loans     Balance   Balance   WAMM  WAC  DSCR
=================================================================  =================================================================















=================================================================
                    0         0        0.00%
=================================================================
Maximum DSCR                  0.000
Minimum DSCR                  0.000



                DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
 Debt Service     # of     Scheduled   % of
Coverage Ratio    Loans     Balance   Balance   WAMM  WAC  DSCR
=================================================================















=================================================================  =================================================================
                       0           0  0.00%                                          0                     0.00%
=================================================================  =================================================================
Maximum DSCR      0.00
Minimum DSCR      0.00

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
                                                            SERIES 2003-C3                               Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS


                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                  # of     Scheduled   % of                                          # of     Scheduled   % of
Property Types    Loans     Balance   Balance   WAMM  WAC  DSCR    Number of Years   Loans     Balance   Balance   WAMM  WAC  DSCR
=================================================================  =================================================================














=================================================================  =================================================================
                      0         0     0.00%                                              0         0     0.00%
=================================================================  =================================================================



                 DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Amortization      # of     Scheduled   % of                                          # of     Scheduled   % of
    Type          Loans     Balance   Balance   WAMM  WAC  DSCR          Years       Loans     Balance   Balance   WAMM  WAC  DSCR
=================================================================  =================================================================
                                                                         2003
                                                                         2004
                                                                         2005
                                                                         2006
                                                                         2007
                                                                         2008
                                                                         2009
                                                                         2010
                                                                         2011
                                                                         2012
                                                                         2013
                                                                    2014 & Longer
=================================================================  =================================================================
                                                                                         0         0     0.00%
=================================================================  =================================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

====================================================================================================================================
                                          Operating             Ending           Sche-       Spec.        Loan        Prepayment
Disclosure      Property                  Statement  Maturity  Principal  Note   duled  Mod. Serv  ASER  Status  -------------------
 Control #  Grp   Type   State DSCR  NOI     Date      Date     Balance   Rate    P&I   Flag Flag  Flag  Code(1) Amount Penalty Date
====================================================================================================================================











































====================================================================================================================================
                        W/Avg   0.00     0                              0            0                                0       0
====================================================================================================================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:
 A. P&I Adv -  in Grace Period
 B. P&I Adv -  < one month delinq
 1. P&I Adv -  delinquent 1 month
 2. P&I Adv -  delinquent 2 months
 3. P&I Adv -  delinquent 3+ months
 4. Mat. Balloon/Assumed  P&I
 5. Prepaid in Full
 6. Specially  Serviced
 7. Foreclosure
 8. Bankruptcy
 9. REO
10. DPO
11. Modification
====================================================================================================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                               SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================== ============= ==================== ==================================== ================= ===================
                                            Balance                            Remaining Term
Disclosure   Transfer   Loan Status  -------------------    Note   Maturity    ---------------  Property                        NOI
 Control #     Date       Code (1)   Scheduled    Actual    Rate     Date       Life    Amort.    Type     State   NOI   DSCR   Date
====================== ============= ==================== ==================================== ================= ===================


























====================== ============= ==================== ==================================== ================= ===================

(1) Legend:
 A. P&I Adv - in Grace Period
 B. P&I Adv - < 1 month delinq.
 1. P&I Adv - delinquent 1 month
 2. P&I Adv - delinquent 2 months
 3. P&I Adv - delinquent 3+ months
 4. Mat. Balloon/Assumed P&I
 7. Foreclosure
 9. REO

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                       SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS


================================= ==================================================================================================
Disclosure           Resolution
Control #             Strategy                                            Comments
================================= ==================================================================================================











































================================= ==================================================================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                         MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff       Modified
Disclosure    Modification     Maturity      Maturity                                   Modification
Control #         Date           Date          Date                                     Description
====================================================================================================================================


































====================================================================================================================================

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds   Aggregate        Net      Net Proceeds
         Disclosure   Appraisal  Appraisal  Scheduled   Gross       as a % of    Liquidation   Liquidation    as a % of     Realized
Period    Control #     Date       Value     Balance   Proceeds  Sched Principal   Expenses *    Proceeds   Sched. Balance    Loss
======   ==========   =========  =========  =========  ========  =============== ============  ===========  ==============  ========





































------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                  0.00       0.00                        0.00        0.00                          0.00
CUMULATIVE                                     0.00       0.00                        0.00        0.00                          0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                       GMAC COMMERCIAL MORTGAGE SECURITIES, INC.                 Statement Date:  01/10/2004
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:    01/10/2004
                                                            SERIES 2003-C3                               Prior Payment:          N/A
                                                                                                         Next Payment:    02/10/2004
                                                                                                         Record Date:     12/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================= ===================================== =============================== =============== ===== ================
                                                                               Remaining Term                          Appraisal
Disclosure   Appraisal  Scheduled   ARA    Current P&I        Note  Maturity   -------------- Property              ----------------
 Control #   Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life    Amort.   Type    State  DSCR  Value    Date
======================= ===================================== =============================== =============== ===== ================







































======================= ===================================== =============================== =============== ===== ================

                                                                     EXHIBIT H-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

GMAC Commercial Mortgage Corporation
200 Witmer Road

Horsham, PA  19044

Attention: Asset Backed Securities Trust Services Group,
           GMAC Mortgage Pass-Through Certificates Series 2003-C3

      In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Agreement"), by and among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer (the "Special Servicer"), Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer (the "AFR/Bank of America Special Servicer"), LaSalle Bank National Association, as Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent, with respect to the GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

      1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

      2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the [Trustee's website] [Master Servicer's website] [Special Servicer's website] [AFR/Bank of America Special Servicer's website] and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

      3. In consideration of the [Trustee's] [Master Servicer's] [Special Servicer's] [AFR Bank of America Special Servicer's] disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer][AFR Bank of America Special Servicer], be otherwise disclosed by the undersigned or by its officers,


                                     H-1-1
directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

      4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

      5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                 ____________________________________________
                                 Beneficial Owner or Prospective Purchaser
                                 By:_________________________________________
                                 Name: ______________________________________
                                 Title:______________________________________
                                 Company:____________________________________
                                 Phone:______________________________________

cc: GMAC Commercial Mortgage Corporation
    GMAC Commercial Mortgage Securities, Inc.


                                     H-1-2

                                                       SCHEDULE I to EXHIBIT H-1

                                   SCHEDULE TO
                         FORM OF INVESTOR CERTIFICATION


                                     H-1-3

                                                                     EXHIBIT H-2

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA  19044

Lennar Partners, Inc.
1601 Washington Avenue
Suite 700
Miami Beach, FL  33139

Midland Loan Services, Inc.
10851 Mastin, Building 82
Overland Park, KS  66210

Attention: GMAC Commercial Mortgage Securities, Inc.,
           Commercial Mortgage Pass-Through Certificates Series 2003-C3

      Re: Information regarding GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2003-C3

Ladies and Gentlemen:

            In connection with the GMAC Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2003-C3 (the "Certificates"), we acknowledge that we will be furnished by [GMAC Commercial Mortgage Corporation, as Master Servicer,] [Lennar Partners, Inc., as Special Servicer,] [Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer,] (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer,


                                     H-2-1
the Special Servicer, the AFR/Bank of America Portfolio Whole Loan Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

      Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of December 1, 2003, by and among GMAC Commercial Mortgage Securities, Inc. as Depositor, GMAC Commercial Mortgage Corporation as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent.

      This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                            Very truly yours,

                                            [NAME OF ENTITY]

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------
                                            Company:
                                                    ---------------------------
                                            Phone:
                                                  -----------------------------

cc:   GMAC Commercial Mortgage Securities, Inc.
      Trustee


                                     H-2-2

                                                                       EXHIBIT I

                   FORM OF NOTICE AND CERTIFICATION REGARDING
                           DEFEASANCE OF MORTGAGE LOAN

To:     Standard & Poor's Ratings Services
        55 Water Street
        New York, New York  10041
        Attn: Commercial Mortgage Surveillance

From: GMAC Commercial Mortgage Corporation, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among the GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent.

        Date: _____________________, 20__.

Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates Series 2003-C3

        Mortgage Loan (the "Mortgage Loan") identified by loan number ________ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

        ----------------

        -----------------

        Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

        As Master Servicer under the Pooling and Servicing Agreement, we hereby:

               (1) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                      _____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage Loan; or

                      _____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the Mortgage Loan that represents ____% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $__________ or ____% of the entire principal balance.

               (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Schedule I hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                      a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                      b. The defeasance was consummated on ____________, 20__.

                      c. The defeasance collateral consists of securities that
(i) constitute

"government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below.

     CUSIP          RATE           MAT            PAY DATES          ISSUED

                      d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an adverse REMIC Event.

                      e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

                      _____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool;

                      _____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                      _____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

                  h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of the ARD Loan, on its Anticipated Repayment
Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that
(i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance
(i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate Certificate Principal Balance of the

Certificates as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

                  l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $___________, which is ____% of the aggregate Certificate Principal Balance of the Certificates as of the date of the Current Report.

            (3) Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the Servicing Standard.

            (4) Certify that Schedule II hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

            (5) Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement.

            (6) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (7) Agree to provide copies of all items listed in Schedule II to you upon request.

      IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                            GMAC COMMERCIAL MORTGAGE
                                            CORPORATION

                                            By:______________________________
                                               Name:
                                               Title:

                                                         SCHEDULE I TO EXHIBIT I

                                   EXCEPTIONS

                                                        SCHEDULE II TO EXHIBIT I

           MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS
                    AND OPINIONS OF COUNSEL AND ACCOUNTANTS

                                                                       EXHIBIT J

                        FORM OF INSURANCE SUMMARY REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Insurance compliant
Mortgage                                                                                         with Mortgage        Adequate
 Loan       Mortgage Loan           Property              Current Loan    Term of Insurance   Documents-excluding    Terrorism
Number        Borrower                                     Balance ($)                         Terrorism Coverage   Coverage (Y/N)
                                                                                                      (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
1234567
(Sample
Entry)                                                                   12/31/01-12/31/02
------------------------------------------------------------------------------------------------------------------------------------
1234568
(Sample
Entry)                                                                   12/31/01-12/31/02
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) If so, identify specific coverage affected (i.e. Casualty, Liability, Business Interruption, etc.)
------------------------------------------------------------------------------------------------------------------------------------
(2) Please indicate either N/A if not applicable or the dollar amount of the coverage.
------------------------------------------------------------------------------------------------------------------------------------
(3) If the mortgage loan documents contains language for "such other insurance as may be reasonably required..." and there is a distinction between Liability and Casualty Coverage, please identify which coverage offers such latitude.
------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT K

                    FORM OF FIRST ANNIVERSARY RESERVE REPORT

   Loan Number   Property Name      Deferred     Other Initial          Comments
                                   Maintenance      Balance

                                                                     EXHIBIT L-1

                   CLOSING MORTGAGE FILE REVIEW CERTIFICATION

                         CUSTODIAN INITIAL CERTIFICATION

                                December 18, 2003

RE: POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 1, 2003 AMONG GMAC COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER SERVICER, LENNAR PARTNERS, INC., AS SPECIAL SERVICER, MIDLAND LOAN SERVICES, INC., AS AFR/BANK OF AMERICA WHOLE LOAN SPECIAL SERVICER, LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE, AND ABN AMRO BANK N.V., AS FISCAL AGENT.

      Ladies and Gentlemen:

      In accordance with Section 2.01(b) of the above-captioned Pooling and Servicing Agreement, subject to further review of the contents thereof, the undersigned, as Custodian, hereby certifies that (except as noted on the attachment hereto the "Loan Exception Report") it has received the documents referred to in Section 2.01 of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the related Mortgage Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

      The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                   LaSalle Bank National Association as
                                   Custodian

                                   -------------------------------------------
                                   By:     Ann M. Kelly
                                   Title:  Assistant Vice President


                                     L-1-1

                                                                     EXHIBIT L-2

                              POST-CLOSING MORTGAGE
                            FILE REVIEW CERTIFICATION
                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

GMAC Commercial Mortgage Securities, Inc.         German American Capital Corporation
200 Witmer Road                                   31 West 52nd Street
Horsham, Pennsylvania 19044                       New York, New York 10019

Controlling Class Certificate holders]            Goldman Sachs Mortgage Company
                                                  85 Broad Street
                                                  New York, New York 10004

GMAC Commercial Mortgage Corporation              Morgan Stanley & Co. Incorporated,
200 Witmer Road                                   1585 Broadway
Horsham, Pennsylvania  19044                      New York, New York 10036

      RE: POOLING AND SERVICING AGREEMENT, DATED AS OF DECEMBER 1, 2003 ("POOLING AND SERVICING AGREEMENT"), RELATING TO GMAC COMMERCIAL MORTGAGE SECURITIES INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C3

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered hereby), that: (i) all documents specified in clauses (1) through (5), (9), (11) and (12) (in the case of clause
(11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all such documents have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan.

      The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]


                                     L-2-1

                                   LASALLE BANK NATIONAL ASSOCIATION
                                   as Trustee

                                   By: ____________________________________
                                    Name:
                                    Title:


                                     L-2-2

                                                                     EXHIBIT M-1

                            FORM OF CERTIFICATION TO
                           BE PROVIDED WITH FORM 10-K

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

I, [identify the certifying individual], certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), and Midland Loan Services, Inc., as AFR/Bank of America Whole Loan Special Servicer, (the "AFR/Bank of America Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the Master Servicer, the Special Servicer and the AFR/Bank of America Special Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

I am responsible for reviewing the activities performed by the Master Servicer, the Special Servicer and the AFR/Bank of America Whole Loan Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's, Special Servicer's or the AFR/Bank of America Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:_____________________


                                     M-1-1

-------------------------
[Signature]
[Title]


                                     M-1-2

                                                                     EXHIBIT M-2

                            FORM OF CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

I, [identify the certifying individual], a ______________ of LaSalle Bank National Association, certify to GMAC Commercial Mortgage Securities, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the annual report on Form 10-K for the fiscal year [______], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the trust created pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), Midland Loan Services, Inc., as AFR/Bank of America Portfolio Whole Loan Special Servicer (the "AFR/Bank of America Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

Based on my knowledge, the servicing information provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports.

Date:_____________________

LASALLE BANK NATIONAL ASSOCIATION


-------------------------
[Signature]
[Title]

                                      M-2-1

                                                                     EXHIBIT M-3

                            FORM OF CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

I, ________________ a ____________________ of [GMAC COMMERCIAL MORTGAGE
CORPORATION ("GMACCM")] [LENNAR PARTNERS, INC. ("Lennar")] [MIDLAND LOAN SERVICES, INC. ("Midland")] on behalf of [GMACCM, as master servicer (the "Master Servicer"),] [Lennar, as special servicer with respect to all Mortgage Loans other than the AFR/Bank of America Portfolio Whole Loan (the "Special Servicer"),] [Midland, as special servicer of the AFR/Bank of America Portfolio Whole Loan (the "AFR/Bank of America Special Servicer"),] hereby certify to GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and its officers, directors and affiliates, to the extent that the following information is within the [Master Servicer's] [Special Servicer's] area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

      1. I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] under the pooling and servicing agreement, dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, GMACCM, as master servicer, Lennar Partners, Inc., as special servicer with respect to all mortgage loans other than the AFR/Bank of America Portfolio Whole Loan, Midland Loan Services, Inc., as special servicer of the AFR/Bank of America Whole Loan, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V. as fiscal agent, and, based upon the review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on Schedule I hereto, the [Master Servicer] [Special Servicer], to my knowledge, has fulfilled its material obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by the [Master Servicer] [Special Servicer] thereunder, and that, to the knowledge of the [Master Servicer] [Special Servicer], such reports do not contain any material misstatements or omissions; and

      2. I have disclosed to the [Master Servicer's] [Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the [Master Servicer's] [Special Servicer's] compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                            [Continued on Next Page]


                                     M-3-1

Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:_____________________

[NAME OF [MASTER SERVICER] [SPECIAL SERVICER]]

By:
   -----------------------------------------
   Name:
   Title:


                                     M-3-2

                                                                      SCHEDULE I

                             Mortgage Loan Schedule

Control  Loan   Loan        Loan
Number   Group  Number   Originator        Property Name                   Address                City         State
--------------------------------------------------------------------------------------------------------------------------
   1      1   GA18944       GACC     AFR Portfolio (1)             Various                     Various        Various
  1.1         GA18944-1     GACC     Bank of America Center        231 South LaSalle Street    Chicago        Illinois
  1.2         GA18944-2     GACC     Van Ness & Market             One South Van Ness          San            California
                                                                   Boulevard                   Francisco
  1.3         GA18944-3     GACC     525 North Tryon-Odell         525 North Tryon Street      Charlotte      North
                                     Building
                                                                                                              Carolina
  1.4         GA18944-4     GACC     Bank of America Financial     601 West Riverside Avenue   Spokane        Washington
                                     Center
  1.5         GA18944-5     GACC     Jacksonville Ops Center #600  9000 Southside Boulevard    Jacksonville   Florida
  1.6         GA18944-6     GACC     Jacksonville Ops Center #100  9000 Southside Boulevard    Jacksonville   Florida
  1.7         GA18944-7     GACC     Jacksonville Ops Center #400  9000 Southside Boulevard    Jacksonville   Florida
  1.8         GA18944-8     GACC     South Region TPC              17100 North West 59th       Miami Lakes    Florida
                                                                   Avenue
  1.9         GA18944-9     GACC     Catalina-Bank of America      1825 East Buckeye Road      Phoenix        Arizona
                                     Center
  1.10        GA18944-10    GACC     Jacksonville Ops Center #200  9000 Southside Boulevard    Jacksonville   Florida
  1.11        GA18944-11    GACC     Jacksonville Ops Center #700  9000 Southside Boulevard    Jacksonville   Florida
  1.12        GA18944-12    GACC     South Mountain-Bank of        1825 East Buckeye Road      Phoenix        Arizona
                                     America
  1.13        GA18944-13    GACC     Jacksonville Ops Center #500  9000 Southside Boulevard    Jacksonville   Florida
  1.14        GA18944-14    GACC     Jacksonville Ops Center #300  9000 Southside Boulevard    Jacksonville   Florida
  1.15        GA18944-15    GACC     Miami Lakes Operation Center  5875 North West 163rd       Miami Lakes    Florida
                                                                   Street
  1.16        GA18944-16    GACC     Spokane Bankcard Services     1616 South Rustle           Spokane        Washington
  1.17        GA18944-17    GACC     Century Park                  1000 Century Park Road      Tampa          Florida
  1.18        GA18944-18    GACC     Bank of America Plaza         820 A Street                Tacoma         Washington
  1.19        GA18944-19    GACC     Mendham Operations Center     707 Mendham Boulevard       Orlando        Florida
  1.20        GA18944-20    GACC     Glendale Main                 345 North Brand Boulevard   Glendale       California
  1.21        GA18944-21    GACC     Fort Sam Houston              1422 East Grayson Street    San Antonio    Texas
  1.22        GA18944-22    GACC     Ellinwood Center #300         300 Ellinwood Way           Pleasant       California
                                                                                               Hill
  1.23        GA18944-23    GACC     Ellinwood Center #400         400 Ellinwood Way           Pleasant       California
                                                                                               Hill
  1.24        GA18944-24    GACC     Long Beach Financial          150 Long Beach Boulevard    Long Beach     California
  1.25        GA18944-25    GACC     Maricopa-Bank of America      1825 East Buckeye Road      Phoenix        Arizona
                                     Center
  1.26        GA18944-26    GACC     Camelback-Bank of America     1825 East Buckeye Road      Phoenix        Arizona
                                     Center
  1.27        GA18944-27    GACC     McDowell-Bank of America      1825 East Buckeye Road      Phoenix        Arizona
                                     Center
  1.28        GA18944-28    GACC     Stockton Main Office          110 East Weber Street       Stockton       California
  1.29        GA18944-29    GACC     Inland Empire Cash Vault      1275 South Dupont Avenue    Ontario        California
  1.30        GA18944-30    GACC     Lake & Colorado Br            880 East Colorado           Pasadena       California
                                                                   Boulevard
  1.31        GA18944-31    GACC     Pomona Main                   444 South Garey Avenue      Pomona         California
  1.32        GA18944-32    GACC     Ellinwood Center #500         500 Ellinwood Way           Pleasant       California
                                                                                               Hill
  1.33        GA18944-33    GACC     Sunnyvale Main Branch         444 South Mathilda Avenue   Sunnyvale      California
  1.34        GA18944-34    GACC     Coronado Branch               1199 Orange Avenue          Coronado       California
  1.35        GA18944-35    GACC     Riverside Main                3650 14th Street            Riverside      California


Control
Number     Zip Code County
----------------------------------------
   1       Various  Various
  1.1      60604    Cook
  1.2      94103    San Francisco

  1.3      28202    Mecklenberg


  1.4      99210    Spokane

  1.5      32256    Duval
  1.6      32256    Duval
  1.7      32256    Duval
  1.8      33015    Miami-Dade

  1.9      85034    Maricopa

  1.10     32256    Duval
  1.11     32256    Duval
  1.12     85034    Maricopa

  1.13     32256    Duval
  1.14     32256    Duval
  1.15     33014    Miami-Dade

  1.16     99224    Spokane
  1.17     33607    Hillsborough
  1.18     98402    Pierce
  1.19     32825    Orange
  1.20     91203    Los Angeles
  1.21     78208    Bexar
  1.22     94523    Contra Costa

  1.23     94523    Contra Costa

  1.24     90802    Los Angeles
  1.25     85034    Maricopa

  1.26     85034    Maricopa

  1.27     85034    Maricopa

  1.28     95202    San Joaquin
  1.29     91761    San Bernadino
  1.30     91106    Los Angeles

  1.31     91766    Los Angeles
  1.32     94523    Contra Costa

  1.33     94086    Santa Clara
  1.34     92118    San Diego
  1.35     92501    Riverside

                                 Schedule I - 1

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.   Accrual                                        First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %    Type          Amortization Type    Note Date        Date
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Interest Only, then
  1                100,000,000    100,000,000   5.48912     0.0318  Actual/360    Amortizing              12/01/2003   01/01/2004
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
1.10
1.11
1.12
1.13
1.14
1.15
1.16
1.17
1.18
1.19
1.20
1.21
1.22
1.23
1.24
1.25
1.26
1.27
1.28
1.29
1.30
1.31
1.32
1.33
1.34
1.35

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period            Seasoning
-------------------------------------------------------------------
  1                 18                18                   0
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
1.10
1.11
1.12
1.13
1.14
1.15
1.16
1.17
1.18
1.19
1.20
1.21
1.22
1.23
1.24
1.25
1.26
1.27
1.28
1.29
1.30
1.31
1.32
1.33
1.34
1.35


                                 Schedule I - 2

          Original
Control   Term to   Remaining Term   Original Amortization      Remaining                        Grace Default   Maturity Date or
Number    Maturity  to Maturity              Term           Amortization Term  Payment Due Date      Period           ARD
------------------------------------------------------------------------------------------------------------------------------------
  1         120       120                    330                  330                1                 5          12/01/2013
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35


Control  Scheduled Maturity or
Number      ARD Balance ($)
-------------------------------------
  1           83,917,809
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
 1.8
 1.9
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
 1.21
 1.22
 1.23
 1.24
 1.25
 1.26
 1.27
 1.28
 1.29
 1.30
 1.31
 1.32
 1.33
 1.34
 1.35


                                 Schedule I - 3

                             Mortgage Loan Schedule

                                                                                                                      Cut-Off Date
                                                                                         Total Sq.                   Balance per Sq.
Control                              Annual Debt    Cut-Off     Scheduled Maturity or  Ft./Units/Pads/      Unit      Ft./Unit/Pad/
Number      Prepayment Provision       Service    Date LTV (%)     ARD Date LTV (%)        Rooms         Description       Room
------------------------------------------------------------------------------------------------------------------------------------
    1    Lock/24_Defeasance/91_0%/5  7,053,434       47.24              39.73          7,774,995            Sq Ft           44
   1.1                                                                                 1,027,783            Sq Ft
   1.2                                                                                   481,064            Sq Ft
   1.3                                                                                   413,407            Sq Ft
   1.4                                                                                   359,843            Sq Ft
   1.5                                                                                   295,895            Sq Ft
   1.6                                                                                   233,311            Sq Ft
   1.7                                                                                   172,511            Sq Ft
   1.8                                                                                   115,662            Sq Ft
   1.9                                                                                   170,151            Sq Ft
   1.10                                                                                  122,666            Sq Ft
   1.11                                                                                  118,963            Sq Ft
   1.12                                                                                  150,000            Sq Ft
   1.13                                                                                  116,749            Sq Ft
   1.14                                                                                  113,861            Sq Ft
   1.15                                                                                  141,366            Sq Ft
   1.16                                                                                   85,154            Sq Ft
   1.17                                                                                   68,868            Sq Ft
   1.18                                                                                   79,243            Sq Ft
   1.19                                                                                  112,217            Sq Ft
   1.20                                                                                   46,338            Sq Ft
   1.21                                                                                   61,095            Sq Ft
   1.22                                                                                   43,104            Sq Ft
   1.23                                                                                   42,766            Sq Ft
   1.24                                                                                   42,941            Sq Ft
   1.25                                                                                   62,482            Sq Ft
   1.26                                                                                   62,457            Sq Ft
   1.27                                                                                   62,469            Sq Ft
   1.28                                                                                   36,250            Sq Ft
   1.29                                                                                   62,659            Sq Ft
   1.30                                                                                   33,033            Sq Ft
   1.31                                                                                   33,513            Sq Ft
   1.32                                                                                   42,971            Sq Ft
   1.33                                                                                   34,559            Sq Ft
   1.34                                                                                   21,356            Sq Ft
   1.35                                                                                   38,500            Sq Ft


Control        Ownership
Number          Interest        Lockbox
--------------------------------------------
               Fee Simple/
    1          Leasehold         Hard
   1.1         Fee Simple
   1.2         Fee Simple
   1.3         Fee Simple
   1.4         Fee Simple
   1.5         Fee Simple
   1.6         Fee Simple
   1.7         Fee Simple
   1.8         Fee Simple
   1.9         Leasehold
   1.10        Fee Simple
   1.11        Fee Simple
   1.12        Leasehold
   1.13        Fee Simple
   1.14        Fee Simple
   1.15        Fee Simple
   1.16        Fee Simple
   1.17        Fee Simple
   1.18        Fee Simple
   1.19        Fee Simple
   1.20        Fee Simple
   1.21        Fee Simple
   1.22        Fee Simple
   1.23        Fee Simple
   1.24        Fee Simple
   1.25        Leasehold
   1.26        Leasehold
   1.27        Leasehold
   1.28        Fee Simple
   1.29        Fee Simple
   1.30        Fee Simple
   1.31        Fee Simple
   1.32        Fee Simple
   1.33        Fee Simple
   1.34        Fee Simple
   1.35        Fee Simple


                                 Schedule I - 4

                             Mortgage Loan Schedule
                                   (continued)

Control  Loan                   Loan
Number   Group   Loan Number  Originator        Property Name                      Address                        City
--------------------------------------------------------------------------------------------------------------------------------
 1.36            GA18944-36     GACC      Williams Islands                 18305 Biscayne Boulevard            Aventura
 1.37            GA18944-37     GACC      La Jolla Main                    7680 Girard Avenue                  La Jolla
 1.38            GA18944-38     GACC      Whittier Office                  7255 South Greenleaf Avenue         Whittier
 1.39            GA18944-39     GACC      Hallandale Beach                 801 East Hallandale Boulevard       Hallandale
 1.40            GA18944-40     GACC      Annapolis Church Circle - BAL    10 Church Circle                    Annapolis
 1.41            GA18944-41     GACC      Greenspoint                      12400 Interstate 45 North           Houston
 1.42            GA18944-42     GACC      Redding Main Branch              1661 East Street                    Redding
 1.43            GA18944-43     GACC      Albuquerque Operations Center    725 6th Street North West           Albuquerque
 1.44            GA18944-44     GACC      Santa Barbara                    834 State Street                    Santa Barbara
 1.45            GA18944-45     GACC      Charlottesville                  300 East Main Street                Charlottesville
 1.46            GA18944-46     GACC      Plaza                            900 South Federal Highway           Stuart
 1.47            GA18944-47     GACC      Irvine Industrial                4101 MacArthur Boulevard            Newport Beach
 1.48            GA18944-48     GACC      Gardena Main                     1450 West Redondo Beach             Gardena
                                                                           Boulevard
 1.49            GA18944-49     GACC      Westshore Mall                   100 North Westshore Boulevard       Tampa
 1.50            GA18944-50     GACC      Inglewood Main Office            330 East Manchester Boulevard       Inglewood
 1.51            GA18944-51     GACC      Jacksonville Ops Center/School   9000 Southside Boulevard            Jacksonville
 1.52            GA18944-52     GACC      Jacksonville Ops Center/Daycare  9000 Southside Boulevard            Jacksonville
 1.53            GA18944-53     GACC      Bull Street                      22 Bull Street                      Savannah
 1.54            GA18944-54     GACC      Bellingham                       112 East Holly Street               Bellingham
 1.55            GA18944-55     GACC      Lighthouse Point                 2850 North Federal Highway          Lighthouse
                                                                                                               Point
 1.56            GA18944-56     GACC      Richland                         1007 Knight Street                  Richland
 1.57            GA18944-57     GACC      North Hollywood                  5025 Lankershim Boulevard           North
                                                                                                               Hollywood
 1.58            GA18944-58     GACC      Ventura Main Office              1130 South Victoria                 Ventura
 1.59            GA18944-59     GACC      Escondido Main Office            220 South Escondido Boulevard       Escondido
 1.60            GA18944-60     GACC      San Bernadino Main               303 North D Street                  San Bernardino
 1.61            GA18944-61     GACC      Winter Park                      750 South Orlando Avenue            Winter Park
 1.62            GA18944-62     GACC      Santa Maria Branch               300 Town Center East                Santa Maria
 1.63            GA18944-63     GACC      Salinas Main Branch              405 Main Street                     Salinas
 1.64            GA18944-64     GACC      Oak Trafficway Facility          8320 North Oak Trafficway           Kansas City
 1.65            GA18944-65     GACC      Paradise Valley                  1077 East Sahara Avenue             Las Vegas
 1.66            GA18944-66     GACC      University                       4701 University Way North East      Seattle
 1.67            GA18944-67     GACC      Fresno Proof/Vault               2111 Tuolumne Street                Fresno
 1.68            GA18944-68     GACC      Cordova                          5061 Bayou Boulevard                Pensacola
 1.69            GA18944-69     GACC      Yuba City Branch                 1100 Butte House Road               Yuba City
 1.70            GA18944-70     GACC      Ocala Downtown                   35 South East 1st Avenue            Ocala
 1.71            GA18944-71     GACC      Roanoke                          302 South Jefferson Street, South   Roanoke
                                                                           East
 1.72            GA18944-72     GACC      Mesa Main                        63 West Main Street                 Mesa


Control
Number       State        Zip Code       County
-------------------------------------------------------
 1.36      Florida         33160        Miami-Dade
 1.37      California      92037        San Diego
 1.38      California      90602        Los Angeles
 1.39      Florida         33009        Broward
 1.40      Maryland        21401        Anne Arundel
 1.41      Texas           77060        Harris
 1.42      California      96001        Shasta
 1.43      New Mexico      87102        Bernalillo
 1.44      California      93101        Santa Barbara
 1.45      Virginia        22902        Charlottesville
 1.46      Florida         34994        Martin
 1.47      California      92660        Orange
 1.48      California      90247        Los Angeles

 1.49      Florida         33609        Hillsborough
 1.50      California      90301        Los Angeles
 1.51      Florida         32256        Duval
 1.52      Florida         32256        Duval
 1.53      Georgia         31401        Chatham
 1.54      Washington      98255        Whatcom
 1.55      Florida         33064        Broward

 1.56      Washington      99352        Benton
 1.57      California      91601        Los Angeles

 1.58      California      93003        Ventura
 1.59      California      92025        San Diego
 1.60      California      92418        San Bernadino
 1.61      Florida         32789        Orange
 1.62      California      93454        Santa Barbara
 1.63      California      93901        Monterey
 1.64      Missouri        64118        Clay
 1.65      Nevada          89104        Clark
 1.66      Washington      98105        King
 1.67      California      93721        Fresno
 1.68      Florida         32503        Escambia
 1.69      California      95991        Sutter
 1.70      Florida         34471        Marion
 1.71      Virginia        24011        Roanoke City

 1.72      Arizona         85201        Maricopa


                                 Schedule I - 5

                             Mortgage Loan Schedule

Control  Related  Original         Current    Interest    Admin.  Accrual                                   First Payment
Number   Groups   Balance ($)    Balance ($)   Rate %      Fee %   Type     Amortization Type    Note Date      Date
---------------------------------------------------------------------------------------------------------------------------
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72


               Original         Remaining
Control     Interest Only     Interest Only
Number         Period            Period       Seasoning
----------------------------------------------------------------
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72


                                 Schedule I - 6

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72


Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
 1.36
 1.37
 1.38
 1.39
 1.40
 1.41
 1.42
 1.43
 1.44
 1.45
 1.46
 1.47
 1.48
 1.49
 1.50
 1.51
 1.52
 1.53
 1.54
 1.55
 1.56
 1.57
 1.58
 1.59
 1.60
 1.61
 1.62
 1.63
 1.64
 1.65
 1.66
 1.67
 1.68
 1.69
 1.70
 1.71
 1.72


                                 Schedule I - 7

                             Mortgage Loan Schedule

                                                                                                                Cut-Off Date
Control   Prepayment  Annual Debt   Cut-Off      Scheduled Maturity or        Total Sq.             Unit       Balance per Sq.
Number    Provision     Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description   Ft./Unit/Pad/ Room
-------------------------------------------------------------------------------------------------------------------------------
 1.36                                                                          36,578              Sq Ft
 1.37                                                                          31,482              Sq Ft
 1.38                                                                          37,996              Sq Ft
 1.39                                                                          42,944              Sq Ft
 1.40                                                                          24,922              Sq Ft
 1.41                                                                          37,846              Sq Ft
 1.42                                                                          32,200              Sq Ft
 1.43                                                                          59,489              Sq Ft
 1.44                                                                          24,406              Sq Ft
 1.45                                                                          57,945              Sq Ft
 1.46                                                                          35,389              Sq Ft
 1.47                                                                          21,511              Sq Ft
 1.48                                                                          27,906              Sq Ft
 1.49                                                                          20,740              Sq Ft
 1.50                                                                          28,909              Sq Ft
 1.51                                                                          21,879              Sq Ft
 1.52                                                                          21,425              Sq Ft
 1.53                                                                          23,969              Sq Ft
 1.54                                                                          24,361              Sq Ft
 1.55                                                                          25,659              Sq Ft
 1.56                                                                          25,878              Sq Ft
 1.57                                                                          22,780              Sq Ft
 1.58                                                                          21,576              Sq Ft
 1.59                                                                          22,400              Sq Ft
 1.60                                                                          46,273              Sq Ft
 1.61                                                                          32,951              Sq Ft
 1.62                                                                          20,956              Sq Ft
 1.63                                                                          20,967              Sq Ft
 1.64                                                                          34,145              Sq Ft
 1.65                                                                          19,908              Sq Ft
 1.66                                                                          20,076              Sq Ft
 1.67                                                                          22,065              Sq Ft
 1.68                                                                          27,585              Sq Ft
 1.69                                                                          18,900              Sq Ft
 1.70                                                                          31,532              Sq Ft
 1.71                                                                          27,726              Sq Ft
 1.72                                                                          20,847              Sq Ft


Contro
Number    Ownership Interest       Lockbox
--------------------------------------------------
 1.36        Fee Simple
 1.37        Fee Simple/Leasehold
 1.38        Fee Simple
 1.39        Fee Simple
 1.40        Fee Simple
 1.41        Fee Simple
 1.42        Fee Simple
 1.43        Fee Simple
 1.44        Fee Simple
 1.45        Fee Simple
 1.46        Fee Simple
 1.47        Fee Simple
 1.48        Fee Simple
 1.49        Fee Simple
 1.50        Fee Simple
 1.51        Fee Simple
 1.52        Fee Simple
 1.53        Fee Simple
 1.54        Fee Simple
 1.55        Fee Simple
 1.56        Fee Simple
 1.57        Fee Simple
 1.58        Fee Simple
 1.59        Fee Simple
 1.60        Fee Simple
 1.61        Fee Simple
 1.62        Fee Simple
 1.63        Fee Simple
 1.64        Fee Simple
 1.65        Fee Simple
 1.66        Fee Simple
 1.67        Fee Simple
 1.68        Fee Simple
 1.69        Fee Simple
 1.70        Fee Simple
 1.71        Fee Simple
 1.72        Fee Simple

                                 Schedule I - 8

                             Mortgage Loan Schedule
                                   (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator       Property Name                Address                          City           State
------------------------------------------------------------------------------------------------------------------------------------
1.73              GA18944-73     GACC      Auburn                       900 High Street                  Auburn           California
1.74              GA18944-74     GACC      Valdosta Main                106 South Patterson Street       Valdosta         Georgia
1.75              GA18944-75     GACC      Gulf to Bay                  1640 Gulf to Bay Boulevard       Clearwater       Florida
1.76              GA18944-76     GACC      Waco                         514 Austin Avenue                Waco             Texas
1.77              GA18944-77     GACC      Yakima Valley Building/BR    101 North 2nd Street             Yakima           Washington
1.78              GA18944-78     GACC      Lynchburg                    801 Main Street                  Lynchburg        Virginia
1.79              GA18944-79     GACC      El Segundo                   835 North Sepulveda Boulevard    El Segundo       California
1.80              GA18944-80     GACC      Mission Facility             9500 Mission Road                Overland Park    Kansas
1.81              GA18944-81     GACC      Aiken Main Office            167 Laurens Street               Aiken            South
                                                                                                                          Carolina
1.82              GA18944-82     GACC      Cartersville Main            102 East Main Street             Cartersville     Georgia
1.83              GA18944-83     GACC      Murfreesboro Main Office     120 East Main Street             Murfreesboro     Tennessee
1.84              GA18944-84     GACC      Bremerton                    1000 6th Street South            Bremerton        Washington
1.85              GA18944-85     GACC      Columbia Facility            800 Cherry Street                Columbia         Missouri
1.86              GA18944-86     GACC      South Austin                 2501 South Congress              Austin           Texas
1.87              GA18944-87     GACC      Hampton-Main Facility        4301 and 4400 Hampton Avenue     St. Louis        Missouri
1.88              GA18944-88     GACC      Concord Village              5353 South Lindbergh Boulevard   St. Louis        Missouri
1.89              GA18944-89     GACC      East Bakersfield Office      1201 Baker Street                Bakersfield      California
1.90              GA18944-90     GACC      North Sacramento Branch      1830 Del Paso Boulevard          Sacramento       California
1.91              GA18944-91     GACC      Mexico Facility              222 South Jefferson              Mexico           Missouri
1.92              GA18944-92     GACC      Coeur D'alene Building/BR    401 Front Street                 Coeur D'Alene    Idaho
1.93              GA18944-93     GACC      Cedar & Shields              3435 North Cedar Avenue          Fresno           California
1.94              GA18944-94     GACC      Sepulveda-Devonshire BR      10300-10306 Sepul Veda           Mission Hills    California
                                                                        Boulevard
1.95              GA18944-95     GACC      North Biscayne               11755 Biscayne Boulevard         North Miami      Florida
1.96              GA18944-96     GACC      William Street Facility      2001 William Street              Cape Girardeau   Missouri
1.97              GA18944-97     GACC      Stockdale                    5021 California Avenue           Bakersfield      California
1.98              GA18944-98     GACC      Walla Walla                  111 West Main Street             Walla Walla      Washington
1.99              GA18944-99     GACC      Fort Worth East              5651 East Lancaster Avenue       Fort Worth       Texas
1.100             GA18944-100    GACC      Port Charlotte               21175 Olean Boulevard            Port Charlotte   Florida
1.101             GA18944-101    GACC      Florissant Facility          880 Rue St. Francois             Florissant       Missouri
1.102             GA18944-102    GACC      East Central Facility        4401 Central Avenue North East   Albuquerque      New Mexico
1.103             GA18944-103    GACC      Independence Square          129 West Lexington               Independence     Missouri
1.104             GA18944-104    GACC      Henderson                    107 Water Street                 Henderson        Nevada
1.105             GA18944-105    GACC      Calwa                        2611 South Cedar Avenue          Fresno           California
1.106             GA18944-106    GACC      Torrance Sartori             1255 Sartori Avenue              Torrance         California
1.107             GA18944-107    GACC      Bixby-Atlantic               3804 Atlantic Avenue             Long Beach       California
1.108             GA18944-108    GACC      Lincoln Heights Branch       2400 North Broadway              Los Angeles      California
1.109             GA18944-109    GACC      Oak Park Branch              3810 Broadway                    Sacramento       California


Control
Number    Zip Code        County
---------------------------------------
1.73       95603        Placer
1.74       31601        Lowndes
1.75       33755        Pinellas
1.76       76701        McLennan
1.77       98901        Yakima
1.78       24504        Lynchburg City
1.79       90245        Los Angeles
1.80       66206        Johnson
1.81       29801        Aiken

1.82       30120        Bartow
1.83       37130        Rutherford
1.84       98337        Kitsap
1.85       65201        Boone
1.86       78704        Travis
1.87       63109        St. Louis
1.88       63126        St. Louis
1.89       93305        Kern
1.90       95815        Sacramento
1.91       65265        Audrain
1.92       83814        Kootenai
1.93       93726        Fresno
1.94       91345        Los Angeles

1.95       33181        Miami-Dade
1.96       63703        Cape Girardeau
1.97       93309        Kern
1.98       99362        Walla Walla
1.99       76112        Tarrant
1.100      33952        Charlotte
1.101      63031        Saint Louis
1.102      87108        Bernalillo
1.103      64050        Jackson
1.104      89015        Clark
1.105      93725        Fresno
1.106      90501        Los Angeles
1.107      90807        Los Angeles
1.108      90031        Los Angeles
1.109      95817        Sacramento

                                 Schedule I - 9

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.   Accrual                                        First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %    Type          Amortization Type    Note Date        Date
------------------------------------------------------------------------------------------------------------------------------------
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
1.100
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109
                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period            Seasoning
-------------------------------------------------------------------
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
1.100
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109

                                 Schedule I - 10

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
  1.73
  1.74
  1.75
  1.76
  1.77
  1.78
  1.79
  1.80
  1.81
  1.82
  1.83
  1.84
  1.85
  1.86
  1.87
  1.88
  1.89
  1.90
  1.91
  1.92
  1.93
  1.94
  1.95
  1.96
  1.97
  1.98
  1.99
 1.100
 1.101
 1.102
 1.103
 1.104
 1.105
 1.106
 1.107
 1.108
 1.109


Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
 1.73
 1.74
 1.75
 1.76
 1.77
 1.78
 1.79
 1.80
 1.81
 1.82
 1.83
 1.84
 1.85
 1.86
 1.87
 1.88
 1.89
 1.90
 1.91
 1.92
 1.93
 1.94
 1.95
 1.96
 1.97
 1.98
 1.99
1.100
1.101
1.102
1.103
1.104
1.105
1.106
1.107
1.108
1.109


                                 Schedule I - 11

                             Mortgage Loan Schedule

                                                                                                                Cut-Off Date
Control   Prepayment  Annual Debt   Cut-Off      Scheduled Maturity or        Total Sq.             Unit       Balance per Sq.
Number    Provision     Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description   Ft./Unit/Pad/ Room
-------------------------------------------------------------------------------------------------------------------------------
   1.73                                                                        15,900              Sq Ft
   1.74                                                                        29,343              Sq Ft
   1.75                                                                        17,191              Sq Ft
   1.76                                                                        34,108              Sq Ft
   1.77                                                                        28,702              Sq Ft
   1.78                                                                        63,374              Sq Ft
   1.79                                                                        13,117              Sq Ft
   1.80                                                                        24,945              Sq Ft
   1.81                                                                        20,918              Sq Ft
   1.82                                                                        21,455              Sq Ft
   1.83                                                                        25,655              Sq Ft
   1.84                                                                        20,435              Sq Ft
   1.85                                                                        20,094              Sq Ft
   1.86                                                                        26,417              Sq Ft
   1.87                                                                        24,416              Sq Ft
   1.88                                                                        20,429              Sq Ft
   1.89                                                                        14,860              Sq Ft
   1.90                                                                        14,437              Sq Ft
   1.91                                                                        25,669              Sq Ft
   1.92                                                                        18,229              Sq Ft
   1.93                                                                        14,539              Sq Ft
   1.94                                                                        16,178              Sq Ft
   1.95                                                                        26,186              Sq Ft
   1.96                                                                        29,301              Sq Ft
   1.97                                                                        16,000              Sq Ft
   1.98                                                                        14,450              Sq Ft
   1.99                                                                        28,562              Sq Ft
  1.100                                                                        13,119              Sq Ft
  1.101                                                                        21,600              Sq Ft
  1.102                                                                        23,855              Sq Ft
  1.103                                                                        32,530              Sq Ft
  1.104                                                                        12,642              Sq Ft
  1.105                                                                        12,971              Sq Ft
  1.106                                                                        16,200              Sq Ft
  1.107                                                                        11,937              Sq Ft
  1.108                                                                        16,285              Sq Ft
  1.109                                                                        10,560              Sq Ft


Control
Number    Ownership Interest       Lockbox
--------------------------------------------------
   1.73      Fee Simple
   1.74      Fee Simple
   1.75      Fee Simple
   1.76      Fee Simple
   1.77      Fee Simple
   1.78      Fee Simple
   1.79      Fee Simple
   1.80      Fee Simple
   1.81      Fee Simple
   1.82      Fee Simple
   1.83      Fee Simple
   1.84      Fee Simple
   1.85      Fee Simple
   1.86      Fee Simple
   1.87      Fee Simple
   1.88      Fee Simple
   1.89      Fee Simple
   1.90      Fee Simple
   1.91      Fee Simple
   1.92      Fee Simple
   1.93      Fee Simple
   1.94      Fee Simple
   1.95      Fee Simple
   1.96      Fee Simple
   1.97      Fee Simple
   1.98      Fee Simple
   1.99      Fee Simple
  1.100      Fee Simple
  1.101      Fee Simple
  1.102      Fee Simple
  1.103      Fee Simple
  1.104      Fee Simple
  1.105      Fee Simple
  1.106      Fee Simple
  1.107      Fee Simple
  1.108      Fee Simple
  1.109      Fee Simple

                                 Schedule I - 12

                             Mortgage Loan Schedule
                                   (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator       Property Name                Address                          City           State
------------------------------------------------------------------------------------------------------------------------------------
1.110             GA18944-110    GACC      San Jose                      3535 University Boulevard West   Jacksonville    Florida
1.111             GA18944-111    GACC      Carrollton                    1101 South Josey Lane            Carrollton      Texas
1.112             GA18944-112    GACC      Lynwood Branch                3505 East Imperial Highway       Lynwood         California
1.113             GA18944-113    GACC      Palmdale Branch               839 East Palmdale Boulevard      Palmdale        California
1.114             GA18944-114    GACC      Dumas Banking Center          501 Bliss Avenue                 Dumas           Texas
1.115             GA18944-115    GACC      Old Hampton                   1 West Queens Way                Hampton         Virginia
1.116             GA18944-116    GACC      Moses Lake                    103 East 3rd Avenue              Moses Lake      Washington
1.117             GA18944-117    GACC      Dalhart Banking Center        323 Denver Avenue                Dalhart         Texas
1.118             GA18944-118    GACC      Willow-Daisy Branch           600 West Willow Street           Long Beach      California
1.119             GA18944-119    GACC      North Hialeah                 1 East 49th Street               Hialeah         Florida
1.120             GA18944-120    GACC      South Glenstone Facility      2940 South Glenstone             Springfield     Missouri
1.121             GA18944-121    GACC      Admiral                       5950 East Admiral Place          Tulsa           Oklahoma
1.122             GA18944-122    GACC      North Wenatchee               830 North Wenatchee Avenue       Wenatchee       Washington
1.123             GA18944-123    GACC      Denison                       300 West Main Street             Denison         Texas
1.124             GA18944-124    GACC      Moultrie Main                 300 South Main Street            Moultrie        Georgia
1.125             GA18944-125    GACC      Brownwood                     One Center Avenue                Brownwood       Texas
1.126             GA18944-126    GACC      Penn Street Facility          501 Pennsylvania Avenue          Independence    Kansas
1.127             GA18944-127    GACC      Mount Pleasant                302 North Jefferson Avenue       Mt. Pleasant    Texas
1.128             GA18944-128    GACC      Ridgewood                     231 South Ridgewood Drive        Sebring         Florida
1.129             GA18944-129    GACC      East Compton Branch           518 South Long Beach Boulevard   Compton         California
1.130             GA18944-130    GACC      Pasco                         350 West Lewis Street            Pasco           Washington
1.131             GA18944-131    GACC      Port Angeles                  102 East Front Street            Port Angeles    Washington
1.132             GA18944-132    GACC      Harrison Main                 204 East Rush                    Harrison        Arkansas
1.133             GA18944-133    GACC      Downtown Palmetto             700 8th Avenue West              Palmetto        Florida
1.134             GA18944-134    GACC      Mission                       1101 North Conway                Mission         Texas
1.135             GA18944-135    GACC      Forks                         481 South Forks Avenue           Forks           Washington
1.136             GA18944-136    GACC      Pico-Vermont Branch           1232 South Vermont Avenue        Los Angeles     California
1.137             GA18944-137    GACC      Albany Main Office            128 South Washington Street      Albany          Georgia
1.138             GA18944-138    GACC      Winder (BS)                   102 North Broad Street           Winder          Georgia
1.139             GA18944-139    GACC      Highlandtown - BAL            3415/17 Eastern Avenue           Baltimore       Maryland
1.140             GA18944-140    GACC      South Boston                  606 Broad Street                 South Boston    Virginia
1.141             GA18944-141    GACC      Downtown Facility             210 West 8th Street              Rolla           Missouri
1.142             GA18944-142    GACC      Norton - 7th Street           702 Park Avenue North West       Norton          Virginia
1.143             GA18944-143    GACC      Lexington Facility            1016 Main Street                 Lexington       Missouri
1.144             GA18944-144    GACC      Clermont                      690 East Highway 50              Clermont        Florida
1.145             GA18944-145    GACC      Camelback Uptown              51 East Camelback Road           Phoenix         Arizona
1.146             GA18944-146    GACC      Red Bluff Branch              955 Main Street                  Red Bluff       California




Control
Number    Zip Code        County
---------------------------------------
1.110      32217        Duval
1.111      75006        Dallas
1.112      90262        Los Angeles
1.113      93550        Los Angeles
1.114      79029        Moore
1.115      23669        Hampton City
1.116      98837        Grant
1.117      79022        Dallam
1.118      90806        Los Angeles
1.119      33013        Miami-Dade
1.120      65804        Greene
1.121      74115        Tulsa
1.122      98801        Chelan
1.123      75020        Grayson
1.124      31768        Colquitt
1.125      76801        Brown
1.126      67301        Montgomery
1.127      75455        Titus
1.128      33870        Highlands
1.129      90221        Los Angeles
1.130      99301        Franklin
1.131      98362        Clallam
1.132      72601        Boone
1.133      34221        Manatee
1.134      78572        Hidalgo
1.135      98331        Clallam
1.136      90006        Los Angeles
1.137      31701        Dougherty
1.138      30680        Barrow
1.139      21224        Baltimore City
1.140      24592        Halifax
1.141      65401        Phelps
1.142      24273        Norton City
1.143      64607        Lafayette
1.144      34711        Lake
1.145      85012        Maricopa
1.146      96080        Tehama

                                 Schedule I - 13

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.   Accrual                                        First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %    Type          Amortization Type    Note Date        Date
------------------------------------------------------------------------------------------------------------------------------------
1.110
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
1.120
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
1.130
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
1.140
1.141
1.142
1.143
1.144
1.145
1.146

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period            Seasoning
-------------------------------------------------------------------
1.110
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
1.120
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
1.130
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
1.140
1.141
1.142
1.143
1.144
1.145
1.146


                                 Schedule I - 14

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
1.110
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
1.120
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
1.130
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
1.140
1.141
1.142
1.143
1.144
1.145
1.146


Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
1.110
1.111
1.112
1.113
1.114
1.115
1.116
1.117
1.118
1.119
1.120
1.121
1.122
1.123
1.124
1.125
1.126
1.127
1.128
1.129
1.130
1.131
1.132
1.133
1.134
1.135
1.136
1.137
1.138
1.139
1.140
1.141
1.142
1.143
1.144
1.145
1.146


                                 Schedule I - 15

                             Mortgage Loan Schedule

                                                                                                                Cut-Off Date
Control   Prepayment  Annual Debt   Cut-Off      Scheduled Maturity or        Total Sq.             Unit       Balance per Sq.
Number    Provision     Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description   Ft./Unit/Pad/ Room
-------------------------------------------------------------------------------------------------------------------------------
 1.110                                                                        10,670              Sq Ft
 1.111                                                                        12,853              Sq Ft
 1.112                                                                        12,720              Sq Ft
 1.113                                                                        13,278              Sq Ft
 1.114                                                                        19,176              Sq Ft
 1.115                                                                        24,059              Sq Ft
 1.116                                                                        16,540              Sq Ft
 1.117                                                                        21,292              Sq Ft
 1.118                                                                        10,736              Sq Ft
 1.119                                                                        10,212              Sq Ft
 1.120                                                                        15,946              Sq Ft
 1.121                                                                        19,088              Sq Ft
 1.122                                                                        11,413              Sq Ft
 1.123                                                                        23,236              Sq Ft
 1.124                                                                        22,692              Sq Ft
 1.125                                                                        22,643              Sq Ft
 1.126                                                                        24,150              Sq Ft
 1.127                                                                        21,710              Sq Ft
 1.128                                                                        31,699              Sq Ft
 1.129                                                                        10,990              Sq Ft
 1.130                                                                        23,709              Sq Ft
 1.131                                                                        16,187              Sq Ft
 1.132                                                                        23,521              Sq Ft
 1.133                                                                        28,909              Sq Ft
 1.134                                                                        12,079              Sq Ft
 1.135                                                                        12,327              Sq Ft
 1.136                                                                        10,660              Sq Ft
 1.137                                                                        35,610              Sq Ft
 1.138                                                                        11,500              Sq Ft
 1.139                                                                        28,484              Sq Ft
 1.140                                                                        24,151              Sq Ft
 1.141                                                                        12,715              Sq Ft
 1.142                                                                        20,058              Sq Ft
 1.143                                                                        12,300              Sq Ft
 1.144                                                                        13,572              Sq Ft
 1.145                                                                        10,067              Sq Ft
 1.146                                                                        20,320              Sq Ft


Contro
Number    Ownership Interest       Lockbox
------------------------------------------------
 1.110          Fee Simple
 1.111          Fee Simple
 1.112          Fee Simple
 1.113          Fee Simple
 1.114          Fee Simple
 1.115          Fee Simple
 1.116          Fee Simple
 1.117          Fee Simple
 1.118          Fee Simple
 1.119          Fee Simple
 1.120          Leasehold
 1.121          Fee Simple
 1.122          Fee Simple
 1.123          Fee Simple
 1.124          Fee Simple
 1.125          Fee Simple
 1.126          Fee Simple
 1.127          Fee Simple
 1.128          Fee Simple
 1.129          Fee Simple
 1.130          Fee Simple
 1.131          Fee Simple
 1.132             Fee
             Simple/Leasehold
 1.133          Fee Simple
 1.134          Fee Simple
 1.135          Fee Simple
 1.136          Fee Simple
 1.137          Fee Simple
 1.138          Fee Simple
 1.139          Fee Simple
 1.140          Fee Simple
 1.141             Fee
             Simple/Leasehold
 1.142          Fee Simple
 1.143          Fee Simple
 1.144          Leasehold
 1.145          Leasehold
 1.146          Fee Simple


                                 Schedule I - 16

                             Mortgage Loan Schedule
                                   (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator               Property Name                Address                          City
------------------------------------------------------------------------------------------------------------------------------------
1.147             GA18944-147    GACC           Hollywood/Tyler                    1900 Tyler Street              Hollywood
1.148             GA18944-148    GACC           Richland Facility                  112 McClurg                    Richland
1.149             GA18944-149    GACC           West Sunshine Facility             710 West Sunshine              Springfield
1.150             GA18944-150    GACC           Muskogee Main Facility             230 West Broadway              Muskogee
1.151             GA18944-151    GACC           Aransas Pass (CCNB)                221 South Commercial           Aransas Pass

1.152             GA18944-152    GACC           Aberdeen Building/BR               101 East Market Street         Aberdeen
  2        1      09-1001099     Archon/        Water Tower Place                  845 North Michigan Avenue      Chicago
                                 Commerzbank
  3        1      1              MSMC           Mall at Millenia                   4200 Conroy Road               Orlando
  4        1      2              MSMC           Wells Fargo Tower                  333 South Grand Avenue         Los Angeles
  5        1      DBM18741       GACC           Union Center Plaza V               840 1st Street                 Washington

  6        1      3              MSMC           609 Fifth Avenue (2)               609 Fifth Avenue               New York
  7        1      09-1001100     Archon         5 Houston Center                   1401 McKinney Street           Houston
                                 Financial
  8        1      42493          GMACCM         Valley Mall                        2533 Main Street               Union Gap
  9        1      DBM18791       GACC           Town Center at Virginia Beach      222 Central Park Avenue        Virginia Beach

 10        1      42645          GMACCM         Levy Portfolio                     Various                        Various
 10.1             42645-3        GMACCM         6363 Woodway                       6363 Woodway Drive             Houston
 10.2             42645-1        GMACCM         1616 South Voss                    1616 South Voss Road           Houston
 10.3             42645-2        GMACCM         7500 San Felipe                    7500 San Felipe Road           Houston
  11       1      03-14467       MSMC           McKinley Mall                      3701 McKinley Parkway          Hamburg
  12       1      4              MSMC           FGSR Portfolio (3)                 Various                        Various
 12.1             4-1            MSMC           Embassy Suites Palm Beach Gardens  4350 PGA Boulevard             Palm Beach
                                                & Office (4)                                                      Gardens
 12.2             4-2            MSMC           Bayfront Hilton Saint Petersburg   333 First Street South         St. Petersburg
 12.3             4-3            MSMC           Howard Johnson Commack             450 Moreland Road              Commack
 12.4             4-4            MSMC           Howard Johnson Westbury            120 Jericho Turnpike           Westbury
  13       2      DBM19231       GACC           Wiener Apartment Portfolio VI      Various                        Bronx


Control
Number     State         Zip Code         County
-------------------------------------------------------
1.147     Florida         33020        Broward
1.148     Missouri        65556        Pulaski
1.149     Missouri        65807        Greene
1.150     Oklahoma        74401        Muskogee
1.151     Texas           78336        Asansas/San
                                       Patricio
1.152     Washington      98520        Grays Harbor
  2       Illinois        60601        Cook

  3       Florida         32839        Orange
  4       California      90071        Los Angeles
  5       District of     20002        District of
          Columbia                     Columbia
  6       New York        10017        New York
  7       Texas           77010        Harris

  8       Washington      98903        Yakima
  9       Virginia        23462        Virginia Beach
                                       City
 10       Various         Various      Various
 10.1     Texas           77057        Harris
 10.2     Texas           77057        Harris
 10.3     Texas           77057        Harris
  11      New York        14219        Erie
  12      Various         Various      Various
 12.1     Florida         33410        Palm Beach

 12.2     Florida         33701        Pinellas
 12.3     New York        11725        Suffolk
 12.4     New York        11753        Nassau
  13      New York        Various      Bronx


                                 Schedule I - 17

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.    Accrual                                         First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %     Type        Amortization Type       Note Date       Date
------------------------------------------------------------------------------------------------------------------------------------
1.147
1.148
1.149
1.150
1.151
1.152
  2                75,000,000     74,737,405      4.97000     0.0218  Actual/360    Amortizing Balloon      08/21/2003   10/01/2003
  3                                                                                 Interest Only, then
                   67,500,000     67,500,000      5.50000     0.0618  Actual/360    Amortizing Balloon      03/28/2003   05/09/2003
  4                                                                                 Interest Only, then
                   65,000,000     65,000,000      4.68000     0.0118  Actual/360    Amortizing Balloon      06/26/2003   08/01/2003
  5                65,000,000     64,857,875      5.17600     0.0318  Actual/360    Amortizing Balloon      09/09/2003   11/01/2003
  6                                                                                 Anticipated
                   64,000,000     64,000,000      5.85000     0.0198  Actual/360    Repayment Date          09/30/2003   11/07/2003
  7                45,000,000     45,000,000      5.00100     0.0218  Actual/360    Interest Only           09/08/2003   11/03/2003
  8                45,000,000     44,951,938      5.63000     0.1268  Actual/360    Amortizing Balloon      10/24/2003   12/01/2003
  9                45,000,000     44,923,470      6.32000     0.0318  Actual/360    Amortizing Balloon      10/01/2003   11/01/2003
  10               38,754,000     38,713,385      5.73000     0.1268  Actual/360    Amortizing Balloon      10/27/2003   12/01/2003
10.1
10.2
10.3
  11               38,800,000     38,636,060      5.94000     0.0318  Actual/360    Amortizing Balloon      08/22/2003   10/01/2003
  12               32,000,000     32,000,000      6.72700     0.0318  Actual/360    Amortizing Balloon      11/19/2003   01/07/2004
12.1
12.2
12.3
12.4
  13               29,690,000     29,654,061      4.96000     0.0318  Actual/360    Amortizing Balloon      10/10/2003   12/01/2003

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period          Seasoning
------------------------------------------------------------------
1.147
1.148
1.149
1.150
1.151
1.152
  2                                                     3
  3
                    60                52                8
  4
                    35                30                5
  5                                                     2
  6
                    36                34                2
  7                 60                58                2
  8                                                     1
  9                                                     2
  10                                                    1
10.1
10.2
10.3
  11                                                    3
  12                                                    0
12.1
12.2
12.3
12.4
  13                                                    1


                                Schedule I - 18

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.    Accrual                                         First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %     Type        Amortization Type       Note Date       Date
------------------------------------------------------------------------------------------------------------------------------------
1.147
1.148
1.149
1.150
1.151
1.152
  2                75,000,000     74,737,405      4.97000     0.0218  Actual/360    Amortizing Balloon      08/21/2003   10/01/2003
  3                                                                                 Interest Only, then
                   67,500,000     67,500,000      5.50000     0.0618  Actual/360    Amortizing Balloon      03/28/2003   05/09/2003
  4                                                                                 Interest Only, then
                   65,000,000     65,000,000      4.68000     0.0118  Actual/360    Amortizing Balloon      06/26/2003   08/01/2003
  5                65,000,000     64,857,875      5.17600     0.0318  Actual/360    Amortizing Balloon      09/09/2003   11/01/2003
  6                                                                                 Anticipated
                   64,000,000     64,000,000      5.85000     0.0198  Actual/360    Repayment Date          09/30/2003   11/07/2003
  7                45,000,000     45,000,000      5.00100     0.0218  Actual/360    Interest Only           09/08/2003   11/03/2003
  8                45,000,000     44,951,938      5.63000     0.1268  Actual/360    Amortizing Balloon      10/24/2003   12/01/2003
  9                45,000,000     44,923,470      6.32000     0.0318  Actual/360    Amortizing Balloon      10/01/2003   11/01/2003
  10               38,754,000     38,713,385      5.73000     0.1268  Actual/360    Amortizing Balloon      10/27/2003   12/01/2003
10.1
10.2
10.3
  11               38,800,000     38,636,060      5.94000     0.0318  Actual/360    Amortizing Balloon      08/22/2003   10/01/2003
  12               32,000,000     32,000,000      6.72700     0.0318  Actual/360    Amortizing Balloon      11/19/2003   01/07/2004
12.1
12.2
12.3
12.4
  13               29,690,000     29,654,061      4.96000     0.0318  Actual/360    Amortizing Balloon      10/10/2003   12/01/2003

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period          Seasoning
------------------------------------------------------------------
1.147
1.148
1.149
1.150
1.151
1.152
  2                                                     3
  3
                    60                52                8
  4
                    35                30                5
  5                                                     2
  6
                    36                34                2
  7                 60                58                2
  8                                                     1
  9                                                     2
  10                                                    1
10.1
10.2
10.3
  11                                                    3
  12                                                    0
12.1
12.2
12.3
12.4
  13                                                    1


                                Schedule I - 19

                             Mortgage Loan Schedule

Control   Prepayment                      Annual Debt   Cut-Off      Scheduled Maturity or        Total Sq.             Unit
Number    Provision                         Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description
-----------------------------------------------------------------------------------------------------------------------------------
1.147                                                                                                 27,712              Sq Ft
1.148                                                                                                 10,981              Sq Ft
1.149                                                                                                 15,904              Sq Ft
1.150                                                                                                 27,495              Sq Ft
1.151                                                                                                 14,970              Sq Ft
1.152                                                                                                 30,724              Sq Ft
  2        Lock/27_Defeasance/
           53_0%/4                         4,814,907    55.92                49.65                    821,742             Sq Ft
  3        Lock/32_Defeasance/84_0%/
           4                               4,605,783    63.27                58.75                    518,153             Sq Ft
  4        Lock/29_Defeasance/51_0%/
           4                               4,036,004    69.44                64.88                  1,380,674             Sq Ft
  5        Lock/26_Defeasance/90_0%/
           4                               4,271,508    79.09                65.55                    248,576             Sq Ft
  6        Lock/26_Defeasance/90_0%/
           4                               4,530,747    75.00                67.58                    147,958             Sq Ft
  7        Lock/26_YM/29_0%/5              2,281,706    79.65                79.65                    580,875             Sq Ft
  8        Lock/25_Defeasance/91_0%/
           4                               3,110,250    74.49                63.97                    539,676             Sq Ft
  9        Lock/26_Defeasance/90_0%/
           4                               3,349,496    74.58                64.75                    324,155             Sq Ft
  10       Lock/25_Defeasance/91_0%/
           4                               2,707,988    72.36                60.94                    538,752             Sq Ft
 10.1                                                                                                 197,872             Sq Ft
 10.2                                                                                                 179,017             Sq Ft
 10.3                                                                                                 161,863             Sq Ft
 11        Lock/27_Defeasance/52_0%/
           5                               2,982,814    72.22                62.07                    692,362             Sq Ft
 12        Lock/24_Defeasance/53_0%/
           7                               2,647,526    59.48                51.78                        682             Rooms
 12.1                                                                                            160 / 82,381         Rooms / Sq Ft
 12.2                                                                                                     333             Rooms
 12.3                                                                                                     109             Rooms
 12.4                                                                                                      80             Rooms
 13        Lock/25_Defeasance/31_0%/
           4                               1,903,888    72.86                67.24                        535             Units

             Cut-Off Date
Contro      Balance per Sq.
Number    Ft./Unit/Pad/ Room         Ownership Interest     Lockbox
---------------------------------------------------------------------------
 1.147                              Fee Simple/Leasehold
 1.148                              Fee Simple
 1.149                              Leasehold
 1.150                              Fee Simple
 1.151                              Fee Simple
 1.152                              Fee Simple/Leasehold
   2
                  228               Fee Simple                Hard
   3
                  376               Fee Simple                Hard
   4
                  181               Fee Simple                Hard
   5
                  261               Fee Simple                Hard
   6
                  689               Fee Simple                Hard
   7              155               Fee Simple                Hard
   8
                   83               Fee Simple                Soft
   9
                  139               Fee Simple                Soft
   10
                   72               Fee Simple
  10.1                              Fee Simple
  10.2                              Fee Simple
  10.3                              Fee Simple
  11
                   56               Fee Simple                Hard
  12
               46,921               Fee Simple                Hard
  12.1                              Fee Simple
  12.2                              Fee Simple
  12.3                              Fee Simple
  12.4                              Fee Simple
  13
               55,428               Fee Simple


                                Schedule I - 20

                             Mortgage Loan Schedule
                                   (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator               Property Name                        Address                  City
-----------------------------------------------------------------------------------------------------------------------------------
13.1              DBM19231-1     GACC           2280-2300 Olinville Avenue         2280-2300 Olinville Avenue       Bronx
13.2              DBM19231-2     GACC           3424-3425 Kingsbridge Avenue       3424-3425 Kingsbridge Avenue     Bronx
13.3              DBM19231-3     GACC           2440 Olinville Avenue              2440 Olinville Avenue            Bronx
 14        1      09-0001735     Archon         Geneva Commons                     200-500 Commons Drive            Geneva
                                 Financial
 15        1      42224          GMACCM         Audubon Estates                    7930 Audubon Avenue              Alexandria
 16        2      09-0001801     Archon         Copper Creek Apartments            9490 South Bermuda Road          Las Vegas
                                 Financial
 17        1      DBM18821       GACC           Rainbow Corporate Center           777 North Rainbow Boulevard      Las Vegas
 18        1      41650          GMACCM         Denholtz Portfolio                 Various                          Various
18.1              41650-1        GMACCM         Business Center at Edison          1090 King George Post Road       Edison
18.2              41650-2        GMACCM         Palm Beach Marketplace             1900 Okeechobee Boulevard        West Palm
                                                                                                                    Beach
18.3              41650-3        GMACCM         Clark 67                           67 Walnut Avenue                 Clark
 19        1      09-0001821     Archon         Poinsettia Ridge Apartments        1100 Garden View Road            Encinitas
                                 Financial
 20        2      03-13945       MSMC           The Reserve at Forest Hills        361 Darlington Avenue            Wilmington

 21        1      09-0001782     Archon         REDI Industrial Building           909 Sheldon Road                 Plymouth
                                 Financial
 22        1      42611          GMACCM         Courtyard by Marriott-Fort Worth   601 Main Street                  Fort Worth
 23        1      DBM19086       GACC           Pavilion at Rockville Center       199 East Montgomery Avenue       Rockville
 24        2      40949          GMACCM         Polaris Pointe Apartments          8115 Worthington-Galena Road     Columbus
 25        2      09-0001787     Archon         The Oxford Apartments              10909 Gulf Freeway               Houston
                                 Financial
 26        1      40735          GMACCM         G&L Portfolio- 435 North Bedford   435 & 439 North Bedford Drive    Beverly Hills
 27        1      DBM18617       GACC           Shaw's Lewiston                    27 East Avenue                   Lewiston
 28        2      DBM19044       GACC           Westhollow Park Apartments         2503 Panagard                    Houston


Control
Number     State         Zip Code         County
-------------------------------------------------------
13.1      New York        10467        Bronx
13.2      New York        10463        Bronx
13.3      New York        10467        Bronx
 14       Illinois        60134        Kane

 15       Virginia        22306        Fairfax
 16       Nevada          89123        Clark

 17       Nevada          89107        Clark
 18       Various         Various      Various
18.1      New Jersey      08837        Middlesex
18.2      Florida         33409        Palm Beach

18.3      New Jersey      07066        Union
 19       California      92024        San Diego

 20       North           28403        New Hanover
          Carolina
 21       Michigan        48170        Wayne

 22       Texas           76102        Tarrant
 23       Maryland        20850        Montgomery
 24       Ohio            43085        Franklin
 25       Texas           77034        Harris

 26       California      90210        Los Angeles
 27       Maine           04240        Androscoggin
 28       Texas           77082        Harris

                                Schedule I - 21

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.    Accrual                                         First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %     Type        Amortization Type       Note Date       Date
------------------------------------------------------------------------------------------------------------------------------------
13.1

13.2

13.3

 14               28,000,000     27,806,309      5.65000     0.0718     Actual/360    Amortizing Balloon    04/14/2003   06/01/2003

 15                                                                                   Interest Only, then
                  26,600,000     26,600,000      5.58000     0.1268     Actual/360    Amortizing            08/14/2003   10/01/2003

 16               24,000,000     24,000,000      4.87000     0.0818     Actual/360    Interest Only         08/28/2003   10/01/2003

 17               22,000,000     21,960,222      6.05000     0.0318     Actual/360    Amortizing Balloon    09/25/2003   11/01/2003

 18               21,675,000     21,632,090      5.64000     0.1268     Actual/360    Amortizing Balloon    10/01/2003   11/01/2003

18.1

18.2

18.3

 19               21,000,000     20,979,333      6.06000     0.0818     Actual/360    Amortizing Balloon    10/16/2003   12/01/2003

 20               21,000,000     20,939,851      5.95000     0.0318     Actual/360    Amortizing Balloon    08/27/2003   10/01/2003

 21               17,200,000     17,128,714      5.45000     0.0618     Actual/360    Amortizing Balloon    07/15/2003   09/01/2003

 22               16,750,000     16,750,000      6.93000     0.1268     Actual/360    Amortizing Balloon    11/03/2003   01/01/2004

 23               15,800,000     15,800,000      5.52000     0.0318     Actual/360    Amortizing Balloon    11/26/2003   01/01/2004

 24                                                                                   Interest Only, then
                  15,700,000     15,700,000      5.71000     0.1268     Actual/360    Amortizing Balloon    09/08/2003   11/01/2003

 25               15,610,000     15,610,000      5.03500     0.0318     Actual/360    Interest Only         07/31/2003   09/01/2003

 26     Group C   15,400,000     15,325,299      5.69000     0.1268     Actual/360    Amortizing Balloon    06/03/2003   08/01/2003

 27               14,010,900     13,972,676      6.54000     0.0318     Actual/360    Fully Amortizing      09/08/2003   11/01/2003

 28                                                                                   Interest Only, then
                  13,850,000     13,850,000      5.12000     0.0318     Actual/360    Amortizing Balloon    10/27/2003   12/01/2003

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period          Seasoning
------------------------------------------------------------------
13.1

13.2

13.3

 14                                                     7

 15
                    24                21                3

 16                 60                57                3

 17                                                     2

 18                                                     2

18.1

18.2

18.3

 19                                                     1

 20                                                     3

 21                                                     4

 22                                                     0

 23                                                     0

 24
                    24                22                2

 25                 60                56                4

 26                                                     5

 27                                                     2

 28
                    12                11                1


                                Schedule I - 22

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
13.1

13.2

13.3

 14          120           113                360                  353                1                 5             05/01/2013

 15          120           117                360                  360                1                 5             09/01/2013

 16           60            57                                                        1                 5             09/01/2008

 17          120           118                360                  358                1                 5             10/01/2013

 18          120           118                360                  358                1                 5             10/01/2013

18.1

18.2

18.3

 19          120           119                360                  359                1                 5             11/01/2013

 20          120           117                360                  357                1                 0             09/01/2013

 21          120           116                360                  356                1                 5             08/01/2013

 22          120           120                300                  300                1                 5             12/01/2013

 23           84            84                300                  300                1                 5             12/01/2010

 24           84            82                360                  360                1                 5             10/01/2010

 25           60            56                                                        1                 5             08/01/2008

 26          120           115                360                  355                1                 5             07/01/2013

 27          244           242                244                  242                1                 5             02/01/2024

 28           60            59                360                  360                1                 5             11/01/2008


Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
13.1

13.2

13.3

 14           23,505,035

 15           23,344,339

 16           24,000,000

 17           18,688,339

 18           18,187,371

18.1

18.2

18.3

 19           17,842,134

 20           17,784,841

 21           14,348,152

 22           13,372,006

 23           13,393,457

 24           14,628,618

 25           15,610,000

 26           12,943,333

 27

 28           13,029,085

                                Schedule I - 23

                             Mortgage Loan Schedule

Control          Prepayment           Annual Debt     Cut-Off      Scheduled Maturity or        Total Sq.             Unit
Number           Provision              Service      Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description
-----------------------------------------------------------------------------------------------------------------------------------
13.1                                                                                                  257              Units
13.2                                                                                                  195              Units
13.3                                                                                                   83              Units
 14        Lock/31_Defeasance/85_0
           %/4                          1,939,512        78.99              68.31                 409,911              Sq Ft
 15        Lock/27_Defeasance/89_0
           %/4                          1,828,437        78.24              68.66                     701              Pads
 16        Lock/27_Defeasance/29_0
           %/4                          1,185,033        79.76              79.76                     368              Units
 17        Lock/26_Defeasance/90_0
           %/4                          1,591,310        78.43              66.74                 151,672              Sq Ft
 18        Lock/26_Defeasance/90_0
           %/4                          1,499,746        74.85              62.93                 257,613              Sq Ft
18.1                                                                                              125,733              Sq Ft
18.2                                                                                               55,798              Sq Ft
18.3                                                                                               76,082              Sq Ft
 19        Lock/25_Defeasance/91_0
           %/4                          1,520,602        79.92              67.97                     120              Units
 20        Lock/27_Defeasance/89_0
           %/4                          1,502,776        77.56              65.87                     372              Units
 21        Lock/28_Defeasance/88_0
           %/4                          1,165,450        79.67              66.74                 518,840              Sq Ft
 22        Lock/36_Defeasance/82_0
           %/2                          1,411,663        64.42              51.43                     203              Rooms
 23        Lock/24_Defeasance/56_0
           %/4                          1,166,576        75.60              64.08                  94,086              Sq Ft
 24        Lock/26_Defeasance/56_0
           %/2                          1,094,669        74.76              69.66                     292              Units
 25        Lock/28_Defeasance/28_0
           %/4                            796,880        80.05              80.05                     544              Units
 26        Lock/29_Defeasance/86_0
           %/5                          1,071,409        74.41              62.85                  54,602              Sq Ft
 27        Lock/26_Defeasance/217_
           0%/1                         1,160,345        89.17               0.00                  64,657              Sq Ft
 28        Lock/25_Defeasance/31_0
           %/4                            904,426        77.59              72.99                     404              Units


             Cut-Off Date
Control     Balance per Sq.
Number    Ft./Unit/Pad/ Room        Ownership Interest           Lockbox
---------------------------------------------------------------------------
13.1                                   Fee Simple
13.2                                   Fee Simple
13.3                                   Fee Simple
 14
                    184                Fee Simple                Springing
 15
                 37,946                Fee Simple
 16
                 65,217                Fee Simple
 17
                    145                Fee Simple                Hard
 18
                     84           Fee Simple/Leasehold
18.1                                   Fee Simple
18.2                              Fee Simple/Leasehold
18.3                                   Fee Simple
 19
                174,828                Fee Simple
 20
                 56,290                Fee Simple
 21
                     33                Fee Simple                Springing
 22
                  82,512               Fee Simple
 23
                     168               Fee Simple                Soft
 24
                  53,767               Fee Simple
 25
                  28,695               Fee Simple
 26
                     281               Fee Simple                Springing
 27
                     216               Fee Simple                Hard
 28
                  34,282               Fee Simple

                                Schedule I - 24

                                           Mortgage Loan Schedule
                                                (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator              Property Name                        Address                  City
------------------------------------------------------------------------------------------------------------------------------------
 29        1      DBM19191        GACC           Rancho Vista Phases I & II         1251-1281 & 1240-1280 Activity    Vista
                                                                                    Drive, 1300, 1311 Specialty
                                                                                    Drive
 30        2      DBM19002        GACC           Cascade Heights Apartments         1150 Union Avenue Northeast       Renton
 31        1      40587           GMACCM         Fred Segal Building                8100 Melrose Avenue               Los Angeles
 32        1      09-0001790      Archon         Carnegie Office Building           6101 Carnegie Boulevard           Charlotte
                                  Financial
 33        2      DBM19227        GACC           Springtree Meadows Apartments      4001 North University Drive       Sunrise
 34        1      40611           GMACCM         41 University Drive                41 University Drive               Newtown
 35        1      42654           GMACCM         Santa Anita Medical Center         301 West Huntington Drive         Arcadia
 36        2      DBM19351        GACC           Mallard Pointe Apartments          802 45th Street North East        Auburn
 37        1      DBM18871        GACC           Balboa Medical Plaza               10605 Balboa Boulevard            Granada Hills
 38        1      09-0001730      Archon         Greenwich Center                   1200-1208 New Brunswick           Phillipsburg
                                  Financial                                         Avenue
 39        2      DBM19222        GACC           Pinewood Apartments                501-532 Lynnehaven Drive          Hagerstown
 40        1      42751           GMACCM         Planters Inn                       112 North Market Street           Charleston

 41        1      DBM18567        GACC           1720 Eye Street                    1720 Eye Street                   Washington

 42        1      02-12629        MSMC           Versailles Court                   260 Middle Neck Road              Great Neck
 43        1      41097           GMACCM         Burroughs Portfolio                Various                           Various
43.1              41097-1         GMACCM         Paramus Plaza II                   120 Route 17 North                Paramus
43.2              41097-2         GMACCM         Preakness Plaza                    1211 Hamburg Turnpike             Wayne
 44        2      03-13923        MSMC           Black Mountain Apartments          540 West Horizon Ridge            Henderson
                                                                                    Parkway
 45        2      DBM19211        GACC           Brittany Knoll Apartments          Stuart's Draft Highway            Stuart's Draft
 46        1      41748           GMACCM         Currier Square Shopping Center     2325 - 2451 Myers Street          Oroville
 47        1      41999           GMACCM         Residence Inn - Westford           7 Lan Drive                       Westford

 48        1      42776           GMACCM         Shoppes at Old Webster             20 Allen Avenue                   Webster Groves
 49        2      03-14559        MSMC           Lakeview Terrace Apartments        5101 Springlake Parkway           Haltom City
 50        1      42649           GMACCM         Columbia Medical Plaza             4700 Congress Avenue              West Palm
                                                                                                                      Beach
 51        2      DBM19166        GACC           Waterford Place II Apartments      2760-2794 Stantonsburg Road       Greenville

 52        2      03-13626        MSMC           411 Granby Street Apartments (5)   411 Granby Street                 Norfolk
 53        1      09-0001763      Archon         Sutter II Medical Office Building  1020 29th Street                  Sacramento
                                  Financial
 54        1      40733           GMACCM         G&L Portfolio- 415 North Bedford   413-427 North Bedford Drive       Beverly Hills
 55        1      42243           GMACCM         TownePlace Suites-Annapolis        120 National Business Parkway     Annapolis
                                                 Junction                                                             Junction


Control
Number     State         Zip Code         County
-------------------------------------------------------
 29       California      92083        San Diego


 30       Washington      98059        King
 31       California      90046        Los Angeles
 32       North           28211        Mecklenburg
          Carolina
 33       Florida         33351        Broward
 34       Pennsylvania    18940        Bucks
 35       California      91007        Los Angeles
 36       Washington      98002        King
 37       California      91344        Los Angeles
 38       New Jersey      08865        Warren

 39       Maryland        21742        Washington
 40       South           29401        Charleston
          Carolina
 41       District of     20006        District of
          Columbia                     Columbia
 42       New York        11021        Nassau
 43       Various         Various      Various
43.1      New Jersey      07652        Bergen
43.2      New Jersey      07470        Passaic
 44       Nevada          89012        Clark

 45       Virginia        24477        Augusta
 46       California      95966        Butte
 47       Massachusetts   01886        Middlesex

 48       Missouri        63119        St. Louis
 49       Texas           76117        Tarrant
 50       Florida         33407        Palm Beach

 51       North           27834        Pitt
          Carolina
 52       Virginia        23510        Norfolk
 53       California      95816        Sacramento

 54       California      90210        Los Angeles
 55       Maryland        20701        Anne Arundel


                                Schedule I - 25

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.     Accrual                                        First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %      Type        Amortization Type       Note Date     Date
------------------------------------------------------------------------------------------------------------------------------------
 29                                                                                  Interest Only, then
                   13,350,000      13,350,000     6.11000     0.0318   Actual/360    Amortizing Balloon     11/13/2003    01/01/2004
 30      Group A   12,317,189      12,276,750     5.29000     0.0318   Actual/360    Amortizing Balloon     08/29/2003    10/01/2003
 31                12,114,000      12,082,996     6.36000     0.1268   Actual/360    Amortizing Balloon     09/09/2003    11/01/2003
 32                12,000,000      12,000,000     5.24000     0.0818   Actual/360    Interest Only          08/28/2003    10/01/2003
 33                11,760,000      11,736,362     5.57000     0.0318   Actual/360    Amortizing Balloon     09/25/2003    11/01/2003
 34                11,500,000      11,468,363     6.14000     0.1268   Actual/360    Amortizing Balloon     08/11/2003    10/01/2003
 35      Group B   11,250,000      11,238,843     6.02000     0.1268   Actual/360    Amortizing Balloon     10/28/2003    12/01/2003
 36                                                                                  Interest Only, then
         Group A   11,200,000      11,200,000     5.22000     0.0318   Actual/360    Amortizing Balloon     10/28/2003    12/01/2003
 37                11,100,000      11,070,366     6.28000     0.0318   Actual/360    Amortizing Balloon     08/21/2003    10/01/2003
 38                10,900,000      10,900,000     5.07000     0.1018   Actual/360    Interest Only          05/15/2003    07/01/2003
 39                10,600,000      10,589,079     5.82000     0.0318   Actual/360    Amortizing Balloon     10/30/2003    12/01/2003
 40                                                                                  Interest Only, then
                   10,000,000     10,000,000      6.33000     0.1268   Actual/360    Amortizing Balloon     11/12/2003    01/01/2004
 41                10,000,000      9,981,011      5.83000     0.0318   Actual/360    Amortizing Balloon     09/17/2003    11/01/2003
 42                9,500,000       9,440,024      5.40000     0.0318   Actual/360    Amortizing Balloon     05/14/2003    07/01/2003
 43                9,075,000       9,065,879      5.95000     0.1268   Actual/360    Amortizing Balloon     10/08/2003    12/01/2003
43.1
43.2
 44                8,400,000       8,373,633      5.51000     0.0318   Actual/360    Amortizing Balloon     08/14/2003    10/01/2003
 45                8,300,000       8,283,959      5.75000     0.0318   Actual/360    Amortizing Balloon     09/29/2003    11/01/2003
 46                8,250,000       8,242,172      6.25000     0.1268   Actual/360    Amortizing Balloon     10/17/2003    12/01/2003
 47                7,800,000       7,789,584      6.50000     0.1268   Actual/360    Amortizing Balloon     10/23/2003    12/01/2003
 48                                                                                  Interest Only, then
                   7,600,000       7,600,000      5.96000     0.1268   Actual/360    Amortizing Balloon     11/13/2003    01/01/2004
 49                7,500,000       7,500,000      5.91000     0.0318   Actual/360    Amortizing Balloon     11/25/2003    01/01/2004
 50      Group B   6,750,000       6,743,306      6.02000     0.1268   Actual/360    Amortizing Balloon     10/28/2003    12/01/2003
 51                6,500,000       6,493,951      6.35000     0.0318   Actual/360    Amortizing Balloon     10/10/2003    12/01/2003
 52                6,400,000       6,400,000      5.78000     0.0318   Actual/360    Amortizing Balloon     11/21/2003    01/01/2004
 53                6,200,000       6,200,000      4.90000     0.0318   Actual/360    Interest Only          05/27/2003    07/01/2003
 54      Group C   6,100,000       6,070,411      5.69000     0.1268   Actual/360    Amortizing Balloon     06/03/2003    08/01/2003
 55                6,000,000       5,992,593      7.00000     0.1268   Actual/360    Amortizing Balloon     10/31/2003    12/01/2003

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period         Seasoning
-----------------------------------------------------------------
 29
                    12                12               0
 30                                                    3
 31                                                    2
 32                 60                57               3
 33                                                    2
 34                                                    3
 35                                                    1
 36
                    36                35               1
 37                                                    3
 38                 60                54               6
 39                                                    1
 40
                    24                24               0
 41                                                    2
 42                                                    6
 43                                                    1
43.1
43.2
 44                                                    3
 45                                                    2
 46                                                    1
 47                                                    1
 48
                    24                24               0
 49                                                    0
 50                                                    1
 51                                                    1
 52                                                    0
 53                 60                54               6
 54                                                    5
 55                                                    1


                                Schedule I - 26

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
 29          120           120                360                  360                  1                 5           12/01/2013
 30           84            81                360                  357                  1                 5           09/01/2010
 31          120           118                300                  298                  1                 0           10/01/2013
 32           60            57                                                          1                 5           09/01/2008
 33           84            82                360                  358                  1                 5           10/01/2010
 34          120           117                360                  357                  1                 5           09/01/2013
 35          120           119                360                  359                  1                 5           11/01/2013
 36           84            83                360                  360                  1                 5           11/01/2010
 37          120           117                360                  357                  1                 5           09/01/2013
 38           60            54                                                          1                 5           06/01/2008
 39          120           119                360                  359                  1                 5           11/01/2013
 40          120           120                300                  300                  1                 5           12/01/2013
 41           84            82                360                  358                  1                 5           10/01/2010
 42          120           114                360                  354                  1                 5           06/01/2013
 43          120           119                360                  359                  1                 5           11/01/2013
43.1
43.2
 44          120           117                360                  357                  1                 5           09/01/2013
 45          120           118                360                  358                  1                 5           10/01/2013
 46          120           119                360                  359                  1                 5           11/01/2013
 47           84            83                300                  299                  1                 5           11/01/2010
 48          120           120                360                  360                  1                 5           12/01/2013
 49          120           120                360                  360                  1                 7           12/01/2013
 50          120           119                360                  359                  1                 5           11/01/2013
 51          180           179                360                  359                  1                 5           11/01/2018
 52          120           120                360                  360                  1                 7           12/01/2013
 53           60            54                                                          1                 5           06/01/2008
 54          120           115                360                  355                  1                 5           07/01/2013
 55          120           119                300                  299                  1                 5           11/01/2013


Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
 29           11,615,940
 30           10,972,145
 31            9,495,878
 32           12,000,000
 33           10,537,383
 34            9,793,738
 35            9,547,078
 36           10,548,676
 37            9,491,310
 38           10,900,000
 39            8,942,182
 40            8,380,924
 41            9,007,402
 42            7,912,593
 43            7,685,420
43.1
43.2
 44            7,019,688
 45            6,987,845
 46            7,048,117
 47            6,757,560
 48            6,729,186
 49            6,344,579
 50            5,728,246
 51            4,824,092
 52            5,392,991
 53            6,200,000
 54            5,126,905
 55            4,799,849


                                Schedule I - 27

                             Mortgage Loan Schedule

Control          Prepayment           Annual Debt   Cut-Off      Scheduled Maturity or        Total Sq.             Unit
Number           Provision              Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description
-------------------------------------------------------------------------------------------------------------------------------
 29       Lock/24_Defeasance/92_0%/4    971,839       74.17             64.53                 225,248               Sq Ft
 30       Lock/27_Defeasance/53_0%/4    819,857       67.92             60.70                     284               Units
 31       Lock/26_Defeasance/92_0%/2    968,856       58.94             46.32                  28,747               Sq Ft
 32       Lock/27_Defeasance/29_0%/4    637,533       80.54             80.54                 106,246               Sq Ft
 33       Lock/26_Defeasance/54_0%/4    807,473       79.84             71.68                     232               Units
 34       Lock/27_Defeasance/89_0%/4    839,842       74.47             63.60                  89,048               Sq Ft
 35       Lock/25_Defeasance/93_0%/2    811,130       74.93             63.65                  86,762               Sq Ft
 36       Lock/25_Defeasance/55_0%/4    739,666       80.00             75.35                     180               Units
 37       Lock/27_Defeasance/89_0%/4    822,736       77.96             66.84                  66,050               Sq Ft
 38       Lock/30_Defeasance/26_0%/4    560,305       77.86             77.86                 109,901               Sq Ft
 39       Lock/25_Defeasance/91_0%/4    747,971       68.60             67.49                     192               Units
 40       Lock/36_Defeasance/82_0%/2    797,548       47.62             39.91                      62               Rooms
 41       Lock/26_Defeasance/54_0%/4    706,398       79.53             71.77                  70,362               Sq Ft
 42       Lock/30_Defeasance/86_0%/4    640,145       77.38             64.86                      43               Units
 43       Lock/25_Defeasance/93_0%/2    649,414       74.92             63.52                  92,013               Sq Ft
43.1                                                                                           49,068               Sq Ft
43.2                                                                                           42,945               Sq Ft
 44       Lock/27_Defeasance/89_0%/4    572,964       76.82             64.40                     108               Units
 45       Lock/26_Defeasance/90_0%/4    581,239       76.70             64.70                     156               Units
 46       Lock/25_Defeasance/93_0%/2    609,560       72.62             62.10                 131,027               Sq Ft
 47       Lock/37_Defeasance/45_0%/2    631,994       64.38             55.85                     108               Rooms
 48       Lock/24_Defeasance/92_0%/4    544,447       72.38             64.09                  69,740               Sq Ft
 49       Lock/24_Defeasance/89_0%/7    534,399       79.79             67.50                     224               Units
 50       Lock/25_Defeasance/93_0%/2    486,678       74.93             63.65                  43,797               Sq Ft
 51       Lock/25_Defeasance/151_0%/
          4                             485,344       79.93             59.37                     120               Units
 52       Lock/24_Defeasance/92_0%/4    449,649       79.01             69.86                      49               Units
 53       Lock/30_Defeasance/26_0%/4    308,019       80.00             80.00                  39,745               Sq Ft
 54       Lock/29_Defeasance/86_0%/5    424,389       71.24             60.17                   5,720               Sq Ft
 55       Lock/37_Defeasance/81_0%/2    508,881       71.34             57.14                      95               Rooms


             Cut-Off Date
Control     Balance per Sq.
Number    Ft./Unit/Pad/ Room    Ownership Interest           Lockbox
---------------------------------------------------------------------------
 29                59               Fee Simple                Soft
 30            43,228               Fee Simple
 31               420               Fee Simple                Soft
 32               113               Fee Simple
 33            50,588          Fee Simple/Leasehold
 34               129               Fee Simple                Soft
 35               130               Fee Simple                Soft
 36            62,222               Fee Simple
 37               168               Fee Simple                Soft
 38                99               Fee Simple
 39            55,152               Fee Simple
 40           161,290               Fee Simple                Soft
 41               142          Fee Simple/Leasehold           Soft
 42           219,535               Fee Simple
 43                99               Fee Simple                Soft
43.1                                Fee Simple
43.2                                Fee Simple
 44            77,534               Fee Simple
 45            53,102               Fee Simple
 46                63               Fee Simple
 47            72,126               Fee Simple
 48               109               Fee Simple                Soft
 49            33,482               Fee Simple
 50               154               Leasehold                 Soft
 51
               54,116               Fee Simple
 52           106,175               Fee Simple                Hard
 53               156               Fee Simple
 54             1,061               Fee Simple             Springing
 55            63,080               Fee Simple


                                Schedule I - 28

                             Mortgage Loan Schedule
                                   (continued)

Control   Loan                   Loan
Number    Group   Loan Number  Originator              Property Name                        Address                       City
------------------------------------------------------------------------------------------------------------------------------------
 56        1      40024           GMACCM         Potomac Mills                      2700 Metro Plaza                 Woodbridge
 57        1      40869           GMACCM         Lakeline Portfolio                 Various                          Various
57.1              40869-1         GMACCM         Highline Plaza                     2266 East 3300 South             Salt Lake City
57.2              40869-2         GMACCM         Plaza 7000                         1844 East Fort Union Boulevard   Salt Lake City
57.3              40869-4         GMACCM         Parley's Plaza                     2645 East Parleys Way            Salt Lake City
57.4              40869-3         GMACCM         Antelope Plaza                     1580 South State Street          Clearfield
 58        2      03-14332        MSMC           Bartlett Apartments                330 Bartlett Drive               El Paso
 59        1      DBM18866        GACC           Center Pointe                      19762 MacArthur Boulevard        Irvine
 60        2      03-13752        MSMC           Ontario Village Apartments         1201-1233 Faichney Drive         Watertown
 61        1      40244           GMACCM         Towers at South Towne I            406 West South Jordan Parkway    South Jordan
 62        1      02-12000        MSMC           Visual Display                     25-15 50th Street                Woodside
 63        1      DBM19016        GACC           Walgreens San Antonio              21002 U.S. Highway 281 North     San Antonio
 64        1      42655           GMACCM         Palm West Professional Center III  12989 Southern Boulevard         Loxahatchee
 65        2      DBM19207        GACC           Cottages of Martinsburg            104 Cottage Road                 Martinsburg
 66        1      40878           GMACCM         Bank of America Square             13736-13780 South West 88th      Miami
                                                                                    Street and 13795 South West 90
                                                                                    Street
 67        2      03-13898        MSMC           Villa Court Apartments             300 East Providencia             Burbank
 68        1      DBM18956        GACC           Flamingo Park III                  12064-12090 Miramar Parkway      Miramar
 69        1      42656           GMACCM         Palm West Professional Center IV   12983 Southern Boulevard         Loxahatchee
 70        1      02-11657        MSMC           Sky Ridge Plaza 2                  2200 Interstate Highway 35       Round Rock
 71        1      DBM19162        GACC           Morrisville Shopping Center        333 Morrisville-Carpenter Road   Morrisville

 72        2      03-13639        MSMC           Mt. Vernon Portfolio               107-109 Monument St.; 10 E.      Baltimore
                                                                                    Madison St.; 1309 & 1321 N.
                                                                                    Calvert St.; 202 & 206 W.
                                                                                    Monument St.
 73        1      DBM18997        GACC           Walgreens Meridian                 1415 24th Avenue                 Meridian
 74        1      DBM18998        GACC           Walgreens Hattiesburg              5093 Hardy Street                Hattiesburg
 75        1      42269           GMACCM         Waverly Self Storage               970 Waverly Avenue               Holtsville
 76        2      03-13682        MSMC           1433 Federal Avenue                1433 Federal Avenue              Los Angeles
 77        1      42560           GMACCM         Thunderbird Mini Storage           12800 North 94th Drive           Peoria
 78        2      DBM18985        GACC           Wexford Apartments                 3041-3191 9th Street             Marion
 79        1      03-13841        MSMC           Garrison Self Storage              1164 Garrison Avenue             Bronx
 80        1      03-13478        MSMC           Budget Self-Storage                414 Raymond Boulevard            Newark
 81        1      42765           GMACCM         311 South Doheny                   311 South Doheny Drive           Los Angeles

Control
Number     State         Zip Code         County
-------------------------------------------------------
 56      Virginia         22192       Prince William
 57      Various          Various     Various
57.1     Utah             84109       Salt Lake
57.2     Utah             84121       Salt Lake
57.3     Utah             84109       Salt Lake
57.4     Utah             84015       Davis
 58      Texas            79912       El Paso
 59      California       92612       Orange
 60      New York         13601       Jefferson
 61      Utah             84095       Salt Lake
 62      New York         11377       Queens
 63      Texas            78259       Bexar
 64      Florida          33470       Palm Beach
 65      West Virginia    25401       Berkeley
 66      Florida          33186       Miami-Dade


 67      California       91502       Los Angeles
 68      Florida          33025       Broward
 69      Florida          33470       Palm Beach
 70      Texas            78681       Williamson
 71      North            27560       Wake
         Carolina
 72      Maryland         21201,      Baltimore City
                          21202


 73      Mississippi      39301       Lauderdale
 74      Mississippi      39401       Lamar
 75      New York         11742       Suffolk
 76      California       90025       Los Angeles
 77      Arizona          85381       Maricopa
 78      Iowa             52302       Linn
 79      New York         10474       Bronx
 80      New Jersey       07105       Essex
 81      California       90048       Los Angeles


                                 Schedule I - 29

                             Mortgage Loan Schedule

Control   Related   Original        Current      Interest    Admin.     Accrual                                        First Payment
Number    Groups   Balance ($)    Balance ($)     Rate %      Fee %      Type        Amortization Type       Note Date      Date
------------------------------------------------------------------------------------------------------------------------------------
 56                6,000,000      5,988,832       5.92000     0.1268   Actual/360    Amortizing Balloon      09/23/2003   11/01/2003
 57                5,350,000      5,316,785       5.26000     0.1268   Actual/360    Amortizing Balloon      08/01/2003   09/01/2003
57.1
57.2
57.3
57.4
 58                5,120,000      5,100,373       5.81000     0.0318   Actual/360    Amortizing Balloon      07/31/2003   09/01/2003
 59                                                                                  Interest Only, then
                   4,875,000      4,875,000       5.32000     0.0318   Actual/360    Amortizing Balloon      08/07/2003   10/01/2003
 60                4,800,000      4,790,683       5.73000     0.0318   Actual/360    Amortizing Balloon      09/08/2003   11/01/2003
 61                4,350,000      4,330,789       5.15000     0.1268   Actual/360    Amortizing Balloon      07/17/2003   09/01/2003
 62                4,000,000      3,971,067       6.12000     0.0318   Actual/360    Amortizing Balloon      03/21/2003   05/01/2003
 63                3,907,500      3,892,211       6.91000     0.0318   Actual/360    Fully Amortizing        08/29/2003   10/01/2003
 64      Group B   3,675,000      3,670,894       5.39000     0.1268   Actual/360    Amortizing Balloon      10/28/2003   12/01/2003
 65                3,650,000      3,646,780       6.62500     0.0618   Actual/360    Amortizing Balloon      10/31/2003   12/01/2003
 66                3,600,000      3,585,868       6.38000     0.1268   Actual/360    Amortizing Balloon      08/21/2003   10/01/2003
 67                3,600,000      3,583,698       5.03000     0.0318   Actual/360    Amortizing Balloon      07/16/2003   09/01/2003
 68                3,200,000      3,190,302       5.68000     0.0318   Actual/360    Amortizing Balloon      08/29/2003   10/01/2003
 69      Group B   3,000,000      2,997,025       6.02000     0.1268   Actual/360    Amortizing Balloon      10/28/2003   12/01/2003
 70                2,900,000      2,865,877       6.28000     0.0318   Actual/360    Amortizing Balloon      11/01/2002   12/01/2002
 71                2,740,000      2,737,504       6.46000     0.0318   Actual/360    Amortizing Balloon      10/21/2003   12/01/2003
 72                2,720,000      2,702,915       4.48000     0.0318   Actual/360    Amortizing Balloon      06/11/2003   08/01/2003
 73      Group D   2,420,000      2,398,268       5.63000     0.0318   Actual/360    Fully Amortizing        07/30/2003   09/01/2003
 74      Group D   2,220,000      2,200,064       5.63000     0.0318   Actual/360    Fully Amortizing        07/30/2003   09/01/2003
 75                2,200,000      2,200,000       5.62500     0.1268   Actual/360    Amortizing Balloon      11/14/2003   01/01/2004
 76                1,833,289      1,826,655       6.07000     0.0318   Actual/360    Amortizing Balloon      07/31/2003   09/01/2003
 77                1,825,000      1,825,000       5.91000     0.1268   Actual/360    Amortizing Balloon      11/04/2003   01/01/2004
 78                1,750,000      1,746,566       5.68000     0.0618   Actual/360    Amortizing Balloon      09/03/2003   11/01/2003
 79                1,600,000      1,592,599       5.19000     0.0318   Actual/360    Amortizing Balloon      09/29/2003   11/01/2003
 80                1,500,000      1,496,188       6.40000     0.0318   Actual/360    Amortizing Balloon      09/05/2003   11/01/2003
 81                1,000,000        998,964       5.79000     0.1268   Actual/360    Amortizing Balloon      10/30/2003   12/01/2003

                   Original         Remaining
Control         Interest Only     Interest Only
Number             Period            Period         Seasoning
-----------------------------------------------------------------
 56                                                      2
 57                                                      4
57.1
57.2
57.3
57.4
 58                                                      4
 59
                     12                9                 3
 60                                                      2
 61                                                      4
 62                                                      8
 63                                                      3
 64                                                      1
 65                                                      1
 66                                                      3
 67                                                      4
 68                                                      3
 69                                                      1
 70                                                     13
 71                                                      1
 72                                                      5
 73                                                      4
 74                                                      4
 75                                                      0
 76                                                      4
 77                                                      0
 78                                                      2
 79                                                      2
 80                                                      2
 81                                                      1

                                 Schedule I - 30

                             Mortgage Loan Schedule

           Original
Control    Term to    Remaining Term  Original Amortization      Remaining                         Grace Default   Maturity Date or
Number     Maturity    to Maturity            Term           Amortization Term   Payment Due Date      Period            ARD
------------------------------------------------------------------------------------------------------------------------------------
 56          120           118                 360                  358                  1                5          10/01/2013
 57          120           116                 300                  296                  1                5          08/01/2013
57.1
57.2
57.3
57.4
 58          120           116                 360                  356                  1                5          08/01/2013
 59           60            57                 360                  360                  1                5          09/01/2008
 60          120           118                 360                  358                  1                5          10/01/2013
 61          120           116                 360                  356                  1                5          08/01/2013
 62          120           112                 360                  352                  1                5          04/01/2013
 63          295           292                 295                  292                  1                5          04/01/2028
 64           60            59                 360                  359                  1                5          11/01/2008
 65          120           119                 360                  359                  1                5          11/01/2013
 66          120           117                 300                  297                  1                5          09/01/2013
 67          120           116                 360                  356                  1                5          08/01/2013
 68           84            81                 360                  357                  1                5          09/01/2010
 69          120           119                 360                  359                  1                5          11/01/2013
 70          120           107                 360                  347                  1                5          11/01/2012
 71          120           119                 360                  359                  1                5          11/01/2013
 72           60            55                 360                  355                  1                5          07/01/2008
 73          240           236                 240                  236                  1                5          08/01/2023
 74          240           236                 240                  236                  1                5          08/01/2023
 75          120           120                 300                  300                  1                5          12/01/2013
 76          120           116                 360                  356                  1                5          08/01/2013
 77          120           120                 300                  300                  1                5          12/01/2013
 78           84            82                 360                  358                  1                5          10/01/2010
 79           60            58                 240                  238                  1                5          10/01/2008
 80          120           118                 300                  298                  1                5          10/01/2013
 81          120           119                 360                  359                  1                5          11/01/2013

Control   Scheduled Maturity or
Number       ARD Balance ($)
---------------------------------
 56           5,077,286
 57           4,038,581
57.1
57.2
57.3
57.4
 58           4,318,478
 59           4,596,712
 60           4,038,716
 61           3,594,377
 62           3,405,069
 63
 64           3,409,287
 65           3,151,331
 66           2,823,492
 67           2,963,108
 68           2,873,598
 69           2,545,887
 70           2,479,491
 71           2,354,823
 72           2,488,647
 73
 74
 75           1,682,172
 76           1,558,272
 77           1,409,182
 78           1,571,571
 79           1,346,369
 80           1,177,357
 81             842,842

                                 Schedule I - 31

                             Mortgage Loan Schedule

Control          Prepayment           Annual Debt    Cut-Off      Scheduled Maturity or        Total Sq.             Unit
Number           Provision              Service    Date LTV (%)     ARD Date LTV (%)    Ft./Units/Pads/ Rooms   Description
-------------------------------------------------------------------------------------------------------------------------------
 56       Lock/26_Defeasance/90_0%/4    427,980       59.12             62.68                  61,875               Sq Ft
 57       Lock/28_Defeasance/88_0%/4    385,096       50.59             38.43                 103,315               Sq Ft
57.1                                                                                           45,271               Sq Ft
57.2                                                                                           21,800               Sq Ft
57.3                                                                                           16,244               Sq Ft
57.4                                                                                           20,000               Sq Ft
 58       Lock/28_Defeasance/88_0%/4    360,892       79.08             66.95                     176               Units
 59       Lock/27_Defeasance/29_0%/4    325,580       68.66             64.74                  37,738               Sq Ft
 60       Lock/26_Defeasance/90_0%/4    335,406       79.84             67.31                     208               Units
 61       Lock/36_>YM or 1%/82_0%/2     285,026       55.52             46.08                  66,540               Sq Ft
 62       Lock/32_Defeasance/84_0%/4    291,498       51.57             44.22                 105,795               Sq Ft
 63       Lock/27_Defeasance/267_0%/
          1                             333,811       74.71              0.00                  14,490               Sq Ft
 64       Lock/25_Defeasance/33_0%/2    247,360       74.92             69.58                  23,300               Sq Ft
 65       Lock/25_Defeasance/91_0%/4    280,456       73.67             63.66                     120               Units
 66       Lock/27_Defeasance/89_0%/4    288,459       76.30             60.07                  31,111               Sq Ft
 67       Lock/28_Defeasance/88_0%/4    232,700       74.66             61.73                      32               Units
 68       Lock/27_Defeasance/53_0%/4    222,387       75.96             68.42                  45,400               Sq Ft
 69       Lock/25_Defeasance/93_0%/2    216,301       74.93             63.65                  17,738               Sq Ft
 70       Lock/37_Defeasance/76_0%/7    214,949       71.65             61.99                  56,551               Sq Ft
 71       Lock/25_Defeasance/91_0%/4    206,960       72.04             61.97                  25,200               Sq Ft
 72       Lock/29_Defeasance/27_0%/4    164,994       67.57             62.22                      61               Units
 73       Lock/28_Defeasance/211_0%/
          1                             203,257       56.43              0.00                  14,560               Sq Ft
 74       Lock/28_Defeasance/211_0%/
          1                             186,459       43.57              0.00                  13,650               Sq Ft
 75       Lock/24_Defeasance/94_0%/2    164,096       37.93             29.00                     643               Units
 76       Lock/28_Defeasance/88_0%/4    132,890       68.41             58.36                       8               Units
 77       Lock/24_Defeasance/92_0%/4    139,900       73.00             56.37                     676               Units
 78       Lock/26_Defeasance/54_0%/4    121,618       79.39             71.44                      56               Units
 79       Lock/26_Defeasance/30_0%/4    128,735       61.25             51.78                     280               Units
 80       Lock/26_Defeasance/90_0%/4    120,415       44.66             35.14                     623               Units
 81       Lock/25_Defeasance/92_0%/3     70,334       41.36             34.90                      20               Units


             Cut-Off Date
Control     Balance per Sq.
Number    Ft./Unit/Pad/ Room  Ownership Interest         Lockbox
--------------------------------------------------------------------
 56                97             Fee Simple
 57                52             Fee Simple
57.1                              Fee Simple
57.2                              Fee Simple
57.3                              Fee Simple
57.4                              Fee Simple
 58            28,979             Fee Simple
 59               129             Fee Simple               Soft
 60            23,032             Fee Simple
 61                65             Fee Simple
 62                38             Fee Simple
 63
                  269             Fee Simple               Hard
 64               158             Fee Simple               Soft
 65            30,390             Fee Simple
 66               115             Fee Simple
 67           111,991             Fee Simple
 68                70             Fee Simple
 69               169             Fee Simple               Soft
 70                51             Fee Simple
 71               109             Fee Simple
 72            44,310             Fee Simple
 73
                  165             Fee Simple               Hard
 74
                  161             Fee Simple               Hard
 75             3,422             Fee Simple
 76           228,332             Fee Simple
 77             2,700             Fee Simple
 78            31,189             Fee Simple
 79             5,688             Fee Simple
 80             2,402             Fee Simple
 81            49,948             Fee Simple


                                 Schedule I - 32

                                                                     SCHEDULE II

                       ENVIRONMENTAL POLICY MORTGAGE LOANS

Loan Number           Property Name      Cut-Off Date       Environmental      Loan Seller
                                         Balance ($)        Insurance Loan
-------------------------------------------------------------------------------------------------
DMB18791              Town Center at        44,923,470             Yes               GACC
                      Virginia Beach         2,033,598             Yes              GMACCM


                                   Schedule II

                                                                    SCHEDULE III

                           STRIP CALCULATION SCHEDULE

Distribution Date                                                          Rate
-----------------                                                          ----

June 2003............................................................   5.96317
July 2003............................................................   5.79949
August 2003..........................................................   5.96326
September 2003.......................................................   5.96333
October 2003.........................................................   5.79966
November 2003........................................................   5.96343
December 2003........................................................   5.79977
January 2004.........................................................   5.96353
February 2004........................................................   5.79746
March 2004...........................................................   5.79766
April 2004...........................................................   5.96919
May 2004.............................................................   5.79720
June 2004............................................................   5.97078
July 2004............................................................   5.79618
August 2004..........................................................   5.97091
September 2004.......................................................   5.97099
October 2004.........................................................   5.79637
November 2004........................................................   5.97112
December 2004........................................................   5.79650
January 2005.........................................................   5.79655
February 2005........................................................   5.79662
March 2005...........................................................   5.79693
April 2005...........................................................   5.97173
May 2005.............................................................   5.79653
June 2005............................................................   5.97214
July 2005............................................................   5.79666
August 2005..........................................................   5.97228
September 2005.......................................................   5.97236
October 2005.........................................................   5.79686
November 2005........................................................   5.97250
December 2005........................................................   5.79699
January 2006.........................................................   5.79704
February 2006........................................................   5.79712
March 2006...........................................................   5.79779
April 2006...........................................................   5.97282
May 2006.............................................................   5.79728
June 2006............................................................   5.97296
July 2006............................................................   5.79742
August 2006..........................................................   5.97311
September 2006.......................................................   5.97319
October 2006.........................................................   5.79762


                                  Schedule III

November 2006........................................................   5.97333
December 2006........................................................   5.79776
January 2007.........................................................   5.79781
February 2007........................................................   5.79789
March 2007...........................................................   5.79862
April 2007...........................................................   5.97366
May 2007.............................................................   5.79806
June 2007............................................................   5.97381
July 2007............................................................   5.79820
August 2007..........................................................   5.97396
September 2007.......................................................   5.97404
October 2007.........................................................   5.79841
November 2007........................................................   5.97419
December 2007........................................................   5.79855
January 2008.........................................................   5.97434
February 2008........................................................   5.79971
March 2008...........................................................   5.82051
April 2008...........................................................   5.99332
May 2008.............................................................   5.81811
June 2008............................................................   5.99243
July 2008............................................................   5.82937
August 2008..........................................................   6.00476
September 2008.......................................................   6.00485
October 2008.........................................................   5.82961
November 2008........................................................   6.00502
December 2008........................................................   5.82977
January 2009.........................................................   5.82984
February 2009........................................................   5.82993
March 2009...........................................................   5.83078
April 2009...........................................................   6.00541
May 2009.............................................................   5.83013
June 2009............................................................   6.00558
July 2009............................................................   5.83029
August 2009..........................................................   6.00575
September 2009.......................................................   6.00585
October 2009.........................................................   5.83054
November 2009........................................................   6.00603
December 2009........................................................   5.83070
January 2010.........................................................   5.83077
February 2010........................................................   5.83086
March 2010...........................................................   5.83876
April 2010...........................................................   6.00675
May 2010.............................................................   5.83280


                                  Schedule III

                                                                     SCHEDULE IV

                              BROKER STRIP SCHEDULE

                                                    Cut-Off Date    Sub-Servicing
  Loan Number             Property Name             Balance ($)          Fee        Loan Seller
-------------------------------------------------------------------------------------------------
   09-0001735             Geneva Commons             27,806,309         0.03%           GSMC
   09-0001801        Copper Creek Apartments         24,000,000         0.05%           GSMC
   09-0001821      Poinsettia Ridge Apartments       20,979,333         0.05%           GSMC
   09-0001790        Carnegie Office Building        12,000,000         0.05%           GSMC
   09-0001730            Greenwich Center            10,900,000         0.07%           GSMC


                                  Schedule IV

                                                                      SCHEDULE V

                         SPECIFIED EARNOUT RESERVE LOANS

                                                                Cut-Off Date
Loan Number          Property Name                              Balance ($)   Loan Seller
------------------------------------------------------------------------------------------------------
42493                Valley Mall                                 44,951,938   GMACCM
DBM18791             Town Center at Virginia Beach               44,923,470   GACC
09-0001735           Geneva Commons                              27,806,309   Archon Financial
DBM19222             Pinewood Apartments                         10,589,079   GACC
40024                Potomac Mills                                5,988,832   GMACCM

                          Schedule V

                                                                     SCHEDULE VI

                        ADDITIONAL SERVICING FEE SCHEDULE

                                                 Cut-Off    Additional   Additional
                                                  Date       Servicing   Servicing
 Loan Number            Property Name          Balance ($)   Fee Loan       Fee       Loan Seller
----------------------------------------------------------------------------------------------------
DBM19207           Cottages of Martinsburg      3,646,780       Yes        0.03%          GACC
DBM18985             Wexford Apartments         1,746,566       Yes        0.03%          GACC
09-0001782        REDI Industrial Building     17,128,714       Yes        0.05%          GSMC
09-0001735             Geneva Commons          27,806,309       Yes        0.03%          GSMC
1                     Mall at Millenia         67,500,000       Yes        0.03%          MSMC

                                  Schedule VI